Filed pursuant to Rule 424(b)(3)
Registration No. 333-295186

YIELDSTREET ALTERNATIVE INCOME FUND INC.

245 Fifth Avenue, Suite 2100

New York, NY 10016

IMPORTANT SHAREHOLDER INFORMATION

We are pleased to enclose a notice, combined proxy statement/prospectus (the “Proxy Statement/Prospectus”), and proxy card(s) for a special meeting of shareholders (the “Special Meeting”) of the Yieldstreet Alternative Income Fund Inc., a Maryland corporation (the “Acquired Fund”). The Special Meeting is scheduled to be held on July 31, 2026, at 11:00 a.m. Eastern Time, solely by means of remote communication in a virtual-only format. You will not be able to attend the Special Meeting physically. However, you will be able to attend and participate in the Special Meeting online, where you will be able to listen to the Special Meeting live, submit questions and vote. You may request the meeting credentials by emailing sfs-meetinginfo@sodali.com. Please include your full name, address and the control number found on your enclosed proxy card. The Fund encourages you to request the meeting credentials before the date of the Special Meeting and to access the meeting a few minutes prior to the start time to allow sufficient time to log in and familiarize yourself with the virtual meeting platform. Only shareholders of the Acquired Fund will be able to participate in the Special Meeting.

At the Special Meeting, shareholders of the Acquired Fund will be asked to vote to approve a reorganization transaction where the Acquired Fund will transfer its assets and liabilities to the Opportunistic Credit Interval Fund (the “Acquiring Fund”), after which shareholders of the Acquired Fund will own shares of the Acquiring Fund (the “Reorganization”). The Acquiring Fund as it would exist after the Reorganization is referred to as the “Combined Fund.”

After careful consideration, and on the recommendation of a special committee comprised of the independent directors of the Board of Directors of the Acquired Fund (the “Acquired Fund Board”), the Acquired Fund Board unanimously approved, adopted and declared advisable the Reorganization and therefore recommends that you vote “FOR” the proposal. The Acquired Fund and the Acquiring Fund are managed by different investment advisers. Willow Asset Management LLC (“Willow Wealth” or “Acquired Fund Adviser”), the investment adviser to the Acquired Fund, plans to continue its evolution into a platform that connects individual investors with leading institutional managers across private markets rather than serving as a portfolio manager, and in connection with its plans to end its closed-end fund portfolio manager business, Willow Wealth recommended the proposed Reorganization to the Acquired Fund Board. The Reorganization is anticipated to provide shareholders of the Acquired Fund with, among other things, participation in a larger fund with exposure to a similar investment objective, principal investment strategies and principal risks, the potential for greater liquidity and participation in the Acquiring Fund’s investment adviser’s and its affiliates’ asset management businesses, including its commitment to the closed-end fund business, and its specialized investment management experience. The Acquired Fund and Acquiring Fund differ in important ways, including: the Acquiring Fund is managed by Mount Logan Management, LLC; the Acquiring Fund is an interval fund; the Acquiring Fund’s gross and net expense ratios are expected to be higher than those of the Acquired Fund; the risk profile of the Acquiring Fund may be different from that of the Acquired Fund; and the Acquiring Fund operates under Delaware law, whereas the Acquired Fund operates under Maryland law.

It is expected that shareholders of the Acquired Fund will not recognize any gain or loss for federal income tax purposes as a result of the exchange of their shares in the Acquired Fund for shares of the Acquiring Fund in connection with the Reorganization. The Reorganization proposal is described in more detail, and a comparison of the strategies, expenses and certain other features of the Acquired Fund and the Acquiring Fund is included, in the accompanying Proxy Statement/Prospectus. We encourage you to review this information carefully.

We have elected to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of shareholder meetings. You will not receive printed copies of our proxy materials unless you request them; instead, you will receive a Notice of Internet Availability of Proxy Materials that contains instructions on how you may access and review our proxy materials on the Internet, as well as how you may authorize your proxy via the Internet. Use of Internet voting will reduce the time and costs associated with this proxy solicitation. However, if you would like to receive a copy of our proxy materials via mail or e-mail, please follow the instructions for requesting the materials as set forth in the Notice of Internet Availability of Proxy Materials.

Your vote is important. Whether or not you plan to attend the virtual Special Meeting, please vote as soon as possible. If you received the Notice of Internet Availability of Proxy Materials, a proxy card was not sent to you and you may vote only via the Internet, unless you attend the virtual Special Meeting or request that a proxy card and proxy materials be sent to you. If you have requested that a proxy card and proxy materials be sent to you, and you have received those materials, then you may vote via the Internet or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

Sincerely,

Ted Yarbrough

Director, President and Chief Executive Officer

YIELDSTREET ALTERNATIVE INCOME FUND INC.

245 Fifth Avenue, Suite 2100

New York, NY 10016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 31, 2026

Notice is hereby given that a special meeting of shareholders (with any postponements or adjournments, the “Special Meeting”) of the Yieldstreet Alternative Income Fund Inc. (the “Acquired Fund”), a Maryland corporation, is scheduled to be held in a virtual-only format on July 31, 2026, at 11:00 a.m. Eastern Time, to vote on the below proposal (the “Proposal”).

To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) providing for (i) the transfer of all of the Assets (as defined in the Reorganization Agreement) of the Acquired Fund to the Opportunistic Credit Interval Fund (the “Acquiring Fund”) in exchange for Consideration (as defined in the Reorganization Agreement) which shall be comprised of newly issued Class I common shares of beneficial interest of the Acquiring Fund, no par value (the “Acquiring Fund Shares”), (ii) the assumption of all Assumed Liabilities (as defined in the Reorganization Agreement) of the Acquired Fund by the Acquiring Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders (as defined in the Reorganization Agreement) as part of the complete liquidation of the Acquired Fund (the “Reorganization”).

The Reorganization is intended to be treated as a tax-free reorganization for U.S. federal income tax purposes.

Holders of record of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Acquired Fund at the close of business on June 17, 2026 (the “Record Date”) are entitled to notice of, and to vote on, all proposals at the Special Meeting and any postponements or adjournments thereof. There will not be a physical location for the Special Meeting, and shareholders will not be able to attend the Special Meeting in person, but you will be able to attend the virtual Special Meeting. You may request the meeting credentials by emailing sfs-meetinginfo@sodali.com. Please include your full name, address and the control number found on your enclosed proxy card. The Fund encourages you to request the meeting credentials before the date of the Special Meeting and to access the meeting a few minutes prior to the start time to allow sufficient time to log in and familiarize yourself with the virtual meeting platform. Only shareholders of the Acquired Fund will be able to participate in the Special Meeting. You may vote during the Special Meeting by following the instructions available on the Special Meeting website.

Pursuant to the Acquired Fund’s Bylaws and Maryland law, only the matters set forth in this Notice of Special Meeting of Shareholders may be considered and voted on at the Special Meeting. Whether or not you are planning to attend the Special Meeting, please vote prior to 11:50 p.m. ET on July 30, 2026. Voting is quick and easy. Voting by proxy will not prevent you from voting your shares at the Special Meeting. You may revoke your proxy at any time before the Special Meeting by any of the following options, regardless of whether your original proxy was submitted in physical form or by voting online: (i) by calling, toll-free, (800) 961-2347 and speaking to a live representative; (ii) by subsequently submitting a physical proxy card or by submitting a new proxy vote electronically at https://www.proxyvotenow.com/ysaif2026; (iii) by providing written notice delivered to the Acquired Fund, c/o Sodali & Co., Attn: Enrique Negron, P.O. Box 211230, Eagan, MN 55121-9984; or (iv) by virtually attending and voting at the Special Meeting.

The Acquired Fund wants to assure its shareholders of its commitment to ensuring that the Special Meeting provides shareholders with a meaningful opportunity to participate, including the ability to ask questions of the Acquired Fund’s Board of Directors and management.  To support these efforts, the Acquired Fund will:

●	Provide for Special Meeting attendees to begin logging into the Special Meeting at 11:00 a.m. ET on July 31, 2026, 15 minutes in advance of the Special Meeting.

●	Permit participating shareholders to submit questions when requesting access to participate in the Special Meeting by emailing sfs-meetinginfo@sodali.com. Questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints.

●	Post responses to questions relevant to Special Meeting matters that are not answered during the Special Meeting due to time constraints on the Acquired Fund’s webpage. Responses to such questions will be posted after the vote.

●	Provide the ability for participating shareholders of record to vote or revoke their prior vote by following the instructions available on the meeting website during the Special Meeting. Shares for which a shareholder is the beneficial owner, but not the shareholder of record, also may be voted electronically during the Special Meeting but only if the shareholder obtains a signed proxy (a “legal proxy”) from the record holder (stock brokerage, bank, or other nominee) giving the shareholder the right to vote the shares.

i

Please contact Sodali & Co., our proxy solicitation firm, by telephone, toll-free, at (800) 961-2347, or by e-mail at sfs-meetinginfo@sodali.com with any questions regarding access to the Special Meeting. Whether or not you plan to participate in the Special Meeting, we urge you to vote and submit your vote in advance of the Special Meeting.

By order of the Board of Directors of the Acquired Fund,

Will Majeski

Secretary

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting to be Held on July 31, 2026:

The combined proxy statement/prospectus, the Notice of the Special Meeting, any accompanying materials and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders are available to you on the Internet at https://proxyvotinginfo.com/p/ysaif2026.

QUESTIONS & ANSWERS

The following is a summary of more complete information appearing later in the attached combined proxy statement/prospectus (the “Proxy Statement/Prospectus”) or incorporated by reference into the Proxy Statement/Prospectus. You should carefully read the entire Proxy Statement/Prospectus, including the Agreement and Plan of Reorganization (the “Reorganization Agreement”), a form of which is attached as Appendix A thereto, because it contains details that are not in the Questions & Answers.

Q:	Why is a shareholder meeting being held?
A:

The shareholders of the Yieldstreet Alternative Income Fund Inc. (the “Acquired Fund”), are being asked to approve a reorganization transaction whereby the Acquired Fund will transfer its assets and liabilities to the Opportunistic Credit Interval Fund (the “Acquiring Fund”), after which shareholders of the Acquired Fund will own shares of the Acquiring Fund (the “Reorganization”). It is expected that the Reorganization will occur in the third quarter of 2026.

As described more fully in the Proxy Statement/Prospectus, the Acquired Fund and the Acquiring Fund (each, a “Fund” and collectively, the “Funds”) are each a closed-end management investment company with similar investment objectives, principal investment strategies and principal risks with the notable exception that the Acquiring Fund is operated as an interval fund, which means that the Acquiring Fund conducts quarterly repurchase offers at net asset value (“NAV”), of no less than 5% of its outstanding shares. While the Acquired Fund has conducted repurchases as of the end of each calendar quarter, the Acquired Fund is not obligated to do so. The Board of Directors of the Acquired Fund (the “Acquired Fund Board”) may suspend or terminate the share repurchase program at any time, and has determined to suspend the repurchase program in connection with the proposed Reorganization. Accordingly, Acquired Fund Shareholders will have no opportunity to have their shares repurchased by the Acquired Fund prior to the closing of the Reorganization, if it is approved by shareholder vote. As a result, if the Reorganization is approved by shareholder vote, shareholders of the Acquired Fund will become shareholders of the Acquiring Fund and will no longer hold shares of the Acquired Fund. For more information about liquidity, see “What are the liquidity features of the Funds?” further below.

The Acquiring Fund would be the accounting and performance survivor of the Reorganization. The Acquiring Fund as it would exist after the Reorganization is referred to as the “Combined Fund.” Please see “Comparison of the Funds” in the Proxy Statement/Prospectus for a description of key differences between the Acquired Fund and Acquiring Fund.

Q:	How will the Reorganization be effected?
A:

Assuming the Acquired Fund Shareholders approve the Reorganization, (i) the Acquired Fund will transfer all of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares, (ii) the Acquiring Fund will assume all liabilities of the Acquired Fund, and (iii) the Acquired Fund will distribute the Acquiring Fund Shares to the Acquired Fund’s shareholders as part of the complete liquidation of the Acquired Fund. Following the Reorganization, the Acquired Fund will be dissolved and terminated in accordance with its Articles of Amendment and Restatement and By-Laws and the 1940 Act.

Following the Reorganization, you, as an Acquired Fund shareholder, will become a shareholder of the Combined Fund. Holders of shares of the Acquired Fund will receive newly issued Class I shares of the Acquiring Fund, the aggregate net asset value of which will equal the aggregate net asset value of the shares of the Acquired Fund you held immediately prior to the Reorganization.

Based on each Fund’s NAV as of May 22, 2026, the exchange ratio at which shares of the Acquired Fund would have converted to shares of the Acquiring Fund is .80. An Acquired Fund shareholder would have received .80 shares of the Acquiring Fund for each Acquired Fund share held.

Relevant to the proposed exchange ratio, representatives of Willow Asset Management LLC (“Willow Wealth” or “Acquired Fund Adviser”) have reviewed and established their comfort with the valuation procedures, methodology and processes of Mount Logan, and representatives of Mount Logan Management, LLC (“Mount Logan” or “Acquiring Fund Adviser”) reviewed and established their comfort with the valuation procedures, methodology and processes of the Acquired Fund Adviser.

Q:	Why is the Reorganization being proposed?

A:

The Acquired Fund Adviser plans to continue its evolution into a platform that connects individual investors with leading institutional managers across private markets rather than serving as a portfolio manager, and in connection with its plans to end its closed-end fund portfolio manager business, Willow Wealth proposed the Reorganization to the Acquired Fund Board.

Q:	Why is the Reorganization being recommended by the Acquired Fund Board?
A:

The Acquired Fund Board came to its decision following a comprehensive review of the Acquired Fund’s strategic alternatives, including potential alternatives previously sourced by Willow Wealth of which the Acquired Fund Board had been made aware, comparative information about the Acquired Fund, the Acquiring Fund and Mount Logan, including the higher fees and expenses associated with the Acquiring Fund’s operations relative to those of the Acquired Fund, and the anticipated benefits and possible risks of the Reorganization to the Acquired Fund and its shareholders and on the recommendation of a special committee comprised of the independent directors of the Acquired Fund Board (the “Special Committee”). In particular, the Special Committee believed that the Reorganization was superior to the other alternatives sourced by Willow Wealth given that it reflected an exchange of shares at NAV and was the only available strategic alternative that would allow the Acquired Fund's shareholders to be invested in a materially larger pool of capital managed by an experienced investment team after completion of the transaction. For more information about the key factors contemplated by the Acquired Fund Board and the Special Committee in approving and recommending the Reorganization Agreement and the Reorganization contemplated thereby, including the potential risks and other potentially negative factors considered, see the section entitled “Acquired Fund Board Reasons for the Reorganization and Recommendation of the Acquired Fund Board” in the Proxy Statement/Prospectus.

Q:	What is the composition and purpose of the Special Committee?
A:

The Special Committee consists of John Siciliano, George Riedel and William Riegel, each of whom is an independent director of the Acquired Fund. John Siciliano is the chair of the Special Committee. The Special Committee was authorized to, among other things: (1) review, evaluate and investigate the Reorganization, including to determine whether the Reorganization is advisable and fair to and in the best interests of the Acquired Fund and its shareholders and (2) recommend to the Acquired Fund Board what action, if any, should be taken with respect to the Reorganization. The Special Committee was not specifically authorized to explore other strategic alternatives for the Acquired Fund but was also not obligated to recommend the Reorganization to the Acquired Fund Board and was authorized to determine, if the Special Committee deemed appropriate, that it was in the best interests of the Acquired Fund and its shareholders not to proceed with the Reorganization. The Special Committee was also authorized to, and did, select and retain, at the Acquired Fund’s expense, independent legal counsel and an outside financial advisor to assist the Special Committee in its evaluation of the Reorganization. The Special Committee unanimously recommended that the Acquired Fund Board approve the Reorganization.

See the section entitled “Background of the Proposed Reorganization” in the Proxy Statement/Prospectus.

Q:	Did the Special Committee receive an opinion from a financial advisor in respect of the Reorganization?
A:

Yes. The Special Committee received an opinion, dated March 18, 2026, from the financial advisor to the Special Committee as to whether the consideration, in the form of shares of the Acquiring Fund, to be received by the shareholders of the Acquired Fund in connection with the Reorganization is fair from a financial point of view to such shareholders. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in preparing the opinion, is attached as Appendix B to the accompanying Proxy Statement/Prospectus. The opinion was for the information of, and was directed to, the Special Committee and the Acquired Fund Board in connection with their respective consideration of the financial terms of the Reorganization. The opinion addressed only the fairness, from a financial point of view, of the consideration to be received by the Acquired Fund Shareholders in the Reorganization. It did not address the underlying business decision to engage in the Reorganization or constitute a recommendation in connection with the Reorganization, and it does not constitute a recommendation to any Acquired Fund shareholder as to how to vote or act in connection with the Reorganization or any other matter.

For more information, please see “Opinion of the Financial Advisor to the Special Committee” in the Proxy Statement/Prospectus.

Q:	What happens if the Proposal is not approved by the shareholders, or the Reorganization is otherwise not completed (e.g., because closing conditions have not been met)?
A:

Completion of the Reorganization requires the approval of the Reorganization Agreement by the Acquired Fund Shareholders and the satisfaction of certain closing conditions outlined in the Reorganization Agreement. If the Reorganization Agreement is not approved by shareholders of the Acquired Fund at a special meeting of shareholders (the “Special Meeting”), or the requisite closing conditions are otherwise not met, then the Acquired Fund will continue to operate as a separate fund in the manner in which it is currently managed. The investment adviser to the Acquired Fund may also recommend a re-solicitation of votes for the Reorganization and/or alternative proposals to the Acquired Fund’s Board.

Q:	How will the fees and expenses of the Combined Fund compare to those of the Acquired Fund?

A:

The costs you pay as a shareholder in the Combined Fund will increase relative to the costs you pay as a shareholder in the Acquired Fund, including an increase in the management fee relative to the Acquired Fund management fee. Accordingly, you, as a shareholder of the Acquired Fund who would become a shareholder of the Combined Fund following the Reorganization should expect to bear significantly higher total annual expenses than you currently bear as a shareholder of the Acquired Fund.

The following table is intended to assist Acquired Fund Shareholders in understanding the costs and expenses that an investor in shares of the Acquired Fund or Acquiring Fund bears directly or indirectly and, based on the assumptions set forth under “Fees and Expenses” in the Proxy Statement/Prospectus, the pro forma costs and expenses of the Combined Fund. We caution you that some of the percentages indicated in the table below are estimates and may vary.

Set forth below are the Acquired Fund and Acquiring Fund management fees, incentive fees (if applicable), shareholder servicing expenses, distribution fees, other expenses, interest expense, acquired fund fees and expenses, and total expenses before and after fee waivers, in each case, as an annualized percentage of average net assets attributable to common shares as of the Acquired Fund’s fiscal year ended December 31, 2025 and Acquiring Fund’s fiscal semi-annual period ended March 31, 2026. The Pro Forma Combined Fund expenses reflected are based on the projected expenses for the fiscal year ending September 30, 2027 over the Combined Fund’s projected average net assets for the fiscal year ending September 30, 2027.

	Actual
	Acquired Fund	Acquiring Fund	Pro Forma Combined Fund
Sales Load (as a percentage of the offering price)	None	None	None
Distribution reinvestment plan and cash purchase plan fees (per share for open-market purchases of common shares)	None	None	None
Annual expenses (as a percentage of net assets attributable to Common Shares)
Management Fees	1.00%	1.46%	1.51%
Incentive Fees	None	1.22%	1.69%
Shareholder Servicing Expenses	None	None	None
Distribution Fee	None	None	None
Other Expenses	1.96%	1.63%	1.07%
Interest Expense on Borrowings	0.66%	1.06%	1.25%
Acquired Fund Fees and Expenses	0.02%	1.33%	0.73%
Total Annual Expenses	3.64%	6.70%	6.25%
Fee Waiver	(0.11)%	(0.58)%	(0.08)%
Total Annual Expenses (after fee waiver)	3.53%	6.12%	6.17%

Please see “Fees and Expenses” and “Management of the Funds” in the Proxy Statement/Prospectus for additional information.

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Q:	What are the material differences between the Funds?
A:

As summarized below and set forth more fully in the Proxy Statement/Prospectus, there are some differences between the Acquired Fund and the Acquiring Fund. In particular:

●      They have different investment advisers.

o      Willow Wealth, is the investment adviser of the Acquired Fund. Mount Logan is the investment adviser of the Acquiring Fund.

●      The Acquired Fund is a Maryland corporation and classified as a non-diversified closed-end management investment company. The Acquiring Fund is a Delaware statutory trust and a diversified closed-end management investment company.

●      The Acquiring Fund operates as an interval fund, which means that it is required to repurchase at NAV no less than 5% of its outstanding shares no less frequently than quarterly, whereas the Acquired Fund is not required to repurchase its shares at regular intervals or in any specific amount, although it has traditionally done so on a quarterly basis up to approximately 3% of the Acquired Fund’s shares.

●      Each Fund has a similar principal investment strategy to invest in debt securities and credit-related instruments, however there are certain differences, including primarily how each Fund’s investment adviser seeks to achieve such Fund’s investment objective, the types of non-U.S. issuers in which each Fund may invest and the types of investments, aside from credit investments, in which each Fund may principally invest.

o      The Acquiring Fund seeks to invest in “full credit cycle” investments, which it defines as investments expected to perform well in both favorable economic conditions and unfavorable economic conditions. The Acquiring Fund’s investment strategy has two primary underlying themes: “Special Situations” and “Private Capital.” Private Capital investments focus on capturing an illiquidity premium by investing in structured instruments of borrowers or asset pools that are supported by strong cash flows. Special Situations include opportunities where issuer specific (idiosyncratic) events or overall market conditions have caused a dislocation between an investment’s market price and the Adviser’s opinion of intrinsic value. By contrast, the Acquired Fund’s strategy is not thematically-driven and reflects a broad mandate to invest in credit investments, which may be credit investments of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration.

o      In addition to credit investments, the Acquired Fund may also selectively acquire equity or similar ownership interests in assets of the type underlying the credit investments the Acquired Fund targets, including, without limitation, real estate, litigation financing, securitizations or structured investments and merchant cash advances secured by cash flow or future earnings, whereas the Acquiring Fund does not invest in equity investments of these types as part of its principal investment strategy. Further, the Acquired Fund’s principal investments include pooled investment vehicles managed by unaffiliated third parties, including collateralized loan obligation (“CLO”) structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities.

o      The Acquiring Fund and Acquired Fund may both invest in U.S. and non-U.S. issuers; however, the Acquired Fund’s non-U.S. investments may include investments in issuers in emerging markets, whereas the Acquiring Fund does not invest in emerging market issuers.

o      The principal risks of the Funds are substantially similar, but include some differences. In particular, the Acquired Fund is subject to certain risks associated with investing in issuers in emerging and frontier markets, real estate, Brady Bonds, collateralized loan obligations and from its potential exposure to regional or sector concentration to which the Acquiring Fund is not subject or is subject to a lesser extent and the Acquiring Fund is subject to certain risks stemming from its purchasing securities on a “when-issued” basis, to which the Acquired Fund is not subject.

Please see “Comparison of the Funds” in the Proxy Statement/Prospectus for additional information.

Q:

Other than the Reorganization Agreement between the Acquiring Fund and the Acquired Fund, have Willow Wealth, Mount Logan and/or their respective affiliates and/or employees entered into other agreements or arrangements directly or indirectly related to the Reorganization?

A:

Yes. In addition to the Reorganization Agreement, Mount Logan and Willow Wealth entered into a Transition Services Agreement (“TSA”) pursuant to which Willow Wealth will provide Mount Logan with access to the books and records relating to Willow Wealth’s management of the Acquired Fund in exchange for certain payments to Willow Wealth. Mount Logan and Willow Wealth have also entered into a sub-advisory agreement (“SAA”) pursuant to which Mount Logan will manage certain legacy funds currently managed by Willow Wealth.

For more information, please see “Ancillary Agreements Related to the Reorganization Agreement” in the Proxy Statement/Prospectus.

Q:	What material conflicts of interest do the Acquired Fund Adviser or its employees have related to the Proposed Transaction?
A:

The above-described TSA creates a potential conflict of interest for the Acquired Fund Adviser, its parent company, Willow, Inc., and its employees, insofar as the potential payments to be received by the Acquired Fund Adviser, and certain employees, including Mr. Yarbrough, who is an interested director of the Acquired Fund, create an incentive for such parties to support the Proposed Transaction.

As previously stated, the Acquired Fund Adviser has expressed plans to continue its evolution into a platform that connects individual investors with leading institutional managers across private markets rather than serving as a portfolio manager, and as part of such evolution plans to end its closed-end fund portfolio manager business.  This may also create an incentive for the Acquired Fund Adviser and its affiliates to support the Proposed Transaction insofar as the Proposed Transaction would provide an opportunity to exit the portfolio management business without the expenditure of further expense or overhead.

Further, while neither the TSA nor SAA expressly requires the employment of any investment personnel of Willow by Mount Logan or any of its affiliates following completion of the Reorganization, it is anticipated that BC Partners, an affiliate of Mount Logan, may in its sole discretion opt to offer employment to one or more investment professionals of Willow, including the Acquired Fund’s current portfolio managers (one of whom, Mr. Yarbrough, is also a member of the Acquired Fund Board), after the Reorganization has been consummated. The terms of any such arrangement would not be determined until after the closing of the Reorganization, and neither BC Partners nor any of its affiliates are obligated to offer such employment to personnel of Willow.  The potential for such future arrangements may create a potential conflict of interest for such employees, including investment personnel who service the Acquired Fund.  The Acquired Fund Adviser’s plans to ultimately exit the portfolio management business may also create or strengthen the above-described conflict of interest for certain employees of Willow, including key investment personnel.

Q:	How will the Reorganization affect the value of my investment?
A:

Aside from the adjustment for certain costs relating to the Reorganization, borne by the Acquired Fund as described in further detail in “Who will pay for the costs associated with the Reorganization?,” it is anticipated that there will be no change to the value of your investment as a result of the exchange of your Acquired Fund shares for shares of the Acquiring Fund as there are no material differences between the valuation policies and procedures of the Acquired Fund and Acquiring Fund.

See “How will the Reorganization be Effected?” for more information about the exchange of your shares for shares of the Acquiring Fund.

Q:	Will the Reorganization impact Fund distributions to shareholders?
A:

Each of the Acquired Fund and the Acquiring Fund currently pays distributions quarterly. The Combined Fund expects to follow the same frequency of payments as each Fund and make quarterly distributions to shareholders.

For its fiscal year ended December 31, 2025, the Acquired Fund paid distributions in the amount of $0.15 per share per quarter and during the fiscal year ended December 31, 2024, paid distributions ranging in amount from $0.15 to $0.20 per share per quarter. Based on the Acquired Fund’s NAVs as of the end of each of the 2025 and 2024 fiscal years, the Acquired Fund’s annualized distribution rate for such years was 6.64% and 7.06%, respectively. For the fiscal years ended September 30, 2025, and September 30, 2024, the Acquiring Fund paid distributions in an amount ranging from $0.25 to $0.30 per share per quarter. Based on the Acquiring Fund’s NAVs as of the end of each its 2025 and 2024 fiscal years, the Acquiring Fund’s annualized distribution rate for such years was 8.60% and 9.52%, respectively.

Each Fund has historically determined the amount of its quarterly distributions by reference to its then current earnings, and accordingly the amount of distributions that each Fund may pay in any future quarter, if any, is uncertain. Each Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to its performance, such as from offering proceeds, borrowings and other amounts that are subject to repayment and which may constitute a return of capital. For the two most recent fiscal years of the Acquired Fund and the Acquiring Fund, the distributions of the Acquired Fund and the Acquiring Fund included return of capital in the following amounts:

	% of Distributions Paid to Shareholder from Return of Capital
	Fiscal Year 2025*	Fiscal Year 2024*
Acquired Fund	19.8%	16.9%
Acquiring Fund	1.0%	14.6%

*  The Acquired Fund’s fiscal year end is December 31 and the Acquiring Fund’s fiscal year end is September 30.

A return of capital to shareholders is a return of a portion of their original investment in a fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, shareholders may be subject to tax in connection with the sale of fund shares, even if such shares are sold at a loss relative to the shareholder’s original investment.

Prior to the closing of the Reorganization, the Acquired Fund expects to declare a distribution to its shareholders that, together with all previous distributions, will have the effect of distributing to its shareholders all of its investment company taxable income (computed without regard to the deduction for dividends paid) and net realized capital gains, if any, through the date of the Reorganization’s closing. All or a portion of such distribution may be taxable to the Acquired Fund’s shareholders for U.S. federal income tax purposes.

Q:	Who will manage the Combined Fund’s portfolio?
A:

The Combined Fund will be advised by Mount Logan, the Acquiring Fund’s current adviser. Furthermore, the Acquiring Fund’s current portfolio management team will be primarily responsible for the day-to-day management of the Combined Fund’s portfolio.

Q:	How does the liquidity of an investment in the Acquired Fund differ from an investment in the Acquiring Fund?
A:

As described more fully in the Proxy Statement/Prospectus, the Acquiring Fund is operated as an interval fund, which means that the Acquiring Fund conducts quarterly repurchase offers at net asset value (“NAV”), of no less than 5% of its outstanding shares. While the Acquired Fund has conducted repurchases as of the end of each calendar quarter of its outstanding shares, the amount of such repurchases over the past two years has been approximately 3% of its outstanding shares (with the exception of a special tender offer in May 2024 where the Acquired Fund offered to repurchase approximately 5.5% of its outstanding shares). Furthermore, the Acquired Fund is not obligated to continue such repurchases and the Acquired Fund Board may suspend or terminate the share repurchase program at any time (and has determined to do so in contemplation of the proposed Reorganization). If the Reorganization is approved by shareholders of the Acquired Fund and such shareholders become shareholders of the Combined Fund, the first opportunity for shareholders to participate in a repurchase offer will be at the time of the next quarterly repurchase offer following the Reorganization. If shareholders tender for repurchase more than the repurchase offer amount for a given repurchase offer, the Combined Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Combined Fund on the applicable repurchase request deadline. If the Combined Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender shares in an amount exceeding the repurchase offer amount plus 2% of the outstanding shares on the repurchase request deadline, the Combined Fund will repurchase the shares on a pro rata basis. However, the Combined Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

Q:	Will there be any significant portfolio transitioning in connection with the Reorganization?
A:

Prior to the Reorganization, the Acquired Fund expects to exit certain positions, with an aggregate value of approximately $40 million. While a portion of these proceeds are expected to be reinvested, the Acquired Fund may hold more uninvested cash than normal and there may be times when the Acquired Fund is not fully invested in accordance with its investment objective and strategies in advance of the Reorganization.

The Combined Fund does not expect any significant portfolio turnover as a result of the Reorganization. The Combined Fund may experience portfolio turnover in the ordinary course of Mount Logan’s management of the Combined Fund.

Sales pre- and post-Reorganization may result in capital gains or losses, which may have federal income tax consequences for shareholders of the Acquired Fund and the Combined Fund as described further below.

Q:	Will I have to pay any sales load or commission in connection with the Reorganization?
A:	No. You will pay no sales load or commission in connection with the Reorganization.

Q:	Who will pay for the costs associated with the Reorganization?
A:

The Acquiring Fund and Acquired Fund will bear expenses incurred in connection with the Reorganization, whether or not the Reorganization is completed. Specifically with respect to the Acquired Fund, the fees and expenses of outside counsel to the Special Committee and financial advisors to the Special Committee shall be borne by the Acquired Fund, while the remaining costs of the Reorganization that would otherwise be borne by the Acquired Fund will be borne by the Acquired Fund Adviser. The total expenses of the Reorganization borne by the Funds are estimated to be $3.6 million, but the actual expenses may be higher or lower than that amount. The expenses of the Reorganization to be borne by the Acquired Fund are estimated to be approximately $1.1 million, and the expenses of the Reorganization to be borne by the Acquiring Fund are estimated to be approximately $2.5 million. To the extent there are any transaction costs (including brokerage commissions, transaction charges and related fees) associated with the sales and purchases made in connection with the Reorganization, these will be borne by the Acquired Fund with respect to the portfolio transitioning conducted before the Reorganization and borne by the Acquiring Fund with respect to the portfolio transitioning conducted after the Reorganization. Neither the Acquired Fund Adviser nor the Acquiring Fund Adviser will be able to recoup any expenses borne by it (to the extent incurred) in connection with the Reorganization.

Q:	Is the Reorganization expected to be taxable to the shareholders of the Acquired Fund?
A:

It is expected that shareholders of the Acquired Fund will not recognize any gain or loss for federal income tax purposes as a result of the exchange of their shares in the Acquired Fund for shares of the Acquiring Fund pursuant to the Reorganization Agreement.

As a condition to the Acquired Fund’s obligation to complete the Reorganization, the Acquired Fund and the Acquiring Fund will receive an opinion from legal counsel to the effect that, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current administrative rules and court decisions, the transactions contemplated by the Reorganization Agreement constitute a tax-free reorganization for federal income tax purposes. Despite this opinion, there can be no assurances that the U.S. Internal Revenue Service (“IRS”) will deem the exchanges to be tax-free.

The portfolio transitioning discussed above may result in capital gains or losses, which may have federal income tax consequences.

Prior to the closing date of the Reorganization, the Acquired Fund will be required to declare a distribution to its shareholders that, together with all previous distributions, will have the effect of distributing to shareholders all of its investment company taxable income (computed without regard to the deduction for dividends paid), if any, through the Closing Date (as defined in the Reorganization Agreement), all of its net capital gains, if any, through the Closing Date, and all of its net tax-exempt interest income, if any, through the Closing Date. Such a distribution may be taxable to the Acquired Fund Shareholders for U.S. federal income tax purposes depending on each shareholder’s individual tax situation, which cannot be determined by Mount Logan or Willow Wealth. The actual tax consequences as a result of the sale of securities in advance of the Reorganization are dependent on the portfolio composition of the Acquired Fund at the time such sales are made and market conditions.

The actual tax consequences as a result of portfolio repositioning after the closing of the Reorganization are dependent on the portfolio composition of the Acquired Fund at the time of closing and market conditions. Any net capital gain resulting from the realignment coupled with the results of the Acquiring Fund’s normal operations during the tax year following the close of the Reorganization would be distributed to the shareholder base of the Combined Fund post-Reorganization in connection with the annual distribution requirements under U.S. federal tax laws.

Q:	How does the Acquired Fund Board suggest that I vote?
A:

After careful consideration, and on the recommendation of the Special Committee, the Acquired Fund Board unanimously approved, adopted and declared advisable the Reorganization Agreement and therefore recommends that you vote “FOR” the Proposal.

Q:	Why did I receive a notice regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:

In accordance with the rules of the Securities and Exchange Commission (“SEC”), the Acquired Fund uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Acquired Fund is sending a Notice of Internet Availability of Proxy Materials to shareholders who have not previously requested paper proxy materials with instructions on how to access the proxy materials over the Internet and to vote over the Internet, or how to request a printed copy of the materials.

Shareholders who wish to receive future proxy materials by mail or electronically by email may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive such materials in those manners. The Acquired Fund encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Acquired Fund associated with the printing and mailing of proxy materials.

Q:	How do I vote my proxy?
A:

If you are entitled to vote at the Special Meeting, you may vote your shares as follows:

●      Via the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

●      At the virtual Special Meeting, by following the instructions set forth below.

●      By mail, but only if you request printed copies of the proxy materials. You will receive a proxy card that accompanies those proxy materials, and you may vote by proxy by completing, signing and dating the proxy card and returning it to the address indicated on the card.

Votes submitted by proxy must be received by 11:59 PM, Eastern Time, on July 30, 2026. Votes may also be submitted during the virtual Special Meeting. All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the virtual Special Meeting, regardless of the manner in which they were provided, will be voted.

Q:	How do I participate in the virtual Meeting?
A:

The Special Meeting will be held virtually via live webcast. You may request the meeting credentials by emailing sfs-meetinginfo@sodali.com. Please include your full name, address and the control number found on your enclosed proxy card. Shareholders of record as of the close of business on June 17, 2026, will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person special meeting. In particular, shareholders may submit questions during the Special Meeting by following the instructions and rules of conduct on the Special Meeting website.

During the Special Meeting, the Acquired Fund intends to answer questions that are pertinent to the official business of the Special Meeting, subject to time constraints. Shareholders are encouraged to enter the virtual Special Meeting site prior to the start time in order to leave ample time to confirm the internet connection is sufficient to access the site and to allow sufficient time to log-in and familiarize themselves with the virtual meeting platform. The virtual meeting platform is supported across different internet browsers and various devices (desktops, laptops, tablets, and cell phones) that have the most updated version of applicable software installed.

Please be aware that, while we anticipate that the Special Meeting will occur as planned on July 31, 2026, there is a possibility that the Special Meeting may be postponed or the location or approach may need to be changed. Should this occur, we will notify you by issuing a press release and filing an announcement with the SEC as definitive additional solicitation material.

Q:	Whom do I contact for further information?
A:	If you need any assistance or have any questions regarding the Proposal or how to vote your shares, please call 800-961-2347.

x

PROXY STATEMENT FOR

YIELDSTREET ALTERNATIVE INCOME FUND INC.

245 Fifth Avenue, Suite 2100

New York, NY 10016

(844) 943-5378

PROSPECTUS FOR

OPPORTUNISTIC CREDIT INTERVAL FUND

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

June 30, 2026

This combined proxy statement/prospectus (“the Proxy Statement/Prospectus”) is furnished to you as a common shareholder of the Yieldstreet Alternative Income Fund Inc. (the “Acquired Fund”), a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). A special meeting (with any postponements or adjournments, the “Special Meeting”) of shareholders of the Acquired Fund is scheduled to be held in a virtual-only format on July 31, 2026, at 11:00 a.m. Eastern Time, to vote on the below proposal (the “Proposal”). If you are unable to attend the Special Meeting, the Board of Directors (the “Acquired Fund Board”) of the Acquired Fund requests that you vote your shares by completing and returning a physical proxy card (which may be obtained by calling, toll-free, (800) 961-2347 and speaking with a live representative) or by recording your voting instructions by telephone or via the Internet. The approximate date of the transmission of this Proxy Statement/Prospectus is June 30, 2026.

To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the Assets (as defined in the Reorganization Agreement) of the Acquired Fund to the Opportunistic Credit Interval Fund (the “Acquiring Fund”) in exchange for Consideration (as defined in the Reorganization Agreement) which shall be comprised of newly issued Class I common shares of beneficial interest of the Acquiring Fund, no par value (the “Acquiring Fund Shares”), (ii) the assumption of all Assumed Liabilities (as defined in the Reorganization Agreement) of the Acquired Fund by the Acquiring Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders (as defined in the Reorganization Agreement) as part of the complete liquidation of the Acquired Fund (the “Reorganization”).

Acquired Fund Shares Held by Acquired Fund Shareholders	Acquiring Fund Shares Expected to be Received by the Acquired Fund Shareholders after the Reorganization
Common Stock	Class I Common Shares

Holders of record of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Acquired Fund at the close of business on June 17, 2026 (the “Record Date”) are entitled to notice of, and to vote on, all proposals at the Special Meeting and any postponements or adjournments thereof. Pursuant to the Acquired Fund’s Bylaws and Maryland law, only the matters set forth in this Notice of Special Meeting of Shareholders may be considered and voted on at the Special Meeting. There will not be a physical location for the Special Meeting, and shareholders will not be able to attend the Special Meeting in person, but you will be able to attend the virtual Special Meeting. You may request the meeting credentials by emailing sfs-meetinginfo@sodali.com. Please include your full name, address and the control number found on your enclosed proxy card. The Fund encourages you to request the meeting credentials before the date of the Special Meeting and to access the meeting a few minutes prior to the start time to allow sufficient time to log in and familiarize yourself with the virtual meeting platform. Only shareholders of the Acquired Fund will be able to participate in the Special Meeting. You may vote during the Special Meeting by following the instructions available on the Special Meeting website.

Shareholders of the Acquired Fund are being asked to consider and vote on an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Reorganization would be accomplished. The aggregate net asset value of Acquiring Fund shares received by the shareholders of the Acquired Fund in the Reorganization would equal the aggregate net asset value of the Acquired Fund shares held immediately prior to the Reorganization.

1

At the closing of the Reorganization, the Reorganization Agreement sets forth that the Acquired Fund assets will be valued in accordance with the Acquired Fund’s valuation procedures as approved by the Acquired Fund Board. The assets transferred to the Acquiring Fund will be valued pursuant to the Acquiring Fund’s valuation procedures as approved by the Board of Trustees of the Acquiring Fund. Aside from the adjustment for certain costs relating to the Reorganization, borne by the Acquired Fund as described in further detail in the Proxy Statement/Prospectus, it is anticipated that there will be no change to the value of your investment as a result of the exchange of your Acquired Fund shares for shares of the Acquiring Fund as there are no material differences between the valuation policies and procedures of the Acquired Fund and Acquiring Fund.

There are differences between the Acquired Fund and the Acquiring Fund. In particular, they have different investment advisers. Willow Asset Management LLC (“Willow Wealth” or “Acquired Fund Adviser”), is the investment adviser of the Acquired Fund, and Mount Logan Management, LLC (“Mount Logan” or “Acquiring Fund Adviser”), a wholly-owned subsidiary of Mount Logan Capital Inc. is the investment adviser of the Acquiring Fund. The Funds have similar investment objectives, principal investment strategies and principal risks. The Acquired Fund’s investment objective is to generate current income and, as a secondary objective, capital appreciation and the Acquiring Fund’s investment objectives are to produce both current income and capital appreciation.

The Acquiring Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Acquiring Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Acquiring Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Acquiring Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at net asset value (“NAV”). There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer. The shares of the Acquired Fund are also not listed on any exchange and no secondary market is expected to develop.

Additional information about the Acquired Fund, the Acquiring Fund and the proposed Reorganization can be found in the following documents, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and which are incorporated by reference into this Proxy Statement/Prospectus (which means they are deemed part of this Proxy Statement and Prospectus for legal purposes):

1.	The Prospectus of the Acquired Fund dated April 30, 2026, as supplemented and amended to date (Investment Company Act File No. 811-23407; previously filed on the EDGAR Database and available on the SEC’s website at http://www.sec.gov, Accession No. 0001104659-26-053168);
2.	The Supplement dated April 30, 2026 to the Acquired Fund Prospectus and Statement of Additional Information (filed via EDGAR on April 30, 2026, Accession No. 0001104659-26-053180);
3.	The Prospectus of the Acquiring Fund dated January 28, 2026, as supplemented and amended to date (Investment Company Act File No. 811-23783; previously filed on the EDGAR Database and available on the SEC’s website at http://www.sec.gov, Accession No. 0001398344-26-001494) which also accompanies this Proxy Statement/Prospectus;
4.	A statement of additional information (“SAI”) dated June 30, 2026 relating to this combined Proxy Statement and Prospectus.

Additional information about the Funds is also available in the:

The Statement of Additional Information of the Acquired Fund dated April 30, 2026, as supplemented and amended to date (Investment Company Act File No. 811-23407 previously filed on the EDGAR Database and available on the SEC’s website at http://www.sec.gov, Accession No. 0001104659-26-053168);
The Statement of Additional Information of the Acquiring Fund dated January 28, 2026, as supplemented and amended to date (Investment Company Act File No. 811-23783; previously filed on the EDGAR Database and available on the SEC’s website at http://www.sec.gov, Accession No. 0001398344-26-001494);
The Annual Report to shareholders of the Acquired Fund for the fiscal year ended December 31, 2025 (Investment Company Act File No. 811-23407; previously filed on the EDGAR Database and available on the SEC’s website at http://www.sec.gov, Accession No. 0001104659-26-026190);
The Annual Report to shareholders of the Acquiring Fund for the fiscal year ended September 30, 2025 (Investment Company Act File No. 811-23783; previously filed on the EDGAR Database and available on the SEC’s website at http://www.sec.gov, Accession No. 0001398344-25-022053);
The Semi-Annual Report to shareholders of the Acquiring Fund for the fiscal period ended March 31, 2026 (Investment Company Act File No. 811-23783; previously filed on the EDGAR Database and available on the SEC's website at http://www.sec.gov, Accession No. 0001398344-26-010621).

Additionally, copies of the foregoing and any more recent reports filed after the date hereof may be obtained without charge:

for the Acquiring Fund:

By Phone:	(833) 404-4103
By Mail:	Opportunistic Credit Interval Fund
650 Madison Ave., 3rd Floor
New York, NY 10022
By Internet:	www.opportunisticcreditintervalfund.com

2

for the Acquired Fund:

By Phone:	(844) 943-5378
By Mail:	Yieldstreet Alternative Income Fund Inc.
245 Fifth Avenue, Suite 2100
New York, NY 10016
By E-Mail:	support@willowwealth.com

The Funds are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and, in accordance therewith, file reports, proxy statements, proxy materials and other information with the SEC. You also may view or obtain the foregoing documents from the SEC:

By e-mail:	publicinfo@sec.gov (duplicating fee required)
By Internet:	www.sec.gov

This Proxy Statement/Prospectus serves as a prospectus of the Acquiring Fund. This Proxy Statement/Prospectus sets forth concisely the information that shareholders of the Acquired Fund should know before voting on the Proposal. Please read it carefully and retain it for future reference. No person has been authorized to give any information or make any representation not contained in this Proxy Statement/Prospectus and, if so given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

3

PROPOSAL

To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the Assets (as defined in the Reorganization Agreement) of the Acquired Fund to the Acquiring Fund in exchange for Acquiring Fund Shares, (ii) the assumption of all Assumed Liabilities (as defined in the Reorganization Agreement) of the Acquired Fund by the Acquiring Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders (as defined in the Reorganization Agreement) as part of the complete liquidation of the Acquired Fund.

Synopsis

The Board of each Fund, including the Trustees/Directors who are not “interested persons” of each Fund (as defined in the 1940 Act) (the “Independent Trustees” or “Independent Directors”), has approved the Reorganization Agreement. The Acquiring Fund as it would exist after the Reorganization is referred to as the “Combined Fund.”

Subject to approval of the Reorganization Agreement by the shareholders of the Acquired Fund and of the issuance of Acquiring Fund shares by the shareholders of the Acquiring Fund, the Reorganization Agreement provides for:

●	the transfer of all of the assets of the Acquired Fund to the Acquiring Fund, in exchange solely for Acquiring Fund Shares of the Acquiring Fund;

●	the assumption by the Acquiring Fund of all Assumed Liabilities of the Acquired Fund;

●	the distribution of Acquiring Fund Shares to the shareholders of the Acquired Fund; and

●	the complete liquidation of the Acquired Fund.

It is expected that the Reorganization will occur in the third quarter of 2026.

At the closing of the Reorganization, the Reorganization Agreement sets forth that the Acquired Fund assets will be valued in accordance with the Acquired Fund’s valuation procedures as approved by the Acquired Fund Board. The assets transferred to the Acquiring Fund will be valued pursuant to the Acquiring Fund’s valuation procedures as approved by the Board of Trustees of the Acquiring Fund. Aside from the adjustment for certain costs relating to the Reorganization, borne by the Acquired Fund as described in further detail in the Proxy Statement/Prospectus, it is anticipated that there will be no change to the value of your investment as a result of the exchange of your Acquired Fund shares for shares of the Acquiring Fund as there are no material differences between the valuation policies and procedures of the Acquired Fund and Acquiring Fund.

It is anticipated that approximately $40 million of the Acquired Fund’s positions will be exited by the Acquired Fund before the closing of the Reorganization. While a portion of these proceeds are expected to be reinvested, the Acquired Fund may hold more uninvested cash than normal and there may be times when the Acquired Fund is not fully invested in accordance with its investment objective and strategies in advance of the Reorganization. To the extent the Acquired Fund holds more uninvested cash than normal, its returns (and therefore its NAV per share) may be lower than they otherwise may have been if the Acquired Fund were fully invested in accordance with its investment objective and strategies during such period, which would have the impact of shareholders receiving a lesser amount upon consummation of the Reorganization than if the Acquired Fund's NAV per share were higher.

The Combined Fund does not expect any significant portfolio turnover as a result of the Reorganization. The Combined Fund may experience portfolio turnover in the ordinary course of Mount Logan’s management of the Combined Fund.

The portfolio transitioning pre-Reorganization may result in capital gains or losses, which may have U.S. federal income tax consequences for shareholders of the Acquired Fund. Prior to the closing date of the Reorganization, the Acquired Fund will be required to declare a distribution to its shareholders that, together with all previous distributions, will have the effect of distributing to shareholders all of its investment company taxable income (computed without regard to the deduction for dividends paid), if any, through the Closing Date (as defined in the Reorganization Agreement), all of its net capital gains, if any, through the Closing Date, and all of its net tax-exempt interest income, if any, through the Closing Date. Such a distribution may be taxable to the Acquired Fund Shareholders for U.S. federal income tax purposes depending on each shareholder’s individual tax situation, which cannot be determined by Mount Logan or Willow Wealth. The actual tax consequences as a result of the sale of securities in advance of the Reorganization are dependent on the portfolio composition of the Acquired Fund at the time such sales are made and market conditions.

There are key differences between the Acquired Fund and the Acquiring Fund, which include, but are not limited to: each Fund has a different investment adviser; the Acquired Fund is a Maryland Corporation and classified as a non-diversified closed end fund whereas the Acquiring Fund is a Delaware Statutory Trust and classified as a diversified closed end fund; unlike the Acquired Fund which is not obligated to repurchase its shares at regular intervals in any specific amount, the Acquiring Fund is an interval fund, which means the Acquiring Fund is required to repurchase at NAV no less than 5% of its outstanding shares no less frequently than quarterly; the total expenses of the Acquiring Fund are greater than those of the Acquired Fund; and the Funds’ investment strategies and risk profiles differ in certain respects. In particular, the Acquired Fund is subject to certain risks associated with investing in issuers in emerging and frontier markets, real estate, Brady Bonds, collateralized loan obligations and from its potential exposure to regional or sector concentration to which the Acquiring Fund is not subject or is subject to a lesser extent and the Acquiring Fund is subject to certain risks stemming from its purchasing securities on a “when-issued” basis, to which the Acquired Fund is not subject.

Each Fund has a similar principal investment strategy to invest in debt securities and credit-related instruments; however, there are certain differences, including primarily how each Fund’s investment adviser seeks to achieve such Fund’s investment objective, the types of non-U.S. issuers in which each Fund may invest and the types of investments, aside from credit investments, in which each Fund may principally invest.

●	The Acquiring Fund seeks to invest in “full credit cycle” investments, which it defines as investments expected to perform well in both favorable economic conditions and unfavorable economic conditions. The Acquiring Fund’s investment strategy has two primary underlying themes: “Special Situations” and “Private Capital.” Private Capital investments focus on capturing an illiquidity premium by investing in structured instruments of borrowers or asset pools that are supported by strong cash flows. Special Situations include opportunities where issuer specific (idiosyncratic) events or overall market conditions have caused a dislocation between an investment’s market price and the Adviser’s opinion of intrinsic value. By contrast, the Acquired Fund’s strategy is not thematically-driven and reflects a broad mandate to invest in credit investments, which may be credit investments of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration.

●	In addition to credit investments, the Acquired Fund may also selectively acquire equity or similar ownership interests in assets of the type underlying the credit investments the Acquired Fund targets, including, without limitation, real estate, litigation financing, securitizations or structured investments and merchant cash advances secured by cash flow or future earnings, whereas the Acquiring Fund does not invest in equity investments of these types as part of its principal investment strategy. Further, the Acquired Fund’s principal investments include pooled investment vehicles managed by unaffiliated third parties, including collateralized loan obligation (“CLO”) structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities.

●	The Acquiring Fund and Acquired Fund may both invest in U.S. and non-U.S. issuers; however, the Acquired Fund’s non-U.S. investments may include investments in issuers in emerging markets, whereas the Acquiring Fund does not invest in emerging market issuers.

The Acquiring Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Acquiring Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Acquiring Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Acquiring Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer. The shares of the Acquired Fund are also not listed on any exchange and no secondary market is expected to develop. Currently, while the Acquired Fund has conducted repurchases as of the end of each calendar quarter, the Acquired Fund is not obligated to do so. The Acquired Fund Board may suspend or terminate the share repurchase program at any time, and has determined to suspend the repurchase program in connection with the proposed Reorganization.

It is expected that shareholders of the Acquired Fund will not recognize any gain or loss for federal income tax purposes as a result of the exchange of their shares in the Acquired Fund for shares of the Acquiring Fund pursuant to the Reorganization Agreement. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) will deem the exchanges to be tax-free. You should consult your tax adviser regarding the effect, if any, of the Reorganization in light of your individual circumstances. You should also consult your tax adviser about other state and local tax consequences of the Reorganization, if any, because the information about tax consequences in this document relates to the U.S. federal income tax consequences of the Reorganization only. For further information about the U.S. federal income tax consequences of the Reorganization, see “Material Federal Income Tax Consequences” below.

As a condition to the closing of the Reorganization, the Acquired Fund will receive an opinion from Stradley, Ronon, Stevens & Young LLP (“Stradley”), and the Acquiring Fund will receive an opinion from Dechert LLP, (each based on certain facts, assumptions and representations) to the effect that, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current administrative rules and court decisions, the transactions contemplated by the Reorganization Agreement constitute a tax-free reorganization within the meaning of section 368(a) of the Code. Despite these opinions, there can be no assurances that the IRS will deem the exchanges to be tax-free.

Prior to the date of the Reorganization’s closing, the Acquired Fund may declare a distribution to its shareholders that, together with all previous distributions, will have the effect of distributing to its shareholders all of its investment company taxable income (computed without regard to the deduction for dividends paid) and net realized capital gains, if any, through the date of the Reorganization’s closing.

Background of the Proposed Reorganization

The inception date of the Acquired Fund is March 9, 2020. The inception date of the Acquiring Fund is July 1, 2022.

Beginning in the second quarter of 2025, Willow Wealth, Inc. (formerly, Yieldstreet Inc.), the parent company of Willow Wealth, (“Willow, Inc.”) began ongoing discussions regarding a contemplated strategic change to its business, including the consideration of a potential “lift-out” of its private credit team by a third party. During this process, Willow, Inc. connected with more than 60 possible counterparties and continued to keep the Acquired Fund Board apprised of negotiations on an periodic basis, noting that it was presently contemplated that the strategic changes to its business would likely also contemplate, subject to approval by the Acquired Fund Board and shareholders, (i) a reorganization involving the possible transfer of the assets and liabilities of the Acquired Fund to another fund, or merger of the Acquired Fund into another fund, in exchange for shares of the acquiring fund in exchange for shares of the acquiring fund and/or (ii) a change in investment adviser of the Acquired Fund (collectively a “Potential Transaction”). Ultimately, three managers showed interest in potentially moving forward and provided proposed letters of intent regarding a Potential Transaction.

On November 7, 2025, a special meeting of the Acquired Fund Board (the “November 7 Special Meeting”) was held by videoconference, with representatives of Willow, Inc., Stradley (counsel to the Acquired Fund) and Cleary Gottlieb Steen & Hamilton LLP (“Cleary”) (special counsel to the Acquired Fund Special Committee) present. At such meeting, representatives of Willow, Inc. provided an update on strategic discussions and provided a detailed overview of each of the proposals received, including a proposal from Mount Logan which would involve the acquisition of substantially all of the assets of the Acquired Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund (the “Proposed Transaction”). Representatives of Willow, Inc. noted that none of the other potential counterparties contacted by Willow, Inc. as part of its outreach had delivered a proposal or indication of interest regarding a reorganization of the Acquired Fund with and into another fund, which would increase the scale of the Acquired Fund on a combined basis with the acquiring fund. Two potential counterparties proposed the replacement of the investment adviser of the Acquired Fund with either an existing or a yet-to-be-formed adviser entity. Representatives of Willow, Inc. shared management’s views as to how the Proposed Transaction would benefit the Acquired Fund and its shareholders and explained Willow, Inc.’s belief that from the perspective of the Acquired Fund and its shareholders, the Proposed Transaction was superior to the proposals set forth in the other two draft letters of intent received by Willow, Inc.

In evaluating the Proposed Transaction, the Acquired Fund Board was provided with information from Willow Wealth with respect to the range of potential alternatives that Willow Wealth had previously sourced and evaluated, which included more than 60 potential counterparties contacted by Willow Wealth, and of which the Acquired Fund Board had previously been informed. Notably, while continuing to operate as a stand-alone vehicle remained an option, the Acquired Fund Board was aware of Willow Wealth’s desire to exit the asset management business, which made the long-term viability of that option uncertain. In view of (i) the previous efforts of Willow Wealth in attempting to source alternative strategic proposals, (ii) the uncertain future of Willow Wealth’s asset management efforts, and (iii) the fact that the Proposed Transaction would be conducted on a NAV for NAV basis with the Acquiring Fund, and (iv) the fact that the Proposed Transaction was the only proposal involving a combination with another fund that would materially increase the scale of the Acquired Fund relative to its current size, the Acquired Fund Board opted not to separately undertake additional efforts to locate potential alternative offers while negotiating the terms of the Proposed Transaction with the Acquiring Fund.

At the November 7 Special Meeting, the Acquired Fund Board resolved to form a special committee of the Acquired Fund Board (the “Acquired Fund Special Committee”) composed of directors who are not “interested persons” of the Acquired Fund or the investment adviser to the Acquired Fund (the “Acquired Fund Independent Directors”), as defined in the 1940 Act, to review, evaluate, and negotiate the Proposed Transaction and alternative proposals. The Acquired Fund Special Committee was comprised of all of the Acquired Fund Independent Directors: Messrs. John Siciliano, George Riedel and William Riegel. The Acquired Fund Board, considering the requisite qualifications for the role and associated responsibility, approved the appointment of Mr. John Siciliano as Chair of the Acquired Fund Special Committee (the “Chair”). The Acquired Fund Board also approved compensation for the Acquired Fund Special Committee, including compensation to be paid to the Chair, which would be paid without regard to the outcome of any process for a Potential Transaction. Such compensation consisted of $30,000 to the Chair of the Acquired Fund Special Committee and $25,000 to each other member of the Acquired Fund Special Committee, half of which amounts would be paid on or around January 30, 2026, and the other half of which would be paid upon consummation of a Potential Transaction or conclusion of the process with respect to a Potential Transaction.

Also at the November 7 Special Meeting, the Acquired Fund Board authorized and delegated to the Acquired Fund Special Committee the power and authority to, among other things: (i) review, evaluate, reject, negotiate and authorize others to negotiate a Potential Transaction and (ii) to evaluate the merits, including without limitation, the fairness to the shareholders of the Acquired Fund of any Potential Transaction. The Acquired Fund Special Committee was also delegated the power and authority to (i) select and retain financial and legal advisors to aid the Acquired Fund Special Committee in fulfilling its duties; (ii) communicate with third parties with respect to and solicit from any third parties inquiries relating to a Potential Transaction, including with respect to the procedures by which any such parties may submit proposals to the Acquired Fund relating thereto and information required to be furnished by the parties in conjunction therewith; (iii) negotiate and enter into non-disclosure agreements with third parties in order to allow the sharing of information between such third parties on the one hand and the Acquired Fund on the other; (iv) negotiate, or authorize others to negotiate, any offer made in connection with any Potential Transaction; (v) reject any offers relating to any Potential Transaction which the Acquired Fund Special Committee determines that it cannot favorably recommend to the Acquired Fund Board; (vi)  recommend to the Acquired Fund Board any Potential Transaction which the Acquired Fund Special Committee has approved, subject to final approval by the Acquired Fund Board; (vii) hold meetings at such times and places as deemed necessary by the Acquired Fund Special Committee; and (viii) take any and all other actions with all the power and authority of the Acquired Fund Board as the Acquired Fund Special Committee may deem it to be necessary or appropriate in order for the Acquired Fund Special Committee to discharge its duties.

The Acquired Fund Special Committee determined to engage Cleary as special counsel to the Acquired Fund Special Committee at the time of its formation. Cleary confirmed to the Acquired Fund Special Committee that it was not presently representing Willow, Inc., the Acquired Fund or Mount Logan.

Following the establishment of the Acquired Fund Special Committee, the Chair reached out to the three potential financial advisors, including Lincoln International LLC (“Lincoln”), on behalf of the Acquired Fund Special Committee. Representatives of each investment bank provided information to the Acquired Fund Special Committee about potentially acting as a financial advisor in connection with the Potential Transaction.

Following the meetings with two of the three potential financial advisors, the Acquired Fund Special Committee evaluated, among other things, each investment bank’s qualifications, each investment bank’s experience with transactions involving registered investment companies, each investment bank’s ability to provide high-quality financial advice and assistance with respect to the Potential Transaction, estimated fees to be charged in connection with a potential engagement and any conflicts or relationships between the relevant parties as disclosed by them. On December 15, 2025, the Acquired Fund Special Committee informed Cleary of its decision to engage Lincoln as its financial adviser, subject to final negotiation of an engagement letter with Lincoln. The Acquired Fund Special Committee ultimately selected Lincoln based on its experience with similar transactions to the Reorganization and its deep expertise in valuing private credit assets of the type comprising both the Acquired Fund and the Acquiring Fund’s existing portfolios. The final engagement letter between the Acquired Fund Special Committee and Lincoln was executed on February 18, 2026. Pursuant to the Lincoln engagement letter, Lincoln was entitled to an initial $150,000 retainer upon the execution of the engagement letter, plus an additional $150,000 payment upon informing the Acquired Fund Special Committee of its ability to issue an opinion with respect to the Reorganization. Lincoln was also entitled to reimbursement of up to $30,000 of expenses incurred in connection with its engagement by the Acquired Fund Special Committee.

On December 1, 2025, representatives of Dechert LLP (“Dechert”), counsel to Mount Logan and transaction counsel to the Acquiring Fund, delivered to representatives of Cleary, Stradley and Willow, Inc. a draft of a preliminary non-binding term sheet regarding the Proposed Transaction and a preliminary non-binding term sheet regarding a Sub-Advisory Agreement Transition Services Agreement (each as described below).

From December 1, 2025 through February 3, 2026, the Acquired Fund Special Committee, with input from Cleary, Willow, Inc. and Stradley, negotiated the terms of the Proposed Transaction, as reflected in the non-binding term sheet for such transaction, with representatives of Mount Logan, the Acquiring Fund and Dechert.

On February 3, 2026, the Acquired Fund entered into a non-binding term sheet agreement with the Acquiring Fund regarding the Proposed Transaction.

Following the parties’ execution of the non-binding term sheet agreement, the Acquiring Fund and the Acquired Fund commenced their respective due diligence processes. Among other things, the Acquired Fund’s diligence covered topics of organization and governance, Mount Logan’s advisory relationship with the Acquiring Fund and the Acquiring Fund’s performance under Mount Logan’s management, key service providers to the Acquiring Fund and related agreements, distribution arrangements and shareholder communications, shareholder subscriptions and repurchases, legal proceedings and regulatory communications, regulatory filings and compliance, disclosures and marketing, insurance, tax, accounting and valuation. Such processes were conducted with the aid of representatives engaged by each Fund, including their respective counsels. In the case of the Acquired Fund, as noted above, the Acquired Fund had previously formed the Acquired Fund Special Committee comprised of the Acquired Fund Independent Directors, which had engaged its financial and legal advisors to assist the Acquired Fund Special Committee in connection with its review, evaluation, rejection, and negotiation of a Potential Transaction with the Acquiring Fund on behalf of the Acquired Fund Board.

Also on February 3, 2026, Willow, Inc. entered into a non-binding term sheet agreement with Mount Logan regarding (i) a Transition Services Agreement (“TSA”) pursuant to which Willow, Inc. would provide Mount Logan with access to the books and records related to Willow Wealth’s management of the Acquired Fund in exchange for certain payments to Willow Wealth. and (ii) a sub-advisory agreement (“SAA”) pursuant to which Mount Logan would manage certain funds, other than the Acquired Fund, currently managed by Willow Wealth.

Neither the TSA nor the SAA expressly require the employment of any investment personnel of Willow by Mount Logan or any of its affiliates following completion of the Reorganization. It is anticipated, however, that BC Partners, an affiliate of Mount Logan, may in its sole discretion opt to offer employment to one or more investment professionals of Willow, including the Acquired Fund’s current portfolio managers (one of whom, Mr. Yarbrough, is also a member of the Acquired Fund Board), after the Reorganization has been consummated, though the terms of any such arrangement would not be determined until after the closing of the Reorganization, and neither BC Partners nor any of its affiliates are obligated to offer such employment to personnel of Willow.

On February 7, 2026, Dechert, on behalf of the Acquiring Fund, provided an initial draft of the Reorganization Agreement to the Acquired Fund and the Acquired Fund Special Committee, and the parties commenced negotiation of the Reorganization Agreement and related disclosure schedules and a form of Voting and Support Agreement proposed to be entered into by the directors and officers of the Acquired Fund. From February 7 through March 18, Stradley, on behalf of the Acquired Fund, Cleary, on behalf of the Acquired Fund Special Committee and Dechert, on behalf of the Acquiring Fund, commented on and negotiated the terms of the draft Reorganization Agreement. Throughout such period, representatives of Stradley discussed the draft Reorganization Agreement with the Acquired Fund and representatives of Cleary discussed the draft Reorganization Agreement with the Acquired Fund Special Committee.

From December 17, 2025 through March 4, 2026, representatives of Willow, Inc., Stradley, Cleary and the Acquired Fund Special Committee held weekly video calls to discuss the status of negotiations with the Acquiring Fund, including with respect to the non-binding term sheet and following its execution, the Reorganization Agreement, due diligence regarding the Acquiring Fund and facilitation of due diligence by the Acquiring Fund, and other matters pertaining to the Proposed Transaction.

On February 13, 2026, a special meeting of the Acquiring Fund Board (the “February 13 Special Meeting”) was held by videoconference with representatives from Mount Logan, BC Partners Advisors L.P. (“BCPA”), Dechert and Thompson Hine LLP, counsel to the Acquiring Fund and to the independent trustees of the Acquiring Fund (“Thompson”) to discuss various matters related to the proposed transaction.

From February 20, 2026 through March 18, 2026, representatives of the Acquired Fund, the Acquiring Fund, Stradley, Cleary and Dechert met initially weekly (and beginning on March 1, 2026, twice or three times weekly) via videoconference to discuss the status of open items with respect to the Reorganization Agreement and other matters pertaining to the Proposed Transaction.

On March 16, 2026, a special meeting of the Acquiring Fund Board (the “March 16 Special Meeting”) was held by videoconference, with representatives from Mount Logan, BCPA, Dechert and Thompson, to discuss and approve various matters related to the Proposed Transaction, including the proposed Reorganization Agreement. The Acquiring Fund Board determined that the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, are advisable and in the best interests of the Acquiring Fund and its shareholders and approved the Reorganization Agreement, in substantially the form presented at the March 16 Special Meeting, and the consummation of the transactions contemplated thereby.

On March 18, 2026, a special meeting of the Acquired Fund Board (the “March 18 Special Meeting”) was held by videoconference, with representatives from Willow, Inc., Mount Logan, Stradley, Cleary and Lincoln in attendance, to discuss and approve various matters related to the Proposed Transaction, including a proposed Reorganization Agreement.

At the March 18 Special Meeting, at the request of the Acquired Fund Special Committee, Mr. Edward Goldthorpe, Chief Executive Officer of Mount Logan and a portfolio manager to the Acquiring Fund, delivered a presentation with respect to Mount Logan and the Acquiring Fund, including Mount Logan’s track record and the Acquiring Fund’s portfolio of investments, and responded to questions from the Acquired Fund Special Committee.

Also at the request of the Acquired Fund Special Committee, Lincoln reviewed its financial analysis with respect to the Acquiring Fund and the Proposed Transaction, among other considerations related to its opinion. Thereafter, as requested by the Acquired Fund Special Committee, Lincoln rendered an opinion to the Acquired Fund Special Committee, which opinion was initially rendered orally and which was subsequently confirmed in writing by delivery of Lincoln’s written opinion addressed to the Acquired Fund Special Committee dated March 18, 2026, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the consideration to be received by the Acquired Fund Shareholders in connection with the Proposed Transaction is fair, from a financial point of view, to such Acquired Fund Shareholders (as more fully described in the section entitled “Opinion of the Financial Advisor to the Acquired Fund Special Committee”).

Following such presentations, the Acquired Fund Special Committee separately met in executive session to review and evaluate the Proposed Transaction.

Later during the executive session of the Acquired Fund Special Committee, the Acquired Fund Special Committee unanimously (i) determined that the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, are advisable and in the best interests of the Acquired Fund and its shareholders; (ii) approved (A) the Reorganization Agreement, in substantially the form presented at the March 18 Special Meeting, and the consummation of the transactions contemplated thereby, (B) the Reorganization, and (C) the execution, delivery and performance by the Acquired Fund of the Voting and Support Agreements, in substantially the form presented at the meeting, and the consummation of the transactions contemplated thereby; and (iii) recommended that the Acquired Fund Board approve the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, and agree to submit the Reorganization Agreement for approval by the Acquired Fund’s shareholders and recommend that the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, be approved by the Acquired Fund’s shareholders at a shareholders’ meeting duly called and held for such purpose. The Acquired Fund Special Committee also resolved to recommend that a one-time bonus be paid to the Chair of the Acquired Fund Special Committee in recognition of his efforts as Chair.

After the executive session of the Acquired Fund Special Committee, the Acquired Fund Board reconvened and, on the unanimous recommendation of the Acquired Fund Special Committee, the Acquired Fund Board unanimously (i) determined that the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, are advisable and in the best interests of the Acquired Fund and its shareholders; (ii) approved (A) the Reorganization Agreement, in substantially the form presented at the March 18 Special Meeting, and the consummation of the transactions contemplated thereby, (B) the Reorganization, and (C) the execution, delivery and performance by the Acquired Fund of the Voting and Support Agreements, in substantially the form presented at the meeting, and the consummation of the transactions contemplated thereby; (iii) directed the appropriate officers of the Acquired Fund to submit the Reorganization Agreement for approval by the Acquired Fund’s shareholders; and (iv) recommended that the Reorganization Agreement and the transactions contemplated thereby, including the Reorganization, be approved by the Acquired Fund’s shareholders at a shareholders’ meeting duly called and held for such purpose. The Acquired Fund Board also approved, on the recommendation of the Acquired Fund Special Committee, additional compensation to the Chair of the Acquired Fund Special Committee in recognition of his efforts as Chair, in the form of a one-time bonus of $30,000, which amount would be paid upon the earlier of the Reorganization or termination of the Reorganization Agreement.

At the March 18 Special Meeting, the Acquired Fund Board also approved, among other things, the extension of the Acquired Fund’s then currently open repurchase offer from 4:00 p.m., Eastern Time, on March 20, 2026, to 4:00 p.m., Eastern Time, on April 6, 2026, and the suspension of the Acquired Fund’s repurchase offer program thereafter, and the suspension of the offering of the Acquired Fund’s shares while the Proposed Transaction is pending shareholder approval. In exercising its right to suspend or terminate the Share Repurchase Program at any time, the Acquired Fund Board considered that within the context of a signed Reorganization Agreement and pending Reorganization, continued repurchases of shares following the conclusion of the currently open repurchase offer, which would be extended in accordance with tender offer rules, would not be in the best interests of shareholders and that a temporary suspension of repurchases after the currently open offer would ensure fair and equal treatment of shareholders. They considered that following a consummated Reorganization, Acquired Fund shareholders would be able to participate in the Acquiring Fund's quarterly share purchase offers and noted that in the event the Reorganization is not consummated, the Acquiring Fund Board and Acquiring Fund Adviser would assess how and when to resume providing a measure of liquidity consistent with the best interests of the Acquired Fund and its shareholders.

On March 18, 2026, the Acquired Fund and the Acquiring Fund executed and delivered the Reorganization Agreement and related schedules and other documents. Concurrently, Willow, Inc. and Mount Logan executed and delivered the TSA and SAA, and certain directors and officers of the Acquired Fund who are shareholders of the Acquired Fund delivered executed Voting and Support Agreements.

On March 19, 2026, Mount Logan issued a press release announcing the execution of the Reorganization Agreement, TSA and other related matters.

For more information concerning the terms and provisions of the Reorganization Agreement as negotiated by the parties, see the section entitled “Terms of the Reorganization Agreement” beginning on page 70 of this Proxy Statement/Prospectus.

Interests of the Acquired Fund Directors and Officers in the Reorganization

As disclosed in the section of this Proxy Statement entitled “Background of the Proposed Reorganization,” in consideration of the time and effort required to evaluate, negotiate and oversee the Reorganization each of the Acquired Fund Special Committee members will receive compensation for their role on the Acquired Fund Special Committee, including additional compensation for the Chair of the Acquired Fund Special Committee. This compensation is in addition to any compensation such members receive for their service as directors. Such compensation is payable regardless of whether the Reorganization is consummated.

Mount Logan and Willow Wealth entered into the TSA, pursuant to which Willow Wealth will provide Mount Logan with access to the books and records of the Acquired Fund in exchange for certain payments to Willow Wealth, and the SAA, pursuant to which Mount Logan will manage certain legacy funds currently managed by Willow Wealth. As a result of these arrangements, officers of the Acquired Fund who are employed by Willow Wealth may have an interest in the transaction that differs from, or is in addition to, the interests of the Acquired Fund Shareholders generally.

In addition, it is anticipated that BC Partners, a minority investor and provider of certain investment, operational, administrative, staffing, and support services to Mount Logan, may in its sole discretion opt to offer employment to one or more investment professionals of Willow, including the Acquired Fund’s current portfolio managers (one of whom, Mr. Yarbrough, is also a member of the Acquired Fund Board), after the Reorganization has been consummated, though the terms of any such arrangement would not be determined until after the closing of the Reorganization. Neither the TSA nor the SAA expressly require the employment of any investment personnel of Willow by BC Partners or any of its affiliates following completion of the Reorganization, and neither BC Partners nor any of its affiliates are obligated to offer such employment to personnel of Willow.

The Acquired Fund Board was aware of and took into account these differing interests when it decided to accept the Acquired Fund Special Committee’s recommendation that it approve the Reorganization and the Reorganization Agreement and declare the Reorganization and the Reorganization Agreement advisable.

Acquired Fund Board Reasons for the Reorganization and Recommendation of the Acquired Fund Board

The Acquired Fund Board, following the unanimous recommendation of the Acquired Fund Special Committee, unanimously determined that the Reorganization Agreement and the transactions contemplated thereby is advisable and in the best interests of the Acquired Fund and its shareholders and unanimously approved and adopted the Reorganization Agreement and the transaction contemplated thereby, including the Reorganization. The Acquired Fund Board unanimously recommends that Acquired Fund Shareholders vote “FOR” the “Reorganization Proposal”.

The Acquired Fund Board and the Acquired Fund Special Committee consulted with and received the advice of the Acquired Fund’s and the Acquired Fund Special Committee’s outside legal and financial advisors, held discussions with Willow, Inc. and the Acquired Fund’s management and considered a number of factors that the Acquired Fund Board and the Acquired Fund Special Committee believed supported the Acquired Fund Board’s decision to enter into the Reorganization Agreement and to recommend its approval by the Acquired Fund Shareholders and the special committee’s unanimous recommendation regarding the foregoing. The Acquired Fund Board came to this decision following a comprehensive review of the Acquired Fund’s strategic alternatives, comparative information about the Acquired Fund, the Acquiring Fund and Mount Logan, including the relative assets under management and investment performance of each of the Acquired Fund and the Acquiring Fund, and the anticipated benefits and possible risks to the Acquired Fund and the Acquired Fund Shareholders as a result of the Reorganization.

In approving and recommending the Reorganization Agreement and the Reorganization contemplated thereby, the Acquired Fund Board and the Acquired Fund Special Committee considered the following key factors, among others:

●	the aggregate NAV of the Acquiring Fund shares that shareholders of the Acquired Fund will receive in the Reorganization will equal the aggregate NAV of the common shares of the Acquired Fund that such shareholders own immediately prior to the Reorganization;

●	the anticipated benefits to Acquired Fund Shareholders of becoming part of a larger fund and a larger fund platform, including the potential for meaningful scaling, enhanced economies of scale, broader investment capabilities, further diversification of portfolio holdings and operational efficiencies;

●	the Reorganization Agreement is the result of an arm’s length negotiation process and includes terms and conditions that are reasonable in the circumstances;

●	the Reorganization was, in the view of the Special Committee, superior to the other alternatives sourced by Willow Wealth given that it reflected an exchange of shares at NAV and was the only available strategic alternative that would allow the Acquired Fund's shareholders to be invested in a materially larger pool of capital managed by an experienced investment team after completion of the transaction;

●	the Reorganization Agreement does not preclude the Acquired Fund from responding to and negotiating with respect to unsolicited acquisition proposals from third parties made prior to the Acquired Fund Shareholders approve the Reorganization Agreement and the Reorganization, and ultimately terminating the Reorganization Agreement prior to such time in order to enter into a transaction that the Acquired Fund Board determines to be superior (upon concurrent payment of a termination fee);

●	the termination fee included in the Reorganization Agreement is of an amount consistent with other market precedents and would still provide the Acquired Fund Board with flexibility to consider a superior offer if one was received after entry into the Reorganization Agreement;

●	the existence and terms of the TSA and SAA between Willow Wealth and Mount Logan;

●	the recommendation of Willow Wealth, as investment adviser to the Acquired Fund, with respect to the Reorganization;

●	information about the portfolio management team of the Acquiring Fund; the performance of the Acquiring Fund over various time periods; and the Acquiring Fund’s historical distribution rates, subscription trends and results of recent repurchase offers;

●	the governance structure of the Acquiring Fund’s Board, the compliance and risk program and the service providers rendering core services to the Acquiring Fund;

●	the Acquiring Fund’s structure as a Delaware statutory trust is consistent with other market precedents for recently launched registered closed-end funds and, given such structure’s wide acceptance in the market, provides a comparable governance framework to the Maryland corporate structure presently employed by the Acquired Fund;

●	the possibility, at the time of the presentation to the Acquired Fund Board, that certain members of the Acquired Fund’s investment team, including the Acquired Fund’s current portfolio managers, may be offered the opportunity to join BC Partners, a minority investor and provider of certain investment, operational, administrative, staffing, and support services to Mount Logan, to support continuity of investments and expansion of specialty/asset-based finance efforts after the Reorganization;

●	the Acquiring Fund’s operation in reliance on Rule 23c-3 under the 1940 Act, and its required quarterly repurchase offers for at least 5% of its shares of beneficial interest, which provides greater certainty with respect to liquidity for investors;

●	the Acquired Fund and Acquiring Fund have similar investment objectives, principal investment strategies and limitations with certain differences in investment approach and principal risks, as described herein under the section entitled “Comparison of the Funds”;

●	Mount Logan’s asset management business, including its commitment to the closed-end fund business and its specialized investment management experience;

●	the materials prepared by Mount Logan in connection with the most recent approval of its investment management agreement with the Acquiring Fund, and a representation from Mount Logan that there are no material updates or changes to the information provided;

●	the representations of Willow, Inc. and Mount Logan regarding the level of advisory services that will be provided to shareholders of the Combined Fund after the Reorganization; and

●	that the Reorganization is expected to constitute a tax-free reorganization for federal U.S. income tax purposes.

In the course of their deliberations, the Acquired Fund Board and the Acquired Fund Special Committee also considered a variety of risks and other potentially negative factors:

●	the possibility that the Reorganization may be delayed or may not occur at all, and the possible significant adverse impact that such event would have on the Acquired Fund;

●	the potential disruption to the Acquired Fund that may result from the announcement of the Reorganization and the resulting potential for management’s attention to be diverted from day-to-day operation of the Acquired Fund;

●	the fact that the Reorganization Agreement imposes restrictions on the conduct of the Acquired Fund during the period prior to closing;

●	the risk that if the Reorganization Agreement is terminated in certain circumstances, the Acquired Fund may be responsible for a termination fee;

●	the fact that, unlike the Acquired Fund’s investment advisory agreement with Willow Wealth (the “Acquired Fund Investment Advisory Agreement”), which provides for a base management fee calculated at an annual rate of 1.00% of the Acquired Fund’s average net assets (excluding cash and cash equivalents), the Acquiring Fund’s investment advisory agreement with Mount Logan (the “Acquiring Fund Investment Advisory Agreement”) provides for both a base management fee calculated at an annual rate of 1.25% of gross assets and a quarterly incentive fee equal to 15% of pre-incentive fee net investment income, subject to a quarterly hurdle rate of 1.50% (6.00% annualized) with a catch-up feature; as a result, shareholders of the Acquired Fund who become shareholders of the Combined Fund following the Reorganization will be subject to a materially higher fee structure, including the addition of an incentive fee to which they are not currently subject, and the base management fee will be calculated on gross assets (including leverage) rather than net assets, which will further increase the effective fee rate relative to net assets;

●	the fact that the Acquiring Fund’s fees and expenses, as most recently reported, were materially higher than those presently borne by investors in the Acquired Fund; as set forth in the fee table in this Proxy Statement/Prospectus, the total annualized expense ratio of the Acquiring Fund (after fee waivers) was 6.12% for its fiscal semi-annual period ended March 31, 2026, compared to 3.53% for the Acquired Fund for its fiscal year ended December 31, 2025, and the pro forma total annual expense ratio of the Combined Fund (after fee waivers) is estimated to be 6.17%; accordingly, shareholders of the Acquired Fund who become shareholders of the Combined Fund following the Reorganization should expect to bear significantly higher total annual expenses than they currently bear as shareholders of the Acquired Fund;

●	the fact that the Acquired Fund Board has determined to suspend the Acquired Fund’s share repurchase program during the pendency of the Reorganization, and accordingly Acquired Fund Shareholders will have no opportunity to have their shares repurchased by the Acquired Fund prior to the closing of the Reorganization;

●	the fact that the portfolio transitioning conducted in advance of the Reorganization, including the anticipated exit of approximately $40 million of the Acquired Fund’s positions prior to closing, may result in the realization of capital gains or losses, which may be distributed to Acquired Fund Shareholders prior to the closing of the Reorganization and may be taxable to such shareholders for U.S. federal income tax purposes; the actual tax consequences will depend on the portfolio composition of the Acquired Fund at the time such sales are made and prevailing market conditions, and cannot be determined in advance; in addition, any net capital gain resulting from portfolio repositioning after the closing of the Reorganization, if any, would be distributed to shareholders of the Combined Fund and may also be taxable;

●	the fact that the Acquired Fund will bear certain expenses associated with the Reorganization, including the fees and expenses of outside counsel and financial advisors to the Special Committee, which will reduce the net assets of the Acquired Fund and, accordingly, the value of the consideration to be received by Acquired Fund Shareholders in the Reorganization; and the fact that, if the Reorganization is not consummated, the Acquired Fund will have incurred such expenses without realizing any of the anticipated benefits of the Reorganization;

●	the fact that, if the Reorganization is not approved by Acquired Fund Shareholders or is otherwise not consummated, the Acquired Fund will continue to operate as a separate fund in the manner in which it is currently managed, with Willow Wealth continuing to serve as investment adviser; in that scenario, the Acquired Fund Board and Willow Wealth would evaluate available strategic alternatives for the Acquired Fund, which may include alternative reorganization or strategic transaction proposals, or continuation of the Acquired Fund’s current operations; however, given Willow Wealth’s stated intention to transition away from its closed-end fund portfolio manager business, there can be no assurance that the Acquired Fund would be able to maintain its current investment advisory arrangements on a long-term basis or that any alternative transaction would be available on terms as favorable as those contemplated by the Reorganization Agreement; and

●	the fact that there can be no assurance that the Acquiring Fund will succeed or otherwise perform in accordance with expectations.

In making its recommendation to the Acquired Fund Board, the Acquired Fund Special Committee also considered the opinion of its financial advisor, Lincoln, as more fully described in the section entitled “Opinion of the Financial Advisor to the Acquired Fund Special Committee”, to the effect that as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the consideration to be received by the Acquired Fund Shareholders in connection with the Proposed Transaction is fair, from a financial point of view, to such Acquired Fund Shareholders.

The Acquired Fund Board and the Acquired Fund Special Committee acknowledge that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the information and factors that the Acquired Fund Board and the Acquired Fund Special Committee considered is not intended to be exhaustive but is meant to include the material factors regarding the Reorganization and the Reorganization Agreement that the Acquired Fund Board and the Acquired Fund Special Committee thereof considered, which are not necessarily presented in order of relative importance. In light of the complexity and wide variety of factors that the Acquired Fund Board and the Acquired Fund Special Committee considered, the Acquired Fund Board and the Acquired Fund Special Committee did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered and did not undertake to make any specific determinations as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Acquired Fund Board and the Acquired Fund Special Committee. Rather, the Acquired Fund Board and the Acquired Fund Special Committee made its recommendation based on the totality of the information available to them. In addition, individual members of the Acquired Fund Board and the Acquired Fund Special Committee may have given different weights to different factors.

The foregoing list does not include all the factors that the Acquired Fund Board and the Acquired Fund Special Committee considered in approving and adopting the Reorganization and Reorganization Agreement and recommending that the Acquired Fund Shareholders approve the Reorganization and the Reorganization Agreement. The foregoing description of the Acquired Fund consideration of the factors supporting the Reorganization is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements”.

Opinion of the Financial Advisor to the Acquired Fund Special Committee

The Acquired Fund Special Committee retained Lincoln to provide an opinion as to whether the Consideration (as defined in Lincoln’s Opinion) to be received at the effective time of the Proposed Transaction (as defined in Lincoln’s Opinion) by the record holders of common stock of the Acquired Fund (the “Acquired Fund Shareholders”) in the Proposed Transaction is fair, from a financial point of view, to the Acquired Fund Shareholders. The Acquired Fund Special Committee selected Lincoln to serve as its financial advisor for the reasons detailed in the section of this Proxy Statement entitled “Background of the Proposed Reorganization.” Lincoln, as part of its transaction opinions and board advisory practice, is frequently engaged to provide financial advisory services, including fairness opinions and valuations of businesses and their securities in connection with mergers and acquisitions, financing transactions and other purposes.

At a meeting of the Acquired Fund Special Committee held on March 18, 2026, Lincoln rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated March 18, 2026 (the “Opinion”), to the effect that, as of the date of the Opinion, and subject to and based on the assumptions, limitations, qualifications, conditions and other matters set forth therein, the Consideration (as defined in Lincoln’s Opinion) to be received at the effective time of the Proposed Transaction by the Acquired Fund Shareholders in the Proposed Transaction is fair, from a financial point of view, to the Acquired Fund Shareholders.

Lincoln’s Opinion was directed to the Acquired Fund Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Consideration to be received by the Acquired Fund Shareholders in the Proposed Transaction, and did not address any other terms, aspects or implications of the Proposed Transaction, or any agreements, arrangements or understandings entered into in connection with the Proposed Transaction. The summary of Lincoln’s Opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached to this Proxy Statement as Appendix B and which describes the assumptions, limitations, qualifications, conditions and other matters considered by Lincoln in connection with the preparation of its Opinion. Neither Lincoln’s Opinion nor the summary of its Opinion and the related analyses set forth in this Proxy Statement are intended to be, and they do not constitute, advice or a recommendation to the Acquired Fund Special Committee, the Acquired Fund Board, the Acquired Fund or any security holder as to how to act or vote on any matter relating to the Proposed Transaction or otherwise. Security holders are urged to read the entire Opinion carefully in connection with their consideration of the Proposed Transaction.

In connection with rendering its Opinion, Lincoln reviewed, among other things:

●	The annual report of the Acquired Fund for the period ended December 31, 2025;

●	The annual report of the Acquiring Fund for the fiscal year ended September 30, 2025;

●	A listing of the Investments (as defined in Lincoln’s Opinion) owned by the Acquired Fund as of December 31, 2025 provided to Lincoln by the Acquired Fund;

●	A listing of the Investments owned by the Acquiring Fund as of December 31, 2025 provided to Lincoln by the Acquiring Fund (the “Acquiring Fund Position Sheet”);

●	A calculation of the NAV per share of the Acquiring Fund as of December 31, 2025 provided to Lincoln by the Acquiring Fund;

●	A draft of the Agreement (as defined in Lincoln’s Opinion) dated as of March 17, 2026;

●	Monitoring files, valuation reports, cash flow models, and other documents and files relating to the latest valuations of the Investments (the “Valuation Documents”) provided to Lincoln by each of the Acquired Fund and Acquiring Fund; and

●	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Acquired Fund and the Acquiring Fund provided to Lincoln by the management of the Acquired Fund and management of the Acquiring Fund.

Lincoln also (i) discussed the terms and circumstances surrounding the Proposed Transaction with the Acquired Fund Special Committee and management of the Acquired Fund, (ii) met with management of the Acquired Fund virtually to discuss the business, financial outlook and prospects of the Acquired Fund and its Investments, (iii) met with management of the Acquiring Fund virtually to discuss the business, financial outlook and prospects of the Acquiring Fund and its Investments, (iv) reviewed the methodologies used by the respective investment advisers in valuing the Investments and discussed such methodologies with each of the investment advisers, (v) reviewed certain financial and other information for each of the Acquired Fund and the Acquiring Fund and such entity’s Investments, and compared such data and information with certain stock trading, capital market, financial and corresponding data and information for securities and companies with publicly traded securities as of the date hereof that Lincoln deemed relevant, none of which is directly comparable to the Acquired Fund, the Acquiring Fund, or their respective Investments, (vi) performed certain valuation and comparative financial analyses including discounted cash flow analyses, analyses of selected public companies, selected change of control M&A transactions, selected fixed income securities and indices, and cash flow waterfalls that Lincoln deemed relevant, and (vii) considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that Lincoln deemed relevant.

In preparing its analyses and rendering its Opinion with respect to the Proposed Transaction, Lincoln, with the Acquired Fund’s and Special Committee’s consent: (i) relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln has not assumed any responsibility for the independent verification of, nor independently verified, any of such information (collectively, the “Management Information”), (ii) relied upon the assurances of the Acquired Fund that the Management Information is complete and correct in all material respects, and that it is further unaware of Management Information containing any untrue statement of a material fact, or omission of a material fact necessary to make a statement therein not misleading, (iii) relied upon the fact that each of the Acquired Fund Special Committee and Acquired Fund has been advised by counsel with respect to the Proposed Transaction and that the Proposed Transaction will be consummated in a valid and timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations, (iv) assumed that the financial forecasts (including any projections) and other financial information provided to Lincoln by any of the Acquired Fund and the Acquiring Fund were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts (including any projections) and other financial information were based, or the reasonableness or attainability of any such information, forward-looking statement or underlying assumption, (v) assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Proposed Transaction, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Acquired Fund, the Acquiring Fund, their respective Investments, or the Proposed Transaction, (vi) assumed that the Proposed Transaction will be consummated in accordance with the terms outlined by the Acquired Fund and other documents (including the Agreement) made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis, (vii) assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Acquired Fund or the Acquiring Fund and their respective Investments since December 31, 2025, the date of the most recent financial statements and Valuation Documents made available to Lincoln, (viii) assumed that the information contained in the Valuation Documents accurately reflects each of Acquired Fund’s and Acquiring Fund’s best estimates of the value of each of the Investments as of December 31, 2025, and there has been no material change to the value of such investments since the dates of the Valuations Documents unless otherwise provided to Lincoln, (ix) assumed that the final terms of the Proposed Transaction will not vary materially from those set forth in the copies or drafts, as applicable, of transaction documents (including the Agreement) reviewed by Lincoln, and (x) assumed that the final versions of all transaction documents (including the Agreement) related to the Proposed Transaction conform in all material respects to the drafts reviewed by Lincoln.

To the extent any of the foregoing assumptions or any of the facts on which the Opinion is based prove to be untrue in any material respect, the Opinion cannot and should not be relied upon. Furthermore, in Lincoln’s analysis and in connection with the preparation of the Opinion, Lincoln has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Lincoln prepared its Opinion as of March 18, 2026. Lincoln’s Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to Lincoln as of March 18, 2026. Although subsequent developments may affect its Opinion, Lincoln does not have any obligation to update, revise or reaffirm its Opinion, or otherwise comment on or consider events occurring after the issuance of its Opinion.

Lincoln did not evaluate the Acquired Fund’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Acquired Fund or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln, participate in the negotiation or structuring of the Proposed Transaction. Lincoln was not requested to, nor did Lincoln, seek alternative candidates for the Proposed Transaction.

The Opinion (i) does not address or express an opinion as to the relative merits of the Proposed Transaction as compared to other transaction structures, transactions or business strategies that may be available to the Acquired Fund or the Acquired Fund Special Committee, (ii) does not address or constitute a recommendation regarding the decision of the Acquired Fund Special Committee to authorize the execution of the Agreement, or to engage in the Proposed Transaction, (iii) does not constitute advice or a recommendation to the Acquired Fund Special Committee, the Acquired Fund or any security holder as to how they should act or vote with respect to any matter relating to the Proposed Transaction, (iv) does not address the fairness of any fees, expenses or other costs associated with the Proposed Transaction, and (v) only addresses the fairness, from a financial point of view, of the Consideration to be received by the Acquired Fund Shareholders in the Proposed Transaction and does not address any other terms, aspects or implications of the Proposed Transaction, or any agreements, arrangements or understandings entered into in connection with the Proposed Transaction or otherwise. Lincoln expresses no opinion about the fairness of any portion or aspect of the Proposed Transaction to (i) the holders of any class of securities, creditors or other constituencies of any stockholder of the Acquired Fund, or any other party, or (ii) any one class or group of any stockholder of the Acquired Fund’s or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of any stockholder of the Acquired Fund’s or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any Consideration among or within such classes or groups of security holders or other constituents). The Opinion does not indicate that the Consideration to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Consideration to be received by the Acquired Fund Shareholders, taken as a whole, in the Proposed Transaction is within a range suggested by certain financial analyses. The Opinion does not constitute a determination of fair value for purposes of the 1940 Act. The decision as to whether to proceed with the Proposed Transaction or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which the Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Acquired Fund or the Acquiring Fund will be after the announcement of the Proposed Transaction. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Acquired Fund’s or Acquiring Fund’s credit worthiness, as tax advice, legal advice, or as accounting advice. Lincoln also expresses no opinion about the amount or nature of any compensation or equity arrangement to be given to the Acquired Fund’s or Acquiring Fund’s officers, directors or employees, or class of such persons, in connection with the Proposed Transaction relative to the Consideration in the Proposed Transaction.

A copy of Lincoln’s Opinion has been included as Appendix B to this Proxy Statement Prospectus, will be made available for inspection and copying at the principal executive offices of the Acquired Fund during its regular business hours by any interested Acquired Fund Shareholder, and may be obtained by requesting it in writing from the Acquired Fund at the address described in the section of this Proxy Statement entitled “Voting Information and Requirements – Shareholder Communications.”

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by Lincoln and reviewed with the Acquired Fund Special Committee on March 18, 2026. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the Opinion of, Lincoln, nor does the order of the financial analyses described represent the relative importance or weight given to these analyses by Lincoln. The summary set forth below is not intended to stand alone and alone does not constitute the complete analysis.

Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. The preparation of a fairness opinion is a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented. Furthermore, Lincoln did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective on the Consideration. Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its Opinion as to the whether the Consideration to be received by the Acquired Fund Shareholders in the Proposed Transaction is fair, from a financial point of view, to the Acquired Fund Shareholders.

The conclusion reached by Lincoln was based on all analyses and factors taken as a whole, and on the application of Lincoln’s own experience and judgment. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before March 13, 2026.

As of date of the Opinion, Lincoln understood that the Consideration to be received by the Acquired Fund Shareholders would be determined after March 18, 2026, approximately 48 hours prior to the closing of the Proposed Transaction. The mechanism to determine such Consideration will be based on the ratio of (i) the Acquired Fund NAV per share and (ii) the Acquiring Fund NAV per share. Given the final calculation of the Consideration was not available as of the date if the issuance of its Opinion, Lincoln’s analysis considers the value of the Investments as of December 31, 2025, reflecting the most recent NAV indications of Acquired Fund and the Acquiring Fund. Accordingly, the calculation of the Consideration used in the analysis is also based on the NAV per share of Acquired Fund and the Acquiring Fund, respectively, as of December 31, 2025. Based on this calculation, the aggregate Consideration in the Proposed Transaction used in Lincoln’s analysis was $135.9 million. Lincoln understands the Consideration at close of the Proposed Transaction may be different than the estimated Consideration used in its Opinion due to changes to the NAV or number of shares outstanding for each of the Acquired Fund and Acquiring Fund. These changes may be caused by fund redemptions, new fund subscriptions, new investments, investment realizations, intra-quarter changes to the carrying values of certain investments which have liquid or semi-liquid quoted prices, or changes to other assets or liabilities in each of the Acquired Fund and Acquiring Fund. Any such changes are not addressed by Lincoln’s Opinion.

Methodology

Lincoln performed a review of the Investments held by the Acquired Fund to determine that the carrying values of the Investments used to derive the per share NAV of the Acquired Fund as of December 31, 2025 were reasonable.

Based on each of the Investment’s type, size, and performance, Lincoln stratified the portfolio into five categories and valued the Investments using methodologies that it considered to be appropriate for each category:

Category	Classification	Methodology	# of Investments	% of the Acquiring Fund Carrying Value
Exits and Cash	Investments exited after 12/31/25 and Cash & Equivalents	Exit Value / Cash Value	6	11%
Performing Loans	Loans marked above 90% of par and less than 10% of par	Portfolio-level Valuation	49	40%
Outlier Loans	Loans greater than 1% of the portfolio marked less than 90% of par or above 105% of par	Security-level Valuation	8	11%
Other Investments (Large Positions)	Non-loans greater than 1% of the portfolio	Security-level Positive Assurance Review	16	34%
Other Investments (Small Positions)	Investments not included in the categories above	Carrying Value	22	5%

Based on its analysis, Lincoln estimated a range of aggregate value of the Investments held in the Acquiring Fund portfolio as of December 31, 2025. Lincoln then calculated the implied range of the Acquiring Fund NAV per share based on the range of aggregate value of the Investments.

Lincoln calculated the aggregate Consideration in the Proposed Transaction by multiplying the (i) NAV per share of the Acquiring Fund as of December 31, 2025 by (ii) the aggregate number of shares of the Acquiring Fund expected to be issued to the Acquired Fund Shareholders as of December 31, 2025.

Lincoln then calculated the range of aggregate value of the Consideration indicated by its analysis by multiplying the (i) range of the Acquiring Fund NAV per share indicated by its analysis by (ii) the aggregate number of shares of the Acquiring Fund expected to be issued to Acquired Fund Shareholders as of December 31, 2025. Lincoln compared the aggregate Consideration in the Proposed Transaction to the range of aggregate value of the Consideration indicated by its analysis.

Valuation Analysis: Acquired Fund

Lincoln conducted a review of the Investments within the portfolio of the Acquired Fund to determine if the carrying value of the Investments as of December 31, 2025 was reasonable. In its review, Lincoln performed the following as applicable:

●	Income Approach: Lincoln reviewed the Acquired Fund’s provided models and cash flows. Collateral assumptions were examined for reasonableness against the most recently provided collateral performance reporting. Discount rate assumptions, including market base rates and spreads were reviewed to determine reasonableness.

●	Liquid Investment Approach: Lincoln reviewed public market quotes for Investments where broker quotes were available and assessed the reasonableness of such quotes.

●	NAV Practical Expedient: Lincoln reviewed the Acquired Fund’s latest documentation of NAV for the relevant Investments and confirmed its use in the Acquired Fund’s determination of carrying values. Lincoln then applied a waterfall approach to allocate the respective NAV amounts to the relevant debt and equity tranches.

●	Pricing Vendor Marks: Lincoln reviewed the third-party marks, which were assured by a separate third-party, in Acquired Fund’s determination of carrying values. Additionally, Lincoln reviewed collateral commentary for each such Investment to evaluate collateral performance. Discount rate assumptions, including market base rates and spreads were also reviewed.

For the six largest Investments (approximately 23% of the Acquired Fund portfolio), Lincoln referenced changes in market base rates and spreads between December 31, 2025, and March 13, 2026, to evaluate the potential for material changes in fair value. Additionally, Lincoln reviewed share prices for public investments. The market refresh was performed for public and income-approach Investments; NAV-based Investments were not refreshed. Based on the market refresh, stated NAV for the relevant Investments was considered a reasonable estimate of value.

Based on its review of each Investment in the Acquired Fund’s portfolio, Lincoln concluded that in aggregate, the carrying value of the Investments as of December 31, 2025 was reasonable to use in the calculation of the Consideration in the Proposed Transaction.

Valuation Analysis: the Acquiring Fund Performing Loans

Lincoln was provided with the Acquiring Fund Position Sheet as of December 31, 2025 which contained details outlining key contractual terms of the Investments including, but not limited to, par values, carrying values, cash / payment-in-kind or “PIK” interest rates, mandatory amortization, and maturity dates. Of the 101 Investments in the portfolio, 49 Investments were categorized as the Acquiring Fund Performing Loans given the nature of the Investments and the respective credit profile and financial condition of the underlying borrower. These were Investments that were (i) classified as ‘Loans’ and (ii) as marked above 90% of par and less than 105% of par.

Lincoln prepared a portfolio-level cash flow forecast for the Acquiring Fund Performing Loans (the “Acquiring Fund Performing Loan Cash Flows”), reflecting the projected economics of the Acquiring Fund Performing Loans based on the contractual terms noted above and estimated exit assumptions based on discussions with the Acquiring Fund. The Acquiring Fund Performing Loan Cash Flows utilized by Lincoln in the analysis reflected the aggregate cash flows of the Investments categorized as the Acquiring Fund Performing Loans and excluded portfolio-level expenses and the impact of portfolio-level leverage. Lincoln discounted the Acquiring Fund Performing Cash Flows based on selected required rates of return to determine the aggregate value of the Acquiring Fund Performing Loans.

Lincoln estimated the required rate of return for the Acquiring Fund Performing Loans utilizing portfolio-level synthetic credit rating and reunderwriting analyses. Based on certain market-based benchmarks which Lincoln deemed relevant, Lincoln estimated the required rates of return to be 8.8% to 11.4% and 10.6% to 12.5% for the synthetic credit rating and reunderwriting methodologies, respectively. Lincoln discounted the Acquiring Fund Performing Loan Cash Flows by the estimated required rates of return which indicated ranges of present value of the Acquiring Fund Performing Loan Cash Flows of $79.0 million to $83.0 million and $77.0 million to $80.0 million, respectively. Lincoln’s Indicated Aggregate Value of the Acquiring Fund Performing Loans was $78.0 million to $81.5 million based on the average of the two approaches.

Valuation Analysis: Acquiring Fund Outlier Loans

Lincoln valued eight of the Investments in the Acquiring Fund Portfolio on a security-by-security basis given the size and credit profile of the respective Investments. These were Investments that were (i) classified as ‘Loans’, (ii) greater than 1% of the aggregate carrying value of the portfolio as of December 31, 2025, and (iii) marked less than 90% of par or greater than 105% of par.

Lincoln utilized various valuation methodologies for each of these Investments, including but not limited to discounted cash flow analyses, selected public companies analyses, precedent transaction analyses, credit analyses and yield analyses, as applicable. Based on these analyses, Lincoln’s Indicated Aggregate Value of the Acquiring Fund Outlier Loans was $18.0 million to $20.7 million.

Valuation Analysis: Acquiring Fund Other Investments (Large Positions)

For Investments that were (i) classified as non-‘Loans’ and (ii) greater than 1% of the aggregate carrying value of the portfolio as of December 31, 2025, Lincoln conducted a review to determine the reasonableness of the carrying value of the Investments as of December 31, 2025. In performing this analysis, Lincoln completed the following, as applicable:

●	Reviewed the latest Valuation Documents relating to each Investment;

●	Discussed the Investments with the management of the Acquiring Fund including the underwriting assumptions and performance since underwriting; and

●	Reviewed key valuation inputs and assumptions and confirmed such inputs and assumptions were reasonable based on a comparison to relevant current market inputs and the facts and circumstances regarding each Investment.

Based on its review of these Investments, Lincoln determined the carrying values of each of these Investments were reasonable. Lincoln’s Indicated Aggregate Value of the Acquiring Fund Other Investments (Large Positions) was $65.3 million to $68.7 million.

Valuation Analysis: Exits and Cash Positions & Acquiring Fund Other Investments (Small Positions)

For Investments that exited after December 31, 2025, their value was assigned to be their respective exit value. For Investments that (i) were cash or cash-equivalent or (ii) not included in the other categories Lincoln used the carrying value as of December 31, 2025 as a reasonable estimate of value.

Fairness Determination

Based on the above analyses, Lincoln’s Indicated Aggregate Value of the Acquiring Fund Investments was $192.7 million to $202.3 million. After giving effect to the approximately $1.5 million of other assets, approximately $48.5 million of liabilities and the approximately 12.9 million shares outstanding of the Acquiring Fund as of December 31, 2025, Lincoln’s Indicated the Acquiring Fund NAV per share was approximately $11.30 to $12.05.

Based on (i) the Acquired Fund NAV per share of $9.03 as of December 31, 2025, (ii) the Acquiring Fund NAV per share of $11.72 as of December 31, 2025, and (iii) the approximately 15.1 million shares of the Acquired Fund outstanding as of December 31, 2025, Lincoln calculated the aggregate number of the Acquiring Fund shares to be received by the Acquired Fund Shareholders in the Proposed Transaction to be approximately 11.6 million shares of the Acquiring Fund, or approximately $135.9 million based on an Acquiring Fund NAV per share as of December 31, 2025.

Lincoln multiplied the (i) Indicated Acquiring Fund NAV per share range by (ii) the aggregate number of Acquiring Fund shares to be received by the Acquired Fund Shareholders which indicated an aggregate value of Consideration of approximately $131.0 million to $139.8 million which Lincoln compared to the Consideration in the Proposed Transaction of $135.9 million and noted that it fell within the range suggested by its analyses.

Miscellaneous

Lincoln received a customary fee from the Acquired Fund for their services, a portion of which was payable upon retention, and the balance upon Lincoln having informed the Acquired Fund Special Committee that they were prepared to render the Opinion. No portion of the fee was contingent upon either the conclusion reached in the Opinion or the consummation of the Proposed Transaction. In addition, the Acquired Fund, Special Committee and Willow Wealth have agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of its engagement. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates have provided, and may in the future provide, investment banking and other financial services to the Acquired Fund and the Acquiring Fund and each of their affiliates, for which Lincoln and its affiliates would expect to receive compensation. In the last two years, Lincoln has been engaged by the Acquiring Fund Investment Advisor (as defined in Lincoln’s Opinion) to provide ASC 820 valuations for certain investments held in funds managed by the Acquiring Fund Adviser including some Investments held by the Acquiring Fund.

Vote Required for the Proposal

The Proposal will require approval by at least a majority of the outstanding shares of the Acquired Fund entitled to vote thereon. For additional information regarding voting requirements, see “Voting Information and Requirements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement/Prospectus, including the documents incorporated by reference herein, may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. securities laws, which relate to the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund. Forward-looking statements may be identified by words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “intend”, “forecast”, “future”, “goal”, “may”, “objective”, “outlook”, “plan”, “predict”, “project”, “propose”, “seek”, “should”, “target” and “will” and variations of these words or similar expressions (or the negative versions of such words or expressions), although not all forward-looking statements include these words. Forward-looking statements are not statements of historical fact. The forward-looking statements may include statements as to: the expected timing of the Reorganization; the benefits of the Reorganization; future operating results of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund, and net investment income projections; business prospects of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund, and the prospects of their portfolio companies; Mount Logan’s or the Acquiring Fund’s plans, objectives, expectations and intentions regarding their business strategy and plans; and the impact of the investments that the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund expect to make. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected, including, without limitation, the uncertainties associated with:

●	the ability of the parties to consummate the Reorganization on the expected timeline, or at all;

●	the expected synergies and savings associated with the Reorganization;

●	the ability to realize the anticipated benefits of the Reorganization, including the expected elimination of certain expenses and costs due to the Reorganization;

●	the percentage of Acquired Fund Shareholders voting in favor of the Proposal;

●	the possibility that competing offers or acquisition proposals will be made;

●	the possibility that any or all of the various conditions to the closing of the Reorganization may not or will not be satisfied or waived;

●	risks related to diverting management’s attention from ongoing business operations;

●	the Combined Fund’s plans, expectations, objectives and intentions, as a result of the Reorganization;

●	any potential termination of the Reorganization Agreement;

●	the future operating results and net investment income projections of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund;

●	the ability of Mount Logan to implement Mount Logan’s future plans with respect to the Combined Fund;

●	the ability of Mount Logan and its affiliates to attract and retain highly talented professionals;

●	the business prospects of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund, and the prospects of their portfolio companies;

●	the impact of the investments that the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund expect to make;

●	the ability of the portfolio companies of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund to achieve their objectives;

●	the expected financings and investments and leverage that the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund may seek to incur in the future;

●	the adequacy of the cash resources and working capital of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund;

●	unexpected costs relating to the Reorganization;

●	the timing of cash flows, if any, from the operations of the portfolio companies of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund; and

●	the risk that shareholder litigation in connection with the Reorganization may result in significant costs of defense and liability.

The forward-looking statements contained in this Proxy Statement/Prospectus involve risks and uncertainties. The actual results could differ materially from those implied or expressed in the forward-looking statements for any reason.

Other factors that could cause actual results to differ materially include:

●	changes or potential disruptions in the economy, financial markets, political environment or operations of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund;

●	the impact of elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the 2026 mid-term elections and the risk of recession or a shutdown of government services;

●	risks associated with possible disruption in the operations of the Acquired Fund or the Acquiring Fund or the economy generally due to terrorism, war or other geopolitical conditions, including revolution or insurgency (such as those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict and war in Iran), natural disasters or pandemics;

●	future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in the Acquired Fund’s or Acquiring Fund’s operating areas, particularly with respect to registered investment companies; and

●	other considerations that may be disclosed from time to time in the publicly disseminated documents and filings of the Acquired Fund, the Acquiring Fund or, following the Reorganization, the Combined Fund.

The Acquired Fund and the Acquiring Fund have based the forward-looking statements included in this Proxy Statement/Prospectus on information available to them on the date of this Proxy Statement/Prospectus, and they assume no obligation to update any such forward-looking statements. Although the Acquired Fund and the Acquiring Fund undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that the Acquired Fund and the Acquiring Fund in the future may file with the SEC, including annual and semi-annual shareholder reports on Form N-CSR.

COMPARISON OF THE FUNDS

Investment Objectives

Both of the Funds seek to provide a high level of total return.

The investment objectives of the Funds are similar. The Acquired Fund’s investment objective is to generate current income and, as a secondary objective, capital appreciation and the Acquiring Fund’s investment objectives are to produce both current income and capital appreciation. There can be no assurance that either Fund will achieve its investment objective.

Both Funds’ investment objectives are not fundamental and may be changed without shareholder approval.

Principal Investment Strategies

Each Fund has a similar principal investment strategy to invest in debt securities and credit-related instruments; however, there are certain differences, including primarily how each Fund’s investment adviser seeks to achieve such Fund’s investment objective, the types of non-U.S. issuers in which each Fund may invest and the types of investments, aside from credit investments, in which each Fund may principally invest.

●	The Acquiring Fund seeks to invest in “full credit cycle” investments, which it defines as investments expected to perform well in both favorable economic conditions and unfavorable economic conditions. The Acquiring Fund’s investment strategy has two primary underlying themes: “Special Situations” and “Private Capital.” Private Capital investments focus on capturing an illiquidity premium by investing in structured instruments of borrowers or asset pools that are supported by strong cash flows. Special Situations include opportunities where issuer specific (idiosyncratic) events or overall market conditions have caused a dislocation between an investment’s market price and the Adviser’s opinion of intrinsic value. By contrast, the Acquired Fund’s strategy is not thematically-driven and reflects a broad mandate to invest in credit investments, which may be credit investments of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration.

●	In addition to credit investments, the Acquired Fund may also selectively acquire equity or similar ownership interests in assets of the type underlying the credit investments the Acquired Fund targets, including, without limitation, real estate, litigation financing, securitizations or structured investments and merchant cash advances secured by cash flow or future earnings, whereas the Acquiring Fund does not invest in equity investments of these types as part of its principal investment strategy. Further, the Acquired Fund’s principal investments include pooled investment vehicles managed by unaffiliated third parties, including collateralized loan obligation (“CLO”) structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities.

●	The Acquiring Fund and Acquired Fund may both invest in U.S. and non-U.S. issuers; however, the Acquired Fund’s non-U.S. investments may include investments in issuers in emerging markets, whereas the Acquiring Fund does not invest in emerging market issuers.

Both Funds may invest without restriction as to an instrument’s maturity, structure, seniority, interest rate formula, currency, issuer capitalization or credit quality. Both Funds may have substantial exposure to lower credit quality debt instruments commonly referred to as “junk” bonds. The Acquiring Fund defines junk bonds as those rated lower than Baa3 by Moody’s or lower than BBB- by S&P, or, if unrated, determined by Mount Logan to be of similar credit quality. The Acquired Fund’s credit investments substantially, and at times primarily, consist of investments that would be considered below investment grade, which it defines differently than the Acquiring Fund as, being securities rated “Ba” or “BB” or below by Moody’s, S&P, or Fitch Ratings, or securities, including those that will not be rated by any rating agency, that are judged to be of comparable quality by Willow Wealth and/or Prytania.

The following table shows the principal investment strategies for each Fund.

Acquired Fund	Acquiring Fund

The Acquired Fund seeks to achieve its investment objectives by primarily investing in debt securities and other credit instruments across multiple sectors, either directly or through separate investment structures or vehicles that provide the Acquired Fund with exposure to such securities, which the Acquired Fund refers to collectively as “Credit Investments.” Such Credit Investments may include instruments directly or indirectly secured by real or personal property.

Investment Objective and Policies. The Acquiring Fund seeks to meet its investment objectives by investing primarily in credit-related instruments of North American and European issuers. The Acquiring Fund defines credit-related instruments as debt, loans, loan participations, credit facility commitments, asset and lease pool interests, mortgage servicing rights, preferred shares, and swaps linked to credit-related instruments. The Acquiring Fund does not invest in instruments of emerging market issuers. The Acquiring Fund’s investments focus on privately originated credit investments as well as secondary credit investments. The Acquiring Fund invests without restriction as to an instrument’s maturity, structure, seniority, interest rate formula, currency; and without restriction as to issuer capitalization or credit quality. Lower credit quality debt instruments, such as leveraged loans and high yield bonds, are commonly referred to as “junk” bonds. The Acquiring Fund defines junk bonds as those rated lower than Baa3 by Moody’s or lower than BBB- by S&P, or, if unrated, determined by Mount Logan to be of similar credit quality.

Acquired Fund	Acquiring Fund

The Acquired Fund may also acquire Credit Investments that include, but are not limited to, automotive loans, corporate loans, receivable financing, litigation financing, art financing, oil and gas financing, purchase order financing, consumer loans, retail point of sale financing, marine and shipping finance, aircraft leasing and financing, asset based financing, working capital loans, cash flow loans, short term loans, merchant cash advances, equipment financing, mortgage-backed securities, asset backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, other mortgage-related securities, residential and commercial loans and mortgages, loan participations and assignments, loan securitized products and delayed funding loans and credit facilities, as well as instruments that are directly or indirectly secured by such assets, including in certain cases participation interests in the underlying loans, which the Acquired Fund refers to as “Participation Interests.” The Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. The Acquired Fund’s exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” The Acquired Fund’s credit investments substantially, and at times primarily, consist of investments that would be considered below investment grade. In addition to Credit Investments, the Acquired Fund may also selectively acquire equity or similar ownership interests in assets of the type underlying the Credit Investments the Acquired Fund targets, including, without limitation, real estate, litigation financing, securitizations or structured investments and merchant cash advances secured by cash flow or future earnings, which the Acquired Fund refers to as “Equity Investments.” The Acquired Fund refers to its Credit Investments and Equity Investments together collectively as the Acquired Fund’s “Investments.” The Acquired Fund has the flexibility to allocate assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. While a substantial portion of the Acquired Fund’s Investments will be in the United States, the Acquired Fund will also acquire Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, including in emerging markets. Risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

Under normal circumstances, the Acquiring Fund invests at least 80% of its net assets, plus borrowings for investment purposes, in credit-related instruments. The Acquiring Fund defines credit-related instruments as debt, loans, loan participations, credit facility commitments, asset and lease pool interests, mortgage servicing rights, preferred shares, and swaps linked to credit-related instruments.

Investment Strategy. Mount Logan seeks to provide a full credit cycle investment offering with the ability to opportunistically allocate capital to fill the white space created as other capital sources retrench due to both secular and cyclical investing trends. Mount Logan considers an investment to be a full credit cycle investment if it is expected to perform well in both favorable economic conditions and unfavorable economic conditions, such as a recession. Mount Logan seeks to opportunistically allocate the Acquiring Fund’s capital by investing in sectors that it believes present the best chances for above-average returns, when compared to similar investments. The Acquiring Fund will seek to invest throughout the credit cycle and across liquid and illiquid strategies. The Acquiring Fund’s flexible mandate is expected to allow Mount Logan to propose solutions tailored to each borrower’s unique objectives.

Mount Logan’s investment philosophy prioritizes establishing downside protection and principal preservation and will seek to generate attractive returns through execution of a differentiated investment approach built upon two broad investment themes: “Special Situations” and “Private Capital.” Private Capital investments focus on capturing an illiquidity premium by investing in structured instruments of borrowers or asset pools that are supported by strong cash flows. Special Situations include opportunities where issuer-specific (idiosyncratic) events or overall market conditions have caused a dislocation between an investment’s market price and Mount Logan’s opinion of intrinsic value. Mount Logan believes that the Special Situation securities it identifies have an intrinsic measure of downside protection and principal preservation because the securities selected have already declined in value due to transient or temporary bad news, competitive setbacks or similar issuer-specific events. In a somewhat similar vein, Mount Logan believes that Private Capital investments also possess an intrinsic measure of downside protection and principal preservation because they are supported by security structure, such as a senior first claim on cash flows, asset pools, and or strong cash flows.

Acquired Fund	Acquiring Fund

The Acquired Fund may invest any amount of assets in securities, including residential or commercial mortgages, of any credit quality, including securities that are issued by highly leveraged companies and that are rated at the time of investment below investment grade i.e., “Ba” or “BB” or below by Moody’s Investors Service, Inc., Standard & Poor’s Corporation Ratings Group, or Fitch Ratings, or securities, including those that will not be rated by any rating agency, that are judged to be of comparable quality by the Acquired Fund Adviser and/or Sub-Adviser. The Acquired Fund’s exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” The Acquired Fund’s Credit Investments substantially, and at times primarily, consist of investments that would be considered below investment grade. The Credit Investments in the Acquired Fund’s portfolio may often have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to the Acquired Fund if such borrowers are unable to refinance or repay their debt at maturity.

Many of the Credit Investments the Acquired Fund could potentially acquire in the secondary market may also have less restrictive covenant terms that provide the Acquired Fund with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.

In addition to acquiring Credit Investments originated by others or in secondary market transactions, the Acquired Fund may from time to time also originate the Acquired Fund’s own loans and similar Credit Investments. The Acquired Fund may make such loans and originate such Credit Investments to the extent permitted under the 1940 Act and the rules and regulations thereunder. The Acquired Fund’s selection process for Credit Investments the Acquired Fund originates will mirror the process the Acquired Fund applies to any other Credit Investments the Acquired Fund may acquire, including the factors the Acquired Fund considers such as maturity and duration of individual Credit Investments, borrower and loan types, and geographic location of borrowers. See “Investment Strategy” below. While the Acquired Fund may opportunistically originate new Credit Investments in any industry in which the Acquired Fund may invest, the Acquired Fund’s origination activities will likely be weighted more towards certain investment areas, such as marine loans, where the Acquired Fund Adviser and/or Sub-Adviser has particular expertise or where attractive secondary market trades remain less available. Any Credit Investments the Acquired Fund originates will be sourced directly through relationships maintained by the Acquired Fund Adviser and/or Sub-Adviser, and the Acquired Fund does not intend to form any separate online loan platform or similar vehicle to publicly source potential new Credit Investments that the Acquired Fund may originate.

Mount Logan seeks to execute its flexible strategy by constructing a portfolio of assets that it believes have favorable risk-return profiles with downside protection and upside potential. Mount Logan believes that secular changes have broadly restricted borrower access to traditional capital providers while cyclical market dislocations and industry and company stresses continue to present opportunity for patient, disciplined investors. Mount Logan believes that its screening processes will identify securities with above average upside potential when compared to similar investments.

Private Capital: Assets and Strategies

Private Lending & Structured Products

●      Private Lending: providing creative financing solutions to borrowers with custom loan documentation. Borrowers in the middle market seek resourceful financing partners that have industry expertise, can provide certainty of execution, and can transact on an expedited timeline. Mount Logan seeks a strategy advantage through its ability to pursue senior secured lending to mezzanine (debt with an equity element, such as a warrant or a call option on equity) investments aiming to provide borrowers with one counterparty. Mezzanine financing is a capital resource that sits between (less risky) senior debt and (higher risk) equity that has both debt and equity features. Companies can use mezzanine financing to achieve goals that require capital beyond what senior lenders will extend.

●      Primary and secondary structured products: opportunistic investments in non-traditional credit instruments with varying counterparty credit risk. This strategy is based on Mount Logan’s assessment of relative value.

●      Regulatory capital relief investments: structured financing solutions to mitigate regulatory capital constraints for borrowers. Rising regulatory capital requirements for financial institutions create an opportunity for non-traditional capital providers to structure capital solution programs aimed at mitigating banks’ risk of near-term capital losses in return for insurance-like payments on first loss risk assumption assumed by financial investors.

●      Structured Equity: invests in minority structured convertible preferred equity with significant downside protection through company selection and robust negative controls. This strategy seeks to blend equity-like potential gains with some aspects of downside protection normally associated with debt.

Acquired Fund	Acquiring Fund

In originating new Credit Investments, the Acquired Fund will generally seek to apply underwriting criteria that the Acquired Fund believes are consistent with those employed by other similarly situated originators within a particular industry space, including considering the relative creditworthiness of specific borrowers, the availability and value of collateral securing the Acquired Fund’s investment, if any, and the risk-adjusted return associated with a proposed Credit Investment. The Acquired Fund expects the relative weighting the Acquired Fund applies to such criteria to vary, depending on the nature of the Credit Investment and the underlying borrower. Where the Acquired Fund originates a new Credit Investment, the Acquired Fund will often perform certain loan servicing obligations and may receive compensation from the underlying borrower to perform such functions. Loan servicing obligations are typically administrative in nature, and often include coordinating the payment of interest on a Credit Investment to the appropriate investors and notifying investors in the event of a breach of the terms of a Credit Investment. There are no limits on the number of Credit Investments the Acquired Fund may originate to issuers in the same industry, other than pursuant to the Acquired Fund’s fundamental policy not to invest more than 25% of the Acquired Fund’s total assets in the securities of companies or entities engaged in any one industry or group of industries.

The Acquired Fund has acquired and may continue to acquire, on an opportunistic basis, debt or equity interests in vehicles that in turn hold interests in the type of Investments which the Acquired Fund seeks to also target. These may include pooled investment vehicles managed by unaffiliated third parties, such as loan securitization structures formed in reliance on Rule 3a-7 under the 1940 Act, including collateralized loan obligation, or “CLO,” structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities. The Acquired Fund may also invest in a joint venture investment structure where the Acquired Fund and one or more other investors have joint investment control over such vehicle. However, the Acquired Fund would generally not expect to consolidate the assets held by such vehicles with the remainder of the Acquired Fund’s portfolio. In addition, the Acquired Fund’s investment in any such vehicles would be subject to the Acquired Fund’s fundamental policy with respect to concentration, in that no more than 25% of the Acquired Fund’s total assets may be invested in the securities of companies or entities engaged in any one industry or group of industries.

The Acquired Fund may also target on an opportunistic basis certain more liquid investments in what the Acquired Fund refers to as the Acquired Fund’s “Select Traded Portfolio”. Assets within the Acquired Fund’s Select Traded Portfolio will generally have a CUSIP number or otherwise be tradable either on an exchange or through the over-the-counter markets. Willow Wealth and/or Sub-Adviser may target such opportunistic investments that fall outside the Acquired Fund’s principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. The size of the assets allocated to the Acquired Fund’s Select Traded Portfolio may increase if it is determined that the Acquired Fund should maintain a higher level of liquidity within the Acquired Fund’s overall portfolio. The Acquired Fund does not generally expect that the size of the Acquired Fund’s Select Traded Portfolio will exceed 60% of the Acquired Fund’s total assets, on average, during any single calendar year. However, the Acquired Fund may elect to temporarily increase the percentage of the Acquired Fund’s total assets that are comprised of more liquid assets of the type within the Select Traded Portfolio to the extent the Acquired Fund deems necessary or appropriate for tax or regulatory compliance purposes, or as may be required in connection with subsequent closings, pending the Acquired Fund’s investment of the proceeds of such closings in accordance with the Acquired Fund’s investment objectives and strategies described in this prospectus.

Asset Investing

●      Aircraft leasing pools: financing agreements to convey the use of one or more aircraft for a specific time period in return for lease compensation. The strategy focuses on a combination of strong airline passenger growth, high demand for new aircraft, increasing order backlogs and a highly fragmented market provide an attractive investment landscape for opportunistic capital.

●      Receivable pools: investments backed by a diverse portfolio of receivables allowing corporations to receive early payment on outstanding invoices, loans and claims. Financing solutions can take the form of asset-based lending, factoring or selective accounts receivable financing. This strategy seeks above-average returns when compared to similar risk investments.

●      Renewables investments: financing solutions for the construction and development of renewable energy assets (solar, wind, hydro, tidal, geothermal, and biomass based power facilities). Mount Logan anticipates sourcing investment from leading global renewable energy companies to provide credit financing solutions backed by long-term, contracted cash flows.

●      Mortgage servicing rights (“MSR”s): investment in contractual rights to perform and control servicing of mortgage loans. Punitive capital treatment of MSRs under Basel III, which increases the risk-weighting of MSRs, has driven banks to reduce MSR exposure and opened an attractive investment opportunity to financial investors with MSR investment expertise and appropriate capital. This strategy is based on Mount Logan’s assessment of relative value and interest rate outlook.

Special Situations: Assets and Strategies

Event Driven

●      Low levered bank loans: these are primarily secured bank loans with low loan-to-value metrics and selective and prudent financing at the asset level. This is a strategy typically employed during periods of market or sector dislocation or when an individual company’s loans do not reflect their fundamental value.

●      Bridge Loans/Revolving Credit Facility: investments in mostly unfunded or partially funded liability instruments with shorter than average duration and advantaged collateral position. This strategy relies on the contingent capital nature and in most cases limited funding requirements of bridges/revolvers to provide investment opportunities with attractive returns.

Acquired Fund	Acquiring Fund

In accordance with the foregoing strategies, Willow Wealth and/or Sub-Adviser may invest the Acquired Fund’s Select Traded Portfolio in a broad range of Credit Investments and Equity Investments, sectors and strategies. Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. Willow Wealth and/or Sub-Adviser may make Equity Investments, which include common stocks, preferred stocks, convertible securities, warrants, depositary receipts, ETFs, equity interests in real estate investment trusts and master limited partnerships. Common stock represents an equity ownership interest in a company. Willow Wealth and/or Sub-Adviser may hold or have exposure to common stocks of issuers of any size, including small- and medium-capitalization stocks. Willow Wealth and/or Sub-Adviser may allocate the Acquired Fund’s Select Traded Portfolio’s assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time.

Particularly with respect to Investments in the Acquired Fund’s Select Traded Portfolio, the Acquired Fund may, but is not obligated to, enter into certain types of derivatives transactions. The Acquired Fund may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps, total return swaps, index products and interest rate swaps) and may purchase and sell exchange listed and off exchange (“over the counter” or “OTC”) put and call options on securities and swap contracts, financial indices and future contracts and use other similar derivative instruments or management techniques (collectively, “Strategic Transactions”). The Acquired Fund may, but is not obligated to, use Strategic Transactions for hedging purposes or to enhance total return. There is no guarantee that Willow Wealth and/or Sub-Adviser will utilize derivatives on behalf of the Acquired Fund, even in circumstances where it would be advantageous to the Acquired Fund do so.

●      Debtor-in-possession (“DIP”) loans: DIP financings to borrowers undergoing financial restructurings under corporate bankruptcy law. DIP financing is unique from other financing methods in that it usually has priority over existing debt, equity, and other claims. This strategy generally benefits from an advantaged collateral position at the top of a borrower’s repayment waterfall and therefore typically has strong downside protection.

●      Exit/Rescue financings: opportunistic credit extension to companies in extraordinary financial situations. For example, reorganized Chapter 11 bankrupt debtors use exit financing to pay creditors’ claims and to fund their ongoing operations after bankruptcy. An example of rescue financing is financing urgently required for a company to remedy or avoid default, provide liquidity to fund ongoing operations, or comply with applicable capital requirement under rules or regulations. This strategy generally benefits from the diminished bargaining power of the borrower.

●      Liquidations/Litigations investments: claims in bankrupt, liquidating entities or litigations with strong downside protection and asymmetric risk-reward profiles. As a strategy, investments in liquidation and litigation claims provide opportunities for generating returns that are largely uncorrelated to general market risk and default rates. The long duration of most liquidation and litigation investments make them particularly suitable for patient investors.

Stressed/Distressed Debt

●      Non-par syndicated credit investments: investments in credit instruments trading at deep discounts to intrinsic value. Spikes in default rates and significant market corrections often create strategic investment opportunities in broadly syndicated debt markets, where trading prices often differ materially from Mount Logan’s view of fundamental value in periods of high volatility.

●      Loan-to-own investments: primary or secondary credit investments with the implied ultimate goal of assuming ownership and/or control of companies.

●      Restructuring investments: investments in a broad set of credit instruments in companies undergoing financial reorganization of their liabilities. This strategy seeks to capture returns from significant price dislocations.

Mount Logan sells an instrument when a target return has been reached, when its investment outlook becomes unfavorable, or to invest in an instrument with a higher expected return.

The Acquiring Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Acquiring Fund’s assets (defined as net assets plus borrowing for investment purposes). The Acquiring Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Acquiring Fund with temporary liquidity.

Acquired Fund	Acquiring Fund

When making investments in Credit Investments (other than those in the Acquired Fund’s Select Traded Portfolio), the Acquired Fund will generally seek to acquire such Credit Investments that (i) are believed to be sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with the Acquired Fund’s desired investment characteristics. Given the nature and risks associated with special-situation lending, the Acquired Fund will generally seek to focus first on the collateral available for each such Credit Investment in an effort to protect principal, and then second on obtaining an appropriate return given the term, risk and liquidity associated with each such specific Credit Investment. The Acquired Fund will generally apply similar criteria for any Equity Investment the Acquired Fund may acquire, with a focus on the Acquired Fund’s expected risk adjusted return on such Equity Investments.

The Acquired Fund has elected to be treated for U.S. federal income tax purposes as a regulated investment company, or “RIC,” under Subchapter M of the Code. In 2021, the Acquired Fund was unable to satisfy the requirement that a RIC must derive at least 90% of its annual gross income from “qualifying income.” As a result, the Acquired Fund was required to pay taxes on the income generated from the Acquired Fund’s ownership percentage in the non-qualifying assets held in 2021 in order to qualify as a RIC for U.S. federal income tax purposes for the Acquired Fund’s 2021 taxable year. Willow Wealth reimbursed the Acquired Fund for any such taxes due. Beginning with the Acquired Fund’s 2022 taxable year and for each taxable year since, the Acquired Fund has satisfied the 90% Income Test and qualified as a RIC for such taxable year, and intends to continue to qualify as a RIC for successive periods thereafter.

In seeking to achieve its investment objectives, the Acquired Fund has utilized, and may utilize in the future, certain wholly-owned subsidiaries to hold certain equity or equity-like investments in partnerships. The Acquired Fund consolidates the Subsidiaries with the Acquired Fund for accounting purposes, but not for U.S. federal income tax purposes. The Subsidiaries are subject to U.S. federal income tax on their taxable income at the rate applicable to corporations and subject to state and local taxes in jurisdictions in which such Subsidiary has an economic presence. You should be aware that the net return to the Acquired Fund on investments held in a Subsidiary will be reduced to the extent that a Subsidiary is subject to taxes at the federal, state and/or local levels.

For more information, see the sections titled “Investment Objectives and Strategy” in the Acquired Fund’s prospectus and “Investment Objectives, Policies and Strategies” in the Acquiring Fund’s prospectus which are each incorporated herein by reference.

Leverage

Each of the Acquired and Acquiring Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of such Fund’s assets (defined as net assets plus borrowing for investment purposes). Each Fund is authorized to borrow money in connection with its investment activities (including to enhance its returns) and manage its liquidity needs (including to satisfy repurchase requests from Acquiring Fund shareholders, and to otherwise provide the Acquiring Fund with temporary liquidity).

The Funds’ strategies relating to their use of leverage, if any, may not be successful, and the Funds’ use of leverage will cause the Funds’ NAV to be more volatile than they would otherwise be. There can be no guarantee that the Combined Fund will leverage its assets or, to the extent the Combined Fund utilizes leverage, what percentage of its assets such leverage will represent. Depending on market conditions, the Acquiring Fund’s portfolio management team may choose not to use any leverage. Although the use of leverage by a Fund may create an opportunity for increased after-tax total return for the shares, it also increases market exposure, results in additional risks and can magnify the effect of any losses.

The Combined Fund currently anticipates using leverage of approximately 17.5% of its estimated gross assets. While the Acquired Fund currently does not have any borrowings outstanding, it has historically utilized leverage (with average borrowings for the 2025 fiscal year equal to approximately 9.49% of gross assets). In the event that the Reorganization were to not occur, the Acquired Fund would expect to resume similar use of leverage going forward.

Fees and Expenses

The following table is intended to assist Acquired Fund shareholders in understanding the costs and expenses that an investor in shares of the Acquired Fund or Acquiring Fund bears directly or indirectly and, based on the assumptions set forth below, the pro forma costs and expenses of the Combined Fund. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document contains a reference to fees or expenses paid or to be paid by “you,” “the Acquired Fund,” or “the Acquiring Fund,” shareholders will indirectly bear such fees or expenses as investors in the Acquired Fund or Acquiring Fund, as applicable. The Acquired Fund and Acquiring Fund fees and expenses are set forth as an annualized percentage of average net assets attributable to common shares as of the Acquired Fund’s fiscal year ended December 31, 2025 and Acquiring Fund’s fiscal semi-annual period ended March 31, 2026. Pro Forma Combined Fund expenses reflected are based on the projected expenses for the fiscal year ending September 30, 2027 over the Combined Fund’s projected average net assets for the fiscal year ending September 30, 2027. Pro Forma Combined Fund fees and expenses are estimated in good faith and are hypothetical. It is important to note that following the Reorganization, shareholders of the Acquired Fund would be subject to the actual fees and expenses of the Acquiring Fund, which may not be the same as the Pro Forma Combined Fund fees and expenses. Future fees and expenses may be greater or lesser than those indicated below.

	Acquired Fund		Acquiring Fund		Pro Forma Combined Fund
Sales Load (as a percentage of the offering price)	None		None		None
Distribution reinvestment plan and cash purchase plan fees (per share for open-market purchases of common shares)	None		None		None
Annual expenses (as a percentage of net assets attributable to Common Shares(1)(2))
Management Fees	1.00	%(3)	1.46	%(4)	1.51	%(4)
Incentive Fees	None		1.22	%(5)	1.69	%(5)
Shareholder Servicing Expenses	None		None		None
Distribution Fee	None		None		None
Other Expenses	1.96	%(6)	1.63	%(7)	1.07	%(7)
Interest Expense on Borrowings	0.66	%(8)	1.06	%(9)	1.25	%(9)
Acquired Fund Fees and Expenses(10)	0.02%		1.33%		0.73%
Total Annual Expenses	3.64	%(11)	6.70	%(11)	6.25%
Fee Waiver	(0.11	)%(12)	(0.58)	%(13)	(0.08)	%(13)
Total Annual Expenses (after fee waiver)	3.53%		6.12	%(14)	6.17%

(1)	For the Pro Forma Combined Fund, the projected average net assets of the Acquired Fund and Acquiring Fund combined for the fiscal year ending September 30, 2027 (the first full fiscal year following the expected completion of the Reorganization).

(2)

“Net assets attributable to common shares” equals the average net assets of the Acquired Fund for the fiscal year ended December 31, 2025 and average net assets of the Acquiring Fund for its fiscal semi-annual period ended March 31, 2026, excluding the pro forma column.

(3)

Willow Wealth’s management fee under the Acquired Fund Investment Advisory Agreement is payable quarterly in arrears and calculated at an annual rate of 1.00% of the average of the Acquired Fund’s net assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters. The percentage reflected in the table above assumes full investment of the Acquired Fund’s net assets. To the extent that the Acquired Fund holds cash and/or cash equivalents, the actual percentage as a percentage of average net assets attributable to common shares will be lower. For the fiscal year ended December 31, 2025, Willow Wealth’s management fee (as a percentage of average net assets attributable to common shares) was 0.86%.

(4)

Management Fees of the Acquiring Fund reflect the base management fee due to Mount Logan under the Acquiring Fund Investment Advisory Agreement, which is calculated at an annual rate of 1.25% of the Acquiring Fund’s gross assets, which for purposes of the Acquiring Fund Investment Advisory Agreement is equal to the Acquiring Fund’s total assets as reflected on its balance sheet. The base management fee is payable monthly in arrears and is calculated based on the average daily value of the Acquiring Fund’s gross assets during such period. Management Fees of the Acquiring Fund reflect actual fees paid for the semi-annual period ended March 31, 2026, expressed as a percentage of net assets attributable to Common Shares.

Following completion of the Reorganization, the Combined Fund will continue to be managed by Mount Logan. The pro forma base management fee has been calculated in accordance with the terms of the Acquiring Fund Investment Advisory Agreement. This table expresses the Combined Fund’s projected base management fee for the fiscal year ending September 30, 2027 of $4.2 million over the Combined Fund’s projected average net asset assets of $277.8 million for the fiscal year ending September 30, 2027.

(5)

The incentive fee is based on the Acquiring Fund’s performance and will not be paid unless the Acquiring Fund achieves certain performance targets. The Acquiring Fund expects the incentive fee to increase to the extent the Acquiring Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Acquiring Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return of the Acquiring Fund’s adjusted capital, equal to 1.50% per quarter, or an annualized hurdle rate of 6%, subject to a “catch-up” feature. Incentive Fees of the Acquiring Fund reflect actual amounts earned for the fiscal semi-annual period ended March 31, 2026, expressed as a percentage of net assets attributable to Common Shares.

Following completion of the Reorganization, the Combined Fund will continue to be managed by Mount Logan. The pro forma incentive fees have been calculated in accordance with the terms of the Acquiring Fund Investment Advisory Agreement. This table expresses the Combined Fund’s projected incentive fee for the fiscal year ending September 30, 2027 of $4.7 million over the Combined Fund’s projected average net asset assets of $277.8 million for the fiscal year ending September 30, 2027.

See “Management of the Acquiring Fund—The Adviser of the Acquiring Fund” for a full explanation of how the incentive fee is calculated.

The Combined Fund will exclude from the calculation of its incentive fees payable to Mount Logan any adjustments to the cost basis of the Acquired Fund’s holdings derived from the accounting treatment of the Reorganization under ASC 805.

(6)	“Other Expenses” for the Acquired Fund are based on estimated amounts for the current fiscal year, based on actual expenses for the fiscal year ended December 31, 2025.
(7)

“Other Expenses” for the Acquiring Fund are estimated for the current fiscal year, based on actual expenses for the fiscal semi-annual period ended March 31, 2026. Other expenses include accounting, legal and auditing fees of the Acquiring Fund, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Acquiring Fund or Mount Logan.

“Other Expenses” for the Combined Fund are estimated for the fiscal year ending September 30, 2027. Other expenses include accounting, legal and auditing fees of the Acquiring Fund, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Acquiring Fund or Mount Logan.

(8)	“Interest Expense on Borrowing” in the table above for the Acquired Fund is based on estimated average total borrowings of $14,137,000 (the average balance outstanding under the Acquired Fund's credit facility for the fiscal year ended December 31, 2025) and an average interest rate of 6.50% (SOFR plus 200 bps interest spread with a floor of 6.50%).

(9)

“Interest Expense on Borrowing” in the table above for the Acquiring Fund is based on average total borrowings of $22.3 million (the average balance outstanding under the Acquiring Fund’s credit facility for the fiscal semi-annual period ended March 31, 2026) and an average interest rate for the days the line of credit was outstanding during the fiscal year of 5.37%.

“Interest Expense on Borrowing” in the table above for the Combined Fund is based on estimated average total borrowings under a credit facility of $51.1 million (representing approximately 17.5% of the Combined Fund’s estimated gross assets for the fiscal year ending September 30, 2027) and an average interest rate of 5.94% (SOFR plus 180 bps interest spread).

There can be no assurances that any Fund will be able to obtain such level of borrowing (or to maintain its current level of borrowing), that the terms under which the relevant Fund borrows will not change, or that the Fund’s use of leverage will be profitable.

(10)	Includes fees and expenses incurred indirectly as a result of investment in shares of one or more underlying or “acquired” funds, which include (i) investment companies, or (ii) companies that would be an investment company under Section 3(a) of the 1940 Act except for exceptions under Sections 3(c)(1) and 3(c)(7) under the 1940 Act. AFFE is based on the actual amounts incurred by each of the Acquired Fund and Acquiring Fund as of their most recent fiscal year and estimated amounts for the Combined Fund.

(11)	The “Total Annual Expenses” may not correlate to the ratio of expenses to average net assets as reported in the “Financial Highlights” section of this Proxy Statement/Prospectus, which reflects the operating expenses of the Acquired Fund and Acquiring Fund, as applicable, and does not include “Acquired Fund Fees and Expenses.”

(12)

Willow Wealth has agreed to waive the fees, costs and expenses payable to it by the Acquired Fund pursuant to the Administration Agreement between Willow Wealth and the Acquired Fund and to pay or absorb expenses of the Acquired Fund so that the Acquired Fund’s total annual expenses (excluding (i) interest payable on debt, (ii) federal, state, local and foreign taxes, (iii) acquired fund fees and expenses, (iv) extraordinary expenses, (v) management fees payable pursuant to the Advisory Agreement, (vi) the administrative fee payable pursuant to the Administration Agreement and (vii) the registered fund services fee payable to the Acquired Fund’s sub-administrator) will not exceed 1.50% of the average net assets attributable to the Acquired Fund’s common shares on an annual basis (the “Acquired Fund Expense Limitation”). With respect to any amounts waived or absorbed by Willow Wealth pursuant to the Acquired Fund Expense Limitation, Willow Wealth is entitled to recoup such amounts for a period of up to three years from the date that such fees were waived or such costs or expenses were absorbed, provided that Willow Wealth is able to effect such recoupment without causing the Acquired Fund’s total annual expenses (after recoupment) to exceed the lesser of (a) the expense limitation in effect at the time of the waiver, and (b) any expense limitation in effect at the time of the recoupment.

In addition to the Acquired Fund Expense Limitation, the administrative fee paid to Willow Wealth as the Acquired Fund’s administrator (0.0375% of the Acquired Fund’s net assets attributable to common shares, determined as of the end of each calendar quarter (0.15% annualized)) is limited such that the aggregate amount of such fee plus the amount of the registered fund services fee paid by the Acquired Fund to its sub-administrator (which for the avoidance of doubt does not include any other fees, costs or expenses payable by the Acquired Fund or any subsidiary thereof to the Acquired Fund’s sub-administrator for other services) shall on an annual basis be no more than 0.35% of the Acquired Fund’s average net assets attributable to common shares.

The Acquired Fund’s current Administration Agreement, including the Acquired Fund Expense Limitation described above, may be terminated by either the Acquired Fund or Willow Wealth (in its capacity as administrator) without penalty upon 60 days’ written notice to the other party; provided, that in the case of termination of the agreement, the Acquired Fund Expense Limitation shall remain in full force and effect through May 31, 2027, unless the Acquired Fund Board consents to an earlier termination of such Acquired Fund Expense Limitation.

(13)

Mount Logan and the Acquiring Fund have entered into an Expense Limitation Agreement under which Mount Logan has agreed, until at least February 1, 2028, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses, of the Acquiring Fund (excluding incentive fees, all borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Acquiring Fund’s ordinary annual operating expenses exceed 2.50% per annum of the Acquiring Fund’s average daily net assets attributable to Class I shares. Such Expense Limitation Agreement may not be terminated by Mount Logan, but it may be terminated by the Board of Trustees, upon 60 days written notice to Mount Logan. Any waiver by Mount Logan is subject to repayment by the Acquiring Fund within the three (3) years from the date Mount Logan waived any payment, if the Acquiring Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees.

(14)	Mount Logan contractually waived 0.58% of fees in accordance with the Expense Limitation Agreement for the fiscal semi-annual period ended March 31, 2026. Additionally, Mount Logan voluntarily waived 0.14% of incentive fees for the fiscal semi-annual period ended March 31, 2026, which resulted in total annual expenses (after contractual and voluntary fee waivers) of 5.98%.

Expense Example

The following example illustrates the expenses that a shareholder would pay on a $1,000 investment that is held for the time periods provided in the table. The example set forth below assumes shares of each Fund were owned as of the completion of the Reorganization and uses a 5% annual rate of return as mandated by SEC regulations.

	1 Year	3 Years	5 Years	10 Years
Acquired Fund	$36	$110	$187	$389
Acquiring Fund	$49	$154	$262	$529
Pro Forma Combined Fund	$45	$136	$229	$465

*The example should not be considered a representation of future expenses or rate of return and actual Combined Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV; (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown; and (iii) the Expense Limitation Agreement for the Acquiring Fund and Combined Fund were in effect through their expiration date described in note 13 above. While the example assumes, as required by the SEC, a 5% annual return, performance of the Combined Fund will vary and may result in a return greater or less than 5%. Under the Acquiring Fund Investment Advisory Agreement, no incentive fee would be payable if the Acquiring Fund or the Combined Fund, as applicable, has a 5% annual return. Accordingly, the incentive fee is not included in the example. If sufficient returns are achieved on investments to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher.

Principal Risks

The principal risks of the Funds are substantially similar, but include some differences. In particular, the Acquired Fund is subject to certain risks associated with investing in issuers in emerging and frontier markets, real estate, Brady Bonds, collateralized loan obligations and from its potential exposure to regional or sector concentration to which the Acquiring Fund is not subject or is subject to a lesser extent and the Acquiring Fund is subject to certain risks stemming from its purchasing securities on a “when-issued” basis, to which the Acquired Fund is not subject. Further, the Acquired Fund is subject to certain risks specific to its ability to operate as a “non-diversified” investment company (although the Acquired Fund’s portfolio has met the definition of “diversified” under the 1940 Act since January 2024); whereas, the Acquiring Fund is classified as a “diversified” investment company. Although many of the principal risks of each Fund are similar, each Fund uses different terminology to describe the principal risks applicable to such Fund’s principal investment strategy. The actual risks of investing in each Fund depend on the investments held in the Fund’s portfolio and on market conditions, both of which change over time.

Principal Risks of Investing in the Acquired Fund

An investment in the Acquired Fund’s shares involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in the Acquired Fund’s shares. The following are some of the risks an investment in the Acquired Fund involves:

●	The Acquired Fund’s Sub-Adviser has limited prior entity experience managing a registered closed-end management investment company or a RIC. Therefore, the Acquired Fund’s Sub-Adviser may not be able to successfully operate the Acquired Fund’s business or achieve the Acquired Fund’s investment objectives.

●	No public market will exist for the Acquired Fund’s shares.

●	The amount of any distributions the Acquired Fund may make is uncertain, and any distributions will be authorized in the sole discretion of the Acquired Fund Board. The Acquired Fund’s distribution proceeds may exceed the Acquired Fund’s earnings, particularly during the period before the Acquired Fund has substantially invested the net proceeds from the Acquired Fund’s public offering. Therefore, portions of the distributions that the Acquired Fund make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. The return of capital does not include income or capital gains.

●	The Acquired Fund will be subject to corporate-level income tax if the Acquired Fund is unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

●	The Acquired Fund is uncertain of its sources for funding its future capital needs; if the Acquired Fund cannot obtain equity or debt financing on acceptable terms, its ability to acquire investments and to expand its operations may be adversely affected.

●	Any significant disruption in service on the Acquired Fund Investment Portal or in its computer systems could materially and adversely affect its ability to perform its obligations.

●	Changes in interest rates may negatively affect the Acquired Fund’s cost of capital and net investment income.

●	A significant majority of the Acquired Fund’s investment portfolio will be recorded at fair value as determined in good faith by Willow Wealth in its role as “valuation designee,” subject to the oversight of the Acquired Fund Board and, as a result, there may be uncertainty as to the value of the Acquired Fund’s investments.

●	The Acquired Fund may face specific risks associated with Investments the Acquired Fund may acquire in real estate or real-estate related instruments, which may cause the Acquired Fund’s expected returns to not materialize, or may materially impair the value of its Investments, which may materially and adversely affect its financial condition and results of operations.

●	The presence of hazardous or toxic substances on the Acquired Fund’s real estate investments, if any, could adversely affect its ability to sell such investments or to borrow using such investments as collateral.

●	Securities issued by entities which invest in real estate, including “real estate investment trusts” (“REITs”), generally will be subject to the risks incident to the ownership and operation of commercial real estate and/or risks incident to the making of nonrecourse mortgage loans secured by real estate.

●	Real estate valuation is an inherently inexact process and depends on numerous factors, all of which are subject to change.

●	Poor management on the part of the real estate company managing a property in which the Acquired Fund holds an investment could adversely affect the financial performance of the corresponding project investment or expose it to unanticipated operating risk, which could reduce the property’s cash flow and adversely affect the borrower’s ability to repay the associated Investment, which could have a material adverse effect on the Acquired Fund’s Investment.

●	Investments in securities denominated or quoted in currencies other than the U.S. Dollar may be impacted by changes in foreign currency exchange rates, which impact the value of securities within the Acquired Fund’s Select Traded Portfolio and the unrealized appreciation or depreciation of investments.

●	Investment in mortgage-backed securities, asset-backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, mortgage-related securities, loans and related Participation Interests are subject to unique risks.

●	Loan origination or purchase of Participation Interests may expose the Acquired Fund to risk of losses resulting from default and foreclosure.

●	The Acquired Fund may be subject to certain risks as a result of originating loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans, or other types of loans, which may be in the form of secured and unsecured notes, senior and second lien loans, mezzanine loans, or similar investments.

●	The Acquired Fund may originate loans to foreign entities and individuals. Such loans may involve risks not ordinarily associated with exposure to loans to U.S. entities and individuals.

●	If the Acquired Fund owns debt that is junior to other secured debt, the Acquired Fund could lose the entire value of its investment in such debt.

●	Increasing interest rates and prepayment features in the market generally may decrease the value of the Acquired Fund’s existing Credit Investments.

●	The Acquired Fund may invest in assets with no or limited performance or operating history.

●	Investments in debt securities and instruments that are below investment grade, e.g. “junk bonds,” are speculative and may present the Acquired Fund with a higher degree of risk.

●	Investments in Equity Investments may result in investment returns being subject to higher levels of volatility and market and issuer-specific risk than investments exclusively in debt securities.

●	The Acquired Fund is exposed to the risk of fraud through the Investments held in its portfolio.

●	The Acquired Fund has not identified all of the specific investments that the Acquired Fund will make with the proceeds from this offering and, except to the extent the Acquired Fund has entered into any Contingent Funding Agreements in relation thereto, you will not have the opportunity to evaluate all such investments prior to purchasing the Acquired Fund’s shares.

●	The Acquired Fund may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political, or regulatory occurrence.

●	The Acquired Fund may be unable to sell a sufficient number of shares for the Acquired Fund to achieve its investment objectives.

●	If the Acquired Fund is unable to raise substantial funds, it will be limited in the number and type of investments it may make and the value of your investment in the Acquired Fund may be reduced in the event its assets under-perform.

●	The Acquired Fund may face additional competition due to the fact that individuals associated with the Acquired Fund Adviser and/or Sub-Adviser are not prohibited from raising money for or managing another entity that makes the same types of investments that the Acquired Fund targets.

●	The Acquired Fund’s ability to enter into transactions with its affiliates will be restricted.

●	Investors will not know the purchase price per share at the time they submit their subscription agreements and could receive fewer shares than anticipated.

●	The Acquired Fund may be unable to invest a significant portion of the net proceeds of its offering on acceptable terms in an acceptable time frame.

●	If the Acquired Fund borrows money, the potential for loss on amounts invested in the Acquired Fund will be magnified and may increase the risk of investing in us.

●	The Acquired Fund’s Investment Team may rely on data about certain Investments provided by Originators or obtained from third party or publicly available sources, which it may be unable to separately verify, which could expose the Acquired Fund to risks if such data is incorrect.

●	The Acquired Fund may face various risks because of its Investments in the Acquired Fund’s Select Traded Portfolio, including in connection with leverage, Strategic Transactions and derivatives, portfolio turnover, yield and ratings, unrated securities, equity instruments, dividend paying equity instruments, fixed income securities, corporate bonds, below investment grade securities, mortgage servicing rights, U.S. securities risk, mortgage related securities, asset-backed securities, collateralized debt obligations, structured investments, zero coupon securities, senior loans, second lien loans, counterparties and total return swaps.

For more information, see the section titled “Risk Factors” in the Acquired Fund’s prospectus which is incorporated herein by reference.

Principal Risks of Investing in the Acquiring Fund

Investing in the Acquiring Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Acquiring Fund’s shares. You assume these risks as a result of the Acquiring Fund’s direct investments, as well through its investments in pooled investment vehicles.

●	The Acquiring Fund is a closed-end investment company;

●	An investment in the Acquiring Fund involves the risk of possibly losing the entire principal amount invested in the Acquiring Fund due to unpredictable market conditions;

●	The Acquiring Fund may be materially affected by market, economic and political conditions globally, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Acquiring Fund’s fixed-rate debt securities to decline in price;

●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

●	The Acquiring Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

●	The interest payments deferred on a Payment-in-Kind (“PIK”) loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan;

●	The interest rates on PIK loans are higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments;

●	Market prices of Original Issue Discount (“OID”) instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash;

●	PIK instruments may have unreliable valuations because the accruals require judgments about ultimate collectability of the deferred payments and the value of the associated collateral;

●	Use of PIK and OID securities may provide certain benefits to Mount Logan including increasing management fees and incentive compensation.

●	The Acquiring Fund may be required under U.S. federal income tax laws to make distributions of OID income to shareholders without receiving any corresponding cash. Such required cash distributions may have to be paid from offering proceeds or the sale of Fund assets;

●	The required recognition of OID, including PIK, interest for U.S. federal income tax purposes may have a negative impact on liquidity, because it represents a non-cash component of the Acquiring Fund’s taxable income that must, nevertheless, be distributed in cash to investors to avoid it being subject to corporate level taxation;

●	Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

●	The Acquiring Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Acquiring Fund to incur additional expenses and significantly magnify the Acquiring Fund’s losses in the event of underperformance of the Acquiring Fund’s investments;

●	The Acquiring Fund is subject to financial market risks, including changes in interest rates. Because the Acquiring Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Acquiring Fund’s net investment income;

●	The Acquiring Fund may invest in pooled investment vehicles, which are subject to their strategy-specific risks such as default risk, leverage risk, derivatives risk and market risk. Fund shareholders will also bear two layers of fees and expenses in connection with investments in pooled investment vehicles. In addition, private pooled investment vehicles are subject to illiquidity risk;

●	“Below investment grade” or “junk” instruments may be particularly susceptible to economic downturns, which could cause losses;

●	The Acquiring Fund’s NAV may be more volatile because it invests in medium- and small-capitalization companies, which have fewer capital resources and shorter operating histories relative to larger companies;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Acquiring Fund deals;

●	The Acquiring Fund may be required to pay Mount Logan incentive compensation for a quarter even if there is a decline in the value of the Acquiring Fund’s portfolio or if the Acquiring Fund incurs a net loss for that quarter because Mount Logan is entitled to receive incentive compensation on income regardless of any capital losses;

●	The incentive fee payable by the Acquiring Fund to Mount Logan may create an incentive for Mount Logan to make investments on the Acquiring Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement and may encourage Mount Logan to use leverage to increase the return on the Acquiring Fund’s investments;

●	Foreign securities or other instruments of foreign issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;

●	The Acquiring Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Acquiring Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Acquiring Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Acquiring Fund believes it is desirable to do so;

●	Mount Logan depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Acquiring Fund and could harm Mount Logan’s ability to manage the Acquiring Fund;

●	Mount Logan will experience conflicts of interest in connection with the management of the Acquiring Fund relating to the allocation of Mount Logan’s and its investment professionals’ time and resources between the Acquiring Fund and other investment activities;

●	Payment for quarterly repurchases of shares by the Acquiring Fund may require the Acquiring Fund to liquidate portfolio holdings earlier than Mount Logan otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Acquiring Fund’s portfolio turnover;

●	The Acquiring Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Acquiring Fund’s independent Trustees and, in some cases, the SEC;

●	The valuation of securities or instruments that lack a central trading place (such as loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

●	Mount Logan cannot be certain that due diligence investigations with respect to any investment opportunity for the Acquiring Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Acquiring Fund being successful;

●	Although the U.S. credit markets are not currently experiencing the same extreme volatility and market disruption as occurred during 2008 to 2009 and early 2020, extreme volatility or market disruption may recur in the future;

●	Disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide;

●	Instability in financial markets may cause federal, state, and other governments, their regulatory agencies or self-regulatory organizations to take action that affect the regulation of the securities or structured products in which the Acquiring Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable; and

●	To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under Subchapter M of the Code, the Acquiring Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

For more information, see the section titled “Risk Factors” in the Acquiring Fund’s prospectus which is incorporated herein by reference.

Fundamental Investment Restrictions and Policies (i.e., Restrictions and Policies that may not be changed without shareholder approval)

The following is a comparison of the fundamental investment restrictions of the Acquired Fund and the Acquiring Fund, which are substantially similar except that the Acquiring Fund does not have a fundamental investment restriction regarding selling securities short and the Acquiring Fund, which is a diversified investment company, does not have a fundamental investment policy that provides that it does not intend to operate as a diversified investment company under the 1940 Act. In addition, the Acquired Fund, but not the Acquiring Fund has a fundamental policy that the Acquired Fund may invest up to 100% of its assets in Investments (including Credit Investments and Equity Investments as defined in the Acquired Fund’s prospectus), which may be acquired directly in privately negotiated transactions or in secondary market purchases. The Acquired Fund may use Strategic Transactions for hedging purposes or to enhance total return, up to the maximum percentage of its assets permitted by the 1940 Act and subject to its investment objectives, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained. Strategic Transactions include: futures contracts, interest rate transactions such as swaps, caps, floors, or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps, total return swaps, index products and interest rate swaps) and exchange listed and off exchange (“over the counter” or “OTC”) put and call options on securities and swap contracts, financial indices and future contracts and other similar derivative instruments or management techniques.

Acquired Fund	Acquiring Fund
Underwriting Securities. The Acquired Fund will not act as an underwriter of securities of other issuers (except to the extent that the Acquired Fund may be deemed an “underwriter” of securities the Acquired Fund purchases that must be registered under the Securities Act before they may be offered or sold to the public);	Underwriting Securities. The Acquiring Fund may not underwrite securities of other issuers, except insofar as the Acquiring Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Acquiring Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public).

Short Sales. The Acquired Fund will not sell securities short (except with regard to managing the risks associated with publicly-traded securities the Acquired Fund may hold in its portfolio);	No comparable fundamental restriction

Purchasing Securities on Margin. The Acquired Fund will not purchase securities on margin (except to the extent that the Acquired Fund may purchase securities with borrowed money);	Purchasing Securities on Margin The Acquiring Fund may not purchase securities on margin

Industry Diversification. The Acquired Fund will not invest more than 25% of its total assets in the securities of companies or entities engaged in any one industry, or group of industries. The foregoing limitation also does not apply to investments in the securities of the U.S. government, its agencies or instrumentalities;	Industry Diversification. The Acquiring Fund may not invest 25% or more of the market value of the Acquiring Fund’s total assets in the securities of companies or entities engaged in any one industry or group of industries. This limitation does not apply to investments in securities of the U.S. Government, its agencies or instrumentalities

Investment Diversification. The Acquired Fund does not intend to operate as a diversified investment company under the 1940 Act;	No comparable fundamental restriction

Commodities Transactions. The Acquired Fund may engage in the purchase or sale of commodities or commodity contracts, including futures contracts (only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained);	Commodities Transactions. The Acquiring Fund may not purchase or sell commodities, unless acquired as a result of ownership of securities or other investments, except that the Acquiring Fund may purchase and sell forward and futures contracts and options to the full extent permitted under the 1940 Act, sell foreign currency contracts in accordance with any rules of the Commodity Futures Trading Commission (“CFTC”), invest in securities or other instruments backed by or linked to commodities, invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

Acquired Fund	Acquiring Fund
Make Loans and Purchase Real Estate. The Acquired Fund may make loans and purchase or sell real estate and real estate mortgage loans, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time;

Make Loans. The Acquiring Fund may not make loans to others, except (a) where each loan is represented by a note executed by the borrower, (b) through the purchase of debt securities in accordance with the Acquiring Fund’s investment objectives and policies, (c) to the extent the entry into a repurchase agreement, in a manner consistent with the Acquiring Fund’s investment policies or as otherwise permitted under the 1940 Act, is deemed to be a loan, and (d) by loaning portfolio securities

Purchase Real Estate. The Acquiring Fund may not purchase or sell real estate or interests in real estate. This limitation is not applicable to investments in marketable securities that are secured by or represent interests in real estate. This limitation does not preclude the Acquiring Fund from investing in securities that are secured by or represent interests in real estate (e.g., mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

Borrowings or Issue Senior Securities. The Acquired Fund may borrow money or issue senior securities up to the maximum amount and maximum percentage of its assets permitted by the 1940 Act.

Borrowings. The Acquiring Fund may not borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Acquiring Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Acquiring Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

Senior Securities. The Acquiring Fund may not issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Acquiring Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Acquiring Fund’s total assets).

Acquired Fund	Acquiring Fund
The Acquired Fund may invest up to 100% of its assets in Investments, which may be acquired directly in privately negotiated transactions or in secondary market purchases. The Acquired Fund may use Strategic Transactions for hedging purposes or to enhance total return, up to the maximum percentage of its assets permitted by the 1940 Act and subject to its investment objectives, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained.	No comparable policy

Rights of Fund Shareholders

The Acquired Fund was organized as a Maryland corporation on December 17, 2018 under its former name, “YieldStreet Multi-Asset Fund Inc.” On October 21, 2019, the Acquired Fund changed its name to “YieldStreet Prism Fund Inc.” On December 12, 2023, it changed its name to “Yieldstreet Alternative Income Fund Inc.” The Acquiring Fund was organized as a statutory trust under the laws of the State of Delaware on January 21, 2022.

The Acquired Fund and the Acquiring Fund are also each governed by their own Articles of Amendment and Restatement (Acquired Fund), Agreement and Declaration of Trust (“Declaration of Trust”) (Acquiring Fund) and By-laws (both). Copies of these documents are available to shareholders without charge upon written request to the applicable Fund.

The following is a list of certain key differences between the rights of the Acquired Fund shareholders and the rights of the Acquiring Fund shareholders:

●	Governing Law. The Acquired Fund is a Maryland corporation; the Acquiring Fund is a Delaware statutory trust.
●	Quorum for Meetings of Shareholders. The Acquired Fund requires a majority of all votes entitled to be cast to be present to constitute a quorum. The Acquiring Fund requires only 33-1/3% of shares entitled to vote to be present to constitute a quorum.
●	Extraordinary Actions. The Acquired Fund requires an 80% vote of shareholders to approve certain extraordinary actions (e.g., converting to an open-end company, certain mergers). The Acquiring Fund generally allows a majority of the Board of Trustees, without shareholder approval, to approve mergers, consolidations, conversions and reorganizations, subject to any 1940 Act requirements.
●	Removal of Trustees/Directors. For the Acquired Fund, any director may be removed only for cause, and only by the affirmative vote of at least two-thirds of all votes entitled to be cast. For the Acquiring Fund, any Trustee may be removed by a majority of the then-acting Trustees, with or without cause.
●	Trustee Terms. Acquired Fund directors serve staggered three-year terms. Acquiring Fund Trustees serve indefinitely until death, resignation, incompetency, or removal.

The table below summarizes a number of provisions of the respective governing documents of the Acquired Fund and the Acquiring Fund, which are in each case subject to any other applicable provision of the governing instruments of the relevant Fund and applicable law. The governing instruments have certain similar provisions, however there are differences that might impact how each Fund is governed.

	Rights of Yield Street Alternative Income Fund Inc. Shareholders	Rights of Opportunistic Credit Interval Fund Shareholders
Authorized Stock

The Acquired Fund is authorized to issue 500,000,000 shares of stock, par value $0.001 per share, of which all 500,000,000 shares are classified as common stock.

As of June 17, 2026, there were 14,879,245 shares of Common Stock issued and outstanding.

The Acquiring Fund is authorized to issue an unlimited number of shares of beneficial interest, without par value. As of June 17, 2026, there were 12,166,244 shares issued and outstanding.
Common Stock

Unless otherwise provided by statute or by the Charter, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders.

The Board may authorize the issuance from time to time of shares of stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws.

Each Shareholder shall be entitled to one vote per share, and a fractional vote for each fractional share. There is no cumulative voting for the election of trustees or any other matter.

The Board may authorize the issuance from time to time of shares of stock of the Acquiring Fund of any series, for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board

The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares.

Preferred Stock	The Board may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, into one or more classes or series of stock, including preferred stock.	The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares. The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval.
Limitations of Personal Liability of Shareholders	Generally, Maryland corporate law protects shareholders from personal liability for a corporation’s debts and actions. Shareholders are not obligated to the corporation or its creditors except to the extent that the subscription price or agreed consideration for their stock has not been paid	As provided in the DSTA, shareholders of the Acquiring Fund shall be entitled to the same limitation of personal liability extended to shareholders of a private corporation organized for profit under the general corporation law of the State of Delaware
Special Meetings of Shareholders	Special meetings of the Acquired Fund Board may be called by or at the request of the Chairman, the chief executive officer, the president or the Board, and shall be called by the secretary of the Acquired Fund upon the written request of Shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.	Special meetings of shareholders of the Acquiring Fund may be called by the Board, the Chairman or President upon the written request of Shareholders owning the requisite percentage amount of the outstanding shares entitled to vote.

Rights of Yield Street Alternative Income Fund Inc. Shareholders	Rights of Opportunistic Credit Interval Fund Shareholders
Voting Rights

Except as provided below, on each matter submitted to a vote of the shareholders, each holder of stock of the Acquired Fund shall be entitled to one vote for each share standing in such shareholder’s name on the books of the Acquired Fund.

Subject to the terms of any class or series of Preferred Stock, the applicable requirements of the 1940 Act and other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which the Board of Directors shall have determined affects only one or more (but less than all) classes of stock, in which case only the holders of shares of such classes of stock affected shall be entitled to vote

Without limiting the generality of the foregoing, and subject to any applicable requirements of the 1940 Act and other applicable law, the holders of each class of stock shall have, respectively, with respect to any matter submitted to a vote of shareholders (a) exclusive voting rights with respect to any such matter that affects only the class of stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation with respect to the class of stock of which they are holders, and (b) no voting rights with respect to the provisions of any distribution plan that affects one or more of such other classes of stock, but not the class of stock of which they are holders, or with respect to any other matter that does not affect the class of stock of which they are holders.

Each shareholder shall be entitled to one vote per share, and a fractional vote for each fractional share.

Shareholders shall have power to vote only (i) for the election of trustees, including the filling of any vacancies in the Board; (ii) with respect to such additional matters relating to Acquiring Fund as may be required by the Charter, the 1940 Act or any registration statement of the Acquiring Fund filed with the SEC and (iii) on such other matters as the Board may consider necessary or desirable.

Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shareholders may vote Shares in person or by proxy.

Quorum	The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which, under applicable law, regulatory requirements or the Charter, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by shareholders of each class of stock entitled to vote as a class on the matter shall constitute a quorum.

Except when a larger quorum is required by applicable law, by the By-Laws or by the Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or classes is required, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series or class.

General Shareholder Voting Standard

A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter.

Except as specifically provided regarding the removal of directors regarding certain extraordinary actions and certain amendments to the charter of the Acquired Fund notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of shareholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Generally, unless the Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders’ meeting at which a quorum is present.

	Rights of Yield Street Alternative Income Fund Inc. Shareholders	Rights of Opportunistic Credit Interval Fund Shareholders
Approval of Extraordinary Actions

The affirmative vote of shareholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of directors shall be necessary to effect:

(i)        Any amendment to the Charter to make the shares of stock a “redeemable security” or any other proposal to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as defined in the 1940 Act);

(ii)       The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution;

(iii)      Any amendment to, or any amendment inconsistent with the provisions of, Section 4.1 (Election of Directors), Section 4.2 (Extraordinary Actions), Section 4.6 (Removal of Directors), Section 5.8 (Charter and Bylaws), Section 6.1 (Charter Amendments) or Section 6.2 (required Vote or Extraordinary Actions and Charter Amendments);

(iv)      Any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the Maryland General Corporation Law (“MGCL”) requires be approved by the shareholders of the Corporation; and

(v)       Any transaction between the Corporation and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act or any successor provision), that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person or member of such group; provided, however, that, if the Continuing Directors, by a vote of at least two-thirds of such Continuing Directors, in addition to approval by the Board of Directors, approve such proposal, transaction or amendment, the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter shall be sufficient to approve such proposal, transaction or amendment; and provided further, that, with respect to any transaction referred to in (a)(iv) and (a)(v) above, if such transaction is approved by the Continuing Directors, by a vote of at least two-thirds of such Continuing Directors, no shareholder approval of such transaction shall be required unless the MGCL or another provision of the Charter or Bylaws otherwise requires such approval.

“Continuing Directors” means (i) the directors identified in Section 4.1 of the Charter, (ii) the directors whose nomination for election by the shareholders or whose election by the Board of Directors to fill vacancies on the Board is approved by a majority of the directors identified in Section 4.1, who are on the Board at the time of the nomination or election, as applicable, or (iii) any successor directors whose nomination for election by the shareholders or whose election by the Board of Directors to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board at the time of the nomination or election, as applicable.

Conversion. The Acquiring Fund Charter provides that a majority of the Board may vote for certain actions including (i) conversion of the company to a common-law trust, a general partnership, limited partnership or a limited liability company; (ii) conversion of the shares into beneficial interests in another business trust; (iii) conversion of the trust to an “open-end investment company;” or (iv)  share conversion or exchange. A majority of the Board may also vote for merger or consolidation, or amendment to the Acquiring Fund Charter.

Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust, which would otherwise require the approval of such Shareholders.

Conversion. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to the Charter, (iii) the Trust to convert to an open-end investment company; or (iv) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Trust or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

Reorganization. A majority of the Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets associated with any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of that Series.

“Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” as given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder.

Rights of Yield Street Alternative Income Fund Inc. Shareholders	Rights of Opportunistic Credit Interval Fund Shareholders
Amendment of Bylaws	The Board shall have the exclusive power to make, alter, amend or repeal the Bylaws.	The Board shall have the exclusive power to amend or repeal, in whole or in part, the Bylaws.
Inspection of Books & Records

Under the MGCL, any Acquired Fund Shareholder may inspect and copy during usual business hours, the Bylaws, the minutes of the proceedings of the Shareholders, annual statements of affairs and voting trust agreements deposited at its principal office. In addition, one or more persons who together are and for at least six months have been shareholders of record of at least five percent of the outstanding shares of stock of any class may inspect and copy during usual business hours the books of account and the Acquired Fund’s stock ledger and, if the Acquired Fund does not maintain the original or a duplicate stock ledger at its principal office, present to any officer a written request for a list of Shareholders.

However, the Acquired Fund Charter provides that a shareholder that is otherwise eligible under applicable law to inspect the books of account, the stock ledger or other specified documents shall have no right to make such inspection if the Board determines that such shareholder has an improper purpose for requesting such inspection.

The DSTA provides that except to the extent otherwise provided in the governing instrument of a statutory trust, each beneficial owner of a statutory trust, in person or by attorney or other agent, has the right, subject to such reasonable standards (including standards governing what information (including books, records and other documents) is to be furnished at what time and location and at whose expense) as may be established by the trustees or other persons who have authority to manage the business and affairs of the statutory trust, to obtain from the statutory trust from time to time upon reasonable demand for any purpose reasonably related to the beneficial owner’s interest as a beneficial owner of the statutory trust:

(1)    A copy of the governing instrument and certificate of trust and all amendments thereto, together with copies of any written powers of attorney pursuant to which the governing instrument and any certificate and any amendments thereto have been executed;

(2)    A current list of the name and last known business, residence or mailing address of each beneficial owner and trustee;

(3)    Information regarding the business and financial condition of the statutory trust; and

(4)    Other information regarding the affairs of the statutory trust as is just and reasonable.

Appraisal Rights	No holder of stock shall be entitled to exercise the rights of an objecting shareholder under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board shall determine that such rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.	The DSTA provides that unless otherwise provided in a governing instrument or an agreement of merger or consolidation or a plan of division, no appraisal rights shall be available with respect to a beneficial interest or another interest in a statutory trust, including in connection with any amendment of a governing instrument, any merger or consolidation in which the statutory trust is a constituent party to the merger or consolidation, any division of the statutory trust or the sale of all or substantially all of the statutory trust’s assets. The Court of Chancery shall have jurisdiction to hear and determine any matter relating to any appraisal provided in a governing instrument or an agreement of merger or consolidation or a plan of division.

	Rights of Yield Street Alternative Income Fund Inc. Shareholders	Rights of Opportunistic Credit Interval Fund Shareholders
Preemptive Rights	Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock or as may otherwise be provided by contract, no holder of shares of stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock or any other security which the Acquired Fund may issue or sell.	Shareholders shall have no preemptive right to subscribe to new Shares.
Number of Directors	At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than eleven, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.	The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board, however, the number of Trustees shall be no less than one or more than fifteen. A majority of the Board at any meeting may fill vacancies or remove any trustee with or without cause.
Terms of Trustee/Directors

Each director shall be elected to office for a term expiring at the annual meeting of shareholders held in the third year following such director’s election, with the members of each class to hold office until their successors are duly elected and qualify.

Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.

Each Trustee shall serve indefinitely until the director dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of shareholders called for the purpose of electing directors until the election and qualification of their successor.

Any Trustee may resign at any time by written instrument signed by the Trustee and delivered to any officer of the Trust or to a meeting of the Board of Trustees.

Trustee/ Director Vacancies	Any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board.

Whenever a vacancy in the Board shall occur, until such vacancy is filled the trustees in office, regardless of the number, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Acquiring Fund Charter. The Acquiring Fund Adviser is empowered to appoint new trustees subject to the provisions of Section 16(a) of the 1940 Act.

Trustee/Director Elections	A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director.

The Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board of Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders.

Trustees will be elected by a plurality vote of the shareholders at which a quorum is present.

Removal of Trustees/ Directors	Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

The Board of Trustees, by action of a majority of then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees (subject to the provisions of Section 16 of the 1940 Act) or remove any Trustee with or without cause.

Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

	Rights of Yield Street Alternative Income Fund Inc. Shareholders	Rights of Opportunistic Credit Interval Fund Shareholders
Removal of Directors	Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Any director may be removed by a majority of then acting directors with or without cause.

Shareholders shall have the power to remove a director only to the extent provided by statute and the rules and regulations thereunder.

Limitation of Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

To the maximum extent that Maryland Law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer shall be liable to the Acquired Fund or its shareholders for money damages, subject to the requirements under the 1940 Act.

To the maximum extent that limitations on the liability of trustees and officers are permitted by the DSTA, the Acquiring Fund Charter provides limit liability for officers and trustees.
Indemnification of Directors, Trustees and Officers	To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter shall vest immediately upon the election of a director or officer. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.	The Acquiring Fund shall indemnify and hold harmless each and every officer and trustee. However, the Acquiring Fund does not indemnify against willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office.

MANAGEMENT OF THE FUNDS

The Boards of the Funds

The Board of each Fund is responsible for the overall supervision of Fund operations and performs the various duties imposed on the directors of investment companies by the 1940 Act, under Delaware law (in the case of the Acquiring Fund) and under Maryland law (in the case of the Acquired Fund). The Board of the Acquiring Fund is comprised of four Board Trustees while the Acquired Fund Board is comprised of five Board Directors. It is the duty of each Board to, among other things, adopt Fund policies and oversee the Fund’s investment adviser.

The Advisers of the Acquired Fund

Willow Asset Management LLC (“Willow Wealth” or “Acquired Fund Adviser”) located at 245 Fifth Avenue, Suite 2100, New York NY, 10016, is a Delaware limited liability company that serves as the investment adviser to the Acquired Fund pursuant to an investment management agreement between the Acquired Fund and Willow Wealth. The Acquired Fund Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Acquired Fund Adviser is a wholly owned subsidiary of Willow Wealth Inc. and oversees the day-to-day management of the Acquired Fund. As of March 31, 2026, Willow Wealth had approximately $1.64 billion in assets under management. Under the Acquired Fund Investment Advisory Agreement, Willow Wealth is entitled to a management fee (the “Adviser Management Fee”) which is calculated at an annual rate of 1.00% of the average of the Acquired Fund’s net assets, excluding cash and cash-equivalents, at the end of the two most recently completed calendar quarters. The Adviser Management Fee is payable quarterly in arrears.

Under the Acquired Fund Investment Advisory Agreement, Willow Wealth is not entitled to receive any additional advisory fees (including incentive fees) beyond the Adviser Management Fee. However, in addition to the Acquired Fund Investment Advisory Agreement, the Acquired Fund has also entered into an agreement with Willow Wealth under which Willow Wealth acts as the Administrator for the Acquired Fund (the “Administration Agreement”). As Administrator, Willow Wealth provides (or oversees, or arranges for, the provision of) the administrative services and facilities necessary for the Acquired Fund to operate. Under the Administration Agreement, among other services and items provided, the Administrator furnishes the Acquired Fund with office facilities, equipment, and clerical, bookkeeping, and record keeping services. Willow Wealth, in its capacity as Administrator, has also retained ALPS Fund Services, Inc. (“AFS”) to serve as the Acquired Fund’s Sub-Administrator. Under the Administration Agreement, the Acquired Fund pays Willow Wealth an administrative fee quarterly equal to 0.0375% of Acquired Fund net assets attributable to common shares, provided that the aggregate amount of such fees paid by the Acquired Fund to AFS do not exceed, on an annual basis, 0.35% of the Acquired Fund’s average net assets. In addition, the Acquired Fund will reimburse the Administrator (or such affiliate) for any fees, costs or expenses that are paid by the Administrator (or an affiliate thereof) on its behalf. The Administrator has agreed to waive the fees, costs and expenses payable to it by the Acquired Fund pursuant to the Administration Agreement and to pay or absorb expenses of the Acquired Fund so that its total annual expenses (excluding (i) interest payable on debt, (ii) federal, state, local and foreign taxes, (iii) acquired fund fees and expenses, (iv) extraordinary expenses), (v) management fees payable pursuant to the Advisory Agreement, (vi) the administrative fee payable pursuant to the Administration Agreement and (vii) the registered fund services fee payable to AFS) will not exceed 1.50% of the average net assets attributable to the Acquired Fund’s common shares on an annual basis (the “Expense Limitation”). With respect to any amounts waived or absorbed by the Administrator pursuant to the Expense Limitation, the Administrator is entitled to recoup such amounts for a period of up to three years from the date that such fees were waived or such costs or expenses were absorbed, provided that the Administrator is able to effect such recoupment without causing the Acquired Fund’s total annual expenses (after recoupment) to exceed the lesser of (a) the expense limitation in effect at the time of the waiver, and (b) any expense limitation in effect at the time of the recoupment.

Prytania Investment Advisors LLP (“Prytania” or the “Sub-Adviser”), a United Kingdom limited liability partnership serves as the Acquired Fund’s sub-adviser and manages the Acquired Fund’s portfolio subject to Willow Wealth’s supervision. Prytania is a London-based investment adviser registered with the SEC that specializes in structured finance, and advising and managing portfolios that consist primarily of assets originated in the United Kingdom, Europe and the United States. As of December 31, 2025, Prytania had approximately $1.1 billion assets under management. Pursuant to a sub-advisory agreement, the Acquired Fund Adviser pays contractual sub-advisory fees (the “Sub-Adviser Management Fee”) to Prytania out of the Acquired Fund Adviser’s assets. The Sub-Adviser Management Fee is calculated at an annual rate with respect to the amount of the Acquired Fund’s net assets comprising the Allocated Assets, excluding cash and cash-equivalents (the “Net Allocated Assets”). Allocated Assets are defined as all or a portion of the Acquired Fund’s assets that the Acquired Fund Adviser allocates to Prytania, plus all investments, reinvestments and proceeds of the sale thereof, including without limitation, all interest, dividends and appreciation on investments, less depreciation thereof and withdrawals by the Acquired Fund Adviser. Prytania is entitled to a quarterly management fee calculated at an annual rate of 0.40% per annum of Net Allocated Assets that are less than or equal to $50 million, and 0.35% per annum of Net Allocated Assets that are greater than $50 million.

Portfolio Management of the Acquired Fund

The management of the Acquired Fund’s investment portfolio is the responsibility of the Acquired Fund Adviser. The portfolio managers (on behalf of the Acquired Fund Adviser) who have primary responsibility for the day-to-day management of the Acquired Fund’s portfolio are Sirisha Prasad, and Ted Yarbrough. Additionally, the Acquired Fund Adviser has allocated a portion of Fund assets to the Sub-Adviser. The management of Fund assets allocated to the Sub-Adviser is the responsibility of Mark Hale, Savvas Charalambous, Andrew Burgess, and Michael Husemann, subject to the overall direction and supervision of Ms. Prasad and Mr. Yarbrough.

Listed below are the biographies for the members of the portfolio management team of the Acquired Fund.

Portfolio Managers of the Acquired Fund Adviser

Sirisha Prasad. Ms. Prasad joined Willow Wealth in 2022, where she has been managing the day-to-day management of the registered funds at the firm. Most recently she worked at ICONIQ Capital, in their Investment Management group in San Francisco, CA. Prior to joining ICONIQ, Sirisha worked at Morgan Stanley since 2014, where she spent most of her career working in the Outsourced Chief Investment Office managing assets for Endowments and Foundations.

Ted Yarbrough. Mr. Yarbrough joined Willow Wealth in 2023 as the firm’s Chief Investment Officer, and is responsible for all investment origination, underwriting, and risk management of the $1.5+ billion Willow Wealth portfolio across a variety of alternative assets classes, including real estate, specialty finance, private credit, art, third party funds, and structured notes. Mr. Yarbrough joined Willow Wealth after a 28-year career at Citigroup and its predecessor companies. While at Citi, Mr. Yarbrough held leadership positions across various banking and markets platforms, including Global Head of Securitized Products, Global Head of Structured Finance, Chief Investment Officer of the Global Spread Products division, and Global Co-Head of Institutional Credit Management. In these roles, Mr. Yarbrough was responsible for capital markets, financing and risk management across a broad array of alternative asset classes, including real estate, consumer and commercial receivables, equipment, transportation, project finance, infrastructure, and renewable energy, and oversaw asset portfolios in excess of $100 billion. Mr. Yarbrough served on the Board of Directors of Citigroup Global Markets Inc., and was a member of the firm’s Banking and Markets management committees, as well as the Risk Committee for Citi’s Institutional Client Group. Mr. Yarbrough is a graduate of Princeton University.

Portfolio Managers of the Sub-Adviser

Mark Hale. Mr. Hale has been Chief Investment Officer of Prytania from the founding of the firm in 2003 and is responsible for oversight of all portfolios, which include CLOs, ABS, public and private credit. Mr. Hale has spent over thirty-eight years in the financial industry, the last twenty-seven years investing on the buy-side. Before joining Prytania, Mr. Hale constructed and managed portfolios of ABS and CDOs, at Ansbacher & Co., alongside managing money market funds, investment grade, high-yield and emerging market funds for the bank and its clients. Mr. Hale began his career as a financial analyst and economist at the Bank of England and was later responsible for economic and investment strategy at several securities houses covering cash and derivative products in debt, equity, foreign exchange, and commodity markets. Mr. Hale holds an MA in Economics with First Class honours from the University of Cambridge.

Savvas Charalambous, CFA. Mr. Charalambous joined Prytania as a senior investment analyst in June 2022. Previously, Mr. Charalambous was an investment analyst at Altum Capital Management for six years, covering the structured credit market. Mr. Charalambous holds a BSc in Mathematics from King’s College London and an MSc in Quantitative Finance from Bocconi University. He holds the Chartered Financial Analyst (CFA) designation.

Andrew Burgess. Mr. Burgess has been a Senior Portfolio Manager at Prytania since 2009. Prior to this, Mr. Burgess was Head of Structured Products at Gulf International Bank in London (“GIBUK”), where he was responsible for the development of GIBUK’s ABS CDO franchise. Mr. Burgess began his career in commercial banking, underwriting corporate and retail loans before moving on to commercial property lending. Mr. Burgess holds a BSc in Economics & Accounting from the University of Hull.

Michael Husemann, CFA. Mr. Husemann joined Prytania in March 2006 and is currently a Portfolio Manager. Mr. Husemann covered all the structured finance asset classes throughout his career at Prytania. His current focus is the analysis of RMBS, CMBS and ABS transactions for Prytania’s low and high yielding fund strategies. For the longer term lock up vehicles he sources and manages select private credit opportunities. He holds a Masters of Chemical Engineering from Imperial College and Diploma in Computer Science from the University of Cambridge.

The Adviser of the Acquiring Fund

Mount Logan Management, LLC (“Mount Logan” or “Acquiring Fund Adviser”), located at 650 Madison Ave, 3rd Floor, New York, New York, 10022, serves as the investment adviser to the Acquiring Fund pursuant to the Acquiring Fund Investment Advisory Agreement between the Acquiring Fund and Mount Logan. Mount Logan is registered with the SEC under the Investment Advisers Act of 1940, as amended. As of December 31, 2025, Mount Logan had approximately $2.1 billion discretionary assets under management. Mount Logan is wholly owned by Mount Logan Capital, Inc., (NASDAQ: MLCI), (“MLCI”) an integrated alternative asset management and insurance solutions firm focused on generating durable, fee-based revenue and long-term value creation. MLCI leverages differentiated investment strategies alongside permanent insurance capital to deliver attractive, risk-adjusted returns across market cycles. MLCI and BCPA (together with its affiliates, “BC Partners”) have entered into a Staffing and Resource Agreement pursuant to which investment professionals of BCPA may provide portfolio management services to support Mount Logan’s advisory business, including in its role as the Acquiring Fund Adviser. No remuneration is paid by Acquiring Fund with regard to the Staffing and Resource Agreement. BC Partners is an international investment firm with over $40 billion in assets under management focused on private equity and credit investments in Europe and North America.

Under the general supervision of the Board of Trustees of the Acquiring Fund, Mount Logan carries out the investment and reinvestment of the net assets of the Acquiring Fund, furnishes continuously an investment program with respect to the Acquiring Fund, and determines which securities should be purchased, sold or exchanged. In addition, Mount Logan supervises and provides oversight of the Acquiring Fund’s service providers. Pursuant to the Acquiring Fund Investment Advisory Agreement, Mount Logan is responsible for furnishing to the Acquiring Fund office facilities, equipment and personnel for servicing the management of the Acquiring Fund. Mount Logan may employ research services and service providers to assist in Mount Logan’s market analysis and investment selection and is responsible for compensating personnel who provide services to the Acquiring Fund under the Acquiring Fund Investment Advisory Agreement.

A discussion regarding the basis for the Board of Trustees’ approval of the Acquiring Fund Investment Advisory Agreement is included in the Acquiring Fund’s semi-annual report to shareholders for the period ended March 31, 2025.

Pursuant to the Acquiring Fund Investment Advisory Agreement, and in consideration of the advisory services provided by Mount Logan to the Acquiring Fund, Mount Logan is entitled to a fee consisting of two components—a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”).

The Base Management Fee shall be calculated at an annual rate of 1.25% of the Acquiring Fund’s gross assets, which for purposes of the Acquiring Fund Investment Advisory Agreement shall be equal to the Acquiring Fund’s total assets as reflected on its balance sheet. For services rendered under the Acquiring Fund Investment Advisory Agreement, the Base Management Fee will be payable monthly in arrears. The Base Management Fee will be calculated based on the average daily value of the Acquiring Fund’s gross assets during such period.

The Incentive Fee shall be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Acquiring Fund receives from portfolio companies) accrued by the Acquiring Fund during the calendar quarter, minus the Acquiring Fund’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that the Acquiring Fund has not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, subject to a “hurdle rate,” expressed as a rate of return on the Acquiring Fund’s adjusted capital, equal to 1.50% per quarter (6.0% annualized). The Acquiring Fund’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 1.25% Base Management Fee. “Adjusted capital” means the cumulative gross proceeds received by the Acquiring Fund from the sale of the Acquiring Fund’s shares (including pursuant to the Acquiring Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Acquiring Fund’s shares pursuant to the Acquiring Fund’s share repurchase program.

The Acquiring Fund will pay Mount Logan an Incentive Fee with respect to the Acquiring Fund’s pre-Incentive Fee net investment income in each calendar quarter as follows:

●	No Incentive Fee in any calendar quarter in which the Acquiring Fund’s pre-Incentive Fee net investment income does not exceed the quarterly hurdle rate, expressed as a rate of return on the Acquiring Fund’s adjusted capital, equal to 1.50% per quarter (6.0% annualized);

●	100% of the Acquiring Fund’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 1.7647% in any calendar quarter; this portion of the pre-Incentive Fee net investment income (which exceeds the hurdle but is less than 1.7647%) is referred to herein as the “catch-up.” The “catch-up” is meant to provide Mount Logan with 15% of the Acquiring Fund’s pre-Incentive Fee net investment income as if a hurdle did not apply if this net investment income exceeds 1.7647% in any calendar quarter; and

●	15% of the amount of the Acquiring Fund’s pre-Incentive Fee net investment income, if any, that exceeds 1.7647% in any calendar quarter payable to Mount Logan (once the hurdle is reached and the catch-up is achieved, 15% of all pre-Incentive Fee investment income thereafter is allocated to Mount Logan). These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.

Expense Limitation Agreement. Mount Logan and the Acquiring Fund have entered into an Expense Limitation Agreement under which Mount Logan has agreed, until at least February 1, 2027, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of the Acquiring Fund (excluding incentive fees, all borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Acquiring Fund’s ordinary annual operating expenses exceed 2.50% per annum of the Acquiring Fund’s average daily net assets attributable to Class I shares. Such Expense Limitation Agreement may not be terminated by Mount Logan, but it may be terminated by the Acquiring Fund’s Board of Trustees, upon 60 days written notice to Mount Logan.

Any waiver by Mount Logan is subject to repayment by the Acquiring Fund within three years from the date Mount Logan waived any payment, if the Acquiring Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. Any recoupments would be limited to either (1) the expense cap in effect at the time of the waiver, or (2) the expense cap in effect at the time of recapture, whichever is less.

The Expense Limitation Agreement has been extended by Mount Logan and the Acquiring Fund Board to February 1, 2028, effective upon the closing of the Reorganization.

Portfolio Management of the Acquiring Fund

Portfolio Managers of Mount Logan

Edward Goldthorpe. Mr. Goldthorpe serves as a Portfolio Manager for the Acquiring Fund, charged with the day-to-day management of the Acquiring Fund. He has served the Acquiring Fund as Portfolio Manager since the Acquiring Fund commenced operations. Mr. Goldthorpe is currently a Partner at BC Partners, having launched the BC Partners Credit platform in February 2017, Chief Executive Officer of Mount Logan and also serves as the CEO and Chairman of Mount Logan Capital Inc. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

Henry Wang. Mr. Wang serves as a Portfolio Manager for the Acquiring Fund, charged with the day-to-day management of the Acquiring Fund. He has served the Acquiring Fund as Portfolio Manager since the Acquiring Fund commenced operations. Mr. Wang is currently a Partner at BC Partners and Co-President of Mount Logan. Prior to joining BC Partners in 2017, Mr. Wang was a Partner at Stonerise Capital Partners from 2011 to 2017. Mr. Wang holds an MBA from the Kellogg School of Management at Northwestern University and a BS BA from Boston University.

Other Service Providers

The other service providers for the Funds are as follows. Such service providers for the Acquiring Fund will also be the service providers to the Combined Fund.

Service Provider	Service Providers to the Acquired Fund	Service Providers to the Acquiring Fund	Pro Forma Combined Fund
Administrator	Willow Asset Management, LLC	BC Partners Management, LLC	BC Partners Management, LLC
Sub-Administrator	ALPS Fund Services, Inc.	ALPS Fund Services, Inc	ALPS Fund Services, Inc
Custodian	Wilmington Savings Fund Society, FSB	U.S. Bank N.A.	U.S. Bank N.A.
Transfer Agent,	SS&C Global Investor & Distribution Solutions, Inc.	SS&C Global Investor & Distribution Solutions, Inc	SS&C Global Investor & Distribution Solutions, Inc.
Independent Registered Public Accounting Firm	Deloitte & Touche LLP	Deloitte & Touche LLP	Deloitte & Touche LLP
Fund Counsel	Stradley Ronon Stevens & Young LLP	Thompson Hine LLP	Thompson Hine LLP

Administrator

BC Partners Management LLC, a Delaware limited liability company, an affiliate (as such term is defined by the 1940 Act) of Mount Logan, serves as the Administrator to the Acquiring Fund. The principal executive offices of the Administrator are located at 650 Madison Avenue, 3rd Floor, New York, New York 10022. Pursuant to the Administration Agreement, the Administrator furnishes the Acquiring Fund with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, the Administrator also performs, or oversees the performance of, the Acquiring Fund’s required administrative services, which include, among other things, being responsible for the financial records that the Acquiring Fund is required to maintain and preparing reports to its shareholders. In addition, the Administrator assists the Acquiring Fund in determining and publishing its net asset value, oversees the preparation and filing of the Acquiring Fund’s tax returns and the printing and dissemination of reports to the Acquiring Fund’s shareholders, and generally oversees the payment of Fund expenses and the performance of administrative and professional services rendered to the Acquiring Fund by others. Payments under the Administration Agreement are equal to an amount based upon the Acquiring Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Acquiring Fund’s allocable portion of the compensation of the Acquiring Fund’s chief financial officer, chief compliance officer and the Acquiring Fund’s allocable portion of the compensation of their respective administrative support staff. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that the Administrator outsources any of its functions, the Acquiring Fund will pay the fees associated with such functions on a direct basis without any incremental profit to the Administrator.

The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as administrator for the Acquiring Fund.

Sub-Administrator

The Acquiring Fund has engaged ALPS Fund Services, Inc. to serve as sub-administrator to the Acquiring Fund. For its services as sub-administrator, the Acquiring Fund pays certain fees to the sub-administrator.

Transfer Agent

SS&C GIDS, Inc., located at PO Box 219246, Kansas City, MO 64105-1307, serves as the Acquiring Fund’s Transfer Agent.

Custodian

U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Acquiring Fund’s portfolio, except with respect to certain assets custodied directly by the Acquiring Fund. Under a Custody Agreement, U.S. Bank N.A. holds the Acquiring Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Acquiring Fund Adviser is obligated to pay expenses associated with providing the services stated in the Acquiring Fund Investment Advisory Agreement, including compensation of its officers and employees connected with investment and economic research, trading and investment management and administration of the Acquiring Fund. The Acquiring Fund Adviser is obligated to pay any expenses of any Trustee of the Acquiring Fund who is an affiliate of Mount Logan.

The Acquiring Fund will bear all costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: the calculating the Acquiring Fund’s net asset value (including the cost and expenses of any independent valuation firm); effecting sales and repurchases of the Acquiring Fund’s shares and other securities; interest payable on debt, if any, to finance the Acquiring Fund’s investments; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, monitoring the Acquiring Fund’s financial and legal affairs for the Acquiring Fund, providing administrative services, monitoring the Acquiring Fund’s investments and evaluating and making investments, including fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees; transfer agent and custodial fees; fees and expenses associated with marketing efforts to the extent permitted by a plan of distribution adopted by the Board of Trustees; costs associated with the Acquiring Fund’s reporting and compliance obligations under the 1940 Act, the Exchange Act and other applicable federal and state securities laws, and ongoing stock exchange fees; federal, state and local taxes; independent trustees’ fees and expenses; brokerage commissions; costs of proxy statements, shareholders’ reports and other communications with shareholders, including printing costs; the Acquiring Fund’s allocable portion of the fidelity bond, directors’ and officers’ liability insurance, errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, telephone and staff; fees and expenses associated with independent audits and outside legal costs; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement between the Acquiring Fund and the Administrator; federal and state registration fees; all costs of registration and listing the Acquiring Fund’s shares on any securities exchange; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Acquiring Fund or the Administrator in connection with administering the Acquiring Fund’s business, including payments under the Administration Agreement between the Acquiring Fund and the Administrator based upon the Acquiring Fund’s allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the allocable portion of the costs of compensation and related expenses of the Acquiring Fund’s chief compliance officer and chief financial officer and their respective administrative support staffs. For the avoidance of doubt, the parties agree that the Acquiring Fund will bear all expenses associated with contractual obligations of the Acquiring Fund existing prior to the effective date of the Reorganization Agreement, including those that may become unnecessary or redundant but cannot be terminated.

The Acquiring Fund Investment Advisory Agreement authorizes Mount Logan to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Acquiring Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of June 17, 2026, Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding Class I shares of the Acquiring Fund.

Capitalization

The table below sets forth the capitalization of the Acquired Fund and the Acquiring Fund as of May 22, 2026, and the pro forma capitalization of the Combined Fund as adjusted to reflect the effects of the Reorganization. As shown below, it is anticipated that the NAV of the Acquiring Fund shareholders’ shares would decrease as a result of certain one-time costs incurred in connection with the Reorganization. Pro forma adjustments reflect the combined impact of $930,000 and $2,495,000 of estimated remaining transaction expenses expected to be incurred by the Acquired Fund and Acquiring Fund, respectively, as of May 22, 2026. Transaction expenses of the Acquiring Fund are capitalized and deferred, while transaction expenses of the Acquired Fund are expensed as incurred in accordance with ASC 805.

	Acquired Fund	Acquiring Fund	Adjustments	Pro Forma Combined Fund
Net Assets (thousands)	$136,727	$141,312	$(3,425)	$274,614
Common Shares Outstanding	14,879,245	12,130,209	11,866,350	23,996,559
Net Asset Value per Share	$9.19	$11.65	$(0.21)	$11.44

ADDITIONAL INFORMATION ABOUT THE SHARES OF THE FUNDS

Description of Capital Stock of the Acquiring Fund

The Acquiring Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on January 21, 2022. The Acquiring Fund’s Declaration of Trust provides that the Acquiring Fund Board may authorize separate classes of shares of beneficial interest. The Acquiring Fund Board has authorized an unlimited number of shares. The Acquiring Fund does not intend to hold annual meetings of its shareholders.

The Declaration of Trust, which has been filed with the SEC, permits the Acquiring Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Acquiring Fund offers one share class: Class I.

Holders of shares will be entitled to the payment of distributions when, as and if declared by the Acquiring Fund Board. The Acquiring Fund currently intends to make dividend distributions to its shareholders after payment of Acquiring Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the Acquiring Fund. See the section entitled “Acquiring Fund’s Dividend Reinvestment Plan.” The 1940 Act may limit the payment of distributions to the holders of shares.

Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Acquiring Fund, after paying or adequately providing for the payment of all liabilities of the Acquiring Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Acquiring Fund among its shareholders. The shares are not liable to further calls or to assessment by the Acquiring Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Acquiring Fund’s shareholders are not liable for any liabilities of the Acquiring Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Acquiring Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Acquiring Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Acquiring Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The following table shows the amounts of Class I shares of the Acquiring Fund that have been authorized and are outstanding as of June 17, 2026:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Acquiring Fund or for its Account	(4) Amount Outstanding Excluding Amount Shown Under (3)
Class I shares	Unlimited	None	12,166,244

Please refer to the section titled “Rights of Fund Shareholders” for additional information regarding an investment in the Acquiring Fund.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust of the Acquiring Fund includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Acquiring Fund or to change the composition of the Acquiring Fund Board, and could have the effect of depriving the Acquiring Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Acquiring Fund. These provisions may have the effect of discouraging attempts to acquire control of the Acquiring Fund, which attempts could have the effect of increasing the expenses of the Acquiring Fund and interfering with the normal operation of the Acquiring Fund. Each Trustee is elected for an indefinite term and does not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Acquiring Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Acquiring Fund’s assets, or liquidation.

The Declaration of Trust includes provisions that could have the effect of limiting the ability of a shareholder to bring a derivative action. In addition to the requirements of Delaware law, no shareholder may bring a derivative or similar action or proceeding on behalf of the Acquiring Fund to recover a judgment in its favor (a “Derivative Action”) unless certain requirements are met, including that, prior to the commencement of such Derivative Action, the complaining shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself. The written demand and conditions thereto, shall not apply to claims arising under federal securities law. Within 90 calendar days of the receipt of a shareholder demand submitted in accordance with the requirements of Delaware law and the Declaration of Trust, the independent Trustees will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust. This 90-day period may be extended by the independent Trustees up to 60 calendar days. The Declaration of Trust provides that a complaining shareholder whose demand is rejected or dismissed shall be responsible for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the Trust’s consideration of the demand, however, such reimbursement of costs and expenses shall not apply to claims arising under federal securities laws. The Declaration of Trust provides that shareholders irrevocably waive all right to trial by jury in any claim, suit, action or proceeding, including Derivation Actions.

Reference should be made to the Declaration of Trust for the full text of these provisions.

Description of Capital Stock of the Acquired Fund

The following description is based on relevant portions of the Maryland General Corporation Law and the Acquired Fund’s charter and bylaws. This summary is not necessarily complete, and shareholders should refer to the Maryland General Corporation Law and the Acquired Fund’s charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

The Acquired Fund’s authorized stock consists of 500,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. There are no outstanding options or warrants to purchase the Acquired Fund’s common stock. No common stock has been authorized for issuance under any equity compensation plans. The Acquired Fund’s fiscal year-end is December 31. Under Maryland law, the Acquired Fund’s shareholders generally are not personally liable for the Acquired Fund’s debts or obligations.

Under the Acquired Fund’s charter, the Acquired Fund Board is authorized to classify and reclassify any unissued stock into other classes or series of stock without obtaining shareholder approval. As permitted by the Maryland General Corporation Law, the Acquired Fund’s charter provides that a majority of the Acquired Fund Board, without any action by the Acquired Fund’s shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Acquired Fund has authority to issue.

Set forth below is a chart describing the classes of the Acquired Fund’s stock authorized as of June 17, 2026:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Acquired Fund or for The Acquired Fund’s Account	(4) Amount Outstanding Exclusive of Amount Under Column (3)
Common Stock	500,000,000	None	14,879,245

The Acquired Fund’s charter also provides that the Acquired Fund Boards may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Acquired Fund’s stock, and the Acquired Fund can offer no assurances that a market for its stock will develop in the future. Unless the Acquired Fund Boards or an officer determines otherwise, the Acquired Fund will issue all shares of its stock in uncertificated form.

Common Stock

Under the terms of the charter, all shares of common stock have equal rights as to dividends and other distributions and voting. Dividends and other distributions may be paid to the Acquired Fund’s shareholders if, as and when authorized by the Acquired Fund Board and declared by the Acquired Fund out of funds legally available therefor. Shares of common stock have no preemptive, exchange, conversion or redemption rights and shareholders generally have no appraisal rights. Transfers are subject to compliance with the conditions to transfer set forth in the subscription agreement. In the event of the Acquired Fund’s liquidation, dissolution or winding up, each share of the Acquired Fund’s common stock would be entitled to share ratably in all of the Acquired Fund’s assets that are legally available for distribution after the Acquired Fund pays, or otherwise provides for, all debts and other liabilities and subject to any preferential rights of holders of the Acquired Fund’s preferred stock, if any preferred stock is outstanding at such time. Each share of the Acquired Fund’s common stock is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Acquired Fund’s common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of the Acquired Fund’s directors, and holders of less than a majority of such common stock will be unable to elect any director.

Preferred Stock

Under the terms of the Acquired Fund’s charter, the Acquired Fund Board may authorize the Acquired Fund to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Acquired Fund Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. The Acquired Fund does not currently anticipate issuing preferred stock in the near future. In the event the Acquired Fund issues preferred stock, the Acquired Fund will make any required disclosure to shareholders. The Acquired Fund will not offer preferred stock to Willow Wealth and/or Sub-Adviser or the Acquired Fund’s affiliates except on the same terms as offered to all other shareholders.

Preferred stock could be issued with terms that would adversely affect the Acquired Fund’s common shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of the Acquired Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at the Acquired Fund’s expense, to the Acquired Fund’s legal counsel, or to independent legal counsel.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Acquired Fund’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

The Acquired Fund’s charter obligates it, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Acquired Fund or any individual who, while a director or officer of the Acquired Fund and at the Acquired Fund’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Acquired Fund’s charter also permits the Acquired Fund to indemnify and advance expenses to any person who served a predecessor of the Acquired Fund’s in any of the capacities described above and any of the Acquired Fund’s employees or agents or any employees or agents of the Acquired Fund’s predecessor.

In accordance with the 1940 Act, the Acquired Fund will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which the Acquired Fund’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Acquired Fund has entered into indemnification agreements with each of the Acquired Fund’s directors and certain of the Acquired Fund’s officers. The indemnification agreements provide the Acquired Fund’s directors and officers the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act.

The Acquired Fund purchased and maintains insurance on behalf of all of the Acquired Fund’s directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not the Acquired Fund is required to have the power to indemnify them against the same liability.

Certain Provisions of the Maryland General Corporation Law and The Acquired Fund’s Charter and Bylaws

The Maryland General Corporation Law and the Acquired Fund’s charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire the Acquired Fund by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Acquired Fund to negotiate first with the Acquired Fund Board. The Acquired Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Directors; Term

As permitted by the Maryland General Corporation Law, the Acquired Fund’s bylaws provide that the Acquired Fund is not required to hold an annual meeting of shareholders in any year in which the election of directors is not required to be acted on under the 1940 Act. Accordingly, the Acquired Fund will not hold an annual meeting of shareholders each year and directors will be elected to serve an indefinite term between annual meetings of shareholders. The Acquired Fund’s bylaws provide that a director is elected by a plurality of all the votes cast at a meeting of shareholders at which a quorum is present. Pursuant to the Acquired Fund’s charter and bylaws, the Acquired Fund Boards has the exclusive power to amend the bylaws from time to time to alter the vote required to elect a director.

Number of Directors; Vacancies; Removal

The Acquired Fund’s charter provides that the number of directors will be set only by the Acquired Fund Board in accordance with the Acquired Fund’s bylaws. The Acquired Fund’s bylaws provide that a majority of the Acquired Fund Board may at any time increase or decrease the number of directors. However, unless the Acquired Fund’s bylaws are amended, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor more than eleven. Any vacancy on the Acquired Fund Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy on the Acquired Fund Board created by an increase in the number of directors may be filled by a majority of the entire Acquired Fund Board. Any director elected to fill a vacancy will serve an indefinite term until the next annual meeting of shareholders and until a successor is duly elected and qualifies.

The Acquired Fund’s charter provides that, subject to the rights of holders of preferred stock, a director may be removed only for cause, as defined below, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purposes of removal of directors, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Acquired Fund through bad faith or active and deliberate dishonesty.

The Acquired Fund’s charter also provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide the Acquired Fund with notice of such tender offer at least ten business days before initiating the tender offer. The Acquired Fund’s charter prohibits any shareholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such shareholder has first offered such shares of stock to the Acquired Fund at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of the Acquired Fund’s expenses in connection with that offeror’s noncompliance.

Action by Shareholders

Under the Maryland General Corporation Law, unless a corporation’s charter provides otherwise (which the Acquired Fund’s charter does not), shareholder action can be taken only at an annual or special meeting of shareholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Acquired Fund’s bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal until the next meeting of shareholders.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

The Acquired Fund’s bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Acquired Fund Board and the proposal of business to be considered by shareholders may be made only (1) pursuant to the Acquired Fund’s notice of the meeting, (2) by or at the direction of the Acquired Fund Board or (3) by a shareholder who was a shareholder of record at the record date set by the Acquired Fund Board for the purpose of determining shareholders entitled to vote at the meeting, at the time of giving notice as provided for in the Acquired Fund’s bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the Acquired Fund’s bylaws. With respect to special meetings of shareholders, only the business specified in the Acquired Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Acquired Fund Board at a special meeting may be made only (1) by or at the direction of the Acquired Fund Board or (2) provided that the special meeting has been called for the purpose of electing directors, by a shareholder who was a shareholder of record at the record date set by the Acquired Fund Board for the purpose of determining shareholders entitled to vote at the meeting, at the time of giving notice as provided for in the Acquired Fund’s bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Acquired Fund’s bylaws. The purpose of requiring shareholders to give the Acquired Fund advance notice of nominations and other business is to afford the Acquired Fund Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Acquired Fund Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Acquired Fund’s bylaws do not give the Acquired Fund Board any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Acquired Fund and the Acquired Fund’s shareholders.

Calling of Special Meetings of Shareholders

The Acquired Fund’s bylaws provide that special meetings of shareholders may be called by the Acquired Fund Board and certain of the Acquired Fund’s officers. Additionally, the Acquired Fund’s bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Acquired Fund upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The Acquired Fund’s charter generally provides for approval of charter amendments and extraordinary transactions by the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter, if such action is declared advisable by the Acquired Fund Board.

However, the Acquired Fund’s charter provides that approval of the following matters requires the affirmative vote of shareholders entitled to cast at least 80% of the votes entitled to be cast on the matter:

●	Any amendment to the Acquired Fund’s charter to make the shares of stock a “redeemable security” or any other proposal to convert the Acquired Fund, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as defined in the 1940 Act);
●	The liquidation or dissolution of the Acquired Fund and any amendment to the Acquired Fund’s charter to effect any such liquidation or dissolution;
●	Any amendment to, or any amendment inconsistent with the Acquired Fund’s charter provisions for the number and election of directors, extraordinary actions, removal of directors, right to amend the Acquired Fund’s bylaws, right to amend the Acquired Fund’s charter or approval of certain extraordinary actions and charter amendments;
●	Any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Acquired Fund that the Maryland General Corporation Law requires be approved by shareholders of the Acquired Fund; and
●	Any transaction between the Acquired Fund and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision), that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person or member of such group.

However, if such amendment, proposal or transaction is approved by a two-thirds of the Acquired Fund’s continuing directors (in addition to approval by the Acquired Fund Board), such amendment, proposal or transaction may be approved by a majority of the votes entitled to be cast on such a matter; and provided further, that, with respect to any transaction referred to in the fourth and fifth bullet points above, if such transaction is approved by two-thirds of the Acquired Fund’s continuing directors, no shareholder approval is required unless required by the Maryland General Corporation Law or another provision of the Acquired Fund’s charter or bylaws. The “continuing directors” are defined in the Acquired Fund’s charter as (1) those directors specifically listed in the charter, (2) those directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of the Acquired Fund’s continuing directors then on the Acquired Fund Board or (3) any successor directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

The Acquired Fund’s charter and bylaws provide that the Acquired Fund Board will have the exclusive power to make, alter, amend or repeal any provision of the Acquired Fund’s bylaws.

No Appraisal Rights

As permitted by the Maryland General Corporation Law, the Acquired Fund’s charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of the Acquired Fund Board determines that such rights shall apply.

Forum Selection Clause

The Acquired Fund’s bylaws provide that, unless the Acquired Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as defined by the Maryland General Corporation Law, (b) any derivative action or proceeding brought on the Acquired Fund’s behalf, (c) any action asserting a claim of breach of any duty owed by any of the Acquired Fund’s directors, officers or employees to the Acquired Fund or to the Acquired Fund’s shareholders, (d) any action asserting a claim against the Acquired Fund or any of the Acquired Fund’s directors, officers or employees arising pursuant to any provision of the Maryland General Corporation Law or the Acquired Fund’s charter or bylaws or (e) any action asserting a claim against the Acquired Fund or any of the Acquired Fund’s directors, officers or employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. By accepting shares of the Acquired Fund’s common stock in connection with this offering, you are agreeing to be bound by these provisions.

While the applicability of forum selection clauses to claims brought under federal securities law may be subject to challenge as a general matter, including pursuant to Section 44 under the 1940 Act which generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in the Acquired Fund’s bylaws will likely make it more difficult for a shareholder to successfully pursue litigation against the Acquired Fund or those covered by the Acquired Fund’s forum selection clause in another jurisdiction, including one that may be more favorable to such shareholder. For the avoidance of doubt, the forum selection clause included in the Acquired Fund’s bylaws does not cover claims made by shareholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder.

Waiver of Corporate Opportunity Doctrine

The Acquired Fund’s charter provides that the Acquired Fund, by resolution of the Acquired Fund Board, may renounce any interest or expectancy of the Acquired Fund in (or in being offered an opportunity to participate in) business opportunities that are presented to the Acquired Fund or developed by or presented to one or more of the Acquired Fund’s directors or officers.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “CSAA”) provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

The requisite shareholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in the Acquired Fund’s bylaws, compliance with the 1940 Act, which will prohibit any such redemption other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The CSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

As a Maryland corporation registered under the 1940 Act as a closed end investment company, the Acquired Fund is by default not subject to the CSAA. Furthermore, the Acquired Fund Board has not adopted a resolution to be subject to the CSAA and the Acquired Fund’s bylaws do not contain a comparable provision either. Accordingly, any control shares of the Acquired Fund will have the same voting rights as all of the other shares of the Acquired Fund’s common stock. The Acquired Fund could amend the Acquired Fund’s bylaws, or the Acquired Fund Board could adopt a resolution, to be subject to the CSAA at any time in the future. However, the Acquired Fund will amend the Acquired Fund’s bylaws, or the Acquired Fund Board will adopt a resolution, to be subject to the CSAA only if the Acquired Fund Boards determines, on a basis consistent with other applicable duties and laws and its duty to the Acquired Fund and the Acquired Fund’s shareholders, that it would be in the Acquired Fund’s best interests, and the Acquired Fund determines that the Acquired Fund’s being subject to the CSAA does not conflict with the 1940 Act.

Conflict with the 1940 Act

The Acquired Fund’s bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law or any provision of the Acquired Fund’s charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Please refer to the section titled “Rights of Fund Shareholders” for additional information regarding an investment in the Acquired Fund.

PERFORMANCE INFORMATION

The performance table below illustrates the past performance of an investment in shares of the Acquired Fund and Acquiring Fund by setting forth the average total returns for the Acquired Fund and Acquiring Fund as of the calendar year ended December 31.

	1 Year	3 Year	5 Year	Since Inception
Acquired Fund (NAV)	3.04%	7.51%	6.10%	6.02	%*
Acquiring Fund (NAV)	11.26%	10.83%	N/A	14.39	%**

*     The Acquired Fund’s inception date is March 9, 2020.

**   The Acquiring Fund’s inception date is July 1, 2022.

Past performance is not an indication of future results. Total returns assume the reinvestment of all dividends and distributions. The above average annual total returns table does not reflect the deduction of taxes that a shareholder would pay on distributions or the sale of Acquired Fund or Acquiring Fund shares.

NET ASSET VALUE OF SHARES

The NAV of shares of the Acquiring Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). The NYSE is closed on weekends and New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Each time the Acquiring Fund calculates its NAV, it will accrue as a liability any amounts owed to Mount Logan as payment for incentive fees, which could vary over time. Class I shares are offered at NAV. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

The Acquiring Fund’s NAV per share is calculated by dividing the value of the Acquiring Fund’s total assets (the value of the securities the Acquiring Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Acquiring Fund, less the Acquiring Fund’s other liabilities by the total number of shares outstanding.

In computing NAV, portfolio securities of the Acquiring Fund are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available (collectively, “Fair Valued Securities”), securities are valued at fair value as determined in good faith by Mount Logan, in its capacity as the Board of Trustees’ valuation designee pursuant to Rule 2a-5 under the 1940 Act. As a general matter, fair value represents the amount that the Acquiring Fund could reasonably expect to receive if the Acquiring Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that Mount Logan believes to be reliable. As the valuation designee, Mount Logan acts under the Board of Trustees’ oversight. Mount Logan’s fair valuation policies and procedures are approved by the Board of Trustees. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Fair Valued Securities are difficult to value, particularly to the extent that their underlying investments are not publicly traded. In the event a Fair Valued Security issuer does not report a value to the Acquiring Fund on a timely basis, Mount Logan determines the fair value of such Fair Valued Security based on the most recent value reported by the issuer of the Fair Valued Security, as well as any other relevant information available at the time the Acquiring Fund values its investments. In the absence of specific transaction activity in a particular Fair Valued Security, Mount Logan will consider whether it is appropriate, in light of all relevant circumstances, to value the Acquiring Fund’s investment in such Fair Valued Security at the NAV reported by the Fair Valued Security issuer at the time of valuation or to adjust the value to reflect a premium or discount.

There is no single standard for determining fair value of a security. Rather, the fair value determinations involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAVs of the Fair Valued Securities’ assets may differ from their actual realizable value or future fair value. In determining the fair value of a security for which there are no readily available market quotations, Mount Logan may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security as well as overall market information and the prices of a group of similar assets. Mount Logan may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors. As part of its due diligence of Fair Valued Security investments, Mount Logan will attempt to obtain current information on an ongoing basis from market sources, asset managers and/or issuers to value all Fair Valued Securities. However, it is anticipated that portfolio holdings and other value information of the Fair Valued Securities could be available on no more than a quarterly basis. Based on its review of all relevant information, Mount Logan may conclude in certain circumstances that the information provided by the asset manager and/or issuer of a Fair Valued Security does not represent the fair value of the Acquiring Fund’s investment in such security. Private funds that invest primarily in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

Before investing in any Fair Valued Security, Mount Logan will conduct a due diligence review of the valuation methodology utilized by the issuer of the Fair Valued Security, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that Mount Logan reasonably believes to be consistent with those used by the Acquiring Fund for valuing its own investments. After investing in a Fair Valued Security, Mount Logan will monitor the valuation methodology used by the asset manager and/or issuer of the Fair Valued Security.

For purposes of determining the NAV of the Acquiring Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as Mount Logan determines in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by Mount Logan to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as Mount Logan deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board of Trustees believes reflect most closely the value of such securities.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market, but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Acquiring Fund, if any, at times when the Acquiring Fund is not open for business. As a result, the Acquiring Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Acquiring Fund. The Acquiring Fund may use a third-party pricing service to assist it in determining the market value of securities in the Acquiring Fund’s portfolio.

Mount Logan provides the Board of Trustees with periodic reports that discuss the functioning of the fair valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

POTENTIAL CONFLICTS OF INTEREST OF THE ACQUIRING FUND INVESTMENT ADVISER

MLCI and BCPA, an “affiliate” of Mount Logan (as that term is defined in the 1940 Act), have entered into a Staffing and Resource Agreement pursuant to which investment professionals of BCPA provide portfolio management services to support Mount Logan’s advisory business, including in its role as the Acquiring Fund Adviser. BCPA and Mount Logan, together with their affiliates, are referred to herein as the “Firm”. The Firm engages in a broad range of activities, including investment activities for its own account and for the account of other investment funds, and providing transaction-related, investment advisory, management and other services to the funds that it manages and portfolio investments. In the ordinary course of conducting the Firm’s activities, the interests of a client, including the Acquiring Fund, may from time-to-time conflict with the interests of the Firm, certain personnel/employees of the Firm, or the Firm’s other clients. For instance, the members of the Acquiring Fund’s portfolio management team and Acquiring Fund officers who are personnel of BCPA may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Acquiring Fund, or of investment funds managed by the same personnel. These activities could be viewed as creating a conflict of interest in that the time and effort of these individuals will not be devoted exclusively to the Acquiring Fund’s business, but will be allocated between the Acquiring Fund and such other business activities of the Firm. In addition, the Acquiring Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles.

Therefore, there may be certain investment opportunities that satisfy the investment criteria for such other investment entities and the Acquiring Fund, and the Acquiring Fund may compete with any such investment entities for the same investors and investment opportunities. The payment by some, but not all, clients of incentive fees, or the payment of management fees or incentive fees (as applicable) at varying rates, can create an incentive for Mount Logan or BCPA to disproportionately allocate time, services or functions to clients paying management fees and/or incentive fees at a higher rate than the Acquiring Fund, or to preferentially allocate investment opportunities to such clients. The Firm seeks to mitigate risks and conflicts of interest with respect to differing fee arrangements by, among other things, allocating investments among clients with similar investment programs but different fee structures in a manner consistent with the Firm’s investment allocation policy. While the allocation policy has been designed to reasonably assure that clients are treated fairly and equitably over time, it does not guarantee that any client, including the Acquiring Fund, will participate in each or every investment that is consistent with its mandate.

In addition, portfolio managers of the Acquiring Fund and their families and households may purchase investments for their own accounts, including the same investments as may be purchased or sold for the Acquiring Fund, subject to the Acquiring Fund Adviser’s Code of Ethics. A portfolio manager may be incentivized to favor his or her own account over the Acquiring Fund. The Acquiring Fund Adviser’s Code of Ethics, which is designed to comply with Rule 204A-1 under the Advisers Act and which helps the Acquiring Fund Adviser to detect and prevent potential conflicts of interest, establishes guidelines for professional conduct and personal trading procedures, including certain pre-clearance and reporting obligations.

Further, the Firm may come into possession of confidential or material, non-public information (including as a result of information to which the Firm has access). Consequently, the Acquiring Fund’s portfolio managers may be restricted from initiating a transaction or selling an investment which, if such information had not been known to the Firm, would otherwise have been initiated or sold. Additionally, the Firm may enter into information sharing and use arrangements with clients or portfolio companies, which may give the Firm access to data that it would not otherwise obtain in the ordinary course and could further increase the universe of such information that the Firm has in its possession.  Situations may occur where the Acquiring Fund could be disadvantaged because of the investment activities conducted by the Firm for other clients, and the Firm will not employ information barriers with regard to its operations on behalf of its registered and private funds, or other accounts.

Co-Investments

The Acquiring Fund relies, in part, on Mount Logan to assist with identifying and executing upon investment opportunities and on the Acquiring Fund’s Board of Trustees to review and approve the terms of the Acquiring Fund’s participation in co-investment transactions alongside certain clients of the Firm. On April 10, 2023, the SEC issued an order granting an application for exemptive relief to the Acquiring Fund, Mount Logan, and BCPA, among others, that allows certain registered investment companies managed by Mount Logan, BCPA, and other affiliate investment advisers, including the Acquiring Fund, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, alongside other funds which are currently, or in the future may be, managed by Mount Logan, BCPA, or its affiliates. In allocating co-investment opportunities, Mount Logan will generally take into account various facts and circumstances deemed relevant pursuant to a co-investment allocation policy. There is no guarantee that the Acquiring Fund will be offered any co-investment opportunities that are offered to other clients of the Firm.

ACQUIRING FUND’S QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Acquiring Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Acquiring Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Acquiring Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Acquiring Fund repurchase their shares and the Repurchase Request Deadline, which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the date such payment is made (the “Repurchase Payment Date”), which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Acquiring Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. However, investors should not rely on repurchase offers being made in amounts in excess of 5% of Fund assets.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Acquiring Fund will repurchase the shares on a pro rata basis. However, the Acquiring Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Notice to Shareholders

Approximately 30 days (but no less than 21 days or more than 42 days) before each Repurchase Request Deadline, the Acquiring Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether or not to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 1-833-404-4103 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Acquiring Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Acquiring Fund on the Repurchase Request Deadline. If the Acquiring Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Acquiring Fund will repurchase the shares on a pro rata basis. However, the Acquiring Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Acquiring Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Acquiring Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Acquiring Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Acquiring Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Acquiring Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Acquiring Fund.

Liquidity Requirements

The Acquiring Fund must maintain liquid assets equal to the Repurchase Offer Amount (the “Liquidity Amount”) from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Liquidity Amount shall consist of (i) assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Acquiring Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, of assets that mature by the next Repurchase Payment Deadline, or (ii) assets borrowed by the Acquiring Fund (e.g., by drawing under the Acquiring Fund’s credit facility). The Board of Trustees has adopted procedures that are reasonably designed to ensure that the Acquiring Fund’s assets are sufficiently liquid so that the Acquiring Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Acquiring Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from borrowing proceeds, available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Acquiring Fund to liquidate portfolio holdings earlier than Mount Logan otherwise would, thus increasing the Acquiring Fund’s portfolio turnover and potentially causing the Acquiring Fund to realize losses. The Acquiring Fund Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Acquiring Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Acquiring Fund’s expenses and reducing any net investment income. To the extent the Acquiring Fund finances repurchase amounts by selling Fund investments, the Acquiring Fund may hold a larger proportion of its assets in less liquid investments. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Acquiring Fund’s NAV.

Repurchase of the Acquiring Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Acquiring Fund’s investment performance, its net assets. A reduction in the Acquiring Fund’s net assets would increase the Acquiring Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Acquiring Fund will be a taxable event to shareholders.

The Acquiring Fund is intended as a long-term investment. The Acquiring Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to transfer shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Acquiring Fund expect a secondary market for its shares to exist in the future.

Discretionary Repurchase Offers

Under paragraph (c) of Rule 23c-3, in addition to its quarterly repurchase of shares, the Acquiring Fund may offer to repurchase its shares on a discretionary basis, provided that (i) the offer is made to all Fund shareholders, (ii) the offer is made no more frequently than every two years, and (iii) certain other conditions of Rule 23c-3 are met.

DISTRIBUTION POLICY

The Acquired Fund and the Acquiring Fund each currently pay distributions on a quarterly basis. In both the Acquired Fund and the Acquiring Fund, unless a shareholder elects otherwise, the shareholder’s distributions are reinvested in additional shares of the applicable Fund. Shareholders who elect not to participate in a Fund’s dividend reinvestment policy receive all distributions in cash. The Combined Fund expects to follow the same frequency of payments as each Fund and make quarterly distributions to shareholders.

The Acquiring Fund’s distribution policy is to make quarterly distributions to shareholders. Distributions may be funded from borrowing proceeds, available cash or sales of portfolio securities. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Acquiring Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Acquiring Fund’s assets. The Acquiring Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Acquiring Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Acquiring Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Acquiring Fund and, over time, increase the Acquiring Fund’s expense ratio.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Acquiring Fund. See the section entitled “Acquiring Fund’s Dividend Reinvestment Plan.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Acquiring Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Acquiring Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Acquiring Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Acquiring Fund is net profit.

The Board of Trustees reserves the right to change the quarterly distribution policy from time to time.

Tax Consequences of Certain Distributions. As stated above, shareholders receiving periodic payments from the Acquiring Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Acquiring Fund is net profit. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax basis. Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the 1940 Act, the Acquiring Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Acquiring Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Acquiring Fund’s distributions on a Form 1099. At the end of the year, the Acquiring Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

ACQUIRING FUND’S DIVIDEND REINVESTMENT PLAN

The dividend reinvestment plan (the “Plan”) of the Acquiring Fund, described below, will be the dividend reinvestment plan of the Combined Fund.

The Acquiring Fund operates under a dividend reinvestment policy administered by its transfer agent (the “Transfer Agent”). Pursuant to the policy, the Acquiring Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the Acquiring Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Opportunistic Credit Interval Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution, or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Acquiring Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Acquiring Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Acquiring Fund either newly issued or repurchased from shareholders by the Acquiring Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Acquiring Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Acquiring Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Acquiring Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Acquiring Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Acquiring Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Opportunistic Credit Interval Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Certain transactions can be performed by calling the toll-free number 1-833-404-4103.

FINANCIAL HIGHLIGHTS

The Acquired Fund

Financial Highlights

The table below sets forth selected financial information that has been derived from the financial statements in the Acquired Fund’s audited annual report for the fiscal year ended December 31, 2025 (the “Annual Report”). The financial statements in the Annual Report for the fiscal years ended 2021, 2022, 2023, 2024 and 2025 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and their report thereon is contained in the Annual Report. The financial information for periods prior to the fiscal year ended December 31, 2021 were audited by a different independent registered public accounting firm. Free copies of the Annual Report may be obtained by calling the Acquired Fund at (844) 943-5378.

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024		For the Year Ended December 31, 2023		For the Year Ended December 31, 2022		For the Year Ended December 31, 2021
PER COMMON SHARE OPERATING PERFORMANCE:
Net asset value - beginning of period	$9.35	$9.18		$9.08		$9.65		$9.91
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income/(loss)(a)	0.60	0.50		0.67		0.72		0.70
Net realized and unrealized gain/(loss) on investments	(0.32)	0.33		0.23		(0.49)		(0.16)
Total Income from Investment Operations	0.28	0.83		0.90		0.23		0.54
DISTRIBUTIONS TO COMMON SHAREHOLDERS:
From net investment income	(0.48)	(0.55)		(0.59)		(0.40)		(0.70)
From tax return of capital	(0.12)	(0.11)		(0.21)		(0.40)		(0.10)
Total Distributions to Common Shareholders	(0.60)	(0.66)		(0.80)		(0.80)		(0.80)
Net asset value per common share - end of period	$9.03	$9.35		$9.18		$9.08		$9.65

Total Investment Return - Net Asset Value(b)	3.04%	9.43%		10.19%		2.42%		5.66%

RATIOS AND SUPPLEMENTAL DATA:
Net assets attributable to common shares, end of period (000s)	$135,949	$136,143		$125,123		$116,123		$95,487
Ratio of total expenses excluding current and deferred income tax expense and waivers	3.50%	3.79%		3.70%		3.20%		4.69%
Ratio of total expenses excluding current and deferred income tax expense and including waivers	3.39%	2.83%		2.04%		1.24%		1.25%
Ratio of net investment income to average net assets excluding waiver, and excluding tax	6.76%	4.97%		5.61%		5.75%		-%
Ratio of total expenses including current and deferred income tax expense and waivers(c)	3.83%	3.20%		3.13%		2.25%		-%
Ratio of taxes from consolidated subsidiaries entities to average net assets	0.43%	0.38%		1.09%		1.02%		-%
Ratio of net investment income to average net assets including waiver, and including tax	6.43%	5.55	%(c)	6.17	%(c)	6.70	%(c)	7.10	%(c)
Portfolio turnover rate	48%	50%		86%		70%		46%

(a)	Calculated using average common shares outstanding.

(b)	Total investment return is calculated assuming a purchase of a share at the opening on the first day and a sale at closing on the last day of the period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Acquired Fund’s dividend reinvestment plan. Total investment return does not reflect brokerage commissions, if any, and is not annualized.

(c)	Includes current and deferred income taxes associated with each component of the Consolidated Statement of Operations.

	For the Period March 9, 2020 (Commencement of Operations) to December 31, 2020
PER COMMON SHARE OPERATING PERFORMANCE:
Net asset value - beginning of period	$10.00
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income/(loss)(a)	0.28
Net realized and unrealized gain on investments	0.16
Total Income from Investment Operations	0.44
DISTRIBUTIONS TO COMMON SHAREHOLDERS:
From net investment income	(0.25)
From tax return of capital	(0.28)
Total Distributions to Common Shareholders	(0.53)
Net asset value per common share - end of period	$9.91

Total Investment Return - Net Asset Value(b)	4.45%

RATIOS AND SUPPLEMENTAL DATA:
Net assets attributable to common shares, end of period (000s)	$44,800
Ratio of total expenses excluding waivers to average net assets	12.43	%(c)
Ratio of total expenses including waivers to average net assets	0.72	%(d)
Ratio of net investment income to average net assets	3.45	%(d)
Portfolio turnover rate	12	%(e)

(a)	Calculated using average common shares outstanding.

(b)	Total investment return is calculated assuming a purchase of a share at the opening on the first day and a sale at closing on the last day of the period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect brokerage commissions, if any, and is not annualized.

(c)	These ratios to average net assets have been annualized except for the non-recurring organizational expenses which have not been annualized.

(d)	Annualized.

(e)	Not annualized.

68

The Acquiring Fund

The financial highlights table is intended to help you understand the Acquiring Fund’s financial performance. The table below reflects the financial results for a single Class I share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Acquiring Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Acquiring Fund’s financial statements. The information for the years ended September 30, 2025, September 30, 2024, September 30, 2023, and period ended September 30, 2022 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Acquiring Fund’s annual report dated September 30, 2025. The information for the period ended March 31, 2026, is unaudited. To request the Acquiring Fund’s annual report or semi-annual report, please call 1-833-404-4103.

	For the Six Months		For the Year		For the Year		For the Year		For the Period
	Ended		Ended		Ended		Ended		Ended
	March		September		September		September		September
	31, 2026		30, 2025		30, 2024		30, 2023		30, 2022(a)
	(Unaudited)
NET ASSET VALUE, BEGINNING OF PERIOD	$11.63		$11.55		$11.82		$10.12		$10.00
INCOME FROM INVESTMENT OPERATIONS:
Net investment income(b)	0.47		1.08		1.04		1.49		0.05
Net realized and unrealized gain/(loss), before tax	0.04		–		(0.21)		1.48	(c)	0.07
Tax (provision) benefit on realized and unrealized gains (losses) on investments	(0.04)		–		–		–		–
Net realized and unrealized gain/(loss), after tax	–		–		(0.21)		1.48		0.07
Total income from investment operations	0.47		1.08		0.83		2.97		0.12
DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(0.47)		(0.99)		(0.94)		(1.27)		–
From return of capital	(0.03	)(d)	(0.01)		(0.16)		–		–
Total distributions	(0.50)		(1.00)		(1.10)		(1.27)		–

INCREASE/(DECREASE) IN NET ASSET VALUE	(0.03)		0.08		(0.27)		1.70		0.12
NET ASSET VALUE, END OF PERIOD	$11.60		$11.63		$11.55		$11.82		$10.12

TOTAL RETURN(e)	4.12	%(f)(g)	9.76	%(f)(h)	7.32	%(f)	30.31	%(f)	1.20%

RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$147,338		$152,955		$145,714		$37,895		$2,324

RATIOS TO AVERAGE NET ASSETS(i)
Including incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	5.37	%(j)	5.25%		4.58%		11.00%		58.09	%(j)
Expenses, net of voluntary waiver	5.23	%(j)	4.97%		4.58%		11.00%		58.09	%(j)
Expenses, net of all fees waived/expenses reimbursed by Adviser	4.65	%(j)	4.63%		3.74%		2.80%		2.50	%(j)
Excluding incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.08	%(j)	2.84%		3.34%		10.70%		58.09	%(j)
Expenses, net of voluntary waiver	2.94	%(j)	2.56%		3.34%		10.70%		58.09	%(j)
Expenses, net of all fees waived/expenses reimbursed by Adviser	2.36	%(j)	2.22%		2.50%		2.50%		2.50	%(j)
Net investment income	8.16	%(j)	9.29%		8.84%		12.79%		2.24	%(j)
Portfolio turnover rate	20	%(k)	38%		18%		63%		106	%(k)

BORROWINGS AT END OF YEAR
Aggregate amount outstanding (000s)	$31,999		$14,457		$3,562		$–		$–
Asset coverage per $1,000 (000s)	$5,604		$11,580		$41,907		$–		$–

(a)	The Fund’s Institutional Class commenced operations on July 5, 2022
(b)	Per share numbers have been calculated using the average shares method.
(c)	The amount shown for a share outstanding throughout the period is not indicative of the aggregate net realized and unrealized gain on investments for that period because of the timing of sales and repurchases of the Fund shares in relation to fluctuating market value of the investments in the Fund.
(d)	The tax character of distributions paid by the Fund during the fiscal period differs from the characterization for financial reporting purposes. The final tax character of distributions will not be determined until the end of the Fund’s tax year.
(e)	Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distribution, if any. Had the Adviser not absorbed a portion of Fund expenses, total returns would have been lower. Returns shown exclude applicable sales charges.
(f)	Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.
(g)	0.09% of the Fund’s total return consists of a reimbursement by the Adviser for a voluntary incentive fee waiver. Excluding this item, total return would have been 4.03%
(h)	0.28% of the Fund’s total return consists of a reimbursement by the Adviser for a voluntary incentive fee waiver. Excluding this item, total return would have been 9.48%.
(i)	Ratios do not include expenses of underlying investment companies and private investment funds in which the Fund invests.
(j)	Annualized.
(k)	Not annualized.

69

INFORMATION ABOUT THE REORGANIZATION

Pursuant to the Reorganization Agreement (a form of which is attached as Appendix A to this Proxy Statement/Prospectus), the Acquired Fund will transfer all of its assets to the Acquiring Fund and the Acquiring Fund will assume all or substantially all of the Acquired Fund’s liabilities and obligations in exchange solely for newly issued shares of the Acquiring Fund, which will be distributed by the Acquired Fund to its shareholders in the form of a liquidating distribution. Acquiring Fund shares issued to the Acquired Fund Shareholders will have an aggregate NAV equal to the aggregate NAV of the Acquired Fund’s outstanding shares immediately prior to the Reorganization. Each shareholder of the Acquired Fund will receive the number of Acquiring Fund shares corresponding to his or her proportionate interest in the shares of the Acquired Fund. The Reorganization, together with related acts necessary to complete the same, shall occur at the principal office of the Acquiring Fund or via electronic exchange of documents in the third quarter of 2026 and after satisfaction or waiver of the conditions precedent to the Closing, immediately after the close of regular trading on the NYSE, or at such other place and/or on such other date as to which the parties may agree. As soon as practicable after the Closing Date for the Reorganization, the Acquired Fund will dissolve pursuant to Maryland law.

The distribution of Acquiring Fund shares to the Acquired Fund Shareholders will be accomplished by opening new accounts on the books of the Acquiring Fund in the names of the shareholders of the Acquired Fund and transferring to those shareholder accounts Acquiring Fund shares. Each newly-opened account on the books of the Acquiring Fund for the former shareholders of the Acquired Fund will represent the respective pro rata number of Acquiring Fund shares due to such shareholder.

TERMS OF THE REORGANIZATION AGREEMENT

The following summary, which includes the material terms of Reorganization Agreement is qualified by reference to the complete text of the Reorganization Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus. This summary does not purport to be complete and may not contain all of the information about the Reorganization Agreement that is important to you. The Acquired Fund and the Acquiring Fund encourage you to read the Reorganization Agreement carefully and in its entirety.

Structure of the Reorganization

Subject to the terms and conditions of the Reorganization Agreement, at the Effective Time (as defined in the Reorganization Agreement), the Acquired Fund will transfer all of the Assets (as defined in the Reorganization Agreement) of the Acquired Fund to the Acquiring Fund in exchange for Acquiring Fund Shares and assume all Assumed Liabilities (as defined in the Reorganization Agreement) of the Acquired Fund by the Acquiring Fund. “Assumed Liabilities” does not include (a) any obligation of the Acquired Fund to make distributions contemplated by the Reorganization Agreement or to perform other obligations under the Reorganization Agreement, (b) the discharge of any credit facility of the Acquired Fund, if any (an “Acquired Fund Credit Facility”), or (c) any expenses required to be borne by the Acquired Fund or Willow, Inc. after the Closing pursuant to the expenses provisions of the Reorganization Agreement. As soon as reasonably practicable following the Effective Time, the Acquiring Fund will distribute the Acquiring Fund Shares to the Acquired Fund Shareholders (as defined in the Reorganization Agreement) as part of the complete liquidation of the Acquired Fund. The distribution of the Acquiring Fund Shares will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders entitled to receive the Acquiring Fund Shares. Thereafter, all issued and outstanding shares of the Acquired Fund (the “Acquired Fund Shares”) will be canceled on the books of the Acquired Fund. The Acquiring Fund will not issue share certificates representing the Acquiring Fund Shares in connection with such transfer, except for any global certificate or certificates required by a securities depository in connection with the establishment of book-entry ownership of the Acquiring Fund Shares. The Acquired Fund will pay all taxes and fees related to the transfer as specified in the Reorganization Agreement. As soon as is reasonably practicable after the distribution of the Acquiring Fund Shares, the Acquired Fund will take all steps necessary to deregister, liquidate, dissolve, and terminate.

Any reporting responsibility of the Acquired Fund, including the responsibility for filing regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission, any state securities commission, any state corporate registry, and any federal, state, or local tax authority or other relevant regulatory authority, is and will remain the responsibility of the Acquired Fund up to and including the Closing Date. Thereafter, any such reporting responsibility will be the responsibility of the Acquiring Fund.

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Valuation

Not less than two Business Days (as defined in the Reorganization Agreement) prior to the Closing Date (as defined in the Reorganization Agreement) (such date, the “Determination Date”), each party will deliver to the other party a calculation of the estimated net asset value of its fund as of 5:00 p.m. New York City time on the Determination Date (the “Valuation Time”) (the “Closing Acquired Fund Net Asset Value” and “Closing Acquiring Fund Net Asset Value,” as applicable), as determined by Willow Wealth (for the Acquired Fund) or Mount Logan (for the Acquiring Fund) as valuation designee, calculated in good faith and based on the same assumptions and methodologies, and applying the same types of adjustments, used in preparing the calculation of the net asset value of the Acquired Fund and the Acquiring Fund as of the Determination Date, respectively, as of December 31, 2025, as modified by the expenses provisions of the Reorganization Agreement, and in accordance with the applicable rules and regulations promulgated under the 1940 Act, including Rule 2a-5 thereunder, and ASC 820, provided, however, in the event of any inconsistency between the procedures, the parties may confer and mutually agree on the valuation procedures; provided, further, that the parties will update and redeliver the calculation of the Closing Acquired Fund Net Asset Value or Closing Acquiring Fund Net Asset Value, as applicable, as reapproved by the valuation designee, in the event there is a material change to the Closing Acquired Fund Net Asset Value or Closing Acquiring Fund Net Asset Value, as applicable, between the Determination Date and the Closing Date and as needed to ensure the Closing Acquired Fund Net Asset Value or Closing Acquiring Fund Net Asset Value, as applicable, is determined within two (2) Business Days prior to the Effective Time. The Chief Financial Officer of each party will certify in writing to the other party the calculation of the Closing Acquired Fund Net Asset Value or Closing Acquiring Fund Net Asset Value, as applicable.

Each of the Acquired Fund and Acquiring Fund will afford the other, and the other’s respective Representatives, reasonable access to the individuals who have prepared the calculations of the Closing Acquired Fund Net Asset Value and the Closing Acquiring Fund Net Asset Value, as applicable, and to the applicable information, books, records, work papers and back-up materials (including any reports prepared by valuation agents) subject, in each case, to the execution of customary access letters, if required by third parties, used in preparing the same, in order to assist the other and the other’s respective Representatives in reviewing the calculations undertaken pursuant to the Reorganization Agreement.

As of the Effective Time, each Acquired Fund Share outstanding immediately prior to the Effective Time will be exchanged for Acquiring Fund Shares in an amount equal to the ratio of the Closing Acquired Fund Net Asset Value per share of the Acquired Fund determined in accordance with the Reorganization Agreement to the Closing Acquiring Fund Net Asset Value per share of the Acquiring Fund determined in accordance with the Reorganization Agreement.

Fractional Acquiring Fund Shares may be distributed in connection with the Reorganization. In the event the Acquired Fund Shareholders are entitled to receive fractional Acquiring Fund Shares, the Acquiring Fund’s transfer agent will distribute such fractional shares to the Acquired Fund Shareholders in connection with the distribution described in the Reorganization Agreement. No aggregation, sale or cash payment in lieu of fractional Acquiring Fund Shares will occur.

Closing

It is currently expected that the Reorganization will be completed following receipt of the required shareholder approval and satisfaction of or waiver of the other closing conditions set forth in the Reorganization Agreement.

Subject to the terms and conditions of the Reorganization Agreement, the Closing will take place by the exchange of documents and signatures (including by electronic transmission) on the first Business Day that is five Business Days following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in the Reorganization Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) or at such other time, date or place as the Acquiring Fund and the Acquired Fund may mutually agree in writing; provided, however, in no event will the Closing occur earlier than fifteen days following the receipt of the Acquired Fund Shareholder Approval pursuant to the Reorganization Agreement without the prior written consent of the Acquiring Fund (the “Closing Date”). Unless otherwise agreed in writing by the parties, the Closing will be effective as of 10:00 a.m. (New York City time) on the Closing Date (the “Effective Time”), and all acts taking place at the Closing will be deemed to occur simultaneously at the Effective Time.

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Representations and Warranties

The Reorganization Agreement contains representations and warranties, subject to specified exceptions and qualifications, relating to, among other things:

Representations and Warranties by the Acquired Fund

●	the Acquired Fund’s corporate organization and qualification;
●	that the Acquired Fund and its shares are registered under the federal securities laws;
●	that the Acquired Fund has the power and authority to execute, deliver and perform obligations under the Reorganization Agreement;
●	that the Acquired Fund Board has approved the Reorganization Agreement and determined that the transactions contemplated thereby are advisable, fair to, and in the best interests of the Acquired Fund and the Acquired Fund Shareholders and recommended that the Reorganization be submitted for shareholder approval;
●	that the Reorganization Agreement is an enforceable and binding obligation of the Acquired Fund;
●	that the Acquired Fund will have good and marketable title of its assets at the Effective Time;
●	required government filings and consents;
●	SEC reports;
●	compliance with applicable laws and regulations;
●	that except as otherwise disclosed in the Reorganization Agreement, all material contracts with third parties will terminate without liability or obligation to the Acquired Fund prior to the Effective Time;
●	the absence of certain litigation, orders or investigations;
●	the Acquired Fund’s financial statements, including the status of internal controls and disclosure controls and procedures;
●	the absence of changes in financial condition, assets and liabilities or business that would be materially adverse to the Acquired Fund, other than changes occurring in the ordinary course of business;
●	tax matters;
●	that the only vote or consent required by the Acquired Fund Shareholders to approve the Reorganization Agreement is its adoption by at least a majority of outstanding the Acquired Fund shares entitled to vote at the Acquired Fund Shareholders’ meeting;
●	the accuracy and completeness of information supplied for inclusion in this Proxy Statement/Prospectus;
●	that since December 31, 2025, through the date of the Reorganization Agreement, except as expressly contemplated by the Reorganization Agreement, there has not been any event that would be materially adverse to the Acquired Fund, other than changes occurring in the ordinary course of business; and
●	that except as specified, the Acquired Fund has not agreed to pay any brokers or finders fees.

Representations and Warranties by the Acquiring Fund

●	the Acquiring Fund’s organization and qualification;
●	that the Acquiring Fund and its shares are registered under the federal securities laws
●	that the Acquiring Fund has the power and authority to execute, deliver and perform obligations under the Reorganization Agreement;
●	that the Acquiring Fund Board has approved the Reorganization Agreement and determined that the Reorganization Agreement and the transactions contemplated thereby are advisable and in the best interests of the Acquiring Fund and the Acquiring Fund shareholders;
●	that the Reorganization Agreement is an enforceable and binding obligation of the Acquiring Fund;
●	required government filings and consents;
●	SEC reports;
●	compliance with applicable laws and regulations;
●	the absence of certain litigation, orders or investigations;
●	the Acquiring Fund’s financial statements, including the status of internal controls and disclosure controls and procedures;
●	the absence of changes in financial condition, assets and liabilities or business that would be materially adverse to the Acquiring Fund, other than changes occurring in the ordinary course of business;
●	tax matters;
●	the accuracy and completeness of information supplied for inclusion in this Proxy Statement/Prospectus
●	that the Acquiring Fund has not agreed to pay any brokers or finders fees; and
●	that the Acquiring Fund shares to be issued and delivered to the Acquired Fund will be duly authorized, validly issued, fully paid and non-assessable by the Acquiring Fund.

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These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Reorganization Agreement and may have been included in the Reorganization Agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. The Reorganization Agreement is described in, and included as Appendix A to, this document only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Reorganization Agreement should not be read alone but instead should be read only in conjunction with the information provided elsewhere in this document.

The representations and warranties of the Acquired Fund and the Acquiring Fund set forth in the Reorganization Agreement are the only representations and warranties made by the Acquired Fund and the Acquiring Fund with respect to the Acquired Fund and the Acquiring Fund or any other matter relating to the transactions contemplated by the Reorganization Agreement. Except as specifically set forth in the Reorganization Agreement, the parties make no other representation or warranty, express or implied, as to any matter whatsoever relating to the Acquired Fund, the Acquiring Fund, any other matter relating to the transactions contemplated by the Reorganization Agreement or any ancillary agreement, including as to merchantability or fitness for any particular use or purpose.

Covenants and Agreements

Conduct of Business

Each of the Acquired Fund and the Acquiring Fund has agreed that, between the date of the Reorganization Agreement and the earlier of the Effective Time and the date, if any, on which the Reorganization Agreement is terminated pursuant to the Reorganization Agreement, except (i) as may be required by law, (ii) as may be agreed in writing by the Acquiring Fund or the Acquired Fund, as applicable, (which consent will not be unreasonably withheld, delayed or conditioned in case of Section (d), (e) or (n) below), (iii) as may be expressly contemplated pursuant to the Reorganization Agreement or (iv) as set forth in the disclosures made by the Acquired Fund and Acquiring Fund, respectively: (x) each of the Acquired Fund and the Acquiring Fund will conduct its respective business in the ordinary course of business and in a manner consistent with past practice in all material respects and use reasonable best efforts to preserve intact its business organization, maintain in effect all material licenses and permits required to carry on its business, maintain in effect any exemptive orders or exemptive relief which it has received from the SEC and which are currently in effect and preserve its material business relationships (provided that (1) no action by the Acquired Fund or the Acquiring Fund, as applicable, with respect to any of the matters specifically addressed by any other provisions of the Reorganization Agreement will be deemed a breach, unless such action would constitute a breach of one or more of such other provisions and (2) acquisitions and dispositions of investments in the Acquired Fund’s portfolio securities or the Acquiring Fund’s portfolio securities, respectively, in accordance with the Reorganization Agreement and the Acquired Fund’s or the Acquiring Fund’s, as applicable, investment objectives, policies, and restrictions in effect as of the date of the Reorganization Agreement will not be deemed to be a breach); and (y) the Acquired Fund will not, and the Acquiring Fund will not (in the case of the Acquiring Fund, solely with respect to clauses (a), (b)(1), (g), (h), (i), (j), (k) and, to the extent related to the foregoing, (n) below; provided that, following the determination of the Closing Acquiring Fund Net Asset Value per share of the Acquiring Fund in accordance with the agreement and until the Closing, the Acquiring Fund will not take any action under clauses (b)(2), (c) (other than any issuance or sale of equity interests at then prevailing net asset value in the ordinary course), (d) and, to the extent related thereto, (n) below):

(a)	amend or otherwise modify in any material respect its organizational documents;

(b)	(1) split, combine, reclassify or amend the terms of any equity interest or (2) redeem, repurchase or otherwise acquire any equity interests, other than any redemptions or repurchases of equity interests at then prevailing net asset value in the ordinary course (not to exceed three percent (3%) of the outstanding shares of the Acquired Fund as of the determination date of the redemption or repurchase);

(c)	issue, sell, pledge, dispose of, encumber or grant any equity interests, options, warrants, convertible securities or other rights to acquire equity interests;

(d)	(i) declare, set aside, authorize, make or pay any dividend or other distribution with respect to its equity interests, other than (A) regular periodic distributions consistent with past practice and the applicable Fund’s disclosed investment objective and policies, (B) distributions required to maintain the applicable Fund’s qualification as a regulated investment company under the Code, or (C) the authorization and payment of any dividend or distribution necessary for the applicable Fund to maintain RIC status, as reasonably determined by the applicable Fund, or (ii) purchase, redeem or otherwise acquire equity interests of the applicable Fund;

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(e)	directly or indirectly acquire (including by merger, consolidation or acquisition of assets or equity interests) any business or material amount of assets, other than acquisitions of portfolio investments made in accordance with the Reorganization Agreement;

(f)	incur indebtedness for borrowed money in excess of $100,000 or guarantee indebtedness of any Person (other than a wholly owned subsidiary) in excess of $100,000, except for indebtedness (i) incurred to refinance or replace existing indebtedness, (ii) incurred pursuant to agreements in effect as of the date of the Reorganization Agreement, (iii) incurred in the ordinary course of business in excess of $10,000,000, or (iv) required to maintain RIC status;

(g)	amend, enter into, terminate or waive any material contract, other than in the ordinary course of business consistent with past practice and not reasonably expected to result in an Acquired Fund Material Adverse Effect or an Acquiring Fund Material Adverse Effect, as defined in the Reorganization Agreement;

(h)	make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or as otherwise required by applicable Law;

(i)	(i) make or change any material tax election, (ii) change any material method of tax accounting other than in the ordinary course, (iii) amend any material tax return, (iv) settle or compromise any material tax claim or audit, or (v) extend or waive any statute of limitations with respect to a material amount of taxes;

(j)	amend, terminate or waive any material rights under the Acquired Fund Investment Advisory Agreement (in the case of the Acquired Fund) or the Acquiring Fund Investment Advisory Agreement (in the case of the Acquiring Fund);

(k)	enter into any line of business outside the applicable Fund’s disclosed investment objective (other than activities of portfolio companies);

(l)	sell, lease, license, encumber or otherwise dispose of any material assets or rights, other than dispositions of portfolio investments in accordance with the Acquired Fund’s investment objective, policies and restrictions;

(m)	make any acquisition or investment in any Person (other than wholly owned subsidiaries), including (A) the direct or indirect acquisition of any corporation, partnership, limited liability company or other business organization or the assets thereof, (B) the making of any equity, debt or other investment in any other corporation, partnership, limited liability company or other business organization, or (C) any material amendment to or material restructuring of any existing investment, except for acquisitions of portfolio investments, provided, however, that the Acquiring Fund may make acquisitions or investments in the ordinary course of business in accordance with the Acquiring Fund’s disclosed investment objectives, policies and restrictions and the Acquired Fund may make the following acquisitions:

(i)	the acquisition of new Level 3 assets issued by existing portfolio companies (1) with a value, individually or in the aggregate, of no more than 2% of the Acquired Fund’s net asset value as of December 31, 2025 or (2) as contractually obligated under the Acquired Fund’s existing investment documents with portfolio companies (including undrawn commitments);

(ii)	acquisitions of Level 2 assets with four or more quotes on Bloomberg from different market makers or rated BB- or higher, in each case at a purchase price not to exceed par value and not lower than 95% of par value;

(iii)	acquisitions of Level 1 assets, including, without limitation, U.S. Treasury securities, money-market funds or similar cash-equivalent assets; provided, however, that acquisitions of Level 1 assets other than U.S. Treasury securities, money-market funds or similar cash-equivalent assets will not exceed 5% of the 20-day average volume of such Level 1 security; and

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(iv)	acquisitions pursuant to existing contractual commitments (including unfunded commitments), and acquisitions of liquid, market-quoted assets meeting the Acquired Fund’s valuation and credit criteria; or

(n)	enter into any agreement to do any of the foregoing.

Access to Information

Upon reasonable notice, each of the Acquiring Fund and the Acquired Fund will afford reasonable access to the Acquiring Fund’s and the Acquired Fund’s Representatives, as applicable, subject, in each case, to the execution of customary access letters, if required by third parties, in a manner not disruptive to the operations of the parties, during normal business hours and throughout the period prior to the Effective Time (or until the earlier termination of the Reorganization Agreement), to the personnel, agents, properties, books and records of the parties and, during such period, will furnish promptly to such Representatives all information concerning the business, properties and personnel of the parties as may reasonably be requested; provided, however, that nothing herein will require the parties to disclose any information if such disclosure would, in the reasonable judgment of the parties, (i) cause significant competitive harm to the party if the transactions contemplated hereby are not consummated, (ii) violate applicable Law or the provisions of any of the party’s contracts, or (iii) jeopardize any attorney-client privilege, attorney work product protection or other legal privilege. Each party will not use any information obtained pursuant to this clause of the Reorganization Agreement for any competitive or other purposes unrelated to this transaction. Any confidentiality agreement between the parties will apply.

Other Necessary Action

The Reorganization Agreement obligates the Acquiring Fund and the Acquired Fund to take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Reorganization Agreement, including any actions required to be taken after the Closing.

Shareholder Meeting

The Acquired Fund has agreed to call and hold a meeting of its shareholders to consider and act upon the Reorganization Agreement and to take such other action under applicable federal and state law to obtain approval of the transactions contemplated therein. The Acquired Fund will use commercially reasonable efforts to hold the Shareholder Meeting as soon as practicable and advisable after the date of the effectiveness of the Registration Statement filing, and will use reasonable best efforts to lawfully solicit from its shareholders proxies in favor of the adoption of the Reorganization Agreement.

Regulatory Approvals

The Acquired Fund and the Acquiring Fund will file a Registration Statement on Form N-14 with the SEC as promptly as practicable after Agreement is executed, and no later than thirty-five days thereafter, will use best efforts to ensure the SEC declares it effective as soon as reasonably practicable. The Acquiring Fund has agreed to use commercially reasonable efforts to obtain (and will use its commercially reasonable efforts to cooperate with the Acquired Fund in furtherance thereof), as promptly as practicable, all approvals, authorizations, consents, exemptions and clearances of, and to make all filings, registrations and notices with, any Governmental Authority required under the Securities Act, the Securities Exchange Act, the 1940 Act, the applicable state securities or “blue sky” laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in each case, that are necessary or advisable to consummate the transactions contemplated by the Reorganization Agreement and to permit the Acquiring Fund to continue its operations following the Effective Time.

Each of the Acquiring Fund and the Acquired Fund will keep the other reasonably informed of the status of all such filings and approvals and will consult with the other in advance of any material communications with any Governmental Authority relating to the transactions contemplated by the Reorganization Agreement. Neither the Acquiring Fund nor the Acquired Fund will agree to any condition, restriction or undertaking imposed by any Governmental Authority in connection with obtaining any such approval or authorization that would reasonably be expected to materially and adversely affect the other party or the transactions contemplated in the Reorganization Agreement, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

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Final Tax Distribution

To the extent necessary to avoid entity-level income or excise tax, the Acquired Fund will declare and pay one or more dividends payable prior to the time of Closing to its shareholders.

No Solicitation

The Acquired Fund and Willow Wealth have agreed to cause their respective directors, officers and their respective Representatives, to (i) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party relating to any Competing Proposal, as defined in the Reorganization Agreement, or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal (an “Inquiry”), and (ii) immediately terminate all physical and electronic data room access previously granted to any such third party. In addition, the Acquired Fund and Willow Wealth will not, and will cause their respective directors, officers and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, or knowingly facilitate or encourage the making of any Competing Proposal or Inquiry, (ii) continue or engage in negotiations or discussions with (it being understood that the Acquired Fund or Willow Wealth, as applicable, may inform Persons of the provisions contained in the Reorganization Agreement), or knowingly furnish any information to, any third party relating to a Competing Proposal or any Inquiry or (iii) resolve, agree or publicly propose to do any of the foregoing.

Notwithstanding the foregoing, at any time prior to the date that the Acquired Fund Shareholder Approval is obtained, in the event that the Acquired Fund (or its Representatives on the Acquired Fund’s behalf) receives directly or indirectly a written Inquiry or a written Competing Proposal from any third party that (i) the Acquired Fund Board determines in good faith to be bona fide, (ii) was unsolicited and (iii) did not otherwise result from a breach of the non-solicitation clauses of the Reorganization Agreement, the Acquired Fund, the Acquired Fund Board and its representatives may engage or participate in negotiations or discussions with, or furnish any information and other access to, any third party making such Inquiry or Competing Proposal and its Representatives and affiliates and prospective debt and equity financing sources that have been specifically engaged for the purpose of financing such Competing Proposal if the Acquired Fund Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that (A) such Inquiry or Competing Proposal either constitutes a Superior Proposal (as defined in the Reorganization Agreement) or could reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would be inconsistent with the fiduciary duties of the Acquired Fund Board under applicable Law; provided, that (x) prior to furnishing any information concerning the Acquired Fund, the Acquired Fund receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Acquired Fund containing confidentiality terms that are not materially less favorable in the aggregate to the Acquired Fund than those contained in the Confidentiality Agreement (as defined in the Reorganization Agreement) (unless the Acquired Fund offers to amend the Confidentiality Agreement to reflect such more favorable terms) (an “Acceptable Confidentiality Agreement”), and (y) the Acquired Fund will concurrently provide or make available to the Acquiring Fund (I) an unredacted copy of each such Acceptable Confidentiality Agreement and (II) all non-public information concerning the Acquired Fund that it provides to any third party given such access that was not previously made available to the Acquiring Fund or its Representatives.

Generally, the Acquired Fund may not effect an Acquired Fund Adverse Recommendation Change (as defined in the Reorganization Agreement) or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract or agreement with respect to, any Competing Proposal. However, at any time prior to the receipt of the Acquired Fund Shareholder Approval, the Acquired Fund Board may, if the Acquired Fund has received a competing proposal after the date of the Reorganization Agreement that (i) the Acquired Fund Board has determined in good faith to be bona fide, (ii) was unsolicited, (iii) did not otherwise result from a breach of the Reorganization Agreement, (iv) the Acquired Fund Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal and (v) failing to recommend such Competing Proposal to the Acquired Fund Shareholders would be inconsistent with the fiduciary duties of the Acquired Fund Board under applicable Law, make the Acquired Fund Adverse Recommendation Change, authorize, adopt or approve such Superior Proposal, and/or cause the Acquired Fund to terminate the Reorganization Agreement and enter into a binding definitive agreement providing for the consummation of such Superior Proposal concurrently with the termination of the Reorganization Agreement in accordance with the Reorganization Agreement, provided, that:

(i)	the Acquired Fund provided prior written notice to the Acquiring Fund at least five Business Days in advance that it intends to make an Acquired Fund Adverse Recommendation Change or terminate the Reorganization Agreement in order to enter into a binding definitive agreement providing for the consummation of a Superior Proposal;

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(ii)	after providing five Business Days notice and prior to terminating the Reorganization Agreement, the Acquired Fund shall have negotiated in good faith (to the extent the Acquiring Fund desires to negotiate) during such five Business Day period to make such adjustments to the terms and conditions of the Reorganization Agreement as would obviate the need for the Acquired Fund to terminate the Reorganization Agreement; and

(iii)	following the end of such five Business Day period, the Acquired Fund Board determined in good faith, after consultation with its financial advisors and outside legal counsel, that the proposal is the Superior Proposal.

“Competing Proposal” means any inquiry, proposal or offer from any third party with respect to a merger, reorganization, consolidation, asset acquisition, equity acquisition or other transaction involving more than twenty percent (20%) of the net assets of the Acquired Fund. “Superior Proposal” means a written Competing Proposal that the Acquired Fund Board determines in good faith, after consultation with its financial advisors and outside legal counsel, is more favorable to the Acquired Fund’s shareholders from a financial point of view and is reasonably likely to be consummated on the proposed terms (provided that, for purposes of this definition, the reference to twenty percent (20%) in the definition of Competing Proposal shall be replaced with fifty percent (50%)).

The Acquired Fund has agreed to promptly (and in any event within forty-eight (48) hours of receipt) advise the Acquiring Fund in writing in the event that it or any of its Representatives receives any Inquiry or Competing Proposal from any third party.

Public Announcements

Except as otherwise set forth in the Reorganization Agreement, prior to any Acquired Fund Adverse Recommendation Change, the Acquired Fund and the Acquiring Fund will consult with each other before issuing any press release or public announcement with respect to the Reorganization Agreement or the transactions contemplated hereby, and neither party nor any of its affiliates will issue any such press release or public announcement prior to obtaining the other party’s written consent (which consent may be delivered via electronic mail, but will not be unreasonably withheld or delayed), except that no such consent will be necessary to the extent disclosure may be required by Law or order.

Repayment of Existing Credit Facility

At least five Business Days prior to the Closing Date, the Acquired Fund will deliver to the Acquiring Fund a draft copy of a customary payoff letter (the “Payoff Letter”) (subject to delivery of funds as arranged by the Acquiring Fund) from the administrative agent under any Acquired Fund Credit Facility, and, on or prior to the Closing Date, the Acquired Fund will deliver to the Acquiring Fund an executed copy of the Payoff Letter to be effective upon the Closing. The Acquired Fund will deliver all documents required for the termination of commitments under any such Acquired Fund Credit Facility, subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding thereunder, using the funds of the Acquired Fund for such repayment.

Shareholder Litigation

The Acquired Fund and the Acquiring Fund have agreed to reasonably cooperate and consult with one another in connection with the defense and settlement of any proceeding by the Acquired Fund’s shareholders against the Acquired Fund, the Acquiring Fund or Willow Wealth or any of their respective directors, officers or affiliates with respect to the Reorganization Agreement or the transactions contemplated thereby. The Acquired Fund (a) will keep the Acquiring Fund reasonably informed of any material developments in connection with any such proceeding brought by its shareholders and (b) will not settle any such proceeding, or enter into any agreement that would lead to settlement, without the prior written consent of the Acquiring Fund.

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Indemnification

The Acquiring Fund and the Acquired Fund have agreed that all rights to indemnification, advancement of expenses and exculpation from liability for or in connection with acts or omissions occurring at any time prior to the Closing, that now exist in favor of any Person who prior to or on the Closing Date is or was a current or former trustee, director, manager, officer or employee of the Acquired Fund (each, a “D&O Indemnified Person”), including as provided in the organizational documents of the Acquired Fund as in effect on the date of the Reorganization Agreement and made available to the Acquiring Fund, or in any agreement between a D&O Indemnified Person and the Acquired Fund set forth in the Reorganization Agreement (an “Indemnity Agreement”), will survive the Closing and will continue in full force and effect for the six (6) year period following the Closing Date. In furtherance of (and not in limitation of) the foregoing, for the six (6) year period following the Closing Date, the Acquiring Fund will (i) maintain in its organizational documents provisions with respect to indemnification, advancement of expenses and exculpation from liability that in each such respect are at least as favorable to each D&O Indemnified Person as those contained in the Acquired Fund’s organizational documents as in effect on the date of the Reorganization Agreement, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any D&O Indemnified Person and (ii) cause each Indemnity Agreement to continue in existence without termination, revocation, amendment or other modification that would adversely affect the rights thereunder of any D&O Indemnified Person, except, in each case, to comply with any applicable Law. Notwithstanding any other provision of the Reorganization Agreement, except pursuant to an Indemnity Agreement, no indemnification or advancement of expenses will be provided with respect to (A) any actions or omissions of any D&O Indemnified Person that constitute criminal activity, willful misconduct, fraud or a knowing violation or breach of the Reorganization Agreement, or (B) any claim made by the Acquired Fund directly against the D&O Indemnified Person (and not with respect to a third-party claim) and any liabilities arising from the acts or omissions of a D&O Indemnified Person who is also an officer, employee, service provider or consultant of or to the Acquired Fund in violation of any employment or other agreement or written policy to which such Person is a party or by which such Person is otherwise bound.

On or before the Closing Date, Willow Wealth will purchase (the cost of which will be borne by Willow Wealth and treated as a transaction expense, unless otherwise expressly provided in the Reorganization Agreement) and maintain in effect beginning on the Closing and for a period of six (6) years thereafter without any lapses in coverage, a “runoff” or “tail” policy (or policies) providing directors’ and officers’ liability insurance coverage, employment practices liability coverage and fiduciary liability coverage (the “D&O Tail Policy”) for the benefit of those Persons who are covered by the Acquired Fund’s directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance policies as of the date of the Reorganization Agreement or at the Closing with respect to matters occurring prior to or as of the Closing; provided, that the Acquiring Fund may substitute policies of at least the same coverage containing terms and conditions which are no less favorable to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to such D&O Tail Policy’s termination. Such policy (or policies) will be on terms with respect to coverage, retentions, amounts and other material terms at least as favorable to such D&O Indemnified Persons as those of such policies in effect on the date of the Reorganization Agreement.

If the Acquiring Fund (or any of its successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any other Person (including by dissolution, liquidation, assignment for the benefit of creditors or similar action), then, and in each such case, the Acquiring Fund has agreed to cause proper provision to be made so that such other Person fully assumes the obligations set forth above.

Conditions Precedent

Conditions to Each Party’s Obligations

The obligations of the Acquired Fund and the Acquiring Fund to complete the transactions provided for in the Reorganization Agreement are subject to the satisfaction of the following conditions:

(a)	The following will be true and correct in all respects as of the date of the Reorganization Agreement and as of the Closing Date, as applicable:

a.	For both the Acquired Fund and the Acquiring Fund, the representations and warranties in the Reorganization Agreement about:

i.	Organization;
ii.	Registration and compliance with SEC regulations;
iii.	Having the requisite power and authority to enter into the Reorganization Agreement and the Reorganization Agreement has been duly authorized, validly approved and executed; and
iv.	Legal compliance;

b.	For the Acquired Fund, the representations and warranties in the Reorganization Agreement that:

i.	No brokers or finders are entitled to receive any payments in connection with the Reorganization Agreement.

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c.	For the Acquiring Fund, the representations and warranties in the Reorganization Agreement that:

i.	The Acquired Fund Board has (a) unanimously approved and adopted the Reorganization Agreement;(b)determined the Reorganization Agreement and Reorganization is in the best interests of the Acquired Fund and its Shareholders; and (c) directed that the adoption of the Reorganization Agreement be submitted to a vote at the Acquired Fund’s shareholder meeting and (d) recommended that the Acquired Fund Shareholders adopt the Reorganization Agreement.

(b)	For both the Acquired Fund and the Acquiring Fund, the remaining representations and warranties in the Reorganization Agreement will be true and correct in all material respects as of the date of the Reorganization Agreement and as of the Closing Date.

(c)	The parties will have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by the Reorganization Agreement to be performed or complied with by the parties, at or before the Closing Date.

(d)	Since the date of the Reorganization Agreement, there will not have occurred any Acquired Fund or Acquiring Fund Material Adverse Effect.

(e)	The parties will each have delivered to the other party a certificate executed in the name of the party by a duly appointed officer dated as of the Closing Date certifying the fulfillment of the conditions set forth in (a), (b), (c) and (d) above.

(f)	Certified copies of the resolutions evidencing the approval of the Reorganization Agreement and the transactions contemplated therein by the parties’ Boards will have been delivered to the other party.

Additional Conditions to the Acquiring Fund’s Obligations

The Acquiring Fund will have received a copy of the fully effective and paid D&O Tail Policy and the executed and effective Payoff Letter pursuant to the Reorganization Agreement.

Other Conditions Precedent

If any of the conditions set forth in the Reorganization Agreement, including but not limited to the below, have not been satisfied on or before the Effective Time, the Acquired Fund or the Acquiring Fund will, at its option, not be required to complete the transactions contemplated by the Reorganization Agreement:

(a)	The Agreement and transactions have been approved by the Acquired Fund Board and received the Acquired Fund Shareholder Approval, and certified copies of the resolutions of the Acquired Fund Board has been delivered to the Acquiring Fund;

(b)	The Registration Statement of the Acquiring Fund has become effective under the 1933 Act and no stop order suspending the effectiveness has been issued;

(c)	The SEC has not issued an unfavorable report under Section 25(b) of the 1940 Act or instituted any proceeding seeking to enjoin the consummation of the Reorganization under Section 25(c) of the 1940 Act.

(d)	At the Effective Time, no action, suit or other proceeding is pending before any court or governmental agency in which it is sought to restrain or prohibit, or make illegal, the Reorganization Agreement or the transactions contemplated therein.

(e)	All required consents, orders and permits of Federal, state and local regulatory authorities or other third parties set forth in the Reorganization Agreement were obtained.

(f)	Wilmington Savings Fund Society, FSB delivered such certificates or other documents as set forth in the Reorganization Agreement.

(g)	The transfer agent delivered a certificate of its authorized officer.

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(h)	The parties received the opinion of each of the law firms of Stradley and Dechert (or, in either case, another nationally recognized tax counsel reasonably satisfactory to the Acquiring Fund) (based on certain facts, assumptions and representations), as of the Closing Date, for U.S. federal income tax purposes:

(i)	The transfer of the Acquired Fund’s Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund followed by the distribution by the Acquired Fund of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares in liquidation of the Acquired Fund pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code;

(ii)	No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund;

(iii)	No gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or upon the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares, except that the Acquired Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code

(iv)	No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of the Acquired Fund Shares for the Acquiring Fund Shares;

(v)	The aggregate tax basis for the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by each such Acquired Fund Shareholder immediately prior to the Reorganization;

(vi)	The holding period of the Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares surrendered in exchange therefor were held (provided such Acquired Fund Shares were held as capital assets on the date of the Reorganization);

(vii)	Except for assets which may be marked to market for federal income tax purposes as a consequence of a termination of the Acquired Fund’s taxable year, the tax basis of the Assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund in exchange therefor;

(viii)	The holding period of the Assets in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund (except where the investment activities of the Acquiring Fund have the effect of reducing or eliminating such periods with respect to an Asset); and

(ix)	The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the United States Treasury regulations promulgated thereunder.

VOTING AND SUPPORT AGREEMENTS

Concurrently with the execution of the Reorganization Agreement, Messrs. Ted Yarbrough, John Siciliano, William Riegel, George Riedel, and William Majeski (each, a “Supporting Shareholder”), each of whom is a shareholder of the Acquired Fund, entered into voting and support agreements with the Acquiring Fund and the Acquired Fund (each, a “Voting and Support Agreement”). Pursuant to each Voting and Support Agreement, each Supporting Shareholder has agreed to vote all shares of the Acquired Fund held by such Supporting Shareholder in favor of adoption of the Reorganization Agreement and against any Competing Proposal (as such term is defined in the Reorganization Agreement) or any other action that would materially impede, interfere with, delay, postpone, discourage, or adversely affect the Reorganization. Each Supporting Shareholder has also agreed not to transfer or otherwise dispose of any covered shares during the term of the Voting and Support Agreement, subject to limited exceptions for transfers to permitted transferees who agree to be bound by its terms, and has irrevocably waived any rights of appraisal or dissent with respect to the Reorganization. Each Voting and Support Agreement terminates upon the earliest of the termination of the Reorganization Agreement, mutual written consent, the execution of any amendment to the Reorganization Agreement that decreases or is otherwise materially adverse to the Consideration (as such term is defined in the Reorganization Agreement) payable to such Supporting Shareholder without his or her prior written consent, or the consummation of the Reorganization.

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GOVERNING LAW; JURISDICTION

The Reorganization Agreement is governed and construed in accordance with the internal substantive laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the laws of another jurisdiction, except that any controversy or proceeding arising out of or with respect to the fiduciary duties of the Acquired Fund Board or any other matters of Maryland corporate law concerning the Acquired Fund are be governed by the internal substantive laws of the State of Maryland.

Each of the Acquiring Fund and the Acquired Fund agree that any proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, the Reorganization Agreement or the transactions contemplated thereby will be brought in the Court of Chancery of the State of Delaware, or if such court does not have proper jurisdiction, the applicable United States federal or state court sitting in Delaware, and, with respect to any proceeding involving the fiduciary duties of the Acquired Fund Board or other matters of Maryland corporate law, in the Circuit Court for Baltimore City, Maryland, or the United States District Court for the District of Maryland sitting in Baltimore (collectively, the “Designated Courts”). Each of the parties submits to the jurisdiction of the Designated Courts and irrevocably waives, to the fullest extent permitted by law, any objection to the laying of venue of any proceeding in any Designated Court or that any such proceeding has been brought in an inconvenient forum.

EXPENSES OF REORGANIZATION

Except as otherwise set forth in the Reorganization Agreement or unless otherwise agreed in writing, each of Mount Logan and Willow Wealth will pay its own direct and indirect expenses incurred by it, or by the respective Fund managed by each, in connection with the preparation and negotiation of the Reorganization Agreement and the completion of the transactions contemplated by the Reorganization Agreement, including all fees and expenses of its advisors and Representatives.

Notwithstanding the foregoing:

(a)	to the extent there are any transaction costs (including brokerage commissions, transaction charges and related fees) associated with the sales and purchases of portfolio securities made in connection with the Reorganization, these will be borne by (A) Willow Wealth with respect to the sales and purchases conducted before the Effective Time and (B) by the Acquiring Fund Adviser with respect to the sales and purchases conducted at or after the Effective Time;
(b)	fees and expenses of the Acquired Fund will include (A) any contract breakage costs, expenses or payments of the Acquired Fund in connection with the transactions contemplated by the Reorganization Agreement and (B) any costs, expenses, premiums, fees or other payments with respect to the D&O Tail Policy, which in the case of each of clauses (A) and (B) will be borne by Willow Wealth;
(c)	all fees and expenses associated with the preparation, filing, clearance and dissemination of the Registration Statement and Proxy Statement/Prospectus, including any amendments or supplements thereto and all related SEC filing fees (and excluding, for the avoidance of doubt, any fees and expenses of advisors to the Acquiring Fund, which shall be borne by the Acquiring Fund) shall be borne by Willow Wealth;
(d)	any expenses or costs related to the winding up or dissolution of the Acquired Fund after the Effective Time will be paid by Willow Wealth; and
(e)	the fees and expenses of outside counsel and financial advisors to the Acquired Fund Special Committee will be borne by the Acquired Fund.

The asset value of the Acquiring Fund used in calculating the Closing Acquiring Fund Net Asset Value will be adjusted to give effect to all fees and expenses of the Acquiring Fund related to the Reorganization and the transactions contemplated hereby and the asset value of the Acquired Fund used in calculating the Closing Acquired Fund Net Asset Value will be adjusted to give effect to all fees and expenses of the Acquired Fund related to the Reorganization and the transactions contemplated thereby, except to the extent borne by Willow Wealth pursuant to the above.

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Termination

Notwithstanding anything contained in the Reorganization Agreement to the contrary, the Reorganization Agreement may be terminated at any time prior to the Effective Time, whether before or after the Acquired Fund Shareholder Approval is obtained (except as otherwise expressly noted), as follows:

(a)	by mutual written consent of each of the Acquiring Fund and the Acquired Fund; or

(b)	by either the Acquiring Fund or the Acquired Fund, if:

(i)	the Closing will not have occurred on or before 5:00 p.m. (New York time) on December 31, 2026 (the “Termination Date”); provided that the right to terminate the Reorganization Agreement pursuant to this clause of the Reorganization Agreement will not be available to any party if the failure of such party to perform or comply with any of its obligations under the Reorganization Agreement has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(ii)	prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have issued or entered any Law or order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the transactions contemplated hereby, and such Law or order or other action shall have become final and non-appealable; provided, however, that the right to terminate the Reorganization Agreement shall not be available to a party if the issuance of such Law or order or the taking of such action was proximately caused by the failure of such party to perform or comply with any of its obligations under the Reorganization Agreement; and provided, further, that neither the Acquired Fund nor the Acquiring Fund shall have the right to terminate the Reorganization Agreement if the Acquired Fund (in the case of a termination by the Acquiring Fund) or the Acquiring Fund (in the case of a termination by the Acquired Fund), as applicable, is then in material breach of any of its representations, warranties, covenants or obligations under the Reorganization Agreement;

(iii)	the Acquired Fund Shareholders Meeting was duly held and completed and the requisite the Acquired Fund Shareholder Approval was not obtained; or

(c)	by the Acquired Fund, if:

(i)	the Acquiring Fund breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Reorganization Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in the Reorganization Agreement and (B) is not capable of being cured by the Acquiring Fund by the Termination Date or, if capable of being cured, will not have been cured by the Acquiring Fund on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following the Acquired Fund’s delivery of written notice to the Acquiring Fund of such breach or failure to perform; provided, that the Acquired Fund is not in material breach of any of its representations, warranties, covenants or obligations under the Reorganization Agreement so as to cause any of the conditions set forth in the Reorganization Agreement not to be satisfied; provided, further, that the Acquired Fund may not terminate the Reorganization Agreement if the Acquiring Fund’s breach has been primarily caused by a material breach of any provision of the Reorganization Agreement by the Acquired Fund; or

(ii)	at any time prior to receipt of the Acquired Fund Shareholder Approval, in order to substantially concurrently enter into a binding definitive agreement providing for the consummation of a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, the non-solicitation clauses of the Reorganization Agreement, provided that the Acquired Fund has not breached any of such clauses in any material respect; or

(iii)	at any time prior to the Effective Time, if (A) all of the conditions set forth in the Reorganization Agreement have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which will be capable of being satisfied if the Closing Date were the date of such termination), (B) the Acquiring Fund does not consummate the Reorganization on or prior to the date the Closing is required to occur pursuant to the Reorganization Agreement, (C) the Acquired Fund will have irrevocably confirmed in writing to the Acquiring Fund that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three (3) Business Day period following delivery of such confirmation, and (D) the Acquiring Fund fails to effect the Closing within three (3) Business Days following delivery of such confirmation; or

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(d)	by the Acquiring Fund, if:

(i)	the Acquired Fund will have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Reorganization Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in the Reorganization Agreement, and (B) is not capable of being cured by the Acquired Fund by the Termination Date or, if capable of being cured, will not have been cured by the Acquired Fund on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following the Acquiring Fund’s delivery of written notice to the Acquired Fund of such breach or failure to perform; provided that the Acquiring Fund will not have the right to terminate the Reorganization Agreement pursuant to this clause of the Reorganization Agreement if the Acquiring Fund is then in material breach of any of its representations, warranties, covenants or obligations under the Reorganization Agreement so as to cause any of the conditions set forth in the Reorganization Agreement not to be satisfied; provided, further, that the Acquiring Fund may not terminate the Reorganization Agreement pursuant to this clause of the Reorganization Agreement if the Acquired Fund’s breach has been primarily caused by a material breach of any provision of the Reorganization Agreement by the Acquiring Fund; or

(ii)	at any time prior to the receipt of the Acquired Fund Shareholder Approval, if (A) the Acquired Fund Board (or any committee thereof) will have made an Acquired Fund Adverse Recommendation Change, (B) the Acquired Fund or its Representatives Intentionally Breach any of the recommendation and proxy solicitation clause or the solicitation clauses of the Reorganization Agreement, in any material respect, and such breach remains uncured for five Business Days following written notice thereof by the Acquiring Fund to the Acquired Fund, or (C) the Acquired Fund fails to recommend against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement thereof.

Effect of Termination

If the Reorganization Agreement is terminated and the transactions contemplated therein are abandoned, the terminating party will give written notice to the other party, specifying the provision of the Reorganization Agreement pursuant to which termination is made, and the Reorganization Agreement will become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto will cease; provided, however, that, except as otherwise provided in the Reorganization Agreement, no such termination will relieve any party hereto of any liability or damages (which will be deemed in any such event to be damages of such party) resulting from any intentional breach of the Reorganization Agreement prior to such termination or fraud, in which case, except as provided in the Reorganization Agreement, the aggrieved party will be entitled to all remedies available at law or in equity; and provided, further, that the Confidentiality Agreement, and other provisions specified in the Reorganization Agreement will survive any termination of the Reorganization Agreement.

Termination Fees; Expenses

If the Reorganization Agreement is terminated: (i) by the Acquired Fund at any time prior to receipt of the Acquired Fund Shareholder Approval in order to substantially concurrently enter into a binding definitive agreement providing for the consummation of a Superior Proposal, subject to the non-solicitation requirements of the Reorganization Agreement, or (ii) by the Acquiring Fund if, (A) prior to receipt of the Acquired Fund Shareholder Approval, the Acquired Fund makes an Adverse Recommendation Change, (B) the Acquired Fund or its representatives breached the non-solicitation clause of the Reorganization Agreement in any material respect or fails to recommend to shareholders to adopt the Reorganization Agreement and use reasonable best efforts to solicit proxies in favor of the adoption of the Reorganization Agreement, and the breach is uncured for five Business Days following written notice thereof by the Acquiring Fund to the Acquired Fund, or (C) the Acquired Fund fails to recommend against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement thereof, then the Acquiring Fund will have the option, exercisable in its sole discretion by delivery of written notice to the Acquired Fund within two Business Days following the effective date of such termination, to be paid the Acquired Fund Termination Fee (as defined in the Reorganization Agreement, in the amount of $4,050,000), on the terms provided in the Reorganization Agreement.

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If the Reorganization Agreement is terminated by the Acquiring Fund or the Acquired Fund because the Acquired Fund Shareholder Approval is not obtained, under circumstances in which the Acquired Fund Termination Fee is not then payable to the Acquiring Fund pursuant to the Reorganization Agreement, then Willow Wealth will reimburse the Acquiring Fund and its affiliates for all of their documented out-of-pocket fees and expenses (including all documented fees and expenses of counsel, accountants, experts and consultants) incurred and payable by the Acquiring Fund or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the Reorganization Agreement and the transactions contemplated thereby, up to a maximum reimbursement payment of two hundred fifty thousand dollars ($250,000). Any payments required to be made under this clause of the Reorganization Agreement will be made by wire transfer of same day funds to the account or accounts designated by the Acquiring Fund within three (3) Business Days after the Acquired Fund has been notified in writing of the amounts thereof by the Acquiring Fund.

Notwithstanding anything to the contrary set forth in the Reorganization Agreement, the Acquired Fund Termination Fee is the sole and exclusive monetary remedy for all of the Acquiring Fund’s losses and damages suffered as a result of the failure of the transactions or for breach or failure to perform under the Reorganization Agreement. In cases where the Acquiring Fund would be entitled to make an Acquired Fund Termination Fee Election (as defined in the Reorganization Agreement) and does not do so, the Acquired Fund’s maximum aggregate monetary liability for all losses and damages actually suffered as a result of a breach or failure to perform by the Acquired Fund hereunder will not exceed the Acquired Fund Termination Fee in the amount of $4,050,000.

Amendment of the Reorganization Agreement

The Agreement may be amended, modified or supplemented in a signed writing in such manner as may be deemed necessary or advisable by the authorized officers of each of the Acquired Fund and the Acquiring Fund, subject to the authorization of each such Fund’s Board of Trustees or Board of Directors, as applicable; provided, however, that following a meeting of the shareholders of the Acquired Fund called by the Acquired Fund Board pursuant to the Reorganization Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under the Reorganization Agreement to the detriment of the shareholders of the Acquired Fund without the approval of the Acquired Fund Special Committee, the Acquired Fund Board and the Acquiring Fund Board and, provided, further, that the officers of the Acquired Fund and the Acquiring Fund may change the Effective Time and Closing Date through an agreement in writing without additional specific authorization by their respective Board of Directors and Board of Trustees.

RISKS OF THE REORGANIZATION

In addition to the other information included in this document, shareholders should carefully consider the risks described below in determining whether to approve the Proposal. The occurrence of any of the risks described herein could materially and adversely affect the business, prospects, financial condition, results of operations and cash flow of Acquired Fund and Acquiring Fund and, following the Reorganization, the Combined Fund, and might cause you to lose all or part of your investment. The risks, as set out below and above under the heading “Comparison of the Funds—Principal Risks,” are not the only risks the Acquired Fund and the Acquiring Fund and, following the Reorganization, the Combined Fund, face, and there may be additional risks that the Acquired Fund and the Acquiring Fund do not presently know of or that they currently consider not likely to have a significant impact. New risks may emerge at any time, and the Acquired Fund and the Acquiring Fund cannot predict such risks or estimate the extent to which they may affect the business or financial performance of Acquired Fund and the Acquiring Fund and, following the Reorganization, the Combined Fund.

Risks to the Acquired Fund and Its Shareholders Relating to the Reorganization

Most Acquired Fund Shareholders will experience a reduction in percentage ownership and voting power in the Combined Fund as a result of the Reorganization.

Acquired Fund Shareholders will experience a reduction in their percentage ownership interests and effective voting power in respect of the Combined Fund relative to their percentage ownership interests in Acquired Fund prior to the Reorganization unless they hold a comparable or greater percentage ownership in the Acquiring Fund. Consequently, Acquired Fund Shareholders should generally expect to exercise less influence over the management and policies of the Combined Fund following the Reorganization than they currently exercise over the management and policies of Acquired Fund.

In addition, prior to completion of the Reorganization, subject to certain restrictions in the Reorganization Agreement and certain restrictions under the 1940 Act for issuances at prices below the then-current NAV per share, the Acquired Fund and Acquiring Fund may issue additional shares, which would further reduce the percentage ownership of the Combined Fund to be held by current Acquired Fund Shareholders.

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The Acquired Fund may be unable to realize the benefits anticipated by the Reorganization, or it may take longer than anticipated to achieve such benefits.

The realization of certain benefits anticipated as a result of the Reorganization will depend in part on the integration of the Acquired Fund’s investment portfolio with the Acquiring Fund’s investment portfolio. Though Mount Logan believes it can integrate the Acquired Fund and Acquiring Fund given the significant overlap in their respective investment portfolios, there can be no assurance that the Acquired Fund’s investment portfolio or business can be operated profitably or integrated successfully into the Acquiring Fund’s operations in a timely fashion or at all. The dedication of management resources to such integration may detract attention from the day-to-day business of the Combined Fund, and there can be no assurance that there will not be substantial costs associated with the transition process or there will not be other material adverse effects as a result of these integration efforts. Such effects, including incurring unexpected costs or delays in connection with such integration and failure of the Acquired Fund’s or Acquiring Fund’s investment portfolio to perform as expected, could have a material adverse effect on the financial results of the Combined Fund.

The opinion delivered to the Acquired Fund Special Committee from its financial advisor prior to the signing of the Reorganization Agreement will not reflect changes in circumstances since the date of the opinions.

The opinion of Lincoln, the financial advisor to the Acquired Fund Special Committee, was delivered to the Acquired Fund Special Committee on, and was dated, March 18, 2026. Changes in Acquired Fund’s or Acquiring Fund’s operations and prospects, general market and economic conditions and other factors that may be beyond the control of the Acquired Fund or the Acquiring Fund may significantly impact the assets of the Acquired Fund or Acquiring Fund by the time the Reorganization is completed. The opinion does not speak as of the time the Reorganization will be completed or as of any date other than the date of such opinion.

For a description of the opinion that the Acquired Fund Special Committee received from Lincoln, see the section entitled “Opinion of the Financial Advisor to the Acquired Fund Special Committee”.

If the Reorganization does not close, the Acquired Fund will not benefit from the expenses it has incurred in pursuit of the Reorganization.

The Acquired Fund will be responsible for paying certain expenses in connection with the Reorganization, and as a result, Acquired Fund Shareholders will bear those costs. If the Reorganization is not completed, the Acquired Fund will have incurred substantial expenses for which no ultimate benefit will have been received. The Acquired Fund has incurred out-of-pocket expenses in connection with the Reorganization for investment banking, legal and accounting fees and other related charges, much of which will be incurred even if the Reorganization is not completed. It is anticipated that Acquired Fund will bear expenses of approximately $1.1 million ($0.074 per share of the Acquired Fund or 80 bps of NAV) in connection with the Reorganization, both if completed and not completed.

The termination of the Reorganization Agreement could negatively impact Acquired Fund.

If the Reorganization Agreement is terminated, there may be various consequences, including:

●      the business of the Acquired Fund may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Reorganization, without realizing any of the anticipated benefits of completing the Reorganization;

●      the Acquired Fund may not be able to find a party willing to pay an equivalent or more attractive price than the price Acquiring Fund agreed to pay in the Reorganization; and

●      Acquired Fund and the Acquiring Fund would not realize the anticipated benefits of the Reorganization described in the section entitled “Background of the Proposed Reorganization.”

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The Reorganization Agreement limits the ability of Acquired Fund to pursue alternatives to the Reorganization.

The Reorganization Agreement includes restrictions on the ability of Acquired Fund to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions (as more fully described in the section entitled “Terms of the Reorganization Agreement”), which could have the effect of discouraging such proposals from being made or pursued.

The Reorganization is subject to closing conditions, including shareholder approval, that, if not satisfied or (to the extent legally allowed) waived, will result in the Reorganization not being completed, which may result in material adverse consequences to the business and operations of Acquired Fund.

The Reorganization is subject to closing conditions, including certain approvals of Acquired Fund Shareholders that, if not satisfied, will prevent the Reorganization from being completed. The resulting failure of the Reorganization could have a material adverse impact on Acquired Fund’s business and operations. In addition to the required approval of Acquired Fund Shareholders, the Reorganization is subject to a number of other conditions beyond the control of the Acquired Fund or the Acquiring Fund that may prevent, delay or otherwise materially adversely affect completion of the Reorganization. The Acquired Fund and the Acquiring Fund cannot predict whether and when these other conditions will be satisfied. The failure to complete the Reorganization would result in the Acquired Fund and Acquired Fund Shareholders failing to realize the anticipated benefits of the Reorganization described in the section entitled “Background of the Proposed Reorganization.”

The Acquired Fund and the Acquiring Fund may, to the extent legally allowed, waive one or more conditions to the Reorganization without resoliciting shareholder approval.

Certain conditions to Acquired Fund’s and the Acquiring Fund’s respective obligations to complete the Reorganization may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by mutual agreement. In the event that any such waiver does not require resolicitation of Acquired Fund Shareholders, the Acquired Fund and the Acquiring Fund will have the discretion to complete the Reorganization without seeking further shareholder approval. The condition requiring the approval of Acquired Fund Shareholders, however, cannot be waived.

The Acquired Fund will be subject to operational uncertainties and contractual restrictions while the Reorganization is pending.

Uncertainty about the effect of the Reorganization may have an adverse effect on Acquired Fund and, consequently, on the Combined Fund following completion of the Reorganization. These uncertainties may cause those that deal with Acquired Fund to seek to change their existing business relationships with it. In addition, the Reorganization Agreement restricts Acquired Fund from taking actions that it might otherwise consider to be in its best interests. These restrictions may prevent Acquired Fund from pursuing certain investment opportunities that may arise prior to the completion of the Reorganization.

Litigation filed against the Acquired Fund or the Acquiring Fund in connection with the Reorganization could result in substantial costs and could delay or prevent the Reorganization from being completed.

From time to time, the Acquired Fund and the Acquiring Fund may be subject to legal actions, including securities class action lawsuits and derivative lawsuits, as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas in connection with the Reorganization. These or any similar securities class action lawsuits and derivative lawsuits, regardless of their merits, may result in substantial costs and divert management time and resources. An adverse judgment in such cases could have a negative impact on the liquidity and financial condition of the Acquired Fund or the Acquiring Fund, and consequently, the Combined Fund, following the Reorganization or could prevent the Reorganization from being completed.

The Reorganization may trigger certain “change of control” provisions and other restrictions in contracts of Acquired Fund and the Acquiring Fund or their affiliates, and the failure to obtain any required consents or waivers could adversely impact the Combined Fund.

Certain agreements of the Acquired Fund, the Acquiring Fund or their respective affiliates may require by their terms the consent or waiver of one or more counterparties in connection with the Reorganization, including certain investments held by the Acquired Fund. The failure to obtain any such consent or waiver may permit such counterparties to terminate, or otherwise increase their rights or Acquired Fund’s and the Acquiring Fund’s obligations under, any such agreement because the Reorganization or other transaction contemplated by the Reorganization Agreement may violate an anti-assignment, change of control or similar provision relating to any of such transactions. If this occurs, the Combined Fund may have to seek to replace that agreement with a new agreement or seek an amendment to such agreement. The Acquired Fund and the Acquiring Fund cannot assure you that the Combined Fund will be able to replace or amend any such agreement on comparable terms or at all.

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If any such agreement is material, the failure to obtain consents, amendments or waivers under, or to replace on similar terms or at all, any of these agreements could adversely affect the financial performance or results of operations of the Combined Fund following the Reorganization, including preventing the Acquiring Fund from acquiring a material part of the Acquired Fund’s assets.

In addition, the Reorganization may violate, conflict with, result in a breach of provisions of, or the loss of any benefit under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation, acceleration or other change of any right or obligation (including any payment obligation) under, certain agreements of Acquired Fund and the Acquiring Fund. Any such violation, conflict, breach, loss, default or other effect could, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of the Combined Fund following completion of the Reorganization.

The Acquiring Fund shares to be received by Acquired Fund Shareholders as a result of the Reorganization will have different rights associated with them than the shares of the Acquired Fund currently held by them.

The rights associated with the Acquiring Fund’s shares are different from the rights associated with the Acquired Fund’s shares. See the section entitled “Comparison of the Funds—Rights of Fund Shareholders”.

ANCILLARY AGREEMENTS RELATED TO THE REORGANIZATION AGREEMENT

Transition Services Agreement

Separate from but related to the Reorganization Agreement, Mount Logan and Willow Wealth have entered into a two-year TSA. Pursuant to the TSA, upon closing of the Reorganization, Willow Wealth has agreed to provide Mount Logan with access to all books, records, data files and other material information related to AIF for the six-year period prior to the closing of the Reorganization (collectively, the “AIF Materials”). The transition services will be provided for a period of two years commencing and conditioned on the closing date of the Reorganization (the “Service Period”). The TSA also grants Mount Logan an exclusive, worldwide, sublicensable right and license to use the AIF Materials in connection with the operation of the business contemplated by the AIF Transaction and the ongoing administration of the Acquiring Fund. In consideration for the provision of the AIF Materials, transition services and license, Mount Logan has agreed to pay Willow Wealth aggregate fees of up to $5,000,000, payable as follows: (i) $2,000,000, payable in cash at the closing of the TSA; (ii) $1,000,000 in shares of common stock of Mount Logan Capital, Inc., the indirect parent company of Mount Logan (such shares, the “Restricted Shares”), measured as of the closing date, to be issued in a private placement to Willow Wealth or its parent pursuant to a subscription agreement that will be entered into as of closing; and (iii) up to $2,000,000 in aggregate additional cash consideration paid ratably and quarterly over two years subject to certain requirements. The newly issued common stock will be subject to lock-up provisions. Under the TSA, Willow Wealth has agreed to indemnify Mount Logan and certain affiliates including the Acquired Fund against losses resulting from, among other things, (i) Willow Wealth’s provision of the transition services, (ii) any breach by Willow Wealth of the TSA, (iii) breaches of representations and warranties by Willow Wealth or the Acquired Fund in the TSA or Agreement and Plan of Reorganization, and (iv) liabilities arising from advisory services provided by Willow Wealth to the Acquired Fund prior to the closing. Mount Logan has agreed to indemnify Willow Wealth and its affiliates and related parties against losses resulting from any breach by Mount Logan of the TSA or breaches of representations and warranties by Mount Logan in the TSA. In the event Willow Wealth is required to indemnify Mount Logan or its affiliates, Mount Logan has the right to satisfy such losses through forfeiture of Restricted Shares held by Willow Wealth, valued at the volume-weighted average trading price of MLCI’s common stock for the 10 trading days preceding the forfeiture.

Sub-Advisory Agreement

In addition, Mount Logan and Willow Wealth entered into an SAA pursuant to which Mount Logan will manage certain legacy funds managed by Willow Wealth (not including the Acquired Fund). Pursuant to the SAA, Willow Wealth will pay Mount Logan a sub-advisory fee, subject to certain rebates pursuant to the TSA. While the SAA does not relate to the assets of the Acquired Fund or Acquiring Fund, it will take effect only upon approval of the Reorganization by Acquired Fund Shareholders.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

For purposes of this discussion, a “U.S. shareholder” or “U.S. holder” is a beneficial owner of Acquired Fund Shares or Acquiring Fund Shares who for U.S. federal income tax purposes is:

●	a citizen or individual resident of the United States;

●	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any State or the District of Columbia;

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

●	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, a “non-U.S. shareholder” or “non-U.S. holder” means a beneficial owner of Acquired Fund Shares or Acquiring Fund Shares that is neither a U.S. shareholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Acquired Fund Shares or Acquiring Fund Shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Acquired Fund Shares or Acquiring Fund Shares, you should consult your tax advisor.

This discussion addresses only those Acquired Fund Shareholders or Acquiring Fund Shareholders that hold their Acquired Fund Shares or Acquiring Fund Shares as a capital asset within the meaning of section 1221 of the Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular Acquired Fund Shareholders or Acquiring Fund Shareholders in light of their individual circumstances or to Acquired Fund Shareholders or Acquiring Fund Shareholders that are subject to special rules, such as:

●	financial institutions;

●	pass-through entities and investors in such entities;

●	insurance companies;

●	tax-exempt organizations;

●	controlled foreign corporations and passive foreign investment companies;

●	real estate investment trusts;

●	RICs;

●	mutual funds;

●	pension plans and trusts;

●	dealers in securities;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	persons that hold Acquired Fund Shares as part of a straddle, hedge, constructive sale or conversion transaction;

●	United States expatriates or former citizens or residents of the United States;

●	U.S. shareholders whose functional currency is not the U.S. dollar;

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●	a person required to accelerate the recognition of any item of gross income with respect to Acquired Fund Shares or Acquiring Fund Shares as a result of such income being recognized on an applicable financial statement;

●	persons who are not U.S. shareholders (except as otherwise disclosed below under “—Non-U.S. Shareholders”); and

●	persons who acquired their Acquired Fund Shares or Acquiring Fund Shares through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan, individual retirement accounts or other tax-deferred accounts.

In addition, the discussion does not address any alternative minimum tax, gift or estate tax, or any state, local or foreign tax consequences of the Reorganization, nor does it address any tax consequences arising under Medicare tax on net investment income.

The following discussion is based on the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

Treatment as a Tax-Free Reorganization

The Reorganization is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes under section 368(a) of the Code. As a condition to the closing of the Reorganization, the Acquired Fund will receive an opinion dated as of the Closing Date from the Acquired Fund’s counsel, Stradley, and the Acquiring Fund will receive an opinion dated as of the Closing Date from counsel to Mount Logan, Dechert (or, in either case, another nationally recognized tax counsel reasonably satisfactory to the Acquiring Fund) (each based on certain facts, assumptions and representations), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, the transactions contemplated by the Reorganization Agreement constitute a tax-free reorganization within the meaning of section 368(a) of the Code. In rendering its opinion, Stradley, Ronon, Stevens & Young LLP and Dechert will also rely upon certain representations of the management of the Acquired Fund and the Acquiring Fund and assume, among other things, that the Reorganization will be completed in accordance with the Reorganization Agreement and other operative documents and as described herein. Despite these opinions, there can be no assurances that the IRS will deem the exchanges to be tax-free.

As a reorganization, the U.S. federal income tax consequences of the Reorganization can be summarized as follows:

●	The transfer of the Acquired Fund assets in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all or substantially all liabilities of the Acquired Fund followed by the distribution by the Acquired Fund of Acquiring Fund shares to the Acquired Fund Shareholders in exchange for their Acquired Fund shares in liquidation of the Acquired Fund pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a “reorganization” within the meaning of section 368(a)(1) of the Code;
●	No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Acquired Fund assets solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of all or substantially all liabilities of the Acquired Fund;
●	No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund assets to the Acquiring Fund in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all or substantially all liabilities or upon the distribution of the Acquiring Fund shares to the Acquired Fund Shareholders in exchange for their Acquired Fund shares, except that the Acquired Fund may be required to recognize gain or loss with respect to contracts described in section 1256(b) of the Code or stock in a passive foreign investment company, as defined in section 1297(a) of the Code;
●	No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of the Acquired Fund shares for Acquiring Fund shares;
●	The aggregate tax basis for the Acquiring Fund shares received by each Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by each such Acquired Fund shareholder immediately prior to the Reorganization;
●	The holding period of the Acquiring Fund shares to be received by each Acquired Fund shareholder will include the period during which the Acquired Fund shares surrendered in exchange therefor were held (provided such Acquired Fund shares were held as capital assets on the date of the Reorganization);

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●	Except for assets which may be marked to market for U.S. federal income tax purposes as a consequence of a termination of the Acquired Fund’s taxable year, the tax basis of the Acquired Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund in exchange therefor; and
●	The holding period of the Acquired Fund assets in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund (except where the investment activities of the Acquiring Fund have the effect of reducing or eliminating such periods with respect to an Acquired Fund asset).

The Funds have not sought a ruling from the IRS. Opinions of counsel are not binding upon the IRS or the courts. If the Reorganization is completed but does not qualify as a tax-free reorganization under the Code, and thus is taxable, the Acquired Fund would recognize gain or loss on the transfer of its assets to the Acquiring Fund and each shareholder of the Acquired Fund would recognize a taxable gain or loss equal to the difference between its tax basis in the Acquired Fund shares and the fair market value of the shares of the Acquiring Fund it received.

Capital Loss Carryforwards

As of the fiscal year ended December 31, 2025, the Acquired Fund had $18,116 in short-term capital loss carryforwards and $3,564,332 in long-term capital loss carryforwards. As of the fiscal year ended September 30, 2025, the Acquiring Fund had $0 of capital loss carryforwards. The Acquiring Fund’s ability to carry forward and use the Acquired Fund’s or its own pre-Reorganization capital losses may be limited following the Reorganization under the loss limitation rules of sections 382, 383 and 384 of the Code. Either Fund’s “pre-acquisition losses” (including capital loss carryforwards, net current-year capital losses, and unrealized losses that exceed certain thresholds) cannot be used to offset unrealized gains in another Fund that are “built in” (unrealized) at the time of the Reorganization and that exceed certain thresholds (“non-de minimis built-in gains”) for five calendar years. Further, a portion of a Fund’s pre-acquisition losses may become subject to an annual limitation on the amount that may be used to offset future gain. Any remaining pre-acquisition losses will offset capital gains realized after the Reorganization and this will reduce subsequent capital gain distributions to a broader group of shareholders than would have been the case absent such Reorganization. Therefore, in certain circumstances, shareholders of a Fund may be subject to tax sooner, or incur more taxes as a result of the transactions that would take place as part of the Reorganization, than they would have had the Reorganization not occurred.

The impact of the rules described above will depend on the relative sizes of, and the losses and gains (both realized and unrealized) in, each of the Acquired Fund and the Acquiring Fund at the time of the Reorganization and thus cannot be calculated precisely at this time.

Distribution of Income and Gains

The Acquired Fund’s tax year is expected to end as a result of the Reorganization. The Acquired Fund generally will be required to declare to its shareholders of record one or more distributions of all of its previously undistributed investment company taxable income and net realized capital gain (if any), including capital gain realized on any securities disposed of in connection with the Reorganization, in order to maintain its treatment as a RIC during its tax year ending with the date of the Reorganization and to eliminate any U.S. federal income tax on its taxable income in respect of such tax year.

Moreover, if the Acquiring Fund has investment company taxable income or net realized capital gain, but has not distributed such income or gain prior to the Reorganization and you acquire shares of the Acquiring Fund in the Reorganization, a portion of your subsequent distributions from the Acquiring Fund may, in effect, be a taxable return of part of your investment. Similarly, if you acquire Acquiring Fund shares in the Reorganization when the Acquiring Fund holds appreciated securities, you may receive a taxable return of part of your investment if and when the Acquiring Fund sells the appreciated securities and distributes the realized gain.

Tracking Your Basis and Holding Period; State and Local Taxes

After the Reorganization of the Acquired Fund, you will continue to be responsible for tracking the adjusted tax basis and holding period for your shares of the Combined Fund for U.S. federal income tax purposes. You should consult your tax adviser regarding the effect, if any, of the Reorganization in light of your individual circumstances. You should also consult your tax adviser about the state and local tax consequences, if any, of the Reorganization because the discussion above only relates to the federal income tax consequences.

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Backup Withholding and Information Reporting

Payments of cash to an Acquired Fund shareholder may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to the Acquiring Fund and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Portfolio Repositioning

The Acquiring Fund has determined that each security held by the Acquired Fund is eligible to be held by the Acquiring Fund; notwithstanding the foregoing, changes may be made to the Acquired Fund's portfolio in advance of the Reorganization and/or the Combined Fund's portfolio following the Reorganization. Such repositioning may result in capital gains or losses, which may have federal income tax consequences for investors in the Acquired Fund or Combined Fund, respectively.

VOTING INFORMATION AND REQUIREMENTS

Record Date

Shareholders of record of the Acquired Fund as of the close of business on June 17, 2026, the Record Date, are entitled to notice of and to vote at the Special Meeting. Shareholders on the Record Date will be entitled to one vote for each share held fractional shares held shall be entitled to a vote of such fraction.

Proxies

Shareholders of record as of the Record Date may vote by attending the Special Meeting or may authorize a proxy to vote their shares by returning the enclosed proxy card or by casting their vote via telephone or the Internet using the instructions provided on the enclosed proxy card and more fully described below. The giving of such a proxy will not affect your right to vote should you decide to attend the Special Meeting.

You may revoke your proxy at any time before the Special Meeting by any of the following options, regardless of whether your original proxy was submitted in physical form or by voting online: (i) by calling, toll-free, (800) 961-2347 and speaking to a live representative; (ii) by subsequently submitting a physical proxy card or by submitting a new proxy vote electronically at https://www.proxyvotenow.com/ysaif2026; (iii) by providing written notice delivered to the Acquired Fund, c/o Sodali & Co., Attn: Enrique Negron, P.O. Box 211230, Eagan, MN 55121-9984; or (iv) by virtually attending and voting at the Special Meeting.

If you return a properly executed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the Proposal.

Quorum

A quorum of shareholders must be present for any business to be conducted at the Special Meeting. A majority of all votes entitled to be cast at the Special Meeting shall constitute a quorum.

Vote Required for the Proposal

The Proposal will require approval by at least a majority of the outstanding shares of the Acquired Fund entitled to vote thereon.

Broker Non-Votes and Abstentions

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. The Proposal is considered “non-routine,” so brokers will not have discretionary voting power with respect to the Proposal. Because there is no “routine” proposal upon which shareholders are also being asked to vote, the Acquired Fund does not expect to receive any broker non-votes.

Abstentions will be included for purposes of determining whether a quorum is present at the Special Meeting and will be treated as votes present at the Special Meeting, but will not be treated as votes cast.

Adjournments

If a quorum is not established at the meeting of the shareholders, the chairman of the Special Meeting may adjourn the meeting without a new date or to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  If the Special Meeting is adjourned, notice need not be given of the adjourned meeting at which the adjournment is taken, unless the adjournment is for more than 120 days from the record date set for the original Special Meeting, in which case the Board shall set a new record date. At any adjourned Special Meeting, the Acquired Fund may transact any business which might have been transacted at the original Meeting. The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received.

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Information about the Virtual Meeting

The Acquired Fund wants to assure its shareholders of its commitment to ensuring that the Special Meeting provides shareholders with a meaningful opportunity to participate, including the ability to ask questions of the Acquired Fund’s Board of Directors and management.  To support these efforts, the Acquired Fund will:

●	Provide for Special Meeting attendees to begin logging into the Special Meeting at 11:00 a.m. ET on July 31, 2026, 15 minutes in advance of the Special Meeting.

●	Permit participating shareholders to submit questions when requesting access to participate in the Special Meeting by emailing sfs-meetinginfo@sodali.com. Questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints.

●	Post responses to questions relevant to Special Meeting matters that are not answered during the Special Meeting due to time constraints on the Acquired Fund’s webpage.

Provide the ability for participating shareholders of record to vote or revoke their prior vote by following the instructions available on the meeting website during the Special Meeting.  Shares for which a shareholder is the beneficial owner, but not the shareholder of record, also may be voted electronically during the Special Meeting but only if the shareholder obtains a signed proxy (a “legal proxy”) from the record holder (stock brokerage, bank, or other nominee) giving the shareholder the right to vote the shares.

Shareholders of the Acquired Fund who held Acquired Fund shares on the Record Date in their own name directly with the Acquired Fund and wish to participate in and vote at the Special Meeting, should email their full name address and the control number on the enclosed proxy card to sfs-meetinginfo@sodali.com. They will then be provided with credentials to participate in the Special Meeting. Each shareholder will be able to vote by entering the control number found on the enclosed proxy card. Shareholders of the Acquired Fund who held Acquired Fund shares on the Record Date through an intermediary (such as a broker-dealer) and wish to participate in and vote at the Special Meeting will need to obtain a legal proxy from their intermediary reflecting the Acquired Fund’s name, the number of Acquired Fund shares held and their name and email address. Such shareholders may forward an email from their intermediary containing the legal proxy or attach an image of the legal proxy to an email and send it to sfs-meetinginfo@sodali.com with “Legal Proxy” in the subject line. They will then be provided with credentials to participate in the Special Meeting, as well as a unique control number to vote their shares. All requests to participate in and/or vote at the Special Meeting must be received no later than 11:59 ET on July 30, 2026.

If you have any questions regarding access to the Special Meeting, please call, toll-free, (800) 961-2347 to speak to a live agent. Whether or not you plan to participate in the Special Meeting, we urge you to vote and submit your vote in advance of the Special Meeting.

Householding

Please note that only one copy of shareholder documents, including annual or semi-annual reports and proxy materials may be delivered to two or more shareholders of the Acquired Fund who share an address, unless the Acquired Fund has received instructions to the contrary. This practice is commonly called “householding” and it is intended to reduce expenses and eliminate duplicate mailings of shareholder documents. Mailings of your shareholder documents may be householded indefinitely unless you instruct the Acquired Fund otherwise. To request a separate copy of any shareholder document, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Acquired Fund at the address and phone number set forth above.

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Shareholder Communications

Shareholders who wish to communicate to the full Board of the Acquired Fund may address correspondence to the Chair of the Board, c/o the Acquired Fund at 245 Fifth Avenue, Suite 2100, New York, NY 10016. Shareholders may also send correspondence to any individual Director c/o the Acquired Fund at 245 Fifth Avenue, Suite 2100, New York, NY 10016.

Without opening any such correspondence, Acquired Fund management will promptly forward all such correspondence to the addressed recipient(s).

SHAREHOLDER INFORMATION

As of June 17, 2026, to each Fund’s knowledge, no single shareholder or “group” (as that term is used in Section 13(d) of the Exchange Act) beneficially owned more than 5% of either Fund’s outstanding common shares, except as described in the following table with respect to the Acquiring Fund. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a Fund or acknowledges the existence of control. A party that controls a Fund may be able to significantly affect the outcome of any item presented to shareholders for approval. Information as to beneficial ownership of common shares, including percentage of common shares beneficially owned, is based on, among other things, reports filed with the SEC by such holders.

The Acquiring Fund

Shareholder Name and Address	Class of Shares	Share Holdings	Percentage Owned	Estimated Pro Forma Percentage of Ownership of Combined Fund
CHARLES SCHWAB & COMPANY INC 211 MAIN STREET SAN FRANSISCO, CA 94105-1901	I	7,504,241	61.7%	31%
FIRST TRUST ALTERNATIVE 928 GRAND BLVD 10TH FLOOR KANSAS CITY MO 64106-2008	I	2,121,473	17.4%	8.8%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310-1995	I	1,923,165	15.8%	8%

Security Ownership of Management

As of June 17, 2026, the officers and Directors of the Acquired Fund, in the aggregate, owned less than 1% of the outstanding shares of the Acquired Fund. As of June 17, 2026, the officers and Trustees of the Acquiring Fund, in the aggregate, owned less than 1% of the outstanding shares of the Acquiring Fund.

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SHAREHOLDER PROPOSALS

The Acquired Fund generally is not required to hold regular annual meetings of shareholders and currently does not intend to hold such annual meetings in any year unless certain specified shareholder actions are required to be taken under the Acquired Fund’s governing instruments or in accordance with the 1940 Act. Because the Acquired Fund does not hold annual shareholder meetings, the anticipated date of the next meeting of shareholders cannot be provided. A shareholder who wishes to submit a proposal for consideration for inclusion in the Acquired Fund’s proxy statement for the next meeting of shareholders should send his or her written proposal to the Acquired Fund’s offices: 245 Fifth Avenue, Suite 2100, New York, NY 10016, Attention: Investor Services, so that it is received within a reasonable time before the Acquired Fund begins to transmit proxy materials for such meeting and in compliance with the Acquired Fund’s charter documents. A shareholder proposal may be presented at a meeting of shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal securities laws, state law and the Acquired Fund’s governing instruments. The timely submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Acquired Fund’s proxy statement or presented at the meeting.

SOLICITATION OF PROXIES

Your vote is being solicited by the Acquired Fund Board. The cost of soliciting proxies will be borne by Willow Wealth. In addition, the Acquired Fund has retained Sodali & Co., a professional proxy solicitation firm, to assist with any necessary solicitation of proxies. The Acquired Fund expects that the solicitation would be primarily by e-mail, but also may include telephone, facsimile, electronic or other means of communication. If the Acquired Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote. The Acquired Fund does not reimburse Directors and officers of the Acquired Fund, or regular employees and agents of Willow Wealth involved in the solicitation of proxies. Willow Wealth intends to pay all costs associated with the solicitation and the Special Meeting, which is expected to be approximately $48,000.

OTHER BUSINESS

No business other than the matters in the Notice of Special Meeting of Stockholders may come before the Special Meeting, but should any procedural matter requiring a vote of stockholders properly come before the Special Meeting, including any proposal to adjourn the Special Meeting, the persons designated as proxies named on the enclosed proxy card will vote on such matters in accordance with the views of management, to the extent permitted under applicable federal securities laws, state law and the Acquired Fund’s governing instruments, as set forth in the SEC’s proxy rules.

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APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

Execution Version

AGREEMENT AND PLAN OF REORGANIZATION

by and among

opportunistic credit interval fund,

mount logan management, llc,

yieldstreet alternative income fund INC.,

and

WILLOW ASSET MANAGEMENT LLC

Dated as of March 18, 2026

THIS FORM OF AGREEMENT IS SUBJECT TO REVISION BY THE ACQUIRING FUND AT ANY TIME AND SHALL BE KEPT CONFIDENTIAL BY THE ACQUIRED FUND AND THE ACQUIRED FUND MANAGER PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT ENTERED INTO BY WILLOW WEALTH INC. (F/K/A YIELDSTREET INC.) AND MOUNT LOGAN MANAGEMENT, LLC WITH RESPECT TO THE SUBJECT MATTER HEREOF. This form of agreement is not intended to create, nor will it create, a legally binding or enforceable offer or agreement of any type or nature. THE PARTIES ACKNOWLEDGE AND AGREE THAT, UNTIL THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY EACH OF THE PARTIES HERETO, EACH PARTY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY AND ALL PROPOSALS MADE WITH REGARD TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO TERMINATE DISCUSSIONS AND NEGOTIATIONS AT ANY TIME, IN SUCH PARTY’S OR ITS AFFILIATES’ SOLE AND ABSOLUTE DISCRETION AND WITHOUT GIVING ANY REASON THEREFOR.

Table of Contents

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Appendix A Definitions

Schedule A Voting and Support Agreement Signatories

Exhibit A Form of Voting and Support Agreements

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AGREEMENT AND PLAN OF REORGANIZATION1

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of March 18, 2026 by and between Opportunistic Credit Interval Fund, a Delaware statutory trust (the “Acquiring Fund”), and Yieldstreet Alternative Income Fund Inc., a Maryland corporation (the “Acquired Fund” and, together with the Acquiring Fund, the “Funds”). Mount Logan Management, LLC, a Delaware limited liability company and the investment adviser to the Acquiring Fund (the “Acquiring Fund Manager”), joins this Agreement solely for purposes of Sections 7.1 and 8.1, and Willow Asset Management LLC, a Delaware limited liability company and the investment adviser to the Acquired Fund (the “Acquired Fund Manager”), joins this Agreement solely for purposes of Sections 5.12, 5.16, 5.17(b), 7.1, 8.1, 9.1 and 9.3.

WHEREAS, the reorganization will consist of (i) the transfer of all of the Assets (as defined in Section 1.2) of the Acquired Fund to the Acquiring Fund in exchange for Consideration (as defined in Section 2.2), which shall be comprised of newly issued Class I common shares of beneficial interest of the Acquiring Fund, no par value (the “Acquiring Fund Shares”) calculated in accordance with Section 2 hereto, (ii) the assumption of all Assumed Liabilities (as defined in Section 1.3) of the Acquired Fund by the Acquiring Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders (as defined below) as part of the complete liquidation of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”);

WHEREAS, the Acquiring Fund and the Acquired Fund are each closed-end management investment companies registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Acquired Fund owns securities which are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Acquiring Fund is authorized to issue its shares of beneficial interest;

WHEREAS, (i) the Board of Trustees of the Acquiring Fund (the “Acquiring Fund Board”) has authorized and approved, including by a majority of trustees who are not “interested persons” of the Acquiring Fund, and (ii) the Board of Directors of the Acquired Fund (the “Acquired Fund Board”) upon the approval of and recommendation by the Special Committee of the Acquired Fund Board (the “Special Committee”) has unanimously authorized and approved (A) this Agreement, (B) the Reorganization and (C) the execution, delivery and performance of the voting and support agreements contemplated hereby;2

WHEREAS, as an inducement to and condition of the Acquired Fund’s and the Acquiring Fund’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the persons listed on Schedule A are entering into voting and support agreements substantially in the form attached as Exhibit A; and

[1]	Note to Draft: This Agreement remains subject to each Fund’s due diligence and ongoing review and comment in all respects.

[2]	Note to Draft: Description of approvals to be updated to reflect all relevant approvals and conformed to board resolutions.

WHEREAS, it is intended that, for United States federal income tax purposes, (i) the transactions contemplated by this Agreement shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) that the Agreement shall constitute a “plan of reorganization” for purposes of the Code.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	THE REORGANIZATION AND FUND TRANSACTIONS

1.1.          The Reorganization. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, and in accordance with the laws of the State of Delaware, at the Effective Time (as defined in Section 3.1(b)), the Acquired Fund shall assign, deliver and otherwise transfer the Assets (as defined in Section 1.2) to the Acquiring Fund in exchange for the Consideration. At the Effective Time, the Acquiring Fund shall issue Acquiring Fund Shares to the Acquired Fund for transfer to the Acquired Fund Shareholders as hereinafter provided. The number of Acquiring Fund Shares shall be determined as set forth in Section 2.2. Acquiring Fund Shares may be issued as provided in Section 2.3.

1.2.          Assets of the Acquired Fund. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all assets and property that can legally be transferred, whether accrued or contingent, known or unknown, including, without limitation, all cash, cash equivalents, securities, loans, real estate interests, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund at the Effective Time (as defined in Section 3.1(b)), books and records of the Acquired Fund (or copies thereof consistent with Rule 31a-3 under the 1940 Act), and any other property owned by the Acquired Fund at the Effective Time (collectively, the “Assets”). For the avoidance of doubt, the Assets shall not include any assets or property that cannot be transferred to the Acquiring Fund pursuant to applicable law or regulation.

1.3.          Liabilities of the Acquired Fund. The Acquired Fund will use commercially reasonable efforts to discharge, or make provisions for, all of its known liabilities and obligations prior to the Effective Time consistent with its obligation to continue its operations and to pursue its investment objective and strategies in accordance with the terms as presented in the Proxy Statement/Prospectus (as defined in Section 5.6) in connection with the Reorganization. To the extent the Acquired Fund is unable to discharge or make provisions for any such liability or obligation prior to the Effective Time, the Acquiring Fund will assume all remaining liabilities and obligations of the Acquired Fund, whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, including, for the avoidance of doubt, any post-Closing funding obligations and unfunded commitments with respect to investments of the Acquired Fund, other than, for the avoidance of doubt, (a) any obligation of the Acquired Fund to make the distributions contemplated by this Agreement or to perform other obligations under this Agreement, (b) the discharge of any Acquired Fund Credit Facility (as defined in Section 5.15) of the Acquired Fund contemplated by this Agreement and (c) any expenses required to be borne by the Acquired Fund or the Acquired Fund Manager after Closing pursuant to Section 8.1 (the “Assumed Liabilities”). At and after the Effective Time, such Assumed Liabilities shall become and be the liabilities of the Acquiring Fund and may be enforced against the Acquiring Fund to the extent as if the same had been incurred by the Acquiring Fund.

1.4.          Distribution of Acquiring Fund Shares to Acquired Fund Shareholders. As soon as is reasonably practicable after receipt from the Acquiring Fund of the Consideration pursuant to Section 1.1, the Acquired Fund will distribute (in accordance with the terms hereof), in complete liquidation of the Acquired Fund, to the record holders of the shares of the Acquired Fund determined as of the Effective Time (the “Acquired Fund Shareholders”) in such amounts as determined pursuant to the terms hereof and in accordance with such shareholders’ entitlements thereto all the Acquiring Fund Shares. The distribution of Acquiring Fund Shares will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders entitled to receive Acquiring Fund Shares. Thereafter, all issued and outstanding shares of the Acquired Fund (the “Acquired Fund Shares”) will be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue share certificates representing the Acquiring Fund Shares in connection with such transfer, except for any global certificate or certificates required by a securities depository in connection with the establishment of book-entry ownership of the Acquiring Fund Shares.

1.5.          Recorded Ownership of Acquiring Fund Shares. Ownership by Acquired Fund Shareholders of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent at the Closing (as defined below), or as soon thereafter as is reasonably practicable.

1.6.          Filing Responsibilities of Acquired Fund. Except as otherwise expressly provided herein or agreed to in writing by the parties prior to the Closing Date (as defined in Section 3.1), any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission, any state corporate registry, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date. Thereafter, any such reporting responsibility of the Acquired Fund shall be the responsibility of the Acquiring Fund.

1.7.          Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any interest, penalties or additions thereto) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Acquired Fund. The Acquired Fund shall file all necessary tax returns and other documentation with respect to all such taxes and fees, and the Acquiring Fund shall cooperate with the Acquired Fund in the preparation and filing of such returns and documentation.

1.8.          Termination of Acquired Fund. Promptly after the distribution of Acquiring Fund Shares pursuant to Section 1.4, the Acquired Fund shall take, in accordance with Maryland law and the 1940 Act, all steps as may be necessary or appropriate to effect a complete deregistration, liquidation, dissolution and termination of the Acquired Fund as soon as reasonably practicable.

2.	VALUATION

2.1.          Net Asset Value per Acquired Fund Share.

(a)            Not less than two (2) Business Days prior to the Closing Date (such date, the “Determination Date”), the Acquired Fund shall deliver to the Acquiring Fund a calculation of the estimated net asset value of the Acquired Fund as of the Valuation Time on the Determination Date (the “Closing Acquired Fund Net Asset Value”), as determined by the Acquired Fund Manager as valuation designee, calculated in good faith and based on the same assumptions and methodologies, and applying the same types of adjustments, used in preparing the calculation of the net asset value of the Acquired Fund as of December 31, 2025 as modified by Section 8.1, and in accordance with the applicable rules and regulations promulgated under the 1940 Act, including Rule 2a-5 thereunder, and ASC 820; provided, however, in the event of any inconsistency between the procedures, the parties hereto may confer and mutually agree on the valuation procedures; provided, further, that the Acquired Fund shall update and redeliver the calculation of the Closing Acquired Fund Net Asset Value, as reapproved by the Acquired Fund Manager as valuation designee, in the event there is a material change to the Closing Acquired Fund Net Asset Value between the Determination Date and the Closing Date and as needed to ensure the Closing Acquired Fund Net Asset Value is determined within two (2) Business Days prior to the Effective Time. The Chief Financial Officer of the Acquired Fund shall certify in writing to the Acquiring Fund the calculation of the Closing Acquired Fund Net Asset Value.

(b)            Not less than two (2) Business Days prior to the Closing Date, the Acquiring Fund shall deliver to the Acquired Fund a calculation of the estimated net asset value of the Acquiring Fund as of the Valuation Time on the Determination Date (the “Closing Acquiring Fund Net Asset Value”), as determined by the Acquiring Fund Manager as valuation designee, calculated in good faith and based on the same assumptions and methodologies, and applying the same types of adjustments, used in preparing the calculation of the net asset value of the Acquiring Fund as of December 31, 2025 as modified by Section 8.1, and in accordance with the applicable rules and regulations promulgated under the 1940 Act, including Rule 2a-5 thereunder, and ASC 820; provided, however, in the event of any inconsistency between the procedures, the parties hereto may confer and mutually agree on the valuation procedures; provided, further, that the Acquiring Fund shall update and redeliver the calculation of the Closing Acquiring Fund Net Asset Value, as reapproved by the Acquiring Fund Manager, in the event there is a material change to the Closing Acquiring Fund Net Asset Value between the Determination Date and the Closing Date and as needed to ensure the Closing Acquiring Fund Net Asset Value is determined within two (2) Business Days prior to the Effective Time. The Chief Financial Officer of the Acquiring Fund shall certify in writing to the Acquired Fund the calculation of the Closing Acquiring Fund Net Asset Value.

(c)            Each of the Acquired Fund and the Acquiring Fund shall afford the other, and the other’s respective Representatives, reasonable access to the individuals who have prepared the calculations of the Closing Acquired Fund Net Asset Value and the Closing Acquiring Fund Net Asset Value, as applicable, and to the applicable information, books, records, work papers and back-up materials (including any reports prepared by valuation agents) subject, in each case, to the execution of customary access letters, if required by third parties, used in preparing the same, in order to assist the other and the other’s respective Representatives in reviewing the calculations undertaken pursuant to this Section 2.1.

2.2.          Calculation of Number of Acquiring Fund Shares. As of the Effective Time, each Acquired Fund Share outstanding immediately prior to the Effective Time shall be exchanged for Acquiring Fund Shares in an amount equal to the ratio of the Closing Acquired Fund Net Asset Value per share of the Acquired Fund determined in accordance with Section 2.1(a) to the Closing Acquiring Fund Net Asset Value per share of the Acquiring Fund determined in accordance with Section 2.1(b) (“Consideration”).

2.3.          Fractional Shares. Fractional Acquiring Fund Shares may be distributed in connection with the Reorganization. In the event Acquired Fund Shareholders are entitled to receive fractional Acquiring Fund Shares, the Acquiring Fund’s transfer agent will distribute such fractional shares to the Acquired Fund Shareholders in connection with the distribution described in Section 1.4. No aggregation, sale or cash payment in lieu of fractional Acquiring Fund Shares shall occur.

3.	CLOSING

3.1.          Closing.

(a)            Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby (the “Closing”) shall take place by the exchange of documents and signatures (including by electronic transmission) on the first Business Day that is five (5) Business Days following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) or at such other time, date or place as the Acquiring Fund and the Acquired Fund may mutually agree in writing; provided, however, in no event shall the Closing occur earlier than fifteen (15) days following the receipt of the Acquired Fund Shareholder Approval pursuant to Section 6.3(a) without the prior written consent of the Acquiring Fund (the “Closing Date”).

(b)            Unless otherwise agreed in writing by the parties, the Closing shall be effective as of 10:00 a.m. (New York City time) on the Closing Date (the “Effective Time”), and all acts taking place at the Closing shall be deemed to occur simultaneously at the Effective Time.

3.2.          Transfer and Delivery of Assets. The Acquired Fund shall direct Wilmington Savings Fund Society, FSB (“WSFS”), as custodian for the Acquired Fund, to deliver to the Acquiring Fund at the Closing a certificate or representation of an authorized officer of WSFS stating that the Assets were delivered in proper form to the Acquiring Fund at the Effective Time. The Acquired Fund’s portfolio securities represented by a certificate or other written instrument, if any, shall be presented by WSFS, on behalf of the Acquired Fund, to U.S. Bank, N.A (“US Bank”), as custodian for the Acquiring Fund. Such presentation shall be made for examination as soon as reasonably practicable following the Effective Time and shall be transferred and delivered by the Acquired Fund as soon as reasonably practicable following the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. WSFS, on behalf of the Acquired Fund, shall deliver to US Bank, as custodian of the Acquiring Fund, as of the Effective Time, by book entry, in accordance with the customary practices of WSFS and of each “securities depository,” as defined in Rule 17f-4 under the 1940 Act, in which the Assets are deposited, the Assets deposited with such depositories.

3.3.          Share Records. The Acquired Fund shall direct SS&C Global Investor and Distribution Services, Inc., in its capacity as transfer agent for the Acquired Fund (the “Transfer Agent”), to deliver to the Acquiring Fund at the Closing a certificate or other documentation of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each such Acquired Fund Shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver to the Secretary of the Acquired Fund a confirmation evidencing that the Transfer Agent has been instructed to credit an appropriate number of Acquiring Fund Shares (as calculated in accordance with the terms hereof) to the Acquired Fund as of the Effective Time, or provide other evidence reasonably satisfactory to the Acquired Fund as of the Effective Time that such Acquiring Fund Shares will be credited to the Acquired Fund’s accounts on the books of the Acquiring Fund (or credited to the accounts of the Acquired Fund Shareholders that receive any amount of Consideration).

3.4.          Failure To Deliver Assets. If the Acquired Fund is unable to make delivery pursuant to Section 3.2 to the custodian for the Acquiring Fund of any of the Assets of the Acquired Fund for the reason that any of such Assets have not yet been delivered to it by the Acquired Fund’s broker, dealer or other counterparty, then, in lieu of such delivery, the Acquired Fund shall deliver, with respect to said Assets, executed copies of an agreement of assignment and due bills executed on behalf of said broker, dealer or other counterparty, together with such other documents as may be required by the Acquiring Fund or its custodian, including brokers’ confirmation slips, and shall use its reasonable best efforts to deliver any such Assets to the custodian as soon as reasonably practicable. In addition, with respect to any Asset that requires additional documentation by an Asset’s issuer or other third party in order to effect a transfer of such Asset, the Acquired Fund will identify each such asset to the Acquiring Fund on a mutually agreed upon date prior to the Closing Date and will engage with the Acquiring Fund to complete such documentation as necessary to transfer such Assets to the Acquiring Fund’s custodian as soon as reasonably practicable.

4.	REPRESENTATIONS AND WARRANTIES

4.1.          Representations and Warranties of the Acquired Fund. Except as (i) has been fully disclosed to the Acquiring Fund as of the date of this Agreement in a written instrument executed by an officer of the Acquired Fund (such written instrument, the “Acquired Fund Disclosures”) or (ii) has been disclosed in any material forms, documents or reports (including any amendments thereto and any exhibits or other documents incorporated by reference therein), other than any disclosures set forth under the heading “Risk Factors” and any disclosures that are forward looking in nature, filed or furnished by the Acquired Fund prior to the date of this Agreement with the United States Securities and Exchange Commission, the Acquired Fund represents and warrants to the Acquiring Fund as follows:

(a)            The Acquired Fund is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland with power under its Articles of Amendment and Restatement and Amended and Restated By-Laws, each as amended from time-to-time, to own all of its properties and assets and to carry on its business as it is presently and proposed to be conducted. The Acquired Fund is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to be so qualified or licensed as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Fund.

(b)            The Acquired Fund is, and at all times since its inception has been, duly registered with the Commission as a closed-end management investment company under the 1940 Act, and the Acquired Fund Shares have been registered under and sold in compliance with the Securities Act of 1933, as amended (the “1933 Act”).

(c)            Subject in each case to obtaining the Acquired Fund Shareholder Approval (as defined below):

(i)            the Acquired Fund has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;

(ii)            the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Acquired Fund have been duly authorized by all necessary action on the part of the Acquired Fund; and

(iii)            the Acquired Fund has duly and validly approved, executed and delivered this Agreement and, at or prior to the Closing, the Acquired Fund will have duly and validly approved, executed and delivered each other ancillary agreement to which it is a party.

(d)            The Acquired Fund Board has unanimously, at a meeting duly called and held, by resolutions adopted by the directors and upon the unanimous approval of and recommendation by the Special Committee, (i) approved and adopted this Agreement and the transactions contemplated hereby and approved the voting and support agreements, (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Acquired Fund and the Acquired Fund Shareholders, (iii) directed that the adoption of this Agreement be submitted to a vote at the Acquired Fund’s shareholder meeting (“Shareholder Meeting”) and (iv) made the Acquired Fund Recommendation (provided that any change or modification or rescission of such recommendation by the Acquired Fund Board in accordance with Section 5.12(d) shall not be a breach of the representation in this clause (iv)).

(e)            [Reserved].

(f)            Assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, this Agreement constitutes the valid and binding obligation of the Acquired Fund, enforceable against the Acquired Fund in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as to enforceability, Laws governing specific performance, injunctive relief and other equitable remedies.

(g)            At the Effective Time, the Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances (except (i) for any encumbrances arising under this Agreement, if any, (ii) encumbrances relating to the transferability of securities arising under applicable securities Laws, if any, or (iii) as otherwise disclosed in the Acquired Fund Disclosures), and immediately upon delivery and payment for the Assets, the Acquiring Fund will acquire all rights of the Acquired Fund thereto, subject to no restrictions on the full transfer thereof other than such restrictions as might arise under the 1933 Act. No person or entity (other than the Acquired Fund) has any rights, title to or interests in the Assets.

(h)            No consent, approval, authorization, or order of any court or governmental or similar authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act, and such as may be required under state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(i)            The shareholder reports, marketing and other related materials of the Acquired Fund and each prospectus, statement of additional information of the Acquired Fund used for a period of three (3) years prior to the date of this Agreement conform or conformed at the time of their use, in each case, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not or did not at the time of their use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(j)            Except as otherwise disclosed in the Acquired Fund Disclosures, the Acquired Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in: (i) a violation of securities laws (including the 1933 Act, the 1940 Act and applicable state blue sky laws) or any federal, state, local, municipal, provincial, territorial, national, foreign or other statute, law (including common law), act, code, order, award, injunction, decree, judgment, verdict, rule, constitution, directive, resolution, or regulation enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body (“Law”) applicable to the Acquired Fund, (ii) a material conflict with or violation of its Articles of Amendment and Restatement and Amended and Restated By-Laws, each as amended from time to time, (iii) conflict with any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, (iv) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound or (v) the requirement to obtain any governmental authorization or make any filing with or provide any notice to any court, governmental body, arbitral body (public or private) or any entity or body exercising similar authority (a “Governmental Authority”) or provide any notice to, or obtain any approval, consent or waiver of, any other person, except, solely with respect to clauses (i), (iii), (iv) and (v) where such breach or default or failure to notify or obtain approval, consent or waiver would not reasonably be expected to have a material adverse impact on the Acquired Fund or would not adversely impact its ability to consummate or materially delay the transactions contemplated by this Agreement.

(k)            Except as otherwise disclosed in the Acquired Fund Disclosures, all material contracts or other commitments of the Acquired Fund (other than this Agreement) will terminate without liability or obligation to the Acquired Fund on or prior to the Effective Time.

(l)            Except as otherwise disclosed in the Acquired Fund Disclosures, no litigation or administrative proceeding or investigation of or before any Governmental Authority is presently pending or, threatened in writing, or to the actual knowledge of Ted Yarbrough, Stephen Ferrara, William Majeski and Fahd Basir (collectively, the “Acquired Fund Knowledge Parties”) after reasonable due inquiry of those employees immediately reporting to such executive officers (the “Acquired Fund’s Knowledge”), threatened orally against the Acquired Fund or any of the Acquired Fund’s properties or assets, that, if adversely determined, is individually or in the aggregate, reasonably likely to be materially adverse to the Acquired Fund’s financial condition or business or would adversely impact its ability to consummate or materially delay the transactions contemplated by this Agreement. To the Acquired Fund’s Knowledge, there are no facts which are reasonably likely to form the basis for the institution of such proceedings, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any Governmental Authority that would be material to the Acquired Fund’s business or would adversely impact its ability to consummate or materially delay the transactions herein contemplated. There are no outstanding settlements, orders, judgments, injunctions or decrees against the Acquired Fund or the Acquired Fund Shares.

(m)            The financial statements and financial highlights of the Acquired Fund at, as of and for its most recently completed fiscal year ended December 31, 2025, have been audited by Deloitte & Touche LLP, independent registered public accounting firm to the Acquired Fund, and have been prepared in all material respects in accordance with accounting principles generally accepted in the United States of America (“GAAP”), except as otherwise disclosed therein, consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial position, results of operations, and changes in net assets of the Acquired Fund as of such date and for the period then ended, and there are no known contingent liabilities of the Acquired Fund required to be reflected on the statement of assets and liabilities (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein. The Acquired Fund maintains standard accounting policies established and administered in accordance with GAAP. The Acquired Fund has established and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance (i) that its business is operated, in all material respects, in accordance with applicable Laws, (ii) regarding the reliability of the Acquired Fund’s financial reporting and the preparation of financial statements in accordance with GAAP and (iii) that material receipts and expenditures of the Acquired Fund are being made in accordance with the authorization of the officers and directors (or their equivalent) of such entity. To the Acquired Fund’s Knowledge, in the past three (3) years, there has been no fraud, or claim or allegation of fraud, by or against the named executive officers of the Acquired Fund relating to the operation of the Acquired Fund.

(n)            Since December 31, 2025, there has not been any change in the Acquired Fund’s financial condition, assets and liabilities (on a consolidated basis) or business that would be, individually or in the aggregate, materially adverse to the Acquired Fund, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness, except as otherwise disclosed in Section 4.1(n) the Acquired Fund Disclosures. For the purposes of this Section 4.1(n), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of the Acquired Fund’s liabilities, or purchase or the redemption of the Acquired Fund’s shares by shareholders of the Acquired Fund shall not, in and of itself, constitute a material adverse change either individually or in the aggregate (provided, any change, event, occurrence or fact underlying such decline in market values of the securities may be taken into account in determining whether a material adverse change has occurred).

(o)            The Acquired Fund does not have any liabilities or obligations, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due (collectively, the “Liabilities”) arising out of or related to its business, other than liabilities or obligations that (i) are expressly reflected or reserved against on the financial statements of the Acquired Fund, (ii) were incurred in the ordinary course of business consistent with past practice that do not arise from a breach of contract, tort, infringement or violation of Law, including the performance of any contract to which the Acquired Fund is a party as of the date hereof, (iii) individually and in the aggregate would not be materially adverse to the Acquired Fund, (iv) arise out of the termination of any contract in connection with the transactions contemplated by this Agreement, or (v) do not and will not materially impair the ability of the Acquired Fund to perform its obligations hereunder, or the ability of the Acquiring Fund to conduct the business from and after the Closing as it is currently or proposed to be conducted. Other than the Assumed Liabilities and any Liabilities of the Acquired Fund required to be paid by the Acquired Fund Manager in accordance with Section 8.1(b), the Acquired Fund will use commercially reasonable efforts to discharge, or make provisions for, all of its known Liabilities before the Effective Time.

(p)            At the Effective Time, all material federal, state, local and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by Law to have been filed by such date (including any extensions, if any) shall have been filed and are or will be correct in all material respects, and all material federal, state, local and other taxes shown as due or required to be shown as due on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof, and no such return is currently under audit, and no material assessment has been asserted, in writing, with respect to such returns, which assessment has not been resolved.

(q)            The Acquired Fund has not taken any action and, to the Acquired Fund’s Knowledge, there is no fact or circumstance that would reasonably be expected to prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(r)            The Acquired Fund has elected to be treated as a “regulated investment company” under Subchapter M of the Code. For each taxable year since and including the taxable year ending in 2022 (including the taxable year ending on the Closing Date), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company within the meaning of Section 851 et seq. of the Code and has been eligible to and has computed its federal income tax under Section 852 of the Code and expects to continue to meet such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for, nor is now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code. There is no other material tax liability (including any foreign, state or local tax liability) of the Acquired Fund except as set forth in the Acquired Fund Disclosures. The Acquired Fund has no earnings or profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply. The Acquired Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the regulations thereunder.

(s)            Except as set forth in the Acquired Fund Disclosures, the Acquired Fund is in compliance with all Laws applicable to its business, properties or assets in all material respects. Without limiting the foregoing, the Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest. To the Acquired Fund’s Knowledge, the Acquired Fund has complied in all material respects with applicable requirements for collection and maintenance of Forms W-9 and/or Forms W-8 and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld and is not liable for any material penalties which could be imposed thereunder.

(t)            All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in Section 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund Shares.

(u)            The Proxy Statement/Prospectus (as defined in Section 5.6), insofar as it relates to information provided by the Acquired Fund for the use therein, will, as of the effective time of the Acquiring Fund’s registration statement on Form N-14 (the “Registration Statement”) in which it is included and any time prior to the Effective Time: (i) not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which such statements were made, not misleading and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder; provided, however, that the representations and warranties of this subsection (u) shall not apply to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.

(v)            The adoption of this Agreement by the holders of at least a majority of the outstanding shares of the Acquired Fund entitled to vote thereon at the Acquired Fund shareholders’ meeting (the “Acquired Fund Shareholders Meeting”) is the only vote or consent of the holders of any class or series of equity interests or other securities of the Acquired Fund required in order to approve this Agreement and consummate the transactions contemplated hereby.

(w)            Except for Lincoln International LLC, there are no brokers or finders entitled to receive any payments in connection with this Agreement and the transactions contemplated herein.

(x)            The Special Committee has received the opinion of Lincoln International LLC, dated on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and based upon and subject to the limitations and assumptions set forth in such opinion, the Consideration is fair, from a financial point of view, to the Acquired Fund Shareholders.

(y)            Since December 31, 2025, through the date of this Agreement, except as expressly contemplated by this Agreement, (a) the business of the Acquired Fund has been conducted in the ordinary course of business consistent with past practice, (b) the Acquired Fund has not taken any action that would constitute a breach of Section 5.1 if such action had been taken after the date of this Agreement, and (c) there has not been any event, development or state of circumstances that, individually or in the aggregate, has had an Acquired Fund Material Adverse Effect.

(z)            The representations and warranties of the Acquired Fund set forth in this Section 4.1 are the only representations and warranties made by the Acquired Fund with respect to Acquired Fund or any other matter relating to the transactions contemplated by this Agreement. Except as specifically set forth in this Section 4.1, (i) the Acquired Fund makes no other representation or warranty, express or implied, as to any matter whatsoever relating to the Acquired Fund or any other matter relating to the transactions contemplated by this Agreement or any ancillary agreement, including as to merchantability or fitness for any particular use or purpose and (ii) except with respect to Fraud or as otherwise agreed in any other agreement between the Acquiring Fund Manager and the Acquired Fund Manager, none of the Acquired Fund, any of its affiliates, or any of its or their respective officers, directors, employees, agents, Representatives, stockholders or members, will have or will be subject to any liability or indemnification obligation to the Acquiring Fund or any other person resulting from the distribution to the Acquiring Fund or its affiliates or Representatives, or the Acquired Fund’s use, of any information relating to the Acquired Fund or any of its affiliates, or any other matter relating to the transactions contemplated by this Agreement or any ancillary agreement, including any descriptive memoranda, summary business descriptions or any information, documents or materials made available by the Acquired Fund or any of its affiliates or its or their respective Representatives to the Acquiring Fund or any of its affiliates or its or their respective Representatives, whether orally or in writing, in expectation of the transactions contemplated by this Agreement or any ancillary agreement.

(aa)     In entering into this Agreement, the Acquired Fund acknowledges and agrees that it has relied solely upon its investigation, review and analysis and not on any factual representations or opinions or representations or warranties of the Acquiring Fund, its Representatives or any other person (except the representations and warranties of the Acquiring Fund set forth in Section 4.2 and of the Acquiring Fund Manager set forth in any agreement between the Acquiring Fund Manager and the Acquired Fund Manager). The Acquired Fund hereby acknowledges and agrees that (i) other than the representations and warranties of the Acquiring Fund set forth in Section 4.2, and the representations and warranties of the Acquiring Fund Manager set forth in any agreement between the Acquiring Fund Manager and the Acquired Fund Manager, none of the Acquiring Fund, Acquiring Fund Manager or any of their respective affiliates, officers, trustees, directors, employees, agents, Representatives, stockholders or members, make or have made, and the Acquired Fund is not relying on, any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Acquiring Fund or any other matter relating to the transactions contemplated by this Agreement, and (ii) except as set forth in Section 4.2, or any agreement between the Acquiring Fund Manager and the Acquired Fund Manager, none of the Acquiring Fund, any of its affiliates, or any of their respective officers, trustees, directors, employees, agents, Representatives, stockholders or members, will have or will be subject to any liability or indemnification obligation to the Acquired Fund or any other person resulting from the distribution to the Acquired Fund, its affiliates or their respective Representatives, or the Acquired Fund’s use, of any information relating to the Acquiring Fund or any other matter relating to the transactions contemplated by this Agreement or ancillary agreement.

4.2.          Representations and Warranties of the Acquiring Fund. Except as (i) has been fully disclosed to the Acquired Fund as of the date of this Agreement in a written instrument executed by an officer of the Acquiring Fund (such written instrument, the “Acquiring Fund Disclosures”), or (ii) has been disclosed in any material forms, documents or reports (including any amendments thereto and any exhibits or other documents incorporated by reference therein), other than any disclosures set forth under the heading “Risk Factors” and any disclosures that are forward looking in nature, filed or furnished by the Acquiring Fund prior to the date of this Agreement with the United States Securities and Exchange Commission, Acquiring Fund represents and warrants to the Acquired Fund as follows:

(a)            The Acquiring Fund is a statutory trust duly organized, validly existing, and in good standing under the Laws of the State of Delaware with power under its Amended and Restated Declaration of Trust and Amended and Restated By-Laws, each as amended from time-to-time, to own all of its properties and assets and to carry on its business as it is presently and proposed to be conducted. The Acquiring Fund is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to be so qualified or licensed as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiring Fund.

(b)            The Acquiring Fund is, and at all times since its inception has been, duly registered with the Commission as a closed-end management investment company under the 1940 Act, and the Acquiring Fund Shares have been registered and sold in compliance with the 1933 Act.

(c)            Subject in each case to obtaining the Acquiring Fund Shareholder Approval (as defined below):

(i)            the Acquiring Fund has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;

(ii)            the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Acquiring Fund have been duly authorized by all necessary action on the part of the Acquiring Fund; and

(iii)            the Acquiring Fund has duly and validly approved, executed and delivered this Agreement and, at or prior to the Closing the Acquiring Fund will have duly and validly approved, executed and delivered each other ancillary agreement to which it is a party.

(d)            The Acquiring Fund Board has unanimously approved and adopted, including by a majority of trustees who are not “interested persons” of the Acquiring Fund, this Agreement and the transactions contemplated hereby, and determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Acquiring Fund and the Acquiring Fund Shareholders.

(e)            Assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund, this Agreement constitutes the valid and binding obligation of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as to enforceability, Laws governing specific performance, injunctive relief and other equitable remedies.

(f)            No consent, approval, authorization, or order of any court or governmental or similar authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities Laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(g)            The shareholder reports, marketing and other related materials of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used for a period of three (3) years prior to the date of this Agreement conform or conformed at the time of their use, in each case, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not or did not at the time of their use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(h)            Except as otherwise disclosed in the Acquiring Fund Disclosures, the Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in: (i) a violation of Laws applicable to the Acquiring Fund, (ii) a conflict with or violation of its Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws, each as amended from time to time, (iii) a conflict with any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, (iv) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound, or (v) the requirement to obtain any governmental authorization or make any filing with or provide any notice to any Governmental Authority or provide any notice to, or obtain any approval, consent or waiver of, any other person, except, solely with respect to clauses (i), (iii), (iv) and (v) where such breach or default or failure to notify or obtain approval, consent or waiver would not reasonably be expected to have a material adverse impact on the Acquiring Fund or would not adversely impact its ability to consummate or materially delay the transactions contemplated by this Agreement.

(i)            Except as otherwise disclosed in the Acquiring Fund Disclosures, no litigation or administrative proceeding or investigation of or before any Governmental Authority is presently pending or threatened in writing or to the actual knowledge of Edward Goldthorpe and Brandon Satoren after reasonable due inquiry of those employees immediately reporting to such executive officers (the “Acquiring Fund’s Knowledge”), threatened orally against the Acquiring Fund or any of the Acquiring Fund’s properties or assets, that, if adversely determined, is individually or in the aggregate, reasonably likely to be materially adverse to the Acquiring Fund’s financial condition or business or would adversely impact its ability to consummate or materially delay the transactions contemplated by this Agreement. To the Acquiring Fund’s Knowledge, there are no facts which are reasonably likely to form the basis for the institution of such proceedings, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any Governmental Authority that would be material to the Acquiring Fund’s business or would adversely impact its ability to consummate or materially delay the transactions herein contemplated. There are no outstanding settlements, orders, judgments, injunctions or decrees against the Acquiring Fund or the Acquiring Fund Shares.

(j)            The financial statements and financial highlights of the Acquiring Fund at, as of and for its most recently completed fiscal year ended September 30, 2025, have been audited by Deloitte & Touche LLP, independent registered public accounting firm to the Acquiring Fund, and have been prepared in all material respects in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) present fairly, in all material respects, the financial position, results of operations, and changes in net assets of the Acquiring Fund as of such date and for the period then ended, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on the statement of assets and liabilities (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein. The Acquiring Fund maintains standard accounting policies established and administered in accordance with GAAP. The Acquiring Fund has established and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance (i) that its business is operated, in all material respects, in accordance with applicable Laws, (ii) regarding the reliability of the Acquiring Fund’s financial reporting and the preparation of financial statements in accordance with GAAP and (iii) that material receipts and expenditures of the Acquiring Fund are being made in accordance with the authorization of the officers and trustees (or their equivalent) of such entity. To the Acquiring Fund’s Knowledge, in the past three (3) years, there has been no fraud, or claim or allegation of fraud, by or against the named executive officers of the Acquiring Fund relating to the operation of the Acquiring Fund.

(k)            Since September 30, 2025, there has not been any change in the Acquiring Fund’s financial condition, assets and liabilities (on a consolidated basis) or business that would be, individually or in the aggregate, materially adverse to the Acquiring Fund, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness, except as otherwise disclosed in the Acquiring Fund Disclosures. For the purposes of this Section 4.2(k), a decline in net asset value per share of Acquiring Fund Shares due to declines in market values of securities held by the Acquiring Fund, the discharge of the Acquiring Fund’s liabilities, or purchase or the redemption of the Acquiring Fund’s shares by shareholders of the Acquiring Fund shall not, in and of itself, constitute a material adverse change either individually or in the aggregate (provided, any change, event, occurrence or fact underlying such decline in market values of the securities may be taken into account in determining whether a material adverse change has occurred).

(l)            The Acquiring Fund does not have any Liabilities arising out of or related to its business, other than liabilities or obligations that (i) are expressly reflected or reserved against on the financial statements of the Acquiring Fund, (ii) were incurred in the ordinary course of business consistent with past practice that do not arise from a breach of contract, tort, infringement or violation of Law, including the performance of any contract to which the Acquiring Fund is a party as of the date hereof, (iii) individually and in the aggregate would not be materially adverse to the Acquiring Fund, (iv) arise out of the termination of any contract in connection with the transactions contemplated by this Agreement, or (v) do not and will not materially impair the ability of the Acquiring Fund to perform its obligations hereunder, or the ability of the Acquiring Fund to conduct the business from and after the Closing as it is currently or proposed to be conducted.

(m)            At the Effective Time, all material federal, state, local and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by Law to have been filed by such date (including any extensions, if any) shall have been filed and are or will be correct in all material respects, and all material federal, state, local and other taxes shown as due or required to be shown as due on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof, and no such return is currently under audit, and no material assessment has been asserted, in writing, with respect to such returns, which assessment has not been resolved.

(n)            The Acquiring Fund has not taken any action and, to the Acquiring Fund’s Knowledge, there is no fact or circumstance that would reasonably be expected to prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(o)            The Acquiring Fund has elected to be treated as a “regulated investment company” under Subchapter M of the Code. For each taxable year since and including the taxable year ending in 2020 (including the period through the Closing Date), the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company within the meaning of Section 851 et seq. of the Code and has been eligible to and has computed its federal income tax under Section 852 of the Code and expects to continue to meet such requirements at all times through the Closing Date. The Acquiring Fund has not at any time since its inception been liable for, nor is now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code. There is no other material tax liability (including any foreign, state or local tax liability) of the Acquiring Fund except as set forth in the Acquiring Fund Disclosures. The Acquiring Fund has no earnings or profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply. The Acquiring Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the regulations thereunder.

(p)            Except as set forth in the Acquiring Fund Disclosures, the Acquiring Fund is in compliance with all Laws applicable to its business, properties or assets in all material respects. Without limiting the foregoing, the Acquiring Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its common shares of beneficial interest. To the Acquiring Fund’s Knowledge, the Acquiring Fund has complied in all material respects with applicable requirements for collection and maintenance of Forms W-9 and/or Forms W-8 and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld and is not liable for any material penalties which could be imposed thereunder.

(q)            The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Effective Time have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, will be fully paid and non-assessable by the Acquiring Fund and will have been issued in compliance in all material respects with applicable registration requirements and applicable securities Laws. The Acquiring Fund does not have any outstanding options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any of the Acquiring Fund Shares.

(r)            The Proxy Statement/Prospectus (as defined in Section 5.6), insofar as it relates to the Acquiring Fund, will, as of the effective time of the Registration Statement in which it is included and any time prior to the Effective Time: (i) not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which such statements were made, not misleading and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder; provided, however, that the representations and warranties of this subsection (r) shall not apply to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein.

(s)            There are no brokers or finders entitled to receive any payments in connection with this Agreement and the transactions contemplated herein.

(t)            The representations and warranties of the Acquiring Fund set forth in this Section 4.2 are the only representations and warranties made by the Acquiring Fund with respect to Acquiring Fund or any other matter relating to the transactions contemplated by this Agreement. Except as specifically set forth in this Section 4.2, (i) the Acquiring Fund makes no other representation or warranty, express or implied, as to any matter whatsoever relating to the Acquiring Fund or any other matter relating to the transactions contemplated by this Agreement or any ancillary agreement, including as to merchantability or fitness for any particular use or purpose and (ii) except with respect to Fraud or as otherwise agreed in any other agreement between the Acquiring Fund Manager and the Acquired Fund Manager, none of the Acquiring Fund, any of its affiliates, or any of its or their respective officers, directors, employees, agents, Representatives, stockholders or members, will have or will be subject to any liability or indemnification obligation to the Acquired Fund or any other person resulting from the distribution to the Acquired Fund or its affiliates or Representatives, or the Acquiring Fund’s use, of any information relating to the Acquiring Fund or any of its affiliates, or any other matter relating to the transactions contemplated by this Agreement or any ancillary agreement, including any descriptive memoranda, summary business descriptions or any information, documents or materials made available by the Acquiring Fund or any of its affiliates or its or their respective Representatives to the Acquired Fund or any of its affiliates or its or their respective Representatives, whether orally or in writing, in expectation of the transactions contemplated by this Agreement or any ancillary agreement.

(u)            In entering into this Agreement, the Acquiring Fund acknowledges and agrees that it has relied solely upon its investigation, review and analysis and not on any factual representations or opinions or representations or warranties of the Acquired Fund, its Representatives or any other person (except the representations and warranties of the Acquired Fund set forth in Section 4.1 and of the Acquired Fund Manager set forth in any agreement between the Acquiring Fund Manager and the Acquired Fund Manager). The Acquiring Fund hereby acknowledges and agrees that (i) other than the representations and warranties of the Acquired Fund set forth in Section 4.1, and the representations and warranties of the Acquired Fund Manager set forth in any agreement between the Acquiring Fund Manager and the Acquired Fund Manager, none of the Acquired Fund, Acquired Fund Manager or any of their respective affiliates, officers, directors, employees, agents, Representatives, stockholders or members, make or have made, and the Acquiring Fund is not relying on, any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Assets, the Assumed Liabilities, the Acquired Fund or any other matter relating to the transactions contemplated by this Agreement, and (ii) except as set forth in Section 4.1, or any agreement between the Acquiring Fund Manager and the Acquired Fund Manager, none of the Acquired Fund, any of its affiliates, or any of their respective officers, directors, employees, agents, Representatives, stockholders or members, will have or will be subject to any liability or indemnification obligation to the Acquiring Fund or any other person resulting from the distribution to the Acquiring Fund, its affiliates or their respective Representatives, or the Acquiring Fund’s use, of any information relating to the Assets, the Assumed Liabilities, the Acquired Fund or any other matter relating to the transactions contemplated by this Agreement or any ancillary agreement.

5.	COVENANTS AND AGREEMENTS

5.1.          Conduct of Business. Each of the Acquired Fund and the Acquiring Fund covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Article 9, except (i) as may be required by Law, (ii) as may be agreed in writing by the Acquiring Fund or the Acquired Fund, as applicable, (which consent shall not be unreasonably withheld, delayed or conditioned in case of Section (d), (e) or (n) below), (iii) as may be expressly contemplated pursuant to this Agreement or (iv) as set forth in Section 5.1 of the Acquired Fund Disclosures (in the case of actions by the Acquired Fund) or Section 5.1 of the Acquiring Fund Disclosures (in the case of actions by the Acquiring Fund), as applicable: (x) each of the Acquired Fund and the Acquiring Fund shall conduct its respective business in the ordinary course of business and in a manner consistent with past practice in all material respects and use reasonable best efforts to preserve intact its business organization, maintain in effect all material licenses and permits required to carry on its business, maintain in effect any exemptive orders or exemptive relief which it has received from the SEC and which are currently in effect and preserve its material business relationships (provided that (1) no action by the Acquired Fund or the Acquiring Fund, as applicable, with respect to any of the matters specifically addressed by any other provisions of this Section 5.1 will be deemed a breach of this clause (x), unless such action would constitute a breach of one or more of such other provisions and (2) acquisitions and dispositions of investments in Acquired Fund’s portfolio securities or the Acquiring Fund’s portfolio securities, respectively, in accordance with this Agreement and the Acquired Fund’s or Acquiring Fund’s, as applicable, investment objectives, policies, and restrictions in effect as of the date of this Agreement will not be deemed to be a breach of this clause (x)); and (y) the Acquired Fund shall not, and the Acquiring Fund shall not (in the case of the Acquiring Fund, solely with respect to clauses (a), (b)(1), (g), (h), (i), (j), (k) and, to the extent related to the foregoing, (n) below; provided that, following the determination of the Closing Acquiring Fund Net Asset Value per share of the Acquiring Fund in accordance with Section 2.1(b) and until the Closing, the Acquiring Fund shall not take any action under any of clauses (b)(2), (c) (other than any issuance or sale of equity interests at then prevailing net asset value in the ordinary course), (d) and, to the extent related thereto, (n) below):

(a)            amend or otherwise modify, in any material respect, its organizational documents;

(b)            (1) split, combine, reclassify or amend the terms of any equity interest or (2) redeem, repurchase or otherwise acquire any equity interests, other than any redemptions or repurchases of equity interests at then prevailing net asset value in the ordinary course (not to exceed three percent (3%) of the outstanding shares of the Acquired Fund as of the determination date of the redemption or repurchase);

(c)            issue, sell, pledge, dispose of, encumber or grant any equity interests, options, warrants, convertible securities or other rights to acquire equity interests;

(d)            (i) declare, set aside, authorize, make or pay any dividend or other distribution with respect to its equity interests, other than (A) regular periodic distributions consistent with past practice and the applicable Fund’s disclosed investment objective and policies, (B) distributions required to maintain the applicable Fund’s qualification as a regulated investment company under the Code, or (C) the authorization and payment of any dividend or distribution necessary for the applicable Fund to maintain RIC status, as reasonably determined by the applicable Fund, or (ii) purchase, redeem or otherwise acquire equity interests of the applicable Fund;

(e)            directly or indirectly acquire (including by merger, consolidation or acquisition of assets or equity interests) any business or material amount of assets, other than acquisitions of portfolio investments made in accordance with Section 5.1(m);

(f)            incur indebtedness for borrowed money in excess of $100,000 or guarantee indebtedness of any Person (other than a wholly owned subsidiary) in excess of $100,000, except for indebtedness (i) incurred to refinance or replace existing indebtedness, (ii) incurred pursuant to agreements in effect as of the date of this Agreement, (iii) incurred in the ordinary course of business in excess of $10,000,000, or (iv) required to maintain RIC status;

(g)            amend, enter into, terminate or waive any material contract, other than in the ordinary course of business consistent with past practice and not reasonably expected to result in an Acquired Fund Material Adverse Effect or an Acquiring Fund Material Adverse Effect, as applicable;

(h)            make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or as otherwise required by applicable Law;

(i)            (i) make or change any material tax election, (ii) change any material method of tax accounting other than in the ordinary course, (iii) amend any material tax return, (iv) settle or compromise any material tax claim or audit, or (v) extend or waive any statute of limitations with respect to a material amount of taxes;

(j)            amend, terminate or waive any material rights under the Acquired Fund Investment Advisory Agreement (in the case of the Acquired Fund) or the investment advisory agreement between the Acquiring Fund Manager and the Acquiring Fund (in the case of the Acquiring Fund);

(k)          enter into any line of business outside the applicable Fund’s disclosed investment objective (other than activities of portfolio companies);

(l)           sell, lease, license, encumber or otherwise dispose of any material assets or rights, other than dispositions of portfolio investments in accordance with the Acquired Fund’s investment objective, policies and restrictions;

(m)         make any acquisition or investment in any Person (other than wholly owned subsidiaries), including (A) the direct or indirect acquisition of any corporation, partnership, limited liability company or other business organization or the assets thereof, (B) the making of any equity, debt or other investment in any other corporation, partnership, limited liability company or other business organization, or (C) any material amendment to or material restructuring of any existing investment, except for acquisitions of portfolio investments, provided, however, that the Acquiring Fund may make acquisitions or investments in the ordinary course of business in accordance with the Acquiring Fund’s disclosed investment objectives, policies and restrictions and the Acquired Fund may make the following acquisitions:

(i)            the acquisition of new Level 3 assets issued by existing portfolio companies (1) with a value, individually or in the aggregate, of no more than 2% of the Acquired Fund’s net asset value as of December 31, 2025 or (2) as contractually obligated under the Acquired Fund’s existing investment documents with portfolio companies (including undrawn commitments);

(ii)           acquisitions of Level 2 assets with four or more quotes on Bloomberg from different market makers or rated BB- or higher, in each case at a purchase price not to exceed par value and not lower than 95% of par value;

(iii)          acquisitions of Level 1 assets, including, without limitation, U.S. Treasury securities, money-market funds or similar cash-equivalent assets; provided, however, that acquisitions of Level 1 assets other than U.S. Treasury securities, money-market funds or similar cash-equivalent assets shall not exceed 5% of the 20-day average volume of such Level 1 security; and

(iv)         acquisitions pursuant to existing contractual commitments (including unfunded commitments), and acquisitions of liquid, market-quoted assets meeting the Acquired Fund’s valuation and credit criteria; or

(n)            enter into any agreement to do any of the foregoing.

5.2.          No Distribution of Acquiring Fund Shares. The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.3.          Access to Information; Confidentiality.

(a)            Upon reasonable notice, the Acquired Fund shall afford reasonable access to the Acquiring Fund’s Representatives, subject, in each case, to the execution of customary access letters, if required by third parties, in a manner not disruptive to the operations of the Acquired Fund, during normal business hours and throughout the period prior to the Effective Time (or until the earlier termination of this Agreement), to the personnel, agents, properties, books and records of the Acquired Fund and, during such period, shall furnish promptly to such Representatives all information concerning the business, properties and personnel of the Acquired Fund as may reasonably be requested; provided, however, that nothing herein shall require the Acquired Fund to disclose any information to the Acquiring Fund if such disclosure would, in the reasonable judgment of the Acquired Fund, (i) cause significant competitive harm to the Acquired Fund if the transactions contemplated hereby are not consummated, (ii) violate applicable Law or the provisions of any contract to which the Acquired Fund is a party, or (iii) jeopardize any attorney-client privilege, attorney work product protection or other legal privilege. No investigation or access permitted pursuant to this Section 5.3(a) shall affect or be deemed to modify any representation or warranty made by the Acquired Fund hereunder. The Acquiring Fund agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.3(a) for any competitive or other purpose unrelated to the consummation of the transactions contemplated hereby. Any confidentiality agreement between the parties shall apply with respect to information furnished by the Acquired Fund and its officers, employees and other Representatives hereunder.

(b)            Upon reasonable notice, the Acquiring Fund shall afford reasonable access to the Acquired Fund’s Representatives, subject, in each case, to the execution of customary access letters, if required by third parties, in a manner not disruptive to the operations of the Acquiring Fund, during normal business hours and throughout the period prior to the Effective Time (or until the earlier termination of this Agreement), to the personnel, agents, properties, books and records of the Acquiring Fund and, during such period, shall furnish promptly to such Representatives all information concerning the business, properties and personnel of the Acquiring Fund as may reasonably be requested; provided, however, that nothing herein shall require the Acquiring Fund to disclose any information to the Acquired Fund if such disclosure would, in the reasonable judgment of the Acquiring Fund, (i) cause significant competitive harm to the Acquiring Fund if the transactions contemplated hereby are not consummated, (ii) violate applicable Law or the provisions of any contract to which the Acquiring Fund is a party, or (iii) jeopardize any attorney-client privilege, attorney work product protection or other legal privilege. No investigation or access permitted pursuant to this Section 5.3(b) shall affect or be deemed to modify any representation or warranty made by the Acquiring Fund hereunder. The Acquired Fund agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.3(b) for any competitive or other purpose unrelated to the consummation of the transactions contemplated hereby. Any confidentiality agreement between the parties shall apply with respect to information furnished by the Acquiring Fund and its officers, employees and other Representatives hereunder.

5.4.          Other Necessary Action. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing.

5.5.          Shareholder Meeting.

(a)            Unless this Agreement has been terminated in accordance with its terms, the Acquired Fund shall call and hold a meeting of its shareholders to consider and act upon this Agreement and to take such other action under applicable federal and state law to obtain approval of the transactions contemplated herein (“Acquired Fund Shareholder Approval”). The Acquired Fund shall use commercially reasonable efforts to hold the Shareholder Meeting as soon as practicable and advisable after the date of the effectiveness of the Registration Statement filing.

(b)            The Acquired Fund, in consultation with the Acquiring Fund, shall (i) use reasonable best efforts to set a record date for persons entitled to notice of, and to vote at, the Shareholder Meeting, and (ii) use reasonable best efforts to ensure that such record date not be changed or such Shareholder Meeting be adjourned or otherwise postponed or delayed (unless the Acquiring Fund’s prior written consent has been provided).

(c)            Subject to Section 5.12, the Acquired Fund, through its Board of Directors, shall make a recommendation to the Acquired Fund shareholders to adopt this Agreement and approve the transactions contemplated hereby, including the Reorganization (“Acquired Fund Recommendation”), and shall include such Acquired Fund Recommendation in the Registration Statement and the related Proxy Statement/Prospectus. The Acquired Fund shall use reasonable best efforts to lawfully solicit from its shareholders proxies in favor of the adoption of this Agreement.

(d)            Except as expressly permitted by Section 5.12, neither the Acquired Fund Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify, or propose publicly to withhold, withdraw, modify or qualify, the Acquired Fund Recommendation in a manner adverse to the Acquiring Fund, (ii) fail to include the Acquired Fund Recommendation in the Registration Statement or related proxy statement/prospectus, (iii) approve, determine to be advisable, recommend or propose publicly to approve, determine to be advisable or recommend any Competing Proposal, or (iv) resolve, agree or publicly propose to take any of the foregoing actions (each such action in clauses (i) through (iv), an “Acquired Fund Adverse Recommendation Change”). Notwithstanding any Acquired Fund Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Acquired Fund of any Competing Proposal (whether or not a Superior Proposal).

5.6.          Registration Statement and Proxy Statement/Prospectus.

(a)            The Acquired Fund and the Acquiring Fund will mutually cooperate, using reasonable best efforts, to expeditiously prepare the Registration Statement, including the proxy statement/prospectus to be prepared by the Acquiring Fund to be included in the Registration Statement (the “Proxy Statement/Prospectus”), and to file the Registration Statement with the SEC as promptly as practicable after the execution of this Agreement and no later than thirty-five (35) days thereafter, and to have it declared effective by the SEC as soon as reasonably practicable. The Acquiring Fund and the Acquired Fund shall reasonably cooperate with any review of financial information and financial statements that is reasonably required in connection with the preparation and filing of the Registration Statement, including the issuance of any consents. As promptly as practicable after the Registration Statement shall have become effective (and in no event later than five (5) Business Days thereafter), the Acquired Fund shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Acquired Fund Shareholders. No filing of, or amendment or supplement to, the Registration Statement, including the Proxy Statement/Prospectus, will be made by either party without first providing the other party with a reasonable opportunity to review and comment thereon. The Registration Statement (including the Proxy Statement/Prospectus) shall comply in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

(b)            To the extent the Acquired Fund has not provided the Acquiring Fund with information regarding the Acquired Fund, and the Acquiring Fund has not provided the Acquired Fund with information regarding the Acquiring Fund, reasonably necessary for the preparation by the Acquiring Fund of the Proxy Statement/Prospectus in compliance with the 1933 Act, the 1934 Act and the 1940 Act, each party shall provide the materials and information necessary to prepare the Registration Statement and the Proxy Statement/Prospectus, for inclusion therein, in connection with the Shareholder Meeting to consider the approval of the transactions contemplated hereby and of the Acquiring Fund to consider the approval of the issuance of additional Acquiring Fund Shares in connection with this Agreement, each as described herein.

(c)            If at any time prior to the Closing, the Acquired Fund or the Acquiring Fund becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, the party discovering the item will notify the other party and the parties will cooperate in promptly preparing, filing and clearing with the Commission and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

(d)            The Acquired Fund and the Acquiring Fund agree to reasonably cooperate with each other, and shall or will have furnished the information relating to itself to be set forth in the Registration Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.

5.7.          Liquidating Distribution. As soon as is reasonably practicable after receipt from the Acquiring Fund, the Acquired Fund will make a liquidating distribution to the Acquired Fund Shareholders consisting of the Acquiring Fund Shares in accordance with Section 1.4 of this Agreement.

5.8.          Efforts. The Acquiring Fund and the Acquired Fund shall each use their reasonable best efforts to fulfill or cause the fulfillment of the conditions precedent set forth in Article 6 of this Agreement to effect the transactions contemplated by this Agreement as promptly as reasonably practicable; provided that neither the Acquiring Fund nor the Acquired Fund shall be obligated to waive any such condition precedent.

5.9.          Other Instruments. Each of the Acquired Fund and the Acquiring Fund covenants that it will, from time to time as and when reasonably requested by the other party, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm: (a) to the Acquired Fund, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) to the Acquiring Fund, title to and possession of all the Assets and assumption of the Assumed Liabilities assumed hereunder and otherwise to carry out the intent and purpose of this Agreement.

5.10.        Regulatory Approvals.

(a)            The Acquiring Fund shall use commercially reasonable efforts to obtain (and the Acquired Fund shall use its commercially reasonable efforts to cooperate with the Acquiring Fund in furtherance thereof), as promptly as practicable, all approvals, authorizations, consents, exemptions and clearances of, and to make all filings, registrations and notices with, any Governmental Authority required under the 1933 Act, the 1934 Act, the 1940 Act, the applicable state securities or “blue sky” laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in each case, that are necessary or advisable to consummate the transactions contemplated by this Agreement and to permit the Acquiring Fund to continue its operations following the Effective Time.

(b)            Each of the Acquiring Fund and the Acquired Fund shall keep the other reasonably informed of the status of all such filings and approvals and shall consult with the other in advance of any material communications with any Governmental Authority relating to the transactions contemplated by this Agreement. Neither the Acquiring Fund nor the Acquired Fund shall agree to any condition, restriction or undertaking imposed by any Governmental Authority in connection with obtaining any such approval or authorization that would reasonably be expected to materially and adversely affect the other party or the transactions contemplated hereby, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

5.11.        Final Tax Distribution. To the extent necessary to avoid entity-level income or excise tax, the Acquired Fund will declare one or more dividends payable prior to the time of Closing to its shareholders.

5.12.       No Solicitation.

(a)            Subject to Section 5.12(c), the Acquired Fund and the Acquired Fund Manager shall, and shall cause their respective directors, officers and their respective Representatives, to (i) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal (an “Inquiry”), and (ii) immediately terminate all physical and electronic data room access previously granted to any such third party.

(b)            Except as expressly provided in Section 5.12(c), until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Acquired Fund and the Acquired Fund Manager shall not, and shall cause their respective directors, officers and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, or knowingly facilitate or encourage the making of any Competing Proposal or Inquiry, (ii) continue or engage in negotiations or discussions with (it being understood that the Acquired Fund or the Acquired Fund Manager, as applicable, may inform Persons of the provisions contained in this Section 5.12), or knowingly furnish any information to, any third party relating to a Competing Proposal or any Inquiry or (iii) resolve, agree or publicly propose to do any of the foregoing.

(c)            Notwithstanding anything to the contrary in this Agreement (including in Section 5.12(a) or Section 5.12(b)), at any time prior to the date that Acquired Fund Shareholder Approval is obtained, in the event that the Acquired Fund (or its Representatives on the Acquired Fund’s behalf) receives directly or indirectly a written Inquiry or a written Competing Proposal from any third party that (i) the Acquired Fund Board determines in good faith to be bona fide, (ii) was unsolicited and (iii) did not otherwise result from a breach of this Section 5.12(c), the Acquired Fund, the Acquired Fund Board and its Representatives may engage or participate in negotiations or discussions with, or furnish any information and other access to, any third party making such Inquiry or Competing Proposal and its Representatives and affiliates and prospective debt and equity financing sources that have been specifically engaged for the purpose of financing such Competing Proposal if the Acquired Fund Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that (A) such Inquiry or Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would be inconsistent with the fiduciary duties of the Acquired Fund Board under applicable Law; provided, that (x) prior to furnishing any information concerning the Acquired Fund, the Acquired Fund receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Acquired Fund containing confidentiality terms that are not materially less favorable in the aggregate to the Acquired Fund than those contained in the Confidentiality Agreement (unless the Acquired Fund offers to amend the Confidentiality Agreement to reflect such more favorable terms) (an “Acceptable Confidentiality Agreement”), and (y) the Acquired Fund shall concurrently provide or make available to the Acquiring Fund (I) an unredacted copy of each such Acceptable Confidentiality Agreement and (II) all non-public information concerning the Acquired Fund that it provides to any third party given such access that was not previously made available to the Acquiring Fund or its Representatives.

(d)            Neither the Acquired Fund nor the Acquired Fund Board nor any committee thereof shall effect an Acquired Fund Adverse Recommendation Change and, except as expressly provided in this Section 5.12(d), neither the Acquired Fund Board nor any committee thereof shall approve or recommend, and the Acquired Fund shall not (and shall cause its Representatives not to) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract or agreement, in each case constituting or with respect to, any Competing Proposal or Inquiry (each, an “Alternative Acquisition Agreement”), in each case other than an Acceptable Confidentiality Agreement, and neither the Acquired Fund Board nor any committee thereof shall resolve, agree or publicly propose to take any such actions. Notwithstanding the immediately preceding sentence, at any time prior to the receipt of Acquired Fund Shareholder Approval, the Acquired Fund Board may, if the Acquired Fund has received a Competing Proposal after the date of this Agreement that (i) the Acquired Fund Board has determined in good faith to be bona fide, (ii) was unsolicited, (iii) did not otherwise result from a breach of this Section 5.12, (iv) the Acquired Fund Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal and (v) failing to recommend such Competing Proposal to the Acquired Fund Shareholders would be inconsistent with the fiduciary duties of the Acquired Fund Board under applicable Law, make an Acquired Fund Adverse Recommendation Change, authorize, adopt or approve such Superior Proposal and/or cause the Acquired Fund to terminate this Agreement and enter into a binding definitive agreement providing for the consummation of such Superior Proposal concurrently with the termination of this Agreement in accordance with Article 9, provided, that:

(i)            the Acquired Fund shall have provided prior written notice to the Acquiring Fund, at least five (5) Business Days in advance, that it intends to make an Acquired Fund Adverse Recommendation Change or terminate this Agreement pursuant to Article 9 in order to enter into a binding definitive agreement providing for the consummation of a Superior Proposal (a “Notice of Superior Proposal”), which notice shall specify in reasonable detail the basis for such recommendation or termination and the identity of the Person or group of Persons making such Superior Proposal and the terms and conditions thereof and include a copy of the final negotiated definitive agreement providing for the consummation of such Superior Proposal and any material ancillary agreements thereto;

(ii)            after providing such notice and prior to terminating this Agreement, the Acquired Fund shall have negotiated, and shall have caused its Representatives to negotiate, with the Acquiring Fund and its Representatives in good faith (to the extent the Acquiring Fund desires to negotiate) during such five (5) Business Day period to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Acquired Fund to terminate this Agreement; and

(iii)            following the end of such five (5) Business Day period, the Acquired Fund Board shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, taking into account any changes to this Agreement proposed in writing by the Acquiring Fund in response to the Notice of Superior Proposal, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to be a Superior Proposal.

(e)            Nothing contained in this Section 5.12 shall be deemed to prohibit the Acquired Fund or the Acquired Fund Board or any committee thereof from complying with its disclosure obligations under applicable Law; provided, however, that this sentence shall not permit the Acquired Fund Board to make an Acquired Fund Adverse Recommendation Change, except to the extent expressly permitted pursuant to Section 5.12(d).

(f)            The Acquired Fund shall promptly (and in any event within forty-eight (48) hours of receipt) advise the Acquiring Fund in writing in the event that it or any of its Representatives receives any Inquiry or Competing Proposal from any third party, in each case together with a description of the material terms and conditions of any such Inquiry or Competing Proposal, the identity of the third party making such Inquiry or Competing Proposal and a copy of any written proposal, offer, draft agreement, term sheet or other analogous agreement provided by such third party. The Acquired Fund shall keep the Acquiring Fund reasonably informed on a timely basis (and in any event within forty-eight (48) hours) of any material amendment or material modification of any such Inquiry or Competing Proposal. Any amendment to the financial terms and any other material amendment to any Competing Proposal will be deemed to be a new Competing Proposal for purposes of Section 5.12(d), and will require a new notice pursuant to clause (i) thereof, except that the notice period in respect of such amended proposal will be two (2) Business Days.

(g)            For purposes of this Agreement:

(i)            “Competing Proposal” means any inquiry, proposal or offer from any third party with respect to a merger, reorganization, consolidation, asset acquisition, equity acquisition or other transaction involving more than twenty percent (20%) of the net assets of the Acquired Fund.

(ii)            “Superior Proposal” means a written Competing Proposal that the Acquired Fund Board determines in good faith, after consultation with its financial advisors and outside legal counsel, is more favorable to the Acquired Fund’s shareholders from a financial point of view and is reasonably likely to be consummated on the proposed terms (provided that, for purposes of this definition, the reference to twenty percent (20%) in the definition of Competing Proposal shall be replaced with fifty percent (50%)).

(h)            Each of the Acquired Fund and the Acquired Fund Manager agree that any violation of the restrictions set forth in this Section 5.12 by any of their directors, officers or Representatives shall be deemed to be a breach of this Agreement by the Acquired Fund, which will allow the Acquiring Fund to terminate this Agreement pursuant to Section 9.1(d)(ii).

5.13.       Notification of Certain Matters. Subject to applicable Law, the Acquired Fund shall give prompt written notice to the Acquiring Fund, and the Acquiring Fund shall give prompt written notice to the Acquired Fund, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Reorganization or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Reorganization or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Acquired Fund or the Acquiring Fund, (b) any claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party which relate to this Agreement, the Reorganization or the transactions contemplated hereby, and (c) any fact, circumstance or development of which the Acquired Fund or the Acquiring Fund (as applicable) becomes aware that will or is reasonably likely to result in any of the conditions set forth in Article 6 becoming incapable of being satisfied by the Termination Date.

5.14.        Public Announcements. Except as otherwise set forth in Section 5.12, prior to any Acquired Fund Adverse Recommendation Change, the Acquired Fund and the Acquiring Fund shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the transactions contemplated hereby, and neither party nor any of its affiliates shall issue any such press release or public announcement prior to obtaining the other party’s written consent (which consent may be delivered via electronic mail, but shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law or order.

5.15.        Repayment of Acquired Fund Credit Facility. At least five (5) Business Days prior to the Closing Date, the Acquired Fund shall deliver to the Acquiring Fund draft copies of customary payoff letters (the “Payoff Letters”) (subject to delivery of funds as arranged by the Acquiring Fund) from the administrative agent under any credit facility of the Acquired Fund, if any (an “Acquired Fund Credit Facility”), and, on or prior to the Closing Date, the Acquired Fund shall deliver to the Acquiring Fund executed copies of the Payoff Letters (if any) to be effective upon the Closing. The Acquired Fund shall deliver all documents required for the termination of commitments under any Acquired Fund Credit Facility, subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding thereunder, using the funds of the Acquired Fund for such repayment.

5.16.       Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any proceeding by the Acquired Fund’s shareholders against the Acquired Fund, the Acquiring Fund or the Acquired Fund Manager or any of their respective directors (or their equivalent), officers or affiliates with respect to this Agreement or the transactions contemplated hereby. The Acquired Fund (a) shall keep the Acquiring Fund reasonably informed of any material developments in connection with any such proceeding brought by its shareholders and (b) shall not settle any such proceeding, or enter into any agreement that would lead to settlement, without the prior written consent of the Acquiring Fund.

5.17.       Directors and Officers Indemnification and Insurance.

(a)            The Acquiring Fund and the Acquired Fund agree that all rights to indemnification, advancement of expenses and exculpation from liability for or in connection with acts or omissions occurring at any time prior to the Closing, that now exist in favor of any Person who prior to or on the Closing Date is or was a current or former trustee, director, manager, officer or employee of the Acquired Fund (each, a “D&O Indemnified Person”), including as provided in the organizational documents of the Acquired Fund as in effect on the date of this Agreement and made available to the Acquiring Fund, or in any agreement between a D&O Indemnified Person and the Acquired Fund set forth on Section 5.17(a) of the Acquired Fund Disclosures (an “Indemnity Agreement”), will survive the Closing and will continue in full force and effect for the six (6) year period following the Closing Date. In furtherance of (and not in limitation of) the foregoing, for the six (6) year period following the Closing Date, the Acquiring Fund will (i) maintain in its organizational documents provisions with respect to indemnification, advancement of expenses and exculpation from liability that in each such respect are at least as favorable to each D&O Indemnified Person as those contained in the Acquired Fund’s organizational documents as in effect on the date of this Agreement, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any D&O Indemnified Person and (ii) cause each Indemnity Agreement to continue in existence without termination, revocation, amendment or other modification that would adversely affect the rights thereunder of any D&O Indemnified Person, except, in each case, to comply with any applicable Law. Notwithstanding any other provision of this Agreement, except pursuant to an Indemnity Agreement, no indemnification or advancement of expenses shall be provided pursuant to this Section 5.17(a) with respect to (A) any actions or omissions of any D&O Indemnified Person that constitute criminal activity, willful misconduct, Fraud or a knowing violation or breach of this Agreement, or (B) any claim made by the Acquired Fund directly against the D&O Indemnified Person (and not with respect to a third-party claim) and any liabilities arising from the acts or omissions of a D&O Indemnified Person who is also an officer, employee, service provider or consultant of or to the Acquired Fund in violation of any employment or other agreement or written policy to which such Person is a party or by which such Person is otherwise bound; it being understood, that nothing in this Section 5.17(a) shall impair or adversely affect the rights of any D&O Indemnified Person under any Indemnity Agreement.

(b)            On or before the Closing Date, the Acquired Fund Manager shall purchase (the cost of which shall be borne by the Acquired Fund Manager and treated as a transaction expense, unless otherwise expressly provided herein) and maintain in effect beginning on the Closing and for a period of six (6) years thereafter without any lapses in coverage, a “runoff” or “tail” policy (or policies) providing directors’ and officers’ liability insurance coverage, employment practices liability coverage and fiduciary liability coverage (the “D&O Tail Policy”) for the benefit of those Persons who are covered by the Acquired Fund’s directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance policies as of the date of this Agreement or at the Closing with respect to matters occurring prior to or as of the Closing; provided, that the Acquiring Fund may substitute policies of at least the same coverage containing terms and conditions which are no less favorable to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to such D&O Tail Policy’s termination. Such policy (or policies) shall be on terms with respect to coverage, retentions, amounts and other material terms at least as favorable to such D&O Indemnified Persons as those of such policies in effect on the date of this Agreement.

(c)            If the Acquiring Fund (or any of its successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any other Person (including by dissolution, liquidation, assignment for the benefit of creditors or similar action), then, and in each such case, the Acquiring Fund will cause proper provision to be made so that such other Person fully assumes the obligations set forth in this Section 5.17.

6.	CONDITIONS PRECEDENT

6.1.          Conditions Precedent to Obligations of Acquired Fund. The obligations of the Acquired Fund to complete the transactions provided for herein shall be subject to satisfaction of the following conditions:

(a)            The representations and warranties of the Acquiring Fund (other than representations and warranties in Sections 4.2(a), 4.2(b), 4.2(c) and 4.2(s)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (other than any such representation or warranty that speaks only as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date) without giving effect to any “materiality” qualification or exception contained therein. The representations and warranties in Sections 4.2(a), 4.2(b), 4.2(c) and 4.2(s) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (other than any such representation or warranty that speaks only as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date).

(b)            The Acquiring Fund shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund, at or before the Closing Date.

(c)            Since the date of this Agreement, there shall not have occurred any Acquiring Fund Material Adverse Effect.

(d)            The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in the name of the Acquiring Fund by a duly appointed officer dated as of the Closing Date certifying the fulfillment of the conditions set forth in Section 6.1(a), Section 6.1(b) and Section 6.1(c).

(e)            Certified copies of the resolutions evidencing the approval of the Agreement and the transactions contemplated herein by the Acquiring Fund Board shall have been delivered to the Acquired Fund.

6.2.          Conditions Precedent to Obligations of Acquiring Fund. The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject to the satisfaction of the following conditions:

(a)            The representations and warranties of the Acquired Fund (other than representations and warranties in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(v)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (other than any such representation or warranty that speaks only as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date) without giving effect to any “materiality” qualification or exception contained therein. The representations and warranties in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(v) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (other than any such representation or warranty that speaks only as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date).

(b)            The Acquired Fund shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by the Acquired Fund, at or before the Closing Date.

(c)            Since the date of this Agreement, there shall not have occurred any Acquired Fund Material Adverse Effect.

(d)            The Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by a duly authorized officer, dated as of the Closing Date certifying the fulfillment of the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

(e)            Certified copies of the resolutions evidencing the approval of the Agreement and the transactions contemplated herein by the Acquired Fund Board shall have been delivered to the Acquiring Fund.

(f)            The Acquiring Fund shall have received a copy of the fully effective and paid D&O Tail Policy pursuant to Section 5.17.

(g)            The Acquiring Fund shall have received a copy of the executed and effective Payoff Letter pursuant to the terms of Section 5.15.

6.3.          Other Conditions Precedent. If any of the conditions set forth in this Section 6.3 have not been satisfied on or before the Effective Time, the Acquired Fund or the Acquiring Fund shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

(a)            The Agreement and the transactions contemplated herein shall have been approved by the Acquired Fund Board and shall have received the Acquired Fund Shareholder Approval, and certified copies of the resolutions of the Acquired Fund Board shall have been delivered to the Acquiring Fund.

(b)            The Registration Statement of the Acquiring Fund shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued.

(c)            On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act or instituted any proceeding seeking to enjoin the consummation of the Reorganization contemplated by this Agreement under Section 25(c) of the 1940 Act.

(d)            At the Effective Time, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or make illegal, this Agreement or the transactions contemplated herein.

(e)            All consents, orders and permits of Federal, state and local regulatory authorities or other third parties, as identified and mutually agreed by the Acquired Fund and the Acquiring Fund shall have been obtained.

(f)            WSFS shall have delivered such certificates or other documents as set forth in Section 3.2.

(g)            The Transfer Agent shall have delivered a certificate of its authorized officer as set forth in Section 3.3.

(h)            The parties hereto shall have received the opinion of each of the law firms of Stradley Ronon Stevens & Young, LLP and Dechert LLP (or, in either case, another nationally recognized tax counsel reasonably satisfactory to the Acquiring Fund) (based on certain facts, assumptions and representations), as of the Closing Date, addressed to the Acquiring Fund and the Acquired Fund, substantially to the effect that, for U.S. federal income tax purposes:

(i)            The transfer of the Acquired Fund’s Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund followed by the distribution by the Acquired Fund of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares in liquidation of the Acquired Fund pursuant to and in accordance with the terms of this Agreement will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code;

(ii)            No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund;

(iii)            No gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or upon the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares, except that the Acquired Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code;

(iv)            No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of the Acquired Fund Shares for Acquiring Fund Shares;

(v)            The aggregate tax basis for Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by each such Acquired Fund Shareholder immediately prior to the Reorganization;

(vi)            The holding period of Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares surrendered in exchange therefor were held (provided such Acquired Fund Shares were held as capital assets on the date of the Reorganization);

(vii)            Except for assets which may be marked to market for federal income tax purposes as a consequence of a termination of the Acquired Fund’s taxable year, the tax basis of the Assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund in exchange therefor;

(viii)            The holding period of the Assets in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund (except where the investment activities of the Acquiring Fund have the effect of reducing or eliminating such periods with respect to an Asset); and

(ix)            The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the United States Treasury regulations promulgated thereunder.

7.	SURVIVAL

7.1.          Survival. No representations, warranties, covenants and agreements of either Acquiring Fund or Acquired Fund will survive beyond the Closing Date, except that any covenant or agreement contained in this Agreement which by its terms is to be performed following the Closing shall in respect of performance after Closing survive in accordance with its terms and then terminate once completely performed. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein. Notwithstanding the foregoing or anything in this Agreement to the contrary, nothing in this Agreement shall limit (a) any rights that may be available to either Acquiring Fund or Acquired Fund in respect of a claim for Fraud, and (b) any rights that may be available to either the Acquiring Fund Manager and the Acquired Fund Manager (whether in contract, in tort or at law or in equity) under any other agreement to which the Acquiring Fund Manager and the Acquired Fund Manager is a party, including as it relates to a breach of the terms of this Agreement. For the purposes of this Agreement, “Fraud” means Delaware common law fraud, in the making of a specific representation or warranty expressly set forth in Section 4 and requires (i) an intentional false representation expressly set forth in the representations and warranties set forth in Section 4, (ii) actual knowledge that such representation is false (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation or a similar theory), (iii) reasonable detrimental reliance by such party upon such false representation in acting or refraining from acting and (iv) the incurrence of damage by such party by reason of such reliance. For the avoidance of doubt, nothing set forth herein shall limit the rights of the Acquiring Fund Manager and the Acquired Fund Manager in any other agreement between such parties.

7.2.          Remedies Exclusive. From and after the Closing Date, except in the case of Fraud, the remedies provided for in this Section 7 and under any other agreement between the Acquiring Fund Manager and the Acquired Fund Manager shall constitute the sole and exclusive remedies for any claims made for a breach of this Agreement. Each party hereby waives any provision of applicable Law to the extent that it would limit or restrict this Section 7.2.

7.3.          Liability of the Acquired Fund. The parties understand and agree that the obligations of the Acquired Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of or adviser to the Acquired Fund personally, but bind only the Acquired Fund’s property. Moreover, all persons shall look only to the assets of the Acquired Fund to satisfy the obligations of the Acquired Fund hereunder.

7.4.          Liability of the Acquiring Fund. The parties understand and agree that the obligations of the Acquiring Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of or adviser to the Acquiring Fund personally, but bind only the Acquiring Fund’s property. Moreover, all persons shall look only to the assets of the Acquiring Fund to satisfy the obligations of the Acquiring Fund hereunder.

8.	EXPENSES

8.1.          Expenses of Reorganization.

(a)            Except as otherwise set forth in this Agreement or unless otherwise agreed in writing, each of the Acquiring Fund Manager and the Acquired Fund Manager shall pay its own direct and indirect expenses incurred by it, or by the respective Fund managed by each, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and Representatives.

(b)            Notwithstanding the foregoing:

(i)            to the extent there are any transaction costs (including brokerage commissions, transaction charges and related fees) associated with the sales and purchases of portfolio securities made in connection with the Reorganization, these will be borne by (A) the Acquired Fund Manager with respect to the sales and purchases conducted before the Effective Time and (B) by the Acquiring Fund with respect to the sales and purchases conducted at or after the Effective Time;

(ii)            fees and expenses of the Acquired Fund will include (A) any contract breakage costs, expenses or payments of the Acquired Fund in connection with the transactions contemplated by this Agreement and (B) any costs, expenses, premiums, fees or other payments with respect to the D&O Tail Policy in accordance with Section 5.17(b), which in the case of each of clauses (A) and (B) shall be borne by the Acquired Fund Manager;

(iii)            all fees and expenses associated with the preparation, filing, clearance and dissemination of the Registration Statement and Proxy Statement/Prospectus, including any amendments or supplements thereto and all related SEC filing fees (and excluding, for the avoidance of doubt, any fees and expenses of advisors to the Acquiring Fund, which shall be borne by the Acquiring Fund) shall be borne by the Acquired Fund Manager;

(iv)            any expenses or costs related to the winding up or dissolution of the Acquired Fund after the Effective Time shall be paid by the Acquired Fund Manager; and

(v)            the fees and expenses of outside counsel and financial advisors to the Special Committee shall be borne by the Acquired Fund.

(c)            The asset value of the Acquiring Fund used in calculating the Closing Acquiring Fund Net Asset Value shall be adjusted to give effect to all fees and expenses of the Acquiring Fund related to the Reorganization and the transactions contemplated hereby and the asset value of the Acquired Fund used in calculating the Closing Acquired Fund Net Asset Value shall be adjusted to give effect to all fees and expenses of the Acquired Fund related to the Reorganization and the transactions contemplated hereby, except to the extent borne by the Acquired Fund Manager pursuant to the terms of this Section 8.1.

9.	TERMINATION

9.1.          Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Acquired Fund Shareholder Approval is obtained (except as otherwise expressly noted), as follows:

(a)            by mutual written consent of each of the Acquiring Fund and the Acquired Fund; or

(b)            by either the Acquiring Fund or the Acquired Fund, if:

(i)            the Closing shall not have occurred on or before 5:00 p.m. (New York City time) on December 31, 2026 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party if the failure of such party to perform or comply with any of its obligations under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(ii)            prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have issued or entered any Law or order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the transactions contemplated hereby, and such Law or order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a party if the issuance of such Law or order or the taking of such action was proximately caused by the failure of such party to perform or comply with any of its obligations under this Agreement; provided, further, that neither the Acquired Fund nor the Acquiring Fund shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) if the Acquired Fund (in the case of a termination by the Acquiring Fund) or the Acquiring Fund (in the case of a termination by the Acquired Fund), as applicable, is then in material breach of any of its representations, warranties, covenants or obligations under this Agreement; or

(iii)            the Acquired Fund Shareholders Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the Acquired Fund Shareholder Approval shall not have been obtained at such Acquired Fund Shareholders Meeting (or at any adjournment or postponement thereof) at which a vote on the approval/adoption of this Agreement is taken; or

(c)            by the Acquired Fund, if:

(i)            the Acquiring Fund shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or Section 6.3 and (B) is not capable of being cured by the Acquiring Fund by the Termination Date or, if capable of being cured, shall not have been cured by the Acquiring Fund on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following the Acquired Fund’s delivery of written notice to the Acquiring Fund of such breach or failure to perform; provided, that the Acquired Fund shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if the Acquired Fund is then in material breach of any of its representations, warranties, covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied; provided, further, that the Acquired Fund may not terminate this Agreement pursuant to this Section 9.1(c)(i) if the Acquiring Fund’s breach has been primarily caused by a material breach of any provision of this Agreement by the Acquired Fund; or

(ii)            at any time prior to receipt of the Acquired Fund Shareholder Approval, in order to substantially concurrently enter into a binding definitive agreement providing for the consummation of a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.12; provided, that the Acquired Fund shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(ii) if the Acquired Fund has breached any provision of Section 5.12 in any material respect; or

(iii)            at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 6.2 or Section 6.3 have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (B) the Acquiring Fund does not consummate the Reorganization on or prior to the date the Closing is required to occur pursuant to Article 1, (C) the Acquired Fund shall have irrevocably confirmed in writing to the Acquiring Fund that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three (3) Business Day period following delivery of such confirmation, and (D) the Acquiring Fund fails to effect the Closing within three (3) Business Days following delivery of such confirmation; or

(d)            by the Acquiring Fund, if:

(i)            the Acquired Fund shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2 or Section 6.3 and (B) is not capable of being cured by the Acquired Fund by the Termination Date or, if capable of being cured, shall not have been cured by the Acquired Fund on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following the Acquiring Fund’s delivery of written notice to the Acquired Fund of such breach or failure to perform; provided that the Acquiring Fund shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if the Acquiring Fund is then in material breach of any of its representations, warranties, covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 6.2 or Section 6.3 not to be satisfied; provided, further, that the Acquiring Fund may not terminate this Agreement pursuant to this Section 9.1(d)(i) if the Acquired Fund’s breach has been primarily caused by a material breach of any provision of this Agreement by the Acquiring Fund; or

(ii)            at any time prior to the receipt of the Acquired Fund Shareholder Approval, if (A) the Acquired Fund Board (or any committee thereof) shall have made an Acquired Fund Adverse Recommendation Change, (B) the Acquired Fund or its Representatives Intentionally Breaches any of Section 5.5(c) or Section 5.12, in any material respect, and such breach remains uncured for five (5) Business Days following written notice thereof by the Acquiring Fund to the Acquired Fund, or (C) the Acquired Fund fails to recommend against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement thereof.

9.2.          Effect of Termination. In the event that this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 9.1, written notice thereof shall be given by the terminating party to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 9.3 or in any other provision of this Agreement, no such termination shall relieve any party hereto of any liability or damages (which shall be deemed in any such event to be damages of such party) resulting from any Intentional Breach of this Agreement prior to such termination or Fraud, in which case, except as provided in Section 9.3, the aggrieved party shall be entitled to all remedies available at law or in equity; and provided, further, that the Confidentiality Agreement, Article 7, Section 8.1, this Section 9.2, Section 9.3, and Article 11 shall survive any termination of this Agreement pursuant to Section 9.1.

9.3.          Termination Fees; Expenses.

(a)            If, but only if, this Agreement is terminated by:

(i)            the Acquired Fund pursuant to Section 9.1(c)(ii); or

(ii)            the Acquiring Fund pursuant to Section 9.1(d)(ii),

then, in any such case, the Acquiring Fund shall have the option, exercisable in its sole discretion by delivery of written notice to the Acquired Fund (the “Acquired Fund Termination Fee Notice”) within two (2) Business Days following the effective date of such termination, to be paid the Acquired Fund Termination Fee, on the terms provided in the immediately following sentence (an “Acquired Fund Termination Fee Election”). Should the Acquiring Fund timely make an Acquired Fund Termination Fee Election, the Acquired Fund shall pay, or cause to be paid, to the Acquiring Fund the Acquired Fund Termination Fee less the amount, if any, of any Acquiring Fund Expenses previously paid to the Acquiring Fund pursuant to Section 9.3(b) by wire transfer of same day funds to the account or accounts designated by the Acquiring Fund in the Acquired Fund Termination Fee Notice, no later than three (3) Business Days following the Acquired Fund’s receipt of the Acquired Fund Termination Fee Notice.

(b)            If this Agreement is terminated by the Acquiring Fund or the Acquired Fund pursuant to Section 9.1(b)(iii) under circumstances in which the Acquired Fund Termination Fee is not then payable to the Acquiring Fund pursuant to Section 9.3(a), then the Acquired Fund Manager shall reimburse the Acquiring Fund and its affiliates for all of their documented out-of-pocket fees and expenses (including all documented fees and expenses of counsel, accountants, experts and consultants) incurred and payable by the Acquiring Fund or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Acquiring Fund Expenses”), up to a maximum reimbursement payment of two hundred fifty thousand dollars ($250,000). Any payments required to be made under this Section 9.3(b) shall be made by wire transfer of same day funds to the account or accounts designated by the Acquiring Fund within three (3) Business Days after the Acquired Fund has been notified in writing of the amounts thereof by the Acquiring Fund.

(c)            Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 11.5, except in cases involving or relating to Fraud, (i) the Acquired Fund Termination Fee, to the extent paid in full (less the amount of any Acquiring Fund Expenses previously paid to the Acquiring Fund pursuant to Section 9.3(b)) on the terms provided in Section 9.3(a), shall constitute the sole and exclusive monetary remedy of the Acquiring Fund against the Acquired Fund and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “Acquired Fund Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Acquired Fund Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that the Acquired Fund shall remain obligated to comply with the provisions of this Agreement that survive termination pursuant to Section 9.2); and (ii) solely in cases where the Acquiring Fund would be entitled to make an Acquired Fund Termination Fee Election (assuming, for purposes of determining whether or not the Acquiring Fund would be entitled to make an Acquired Fund Termination Fee Election, that the Acquiring Fund is not in breach of this Agreement) and the Acquiring Fund does not make an Acquired Fund Termination Fee Election, the Acquired Fund’s maximum aggregate monetary liability for all losses and damages actually suffered as a result of a breach or failure to perform by the Acquired Fund hereunder shall not exceed the amount of the Acquired Fund Termination Fee.

(d)            Each of the parties hereto acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated hereby, (ii) the Acquired Fund Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Acquiring Fund in the circumstances in which such fee or expenses are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the Acquiring Fund would not enter into this Agreement; accordingly, if the Acquired Fund, fails to timely pay any amount due pursuant to this Section 9.3 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the other for the payment of any amount set forth in this Section 9.3, the Acquired Fund shall pay the Acquiring Fund its costs and expenses in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

10.	NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) (provided that no bounce-back or delivery failure notice is received), personal service or prepaid or certified mail addressed as follows:

If to the Acquired Fund:

Yieldstreet Alternative Income Fund Inc.

300 Park Avenue, 15th Floor

New York, New York 10022
Attention: William Majeski

Email:   wmajeski@willowwealth.com

With copies (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
2112 Pennsylvania Ave NW

Washington, DC 20037

Attention: John J. Mahon and Kyle A. Harris

E-mail: jmahon@cgsh.com; kaharris@cgsh.com

And to:

Stradley Ronon Stevens & Young, LLP

100 Park Avenue, Suite 2000

New York, NY 10017

Attention: Nicole Simon

Email:  nsimon@stradley.com

If to the Acquiring Fund:

Opportunistic Credit Interval Fund
650 Madison Avenue, 3rd Floor

New York, New York 10022
Attention: Brandon Satoren

E-mail: brandon.satoren@bcpartners.com

With copies (which shall not constitute notice) to:

Dechert LLP
1095 Avenue of the Americas
New York, NY, 10036
Attention: Kenneth E. Young and Daniel S. Mozes

E-Mail: ken.young@dechert.com; daniel.mozes@dechert.com

11.	MISCELLANEOUS

11.1.        Entire Agreement. This Agreement (including the Acquired Fund Disclosures, any other schedules and exhibits hereto) and other documents and instruments referred to in this Agreement that are to be delivered at the Closing, constitutes the entire agreement between the parties to this Agreement and supersedes any prior understandings, agreements or representations by or between the parties to this Agreement, written or oral, with respect to the subject matter thereof.

11.2.        Headings. The table of contents and the headings of Sections, subsections, paragraphs, schedules and any exhibits are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement.

11.3.       Governing Law; Venue; Waiver of Jury Trial.

(a)            This Agreement, and any controversy or proceeding arising out of, or with respect to this Agreement or the transactions contemplated herein, shall be construed in accordance with and governed for all purposes by the internal substantive Laws of the State of Delaware applicable to contracts executed and to be wholly performed within Delaware; provided, however, that any controversy or proceeding arising out of, or with respect to, the fiduciary duties of the Acquired Fund Board or any other matters of Maryland corporate law concerning the Acquired Fund shall be construed in accordance with and governed for all purposes by the internal substantive Laws of the State of Maryland.

(b)            Any proceeding against the parties arising out of, or with respect to, this Agreement, other than any proceeding arising out of, or with respect to, the fiduciary duties of the Acquired Fund Board or any other matters of Maryland corporate law concerning the Acquired Fund, shall be brought exclusively in the Court of Chancery in the State of Delaware, New Castle County, or, if such court does not have proper jurisdiction, the United States federal district court or any other state court sitting in the State of Delaware, New Castle County, and, with respect to any proceeding arising out of, or with respect to, the fiduciary duties of the Acquired Fund Board or any other matters of Maryland corporate law concerning the Acquired Fund, the Circuit Court for Baltimore City, Maryland, or, if such court does not have proper jurisdiction, the United States District Court for the District of Maryland sitting in Baltimore (collectively with the foregoing Delaware Courts, the “Designated Courts”), and the parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any proceeding. Each party hereto agrees that service of any process, summons, notice, or document by U.S. registered mail addressed to such party in accordance with Section 10 shall be effective service of process for any action, suit, or proceeding brought against such party in any such court. The Acquired Fund hereby designates the individual(s) listed in Section 10 to whom notice may be given on behalf of the Acquired Fund as its true and lawful agent upon whom may be served any lawful process in any proceeding instituted by or on behalf of the Acquiring Fund. The Acquiring Fund hereby designates the individual(s) listed in Section 10 to whom notice may be given on behalf of the Acquiring Fund as its true and lawful agent upon whom may be served any lawful process in any proceeding instituted by or on behalf of the Acquired Fund. Each party hereto agrees that a final, non-appealable judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(c)            In addition, each party hereto hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any proceeding brought in the Designated Courts has been brought in an inconvenient forum.

(d)            EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, EXECUTION AND DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

11.4.        Assignment; No Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Except for Section 5.17, which shall inure to the benefit of and be enforceable by each D&O Indemnified Person, nothing expressed or referred to in this Agreement shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.

11.5.       Specific Performance.

(a)            The parties agree that irreparable damage would occur, that no adequate remedy at Law would exist and that damages would be difficult to determine, in the event that any of the provisions of this Agreement were not performed by the parties in accordance with its specific terms or were otherwise breached. The parties accordingly agree that in addition to any other remedy to which they are entitled at Law or in equity, the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that the other party obtain any bond or provide any indemnity in connection with any proceeding seeking injunctive relief or specific enforcement of the provisions of this Agreement. The parties further agree that nothing set forth in this Section 11.5 shall (i) require any party to institute any action or proceeding for (or limit any party’s right to institute any action or proceeding for) injunctive relief or specific enforcement under this Section 11.5 before or as a condition to exercising any termination right under Section 9.1 (and pursuing damages after such termination) or (ii) restrict or limit any party’s right to terminate this Agreement in accordance with Section 9.1 (and to pursue damages after such termination).

(b)            With respect to the specific performance contemplated by subsection (a) above, the parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent any such breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent any such breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties hereto under this Agreement. Notwithstanding the foregoing, each of the parties hereby agrees that the Acquired Fund shall be entitled to specific performance to cause the Closing to occur if the Closing is required to be consummated in accordance with the terms of this Agreement and the Acquired Fund has irrevocably confirmed to the Acquiring Fund in writing that the Acquired Fund is ready, willing and able to consummate the transactions contemplated by this Agreement.

11.6.        Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable. If any provision of this Agreement (or any portion thereof) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent legally permissible.

11.7.       Amendments. This Agreement may be amended, modified or supplemented in a signed writing in such manner as may be deemed necessary or advisable by the authorized officers of each of the Acquired Fund and the Acquiring Fund, subject to the authorization of each such Fund’s Board of Trustees or Board of Directors, as applicable; provided, however, that following a meeting of the shareholders of the Acquired Fund called by the Acquired Fund Board pursuant to Section 5.5, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of the shareholders of the Acquired Fund without the approval of the Special Committee, the Acquired Fund Board and the Acquiring Fund Board and, provided, further, that the officers of the Acquired Fund and the Acquiring Fund may change the Effective Time and Closing Date through an agreement in writing without additional specific authorization by their respective Board of Directors and Board of Trustees.

11.8.        Counterparts. The parties hereto may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of both parties need not appear on the same counterpart. The execution of counterparts by electronic signature or delivery of duly executed counterparts by electronic transmission is as effective as signing and delivering the counterpart in person.

11.9.        Waiver. The Acquired Fund Board or the Acquiring Fund Board (whichever is entitled to the benefit thereof) may (a) extend the time for performance of any of the obligations or other acts, in each case, of another party hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained in this Agreement or (c) waive compliance with any of the covenants or conditions for the benefit of such party contained in this Agreement; provided that (i) any such extension or waiver by a party will be valid only if expressly set forth in a written document signed on behalf of the party against whom the extension or waiver is to be effective; (ii) no extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant or condition, as the case may be, other than that which is expressly specified in the written extension or waiver; and (iii) no failure or delay by a party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Except as otherwise provided in this Agreement, including Section 7.2, any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

11.10.     Interpretation; Definitions. In the negotiation of this Agreement, each party has received advice from its own attorneys. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement shall be interpreted for or against any party because that party or its attorney drafted the provision. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in Appendix A.

11.11.     No Admission. Nothing in this Agreement (including, for the avoidance of doubt, any Section of either the Acquiring Fund Disclosures or the Acquired Fund Disclosures (together, the “Fund Disclosures”)) shall be deemed an admission by either the Acquired Fund or the Acquiring Fund or any of their respective affiliates, in any proceeding involving any Governmental Authority or any other third party, that the Acquired Fund or the Acquiring Fund, respectively, or any such third party or any of their respective affiliates is or is not in breach or violation of, or in default in, the performance or compliance with any term or provisions of any contract, any Law, any governmental authorization, permit or intellectual property of any other person.

11.12.     Exhibits and Schedules.

(a)            The exhibits and schedules to this Agreement and the Fund Disclosures are incorporated herein by reference and made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any part of the exhibits, schedules, and the Fund Disclosures shall be deemed to refer to this entire Agreement, including all exhibits, schedules and Fund Disclosures. Any item disclosed in a Fund Disclosure shall be deemed to have been disclosed not only for purposes of the provision of this Agreement to which such Fund Disclosure directly relates, but also for any other provisions of Section 4.1 or Section 4.2, as applicable, to which the disclosure is relevant to the extent that the relevance of such disclosure to such other provisions is reasonably apparent on the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other provisions be expressly cross-referenced). Capitalized terms used in the exhibits, schedules and Fund Disclosures and not otherwise defined therein have the meanings given to them in this Agreement. Any contract referred to in the exhibits, schedules and Fund Disclosures shall be deemed to include reference to all exhibits, schedules and other documents or agreements attached thereto, provided the same have been made available to the Acquiring Fund or Acquired Fund, as applicable. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any exhibit, schedule and Fund Disclosure is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and the fact of setting forth of any such amount or the inclusion of any such items shall not be an admission or construed as an admission in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in any exhibit, schedule or Fund Disclosure is or is not material for the purposes of this Agreement.

(b)            The parties hereto acknowledge and agree that any disclosure made with reference to a Section of the Fund Disclosures shall be deemed sufficient for purposes of disclosure in any other Section or Sections of the Fund Disclosures that may require disclosure therein to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or Sections. The Fund Disclosures are intended only to qualify and limit the representations, warranties and covenants of Acquired Fund and the Acquiring Fund, respectively, contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants. The disclosures in the Fund Disclosures may be over-inclusive, considering the materiality standard contained in the Section of this Agreement relating to the corresponding Section of the Fund Disclosures, and any items or matters disclosed in the Fund Disclosures are not intended to set or establish standards of materiality different from those set forth in the corresponding Section of this Agreement. The disclosure of any item or information in the Fund Disclosures is not an admission that such item or information (or any non-disclosed item or information of comparable or greater significance) is material, required to have been disclosed in the Fund Disclosures, or is of a nature that would reasonably be expected to have a material adverse effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

YIELDSTREET ALTERNATIVE INCOME FUND INC.

By:
Name:
Title:

WILLOW ASSET MANAGEMENT LLC, solely with respect to Sections 5.12, 5.16, 5.17(b), 7.1, 8.1, 9.1 and 9.3: By: Willow Wealth Inc., in its capacity as manager and sole member
By:
Name:
Title:

[Signature Page to Agreement and Plan of Reorganization]

OPPORTUNISTIC CREDIT INTERVAL FUND

By:
Name:
Title:

MOUNT LOGAN MANAGEMENT, LLC, solely with respect to Sections 7.1 and 8.1:

By:
Name:
Title:

[Signature Page to Agreement and Plan of Reorganization]

APPENDIX A

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Acquired Fund Investment Advisory Agreement” shall mean the agreement entered into by the Acquired Fund Manager with the Acquired Fund, dated as of November 13, 2019, for the purpose of providing investment advisory or investment management services.

“Acquired Fund Material Adverse Effect” shall mean any fact, circumstance, event, change, occurrence or effect that (1) would have, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of the Acquired Fund, taken as a whole, or (2) would, or would reasonably be expected to, materially impair or prevent the Acquired Fund from timely performing its obligations under this Agreement or consummating the transactions contemplated hereby; provided, however, that, for purposes of the foregoing clause (1) only, none of the following shall constitute or be taken into account in determining whether an Acquired Fund Material Adverse Effect shall have occurred or exists or would reasonably be expected to occur or exist: (i) changes in general economic, business or geopolitical conditions or in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (ii) general changes or developments in any of the industries or markets in which the Acquired Fund operates (or applicable portions or segments of such industries or markets); (iii) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof; (iv) any failure by the Acquired Fund to meet published analyst estimates or expectations of the Acquired Fund’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Acquired Fund Material Adverse Effect” shall be taken into account in determining whether there has been an Acquired Fund Material Adverse Effect); (v) any failure by the Acquired Fund to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Acquired Fund Material Adverse Effect” shall be taken into account in determining whether there has been an Acquired Fund Material Adverse Effect); (vi) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters, epidemic, pandemic, disease outbreak, or the related responses of Governmental Authorities with respect thereto; (vii) the negotiation, existence, announcement, or performance of this Agreement and the consummation of the transactions contemplated hereby and the effects thereof that were reasonably foreseeable as of the date of this Agreement; (viii) any action taken by the Acquired Fund which is required by this Agreement; and (ix) any actions taken (or omitted to be taken) at the written request of the Acquiring Fund; provided that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vi) above shall be taken into account in determining whether an Acquired Fund Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Acquired Fund, taken as a whole, relative to other similarly situated funds operating in the industries or markets in which the Acquired Fund operates.

“Acquired Fund Termination Fee” shall mean Four Million Fifty Thousand Dollars ($4,050,000).

“Acquiring Fund Material Adverse Effect” shall mean any fact, circumstance, event, change, occurrence or effect that (1) would have, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of the Acquiring Fund, taken as a whole, or (2) would, or would reasonably be expected to, materially impair or prevent the Acquiring Fund from timely performing its obligations under this Agreement or consummating the transactions contemplated hereby; provided, however, that, for purposes of the foregoing clause (1) only, none of the following shall constitute or be taken into account in determining whether an Acquiring Fund Material Adverse Effect shall have occurred or exists or would reasonably be expected to occur or exist: (i) changes in general economic, business or geopolitical conditions or in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (ii) general changes or developments in any of the industries or markets in which the Acquiring Fund operates (or applicable portions or segments of such industries or markets); (iii) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof; (iv) any failure by the Acquiring Fund to meet published analyst estimates or expectations of the Acquiring Fund’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Acquiring Fund Material Adverse Effect” shall be taken into account in determining whether there has been an Acquiring Fund Material Adverse Effect); (v) any failure by the Acquiring Fund to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Acquiring Fund Material Adverse Effect” shall be taken into account in determining whether there has been an Acquiring Fund Material Adverse Effect); (vi) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters, epidemic, pandemic, disease outbreak, or the related responses of Governmental Authorities with respect thereto; (vii) the negotiation, existence, announcement, or performance of this Agreement and the consummation of the transactions contemplated hereby and the effects thereof that were reasonably foreseeable as of the date of this Agreement; (viii) any action taken by the Acquiring Fund which is required by this Agreement; and (ix) any actions taken (or omitted to be taken) at the written request of the Acquired Fund; provided that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vi) above shall be taken into account in determining whether an Acquiring Fund Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Acquiring Fund, taken as a whole, relative to other similarly situated funds operating in the industries or markets in which the Acquiring Fund operates.

“Business Day” shall mean a day other than Saturday, Sunday or any day on which banking institutions in New York, New York are closed either under applicable Law or action of any Governmental Authority.

“Confidentiality Agreement” shall mean the Non-Disclosure Agreement, dated September 19, 2025, by and between Willow Wealth Inc. (f/k/a Yieldstreet Inc.) and the Acquiring Fund Manager.

“Intentional Breach” shall mean any breach of this Agreement where the action or non-action constituting or giving rise to such breach was intentionally undertaken by the party taking such action, with actual knowledge that such action or non-action would or would reasonably be expected to constitute or give rise to a breach of this Agreement.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Representative” shall mean, with respect to any Person, such Person’s affiliates and its and their respective officers, directors, trustees, managers, partners, employees, agents, accountants, counsel, financial advisors, consultants and other advisors or representatives.

“Valuation Time” shall mean 5:00 p.m. New York City time on the Determination Date.

SCHEDULE A

VOTING AND SUPPORT AGREEMENT SIGNATORIES

1.	Ted Yarbrough
2.	John Siciliano
3.	William Riegel
4.	George Riedel
5.	William Majeski

EXHIBIT A

FORM OF VOTING AND SUPPORT AGREEMENT

[See attached.]

Execution Version

Confidential

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 18, 2026, by and among Opportunistic Credit Interval Fund, a Delaware statutory trust (“SOFIX” or the “Acquiring Fund”), Yieldstreet Alternative Income Fund Inc., a Maryland corporation (“AIF” or the “Acquired Fund”), and the undersigned (“Shareholder” and, together with SOFIX and AIF, the “Parties”), a shareholder of AIF. Unless otherwise indicated in this Agreement, capitalized words and phrases in this Agreement shall have the meanings set forth in the Reorganization Agreement (as defined below).

WHEREAS, as of the date of this Agreement, Shareholder is the legal and beneficial owner of, or the beneficial owner exercising control or direction over of, the number of shares of common stock of AIF (collectively, the “AIF Common Shares”) set forth opposite Shareholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, SOFIX, AIF, Mount Logan Management, LLC, a Delaware limited liability company and the investment adviser to SOFIX (“MLM”), and Willow Asset Management LLC, a Delaware limited liability company and the investment adviser to AIF (“Willow”) have entered into an Agreement and Plan of Reorganization, dated as of the date of this Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Reorganization Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, (i) the transfer of all of the Assets of AIF to SOFIX in exchange for Consideration, which shall be comprised of newly issued Class I common shares of beneficial interest of SOFIX, no par value (the “SOFIX Shares”) calculated in accordance with Section 2 thereto, (ii) the assumption of all Assumed Liabilities of AIF by SOFIX, and (iii) the distribution of SOFIX Shares to the Acquired Fund Shareholders as part of the complete liquidation of AIF (collectively, the “Reorganization”);

WHEREAS, adoption of the Reorganization Agreement by the requisite shareholders of AIF is a condition to the consummation of the Reorganization;

WHEREAS, as of the date of this Agreement and subject to the terms and conditions herein, Shareholder has determined to vote in favor of the Reorganization and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce AIF and SOFIX to enter into the Reorganization Agreement, AIF and SOFIX have requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to all AIF Common Shares, now or hereafter “beneficially owned” by Shareholder (the “Covered Securities”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereto agree as follows:

ARTICLE 1

Voting Agreement; Grant of Proxy

Section 1.01             Voting Agreement. From the date of this Agreement until the termination of this Agreement in accordance with Section 5.04, Shareholder shall (x) attend each meeting (whether annual or special and each adjourned or postponed meeting and including the Acquired Fund Shareholders Meeting) of the shareholders of AIF concerning proposals related to the Reorganization, the Reorganization Agreement, any Competing Proposal or any other transaction contemplated by the Reorganization or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the AIF Common Shares owned (whether beneficially or of record) as at the record date of any such meeting by Shareholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by Acquired Fund for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all AIF Common Shares (including any shares of AIF Common Share that Shareholder purchases or with respect to which Shareholder otherwise acquires or holds record or beneficial ownership after the date of this Agreement and prior to the record date of any meeting of the shareholders of Acquired Fund as contemplated in this Section 1.01 (the “New AIF Common Shares”), as applicable) owned (whether beneficially or of record) at such time by Shareholder:

(a)                with respect to each meeting at which a vote of Shareholder on adoption of the Agreement and Plan of Reorganization is requested (a “Reorganization Proposal”), in favor of such Reorganization Proposal (and, in the event that such Reorganization Proposal is presented as more than one proposal, in favor of each proposal that is part of such Reorganization Proposal), and in favor of any other transactions or matters contemplated by or necessary to effectuate the Reorganization Agreement, including any adjournment or postponement of the Acquired Fund Shareholders Meeting to solicit additional proxies if there are insufficient votes to adopt the Reorganization Agreement at the time of such meeting;

(b)                against any Competing Proposal, without regard to the terms of such Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of any Reorganization Proposal or in competition or inconsistent with the Reorganization and the other transactions or matters contemplated by the Reorganization Agreement (including any Reorganization Proposal);

(c)                against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Reorganization or any of the other transactions expressly contemplated by the Reorganization Agreement or the performance by Shareholder of his, her or its obligations under this Agreement; and

(d)                against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Acquired Fund contained in the Reorganization Agreement, or of Shareholder contained in this Agreement (clauses (a) through (d) of this Section 1.01, the “Required Votes”);

provided that, notwithstanding the foregoing, nothing in this Agreement shall require Shareholder to vote in any manner with respect to any amendment to the Reorganization Agreement that (i) decreases the Consideration, changes the form of the Consideration or otherwise adversely affects the Consideration payable to the Acquired Fund Shareholders or (ii) modifies any other provision of the Reorganization Agreement in a manner that is otherwise materially adverse to the Shareholder (each such amendment, an “Adverse Amendment”). For the avoidance of doubt, Shareholder shall vote in accordance with the recommendation of the Acquired Fund Board, if any, on any other matter presented or submitted to the Acquired Fund Shareholders (and if no such recommendation is made, then at the discretion of the Shareholder).

Section 1.02             Solicitation. Shareholder further agrees that, until the termination of this Agreement, Shareholder will not (a) solicit proxies or become a “participant” in a “solicitation” as such terms are defined in Rule 14A under the 1934 Act, (b) initiate a shareholders’ vote with respect to any Competing Proposal, or (c) become a member of a “group” as such term is used in Section 13(d) of the 1934 Act with respect to any voting securities of Acquired Fund with respect to any Competing Proposal; provided that, for the avoidance of doubt, nothing herein shall prohibit Shareholder from participating in any discussions or negotiations with respect to a Competing Proposal so long as such Shareholder conducts such discussions in accordance with Section 4.04.

Section 1.03               Irrevocable Proxy.

(a)                Shareholder hereby revokes any and all previous proxies or voting instructions granted by Shareholder with respect to AIF Common Shares owned (whether beneficially or of record) by it as of the date of this Agreement that may conflict or be inconsistent with the obligations of Shareholder set forth in this Agreement. By entering into this Agreement, Shareholder hereby irrevocably grants to, and appoints, SOFIX, AIF and any designee of SOFIX or AIF (determined in SOFIX’s or AIF’s sole discretion) as Shareholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Shareholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.04) any Covered Securities owned (whether beneficially or of record) by Shareholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01; provided that the Shareholder’s grant of the proxy contemplated by this Section 1.03 shall be effective if, and only if, Shareholder has not delivered to Acquired Fund prior to the meeting at which any of the matters described in Section 1.01 are to be considered, a copy of a duly executed irrevocable proxy card or voting instruction form directing that the shares of AIF Common Shares of Shareholder be voted in accordance with the Required Votes.

(b)                The proxy granted by Shareholder pursuant to this Section 1.03, if it becomes effective, except upon the termination of this Agreement in accordance with Section 5.04, is irrevocable and is granted in consideration of Acquiring Fund and Acquired Fund entering into this Agreement and the Reorganization Agreement and incurring certain related fees and expenses. Shareholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Reorganization Agreement and, except upon the termination of this Agreement in accordance with Section 5.04, is intended to be irrevocable. Shareholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.04, to vote its AIF Common Shares (including any New AIF Common Shares) in accordance with Section 1.01(a) through Section 1.01(d) above. The Parties agree that the foregoing is a voting agreement.

ARTICLE 2

Representations and Warranties of Shareholder

Shareholder represents and warrants to Acquiring Fund and Acquired Fund that:

Section 2.01               Authorization.

(a)                Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Shareholder, the performance by Shareholder of his, her or its covenants and obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of Shareholder (to the extent Shareholder is not a natural person), and no additional proceedings or actions on the part of Shareholder are necessary to authorize the execution and delivery of this Agreement, the performance by Shareholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b)                This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Acquiring Fund and Acquired Fund, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Shareholder’s spouse (if Shareholder is a natural person) is necessary under any community property or other applicable Laws for Shareholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02             Non-Contravention. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on Shareholder, or (iii) result in the creation of any lien upon the Covered Securities.

Section 2.03              Actions and Proceedings. As of the date of this Agreement, there are no (a) charges, actions, arbitrations, audits, examinations, investigations, proceedings, arbitrations, hearings, litigations or suits (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator (collectively, “Proceedings”) pending or, to the knowledge of Shareholder, threatened against Shareholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by Acquiring Fund and Acquired Fund of its rights under this Agreement or the ability of Shareholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04               No Inconsistent Agreements. Except for this Agreement, Shareholder has not:

(a)                granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Covered Securities; or

(b)                deposited any of his, her or its Covered Securities into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Covered Securities (or any other agreement or arrangement with respect to the voting of such Covered Securities).

Section 2.05             Ownership. As of the date of this Agreement, (a) Shareholder owns (whether beneficially or of record) those shares of AIF Common Shares set forth opposite Shareholder’s name on Exhibit A and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times until the termination of this Agreement (in accordance with its terms) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other liens (other than such liens created by this Agreement, liens applicable to the Covered Securities that may exist pursuant to applicable Laws, under Acquired Fund’s organizational documents or customary liens pursuant to the terms of any custody or similar agreement applicable to the Covered Securities held in brokerage accounts (collectively, “Permitted Liens”)), (b) no person other than Shareholder has any right to direct or approve the voting or disposition of any of the Covered Securities, and (c) Shareholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Covered Securities, owned (whether beneficially or of record) by Shareholder.

Section 2.06              Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Shareholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission payable by Acquiring Fund or Acquired Fund in connection with this Agreement.

Section 2.07              Acknowledgement. Shareholder understands and acknowledges that Acquiring Fund and Acquired Fund are entering into the Reorganization Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement and the accuracy of the representations and warranties of Shareholder contained herein.

Section 2.08              No Other Representations. Shareholder hereby acknowledges and agrees that, except for the representations and warranties of Acquiring Fund and Acquired Fund expressly set in Article 3 of this Agreement, none of Acquired Fund, Acquiring Fund, their respective affiliates, any Representative of any of the foregoing or any other Person has made, and neither Shareholder or any other Person has relied on, any representation or warranty regarding Shareholder, the sufficiency of the representations and warranties set forth herein or any other matter in connection with the entry by Shareholder into this Agreement.

ARTICLE 3

Representations and Warranties of Acquiring Fund and Acquired Fund

Acquiring Fund and Acquired Fund each severally (and not jointly or jointly and severally) represent and warrant to Shareholder that:

Section 3.01               Authorization.

(a)                Such Party has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by such Party has been duly authorized by all necessary corporate action on the part of such Party, and no other corporate proceedings on the part of such Party are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(b)                This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02              Non-Contravention. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any Law or (b) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Party.

Section 3.03              Actions and Proceedings. As of the date of this Agreement, there are no (a) Proceedings pending or, to the knowledge of such Party, threatened against such Party or any of its affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by Shareholder of its rights under this Agreement or the ability of such Party to fully perform its covenants and obligations pursuant to this Agreement.

Section 3.04             No Other Representations. Except for the representations and warranties of Shareholder expressly set in Article 2 of this Agreement, none of Shareholder, his, her or its affiliates, any Representative of any of the foregoing or any other Person has made, and none of Acquired Fund, Acquiring Fund or any other Person has relied on, any representation or warranty regarding Shareholder, the sufficiency of the representations and warranties set forth herein or any other matter in connection with the entry by Shareholder into this Agreement.

ARTICLE 4

Covenants of Shareholder

Shareholder hereby covenants and agrees that:

Section 4.01             No Proxies for or Encumbrances on Covered Securities. Shareholder shall not, without the prior written consent of Acquiring Fund and Acquired Fund, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Securities or deposit any Covered Securities in a voting trust in a manner that may conflict or be inconsistent with the obligations of Shareholder set forth in this Agreement, or (ii) create or permit to exist any lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Shareholder from voting the Covered Securities owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02               No Transfer of Covered Securities.

(a)                 During the period beginning on the date of this Agreement and ending as of the termination of this Agreement in accordance with Section 5.04, except as consented to in advance in writing by each of Acquiring Fund and Acquired Fund, Shareholder agrees not to, directly or indirectly, sell, transfer, assign, encumber, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities, other than to a Permitted Transferee (as defined below), or enter into any contract, option, hedging arrangement or other arrangement, commitment or understanding with respect to the direct or indirect Transfer of, any Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities; provided that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiring Fund and Acquired Fund with the ability to enforce the obligations of Shareholder and the Permitted Transferee with respect to the Covered Securities (including causing the Covered Securities to vote in accordance with the Required Votes); and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiring Fund and Acquired Fund pursuant to Section 5.05.

(b)                From and after the date of this Agreement, until the termination of this Agreement in accordance with its terms, Shareholder agrees not to request Acquired Fund to register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Securities or any certificate or uncertificated interest representing any of Shareholder’s Covered Securities, except as permitted by, and in accordance with, this Agreement. Shareholder agrees to authorize and request Acquired Fund to notify Acquired Fund’s transfer agent that there is a stop transfer order with respect to all of its shares of Covered Securities and that this Agreement places limits on the voting of its shares of Covered Securities; provided that, in the event of a Transfer permitted by this Section 4.02, Acquired Fund shall direct the transfer agent to transfer the shares of Covered Securities underlying the permitted Transfer to the transferee on the books of Acquired Fund.

(c)                Any attempted Transfer of Covered Securities in violation of this Section 4.02 shall be null and void.

(d)                A “Permitted Transferee” means, with respect to Shareholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Shareholder (if Shareholder is a natural person), (iii) any trust, the beneficiaries of which include only Shareholder and his or her family members (including the persons named in clause (ii)) (if Shareholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Shareholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Shareholder is a natural person), (v) if Shareholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Covered Securities, (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto and (vii) in the event that Shareholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement.

Section 4.03             Additional Covered Securities. Shareholder agrees that any Covered Securities (or other voting securities of Acquired Fund or any other securities exchangeable for, or convertible into, any voting securities of Acquired Fund) that Shareholder purchases or with respect to which Shareholder otherwise acquires or holds record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Covered Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as the Covered Securities currently owned by Shareholder (it being understood, for the avoidance of doubt, that any such New Covered Securities shall be subject to the terms of this Agreement as though owned by Shareholder on the date of this Agreement, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Covered Securities is acquired).

Section 4.04              No Solicitation. Shareholder hereby agrees that, during the term of this Agreement, Shareholder shall not take any action, in his, her or its capacity as a shareholder of Acquired Fund, that Acquired Fund otherwise is then-prohibited from taking under Section 5.12 of the Reorganization Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent Acquired Fund is permitted to take certain actions set forth in Section 5.12 of the Reorganization Agreement with respect to a Competing Proposal, Shareholder in his or her capacity as an officer or director of Acquired Fund, if Shareholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Reorganization Agreement. For greater certainty, Acquiring Fund and Acquired Fund agree and acknowledge that Shareholder is bound hereunder solely in his, her or its capacity as a securityholder of Acquired Fund and that the provisions of this Agreement shall not be deemed or interpreted to bind Shareholder in his or her capacity as a director or officer of Acquired Fund or any of Acquired Fund’s subsidiaries. As such, nothing in this Agreement is intended to or shall be interpreted to limit or restrict Shareholder from properly fulfilling his or her fiduciary duties as a director or officer of Acquired Fund or any of its subsidiaries.

Section 4.05              Disclosure. Shareholder hereby consents to and authorizes the filing, publication and disclosure by Acquiring Fund and Acquired Fund in the Proxy Statement/Prospectus, Registration Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Reorganization Agreement or the transactions contemplated hereby or thereby, of Shareholder’s identity and ownership, this Agreement and the nature of Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure. As promptly as practicable after obtaining knowledge thereof, Shareholder shall notify Acquiring Fund and Acquired Fund of any required corrections with respect to such information previously supplied by Shareholder to Acquiring Fund or Acquired Fund hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06             Appraisal and Dissenter’s Rights. Shareholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Reorganization that such Shareholder may have with respect to the Covered Securities or any other securities Acquired Fund or any of its subsidiaries or any other securities exchangeable for, or convertible into, any voting securities of the Acquired Fund or any of its subsidiaries.

Section 4.07            Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Covered Securities, the terms “Covered Securities”, “New Covered Securities”, “AIF Common Share” and “New AIF Common Share” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.

Section 4.08               D&O Indemnification Waiver; Order of Recourse; Acknowledgement.

(a)                To the extent Shareholder has or asserts any claim for indemnification or advancement of expenses arising out of, based upon, or relating to such Shareholder’s service as a D&O Indemnified Person (a “Permitted D&O Claim”), Shareholder acknowledges that such claims may be satisfied first from the D&O Tail Policy contemplated by Section 5.17(b) of the Reorganization Agreement and that, to the extent such claims are not satisfied by the D&O Tail Policy, Shareholder hereby covenants and agrees that Shareholder shall:

(i)                 first, pursue and exhaust all rights to indemnification and advancement of expenses that may be available to such Shareholder, if any, against Willow Asset Management LLC, including under the organizational documents of Willow Asset Management LLC or its Affiliates, any Indemnity Agreement, and any applicable policy of directors’ and officers’ liability insurance (or other available insurance policies of Willow Asset Management LLC or its Affiliates), in each case, before making any claim for indemnification or advancement of expenses against SOFIX with respect to such Permitted D&O Claim; and

(ii)                not bring, assert, commence or maintain any Permitted D&O Claim against SOFIX unless and until Shareholder has first pursued and exhausted all rights to indemnification and advancement of expenses available to such Shareholder, if any, against Willow Asset Management LLC as set forth in Section 4.08(a)(i).

For the avoidance of doubt, nothing in this Section 4.08(a) shall be construed to expand or create any right to indemnification or advancement of expenses that does not otherwise exist, or to limit any defense available to SOFIX with respect to any Permitted D&O Claim.

(b)                Shareholder hereby acknowledges, confirms and agrees that:

(i)                 Shareholder has read, understands and is fully aware of the D&O indemnification provisions set forth in Section 5.17(a) of the Reorganization Agreement, including the exceptions to coverage set forth in clauses (A) and (B) thereof (if applicable);

(ii)                the waivers and obligations set forth in this Section 4.08 are a material inducement to AIF and SOFIX entering into the Reorganization Agreement and this Agreement, and AIF and SOFIX have entered into those agreements in reliance thereon;

(iii)               the Shareholder acknowledges the order of recovery set forth in Section 4.08 (a) and Shareholder’s entry into the agreement with respect thereto is knowing, voluntary, informed and irrevocable, and are made with the benefit of independent legal counsel; and

(iv)               SOFIX and AIF shall each be entitled to enforce the provisions of this Section 4.08 directly against Shareholder, and Shareholder shall be individually bound by the obligations set forth herein notwithstanding any other provision of this Agreement.

(c)                Notwithstanding anything in this Agreement to the contrary, including Section 5.04, the provisions of this Section 4.08 shall survive indefinitely the termination of this Agreement pursuant to Section 5.04(iv), and shall remain binding on each Shareholder from and after the date of this Agreement, without limitation as to time, if this Agreement is terminated pursuant to Section 5.04(iv).

ARTICLE 5

Miscellaneous

Section 5.01              Definitional and Interpretative Provisions.

(a)                Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)                Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(c)                Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(d)                Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(e)                Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(f)                 The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

(g)                The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)                All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(i)                 Any reference to a Party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(j)                 The word “breach” means (i) in the context of a breach of a representation and warranty, that such representation and warranty is not true and correct and (ii) in the context of a breach of a covenant or other obligation by a Party, that such Party has not complied with or performed such covenant or other obligation.

(k)                The term “beneficially owned” and correlative terms have the meaning ascribed to them in Rule 13d-3 adopted by the SEC under the 1934 Act.

Section 5.02               Further Assurances.

(a)                Acquiring Fund, Acquired Fund and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03               Amendments and Waivers.

(a)                Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Party to this Agreement.

(b)                No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 5.04               Termination. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Reorganization Agreement, (ii) the mutual written consent of Acquiring Fund, Acquired Fund and Shareholder, (iii) the execution of any Adverse Amendment by both the Acquired Fund and the Acquiring Fund without the prior written consent of the Shareholder and (iv) the consummation of the Reorganization; provided that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any Party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any Party hereto, and the representations, warranties and covenants contained herein shall not survive termination of this Agreement, except that Section 4.08 (D&O Indemnification Waiver; Order of Recourse; Acknowledgement) shall indefinitely survive termination of this Agreement under Section 5.04(iv) and shall remain in full force and effect notwithstanding any termination thereunder. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Sections 5.02 and 5.03) shall survive any termination of this Agreement. For the avoidance of doubt, in no event will Shareholder be liable for any claims, losses, damages, expenses or other liabilities or obligations resulting from or related to any breach of the Reorganization Agreement by any party thereto; provided that nothing in this sentence shall limit or restrict any claim against Shareholder arising from or relating to: (x) Shareholder’s knowing participation in, inducement of, or aiding and abetting any breach of the Reorganization Agreement or (y) Fraud.

Section 5.05              Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Acquiring Fund and Acquired Fund in accordance with Section 10 of the Reorganization Agreement and to Shareholder at its address set forth in Exhibit A attached hereto (or at such other address for a Party as shall be specified by like notice). Shareholder shall be required to give each of Acquiring Fund and Acquired Fund prompt written notice of any breaches of any representation, warranty, covenant or agreement of Shareholder set forth in this Agreement that would prevent or delay the performance by Shareholder of its obligations under this Agreement in any material respect.

Section 5.06              Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 5.07              Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto, except that Acquiring Fund and Acquired Fund may transfer or assign its rights and obligations to any Affiliate of Acquiring Fund or Acquired Fund, as applicable.

Section 5.08               Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Reorganization, or the actions of Acquiring Fund, Acquired Fund or Shareholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; provided, however, that any controversy or Proceeding arising out of, or with respect to, the fiduciary duties of the Acquired Fund Board or any other matters of Maryland corporate law concerning the Acquired Fund shall be construed in accordance with and governed for all purposes by the internal substantive Laws of the State of Maryland.

Section 5.09              Jurisdiction. Each of the Parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery in the State of Delaware, New Castle County, or if such state court lacks subject matter jurisdiction, the United States federal district court or any other state court sitting in the State of Delaware, New Castle County, with respect to any Proceeding arising out of, or with respect to, the fiduciary duties of the Acquired Fund Board or any other matters of Maryland corporate law concerning the Acquired Fund, the Circuit Court for Baltimore City, Maryland, or, if such court does not have proper jurisdiction, the United States District Court for the District of Maryland sitting in Baltimore and, in each case, the appellate courts to which orders and judgments therefore may be appealed, in any Proceeding based upon, arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the courts identified above, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the Parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 5.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.05. However, nothing in this Agreement will affect the right of any Party to this Agreement to serve process on any other Party in any other manner permitted by Law.

Section 5.10              Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11             Counterparts; Effectiveness. This Agreement and any signed agreement or instrument entered into in connection with this Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument and all such counterparts together constituting the same agreement and, to the extent signed and delivered by means of a facsimile machine or telecopy, by email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000 as a defense to the formation of a contract and each Party hereto forever waives any such defense.

Section 5.12              Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the Reorganization are consummated as originally contemplated to the fullest extent possible.

Section 5.13              Remedies Cumulative; Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party hereto failing to take such actions as are required of it hereunder to consummate the Reorganization). It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 5.14              Entire Agreement. This Agreement, the documents, instruments and agreements delivered in connection with the Reorganization, including the Exhibit, constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder.

Section 5.15              No Third-Party Beneficiaries. Each of Acquiring Fund, Acquired Fund and Shareholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

Section 5.16              Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiring Fund or Acquired Fund any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities beneficially owned by Shareholder. All rights, ownership and economic benefits of and relating to such Covered Securities shall remain vested in and belong to Shareholder, and Acquiring Fund and Acquired Fund shall not have any authority to direct Shareholder in the voting or disposition of such Covered Securities except as otherwise provided herein.

Section 5.17              Capacity. Shareholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Covered Securities and nothing herein shall limit, restrict or otherwise affect any actions taken by Shareholder in his or her capacity as director, officer or employee of Acquired Fund (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing Acquired Fund or any of its subsidiaries to exercise rights under the Reorganization Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Opportunistic Credit Interval Fund

By:
Name:
Title:

Yieldstreet Alternative Income Fund Inc.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

[Shareholder]

[Signature Page to Voting and Support Agreement]

Exhibit A

Shareholder Information

Shareholder	Shares of AIF Common Shares	Notice Address
[●]	[●]	[●]

Exhibit A

APPENDIX B

March 18, 2026

Special Committee of the Board of Directors of

Yieldstreet Alternative Income Fund Inc.

300 Park Avenue

15th Floor

New York, NY 10022

Members of the Special Committee:

You have requested that Lincoln International LLC (“Lincoln”) render an opinion (the “Opinion”) as to whether the Consideration (as defined herein) to be received at the effective time of the Proposed Transaction (as defined herein) by the record holders of common stock of Yieldstreet Alternative Income Fund Inc. (the “Acquired Fund” and such holders, the “Acquired Fund Shareholders”) in connection with the Proposed Transaction is fair, from a financial point of view, to the Acquired Fund Shareholders.

Background of the Proposed Transaction

Lincoln understands that pursuant to the Agreement and Plan of Reorganization (the “Agreement”), by and among Opportunistic Credit Interval Fund (the “Acquiring Fund”), the Acquired Fund, Mount Logan Management, LLC (the “Acquiring Fund Investment Adviser”) and Willow Asset Management, LLC (the “Acquired Fund Investment Adviser”), the assets and liabilities of the Acquired Fund will be reorganized with and into the Acquiring Fund (the “Proposed Transaction”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

The Proposed Transaction will consist of (i) the transfer of all of the Acquired Fund’s assets to the Acquiring Fund in exchange for newly issued Class I common shares of beneficial interest of the Acquiring Fund (the “Acquiring Fund Shares”), (ii) the assumption by the Acquiring Fund of all Assumed Liabilities of the Acquired Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders as part of the complete liquidation of the Acquired Fund, as contemplated by the Reorganization.

At the effective time of the Proposed Transaction, each outstanding Acquired Fund Share will be exchanged for a number of Acquiring Fund Shares equal to the ratio of (i) the Closing Acquired Fund Net Asset Value per share of the Acquired Fund to (ii) the Closing Acquiring Fund Net Asset Value per share of the Acquiring Fund, each determined in accordance with the Agreement (the “Consideration”).

Following the exchange, the Acquired Fund will distribute in complete liquidation of the Acquired Fund, the Acquiring Fund Shares to the Acquired Fund Shareholders. Promptly after such distribution of Acquiring Fund Shares pursuant to the Agreement, the Acquired Fund will take, in accordance with Maryland law and the 1940 Act, all steps as may be necessary or appropriate to effect a complete deregistration, liquidation, dissolution and termination of the Acquired Fund as soon as reasonably practicable. Lincoln understands that the Acquired Fund and the Acquiring Fund are each investment vehicles that own securities and loans (collectively, the “Investments”).

Scope of Analysis

In connection with this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.	The annual report of the Acquired Fund for the period ended December 31, 2025;

b.	The annual report of the Acquiring Fund for the fiscal year ended September 30, 2025;

c.	A listing of the Investments owned by the Acquired Fund as of December 31, 2025 (the “Acquired Fund Position Sheet”) provided to us by the Acquired Fund;

d.	A listing of the Investments owned by the Acquiring Fund as of December 31, 2025 (the “Acquiring Fund Position Sheet”) provided to us by the Acquiring Fund;

e.	A calculation of the NAV per share of the Acquiring Fund as of December 31, 2025 provided to us by the Acquiring Fund;

f.	A draft of the Agreement dated as of March 17, 2026;

g.	Monitoring files, valuation reports, cash flow models, and other documents and files relating to the latest valuations of the Investments (the “Valuation Documents”) provided to us by each of the Acquired Fund and Acquiring Fund; and

h.	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Acquired Fund and the Acquiring Fund provided to Lincoln by the management of the Acquired Fund and management of the Acquiring Fund.

2)	Discussed the terms and circumstances surrounding the Proposed Transaction with the Special Committee (the “Committee”) of the Board of Directors of the Acquired Fund and management of the Acquired Fund;

3)	Met with management of the Acquired Fund virtually to discuss the business, financial outlook and prospects of the Acquired Fund and its Investments;

4)	Met with management of the Acquiring Fund virtually to discuss the business, financial outlook and prospects of the Acquiring Fund and its Investments;

5)	Reviewed the methodologies used by the respective investment advisers in valuing the Investments and discussed such methodologies with each of the investment advisers;

6)	Reviewed certain financial and other information for each of the Acquired Fund and the Acquiring Fund and such entity’s Investments, and compared such data and information with certain stock trading, capital market, financial and corresponding data and information for securities and companies with publicly traded securities as of the date hereof that we deemed relevant, none of which is directly comparable to the Acquired Fund, the Acquiring Fund, or their respective Investments;

7)	Performed certain valuation and comparative financial analyses including discounted cash flow analyses, analyses of selected public companies, selected change of control M&A transactions, selected fixed income securities and indices, and cash flow waterfalls that we deemed relevant; and

8)	Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that we deemed relevant.

Assumptions, Qualifications, and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Lincoln has, with the Acquired Fund’s and Committee’s consent:

1)	Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information (collectively, the “Management Information”);

2)	Relied upon the assurances of the Acquired Fund that the Management Information is complete and correct in all material respects, and that it is further unaware of Management Information containing any untrue statement of a material fact, or omission of a material fact necessary to make a statement therein not misleading;

3)	Relied upon the fact that each of the Committee and Acquired Fund has been advised by counsel with respect to the Proposed Transaction and that the Proposed Transaction will be consummated in a valid and timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

4)	Assumed that the financial forecasts (including any projections) and other financial information provided to Lincoln by any of the Acquired Fund and the Acquiring Fund were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts (including any projections) and other financial information were based, or the reasonableness or attainability of any such information, forward-looking statement or underlying assumption;

5)	Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Proposed Transaction, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Acquired Fund, the Acquiring Fund, their respective Investments, or the Proposed Transaction;

6)	Assumed that the Proposed Transaction will be consummated in accordance with the terms outlined by the Acquired Fund and other documents (including the Agreement) made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

7)	Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Acquired Fund or the Acquiring Fund and their respective Investments since December 31, 2025, the date of the most recent financial statements and Valuation Documents made available to Lincoln;

8)	Assumed that the information contained in the Valuation Documents accurately reflects each of Acquired Fund’s and Acquiring Fund’s best estimates of the value of each of the Investments as of December 31, 2025, and there has been no material change to the value of such investments since the dates of the Valuations Documents unless otherwise provided to Lincoln;

9)	Assumed that the final terms of the Proposed Transaction will not vary materially from those set forth in the copies or drafts, as applicable, of transaction documents (including the Agreement) reviewed by Lincoln; and

10)	Assumed that the final versions of all transaction documents (including the Agreement) related to the Proposed Transaction conform in all material respects to the drafts reviewed by Lincoln.

To the extent any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Lincoln’s analysis and in connection with the preparation of this Opinion, Lincoln has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion, or otherwise comment on or consider events occurring after the issuance of this Opinion.

Lincoln did not evaluate the Acquired Fund’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Acquired Fund or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln, participate in the negotiation or structuring of the Proposed Transaction. Lincoln was not requested to, nor did Lincoln, seek alternative candidates for the Proposed Transaction.

This Opinion (i) does not address or express an opinion as to the relative merits of the Proposed Transaction as compared to other transaction structures, transactions or business strategies that may be available to the Acquired Fund or the Committee, (ii) does not address or constitute a recommendation regarding the decision of the Committee to authorize the execution of the Agreement, or to engage in the Proposed Transaction, (iii) does not constitute advice or a recommendation to the Committee, the Acquired Fund or any security holder as to how they should act or vote with respect to any matter relating to the Proposed Transaction, (iv) does not address the fairness of any fees, expenses or other costs associated with the Proposed Transaction, and (v) only addresses the fairness, from a financial point of view, of the Consideration to be received by the Acquired Fund Shareholders in the Proposed Transaction and does not address any other terms, aspects or implications of the Proposed Transaction, or any agreements, arrangements or understandings entered into in connection with the Proposed Transaction or otherwise.

We express no opinion about the fairness of any portion or aspect of the Proposed Transaction to (i) the holders of any class of securities, creditors or other constituencies of any stockholder of the Acquired Fund, or any other party, or (ii) any one class or group of any stockholder of the Acquired Fund’s or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of any stockholder of the Acquired Fund’s or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any Consideration among or within such classes or groups of security holders or other constituents). This Opinion does not indicate that the Consideration to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Consideration to be received by the Acquired Fund Shareholders, taken as a whole, in the Proposed Transaction is within a range suggested by certain financial analyses. This Opinion does not constitute a determination of fair value for purposes of the Investment Company Act of 1940. The decision as to whether to proceed with the Proposed Transaction or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Acquired Fund or the Acquiring Fund will be after the announcement of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Acquired Fund’s or Acquiring Fund’s credit worthiness, as tax advice, legal advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Acquired Fund’s or Acquiring Fund’s officers, directors or employees, or class of such persons, in connection with the Proposed Transaction relative to the Consideration in the Proposed Transaction.

It is understood that this Opinion is solely for the use and benefit of the Committee in connection with the Proposed Transaction. This Opinion may not be used or relied upon by any other persons for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of February 18, 2026, among Lincoln and the Committee, the Acquired Fund and the Acquired Fund Investment Adviser, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Acquired Fund, the Committee, the Acquired Fund Investment Adviser, the Acquired Fund Shareholders or any other party.

Disclosure of Relationships

Lincoln will receive a customary fee from the Acquired Fund for our services, a portion of which was payable upon our retention, and the balance upon our having informed the Committee that we were prepared to render this Opinion. No portion of our fee is contingent upon either the conclusion reached herein or the consummation of the Proposed Transaction. In addition, the Acquired Fund, Committee and Acquired Fund Investment Adviser have agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates have provided, and may in the future provide, investment banking and other financial services to the Acquired Fund and the Acquiring Fund and each of their affiliates, for which we and our affiliates would expect to receive compensation. In the last two years, Lincoln has been engaged by the Acquiring Fund Investment Adviser to provide ASC 820 valuations for certain investments held in funds managed by the Acquiring Fund Investment Adviser including some Investments held by the Acquiring Fund.

Conclusion

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof the Consideration to be received by the Acquired Fund Shareholders in connection with the Proposed Transaction is fair, from a financial point of view, to such Acquired Fund Shareholders. This Opinion has been authorized for issuance by the Fairness Opinion Committee of Lincoln.

Very truly yours,

/s/ Lincoln International LLC
LINCOLN INTERNATIONAL LLC

100423 - YSAIF PO Box 211230, Eagan, MN 55121-9984 VOTE ONLINE 1. Read the proxy statement. 2. Go to: www.proxyvotenow.com/ysaif2026 3. Follow the simple instructions VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free 855-429-7135 3. Follow the simple instructions. VOTE BY MAIL 1. Only if you request printed copies of the proxy materials. 2. Check the appropriate box on the reverse side of the proxy card. 3. Sign, date, and return the proxy card in the envelope provided. YIELDSTREET ALTERNATIVE INCOME FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 31, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND The undersigned revoking previous proxies, if any, hereby appoint(s) William Majeski, Stephen Ferrara, Ted Yarbrough and Sirisha Prasad, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, in connection with the voting of the shares of beneficial interest of Yieldstreet Alternative Income Fund (the “Fund”) subject hereto, which the undersigned is (are) entitled to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of the Fund (the “Meeting”), to be held solely by means of remote communication in a virtual-only format on July 31, 2026 at 11:00 a.m. Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, in accordance with the instructions on this proxy. Note that this Meeting is limited to shareholders of the Fund as of the record date. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated June 30, 2026 is hereby acknowledged. The Board of Trustees of the Fund recommends that shareholders vote for the proposal listed on the reverse side of this proxy card. This proxy card, when properly executed, will be voted in the matter directed on the reverse side and, absent direction, will be voted for the proposal. The proxies are also authorized to vote upon any other business that may properly come before the Meeting or at any adjournment(s) or postponement(s) thereof. If not revoked, this proxy shall be voted as indicated below. CONTROL NUMBER AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted. Sign and date below. Signature(s) and Title(s), if applicable Sign in the box above Date Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name and title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

100423 - YSAIF Important Notice Regarding the Availability of Proxy Materials for this Meeting to Be Held on July 31, 2026 The Proxy Statement for this meeting is available at https://proxyvotinginfo.com/p/ysaif2026 EVERY SHAREHOLDER’S VOTE IS IMPORTANT PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED IF YOU VOTE ON THE INTERNET, YOU NEED NOT RETURN THIS PROXY CARD PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SPECIFY YOUR DESIRED ACTION BY MARKING AN ”X” IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. TO VOTE, MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS: FOR AGAINST ABSTAIN 1. To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) providing for (i) the transfer of all of the Assets (as defined in the Reorganization Agreement) of the Acquired Fund to the Opportunistic Credit Interval Fund (the “Acquiring Fund”) in exchange for Consideration (as defined in the Reorganization Agreement) which shall be comprised of newly issued Class I common shares of beneficial interest of the Acquiring Fund, no par value (the “Acquiring Fund Shares”), (ii) the assumption of all Assumed Liabilities (as defined in the Reorganization Agreement) of the Acquired Fund by the Acquiring Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders (as defined in the Reorganization Agreement) as part of the complete liquidation of the Acquired Fund (the “Reorganization”). ..

STATEMENT OF ADDITIONAL INFORMATION

DATED June 30, 2026

OPPORTUNISTIC CREDIT INTERVAL FUND

650 Madison Avenue, 3rd Floor
New York, NY 10022
(212) 891-2880

Transfer of Assets and Assumption of Liabilities of:

Yieldstreet Alternative Income Fund Inc.

By and in Exchange for Class I Common Shares of Beneficial Interest of:

Opportunistic Credit Interval Fund

This Statement of Additional Information (“SAI”) relates specifically to the proposed transfer of the assets and assumption of the liabilities of the Yieldstreet Alternative Income Fund Inc. (the “Acquired Fund”) by and in exchange for Class I common shares of beneficial interest of the Opportunistic Credit Interval Fund (the “Acquiring Fund”).

This SAI, which is not a prospectus, supplements and should be read in conjunction with the Proxy Statement/Prospectus dated June 30 2026 (the “Proxy Statement/Prospectus”) relating specifically to the Special Meeting of Shareholders of the Acquired Fund to be held on July 31, 2026.

Copies of the Proxy Statement/Prospectus may be obtained at no charge by writing to the Acquiring Fund at 650 Madison Avenue, 3rd Floor, New York, NY 10022, or by calling (833) 404-4103 or from www.opportunisticcreditintervalfund.com. You may also obtain a copy of the proxy statement/prospectus on the website of the SEC (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings assigned to them in the Proxy Statement/Prospectus.

General Information

This SAI relates specifically to the proposed reorganization of the Acquired Fund into the Acquiring Fund. In connection with the Special Meeting of Shareholders of the Acquired Fund to be held on July 31, 2026 (the “Meeting”), shareholders of the Acquired Fund will be asked to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) providing for (i) the transfer of all of the Assets (as defined in the Reorganization Agreement) of the Acquired Fund to the Acquiring Fund in exchange for Consideration (as defined in the Reorganization Agreement) which shall be comprised of newly issued Class I common shares of beneficial interest of the Acquiring Fund, no par value (the “Acquiring Fund Shares”), (ii) the assumption of all Assumed Liabilities (as defined in the Reorganization Agreement) of the Acquired Fund by the Acquiring Fund, and (iii) the distribution of the Acquiring Fund Shares to the Acquired Fund shareholders (as defined in the Reorganization Agreement) as part of the complete liquidation of the Acquired Fund (the “Reorganization”).

Additional information regarding the proposed Reorganization is included in the Proxy Statement/Prospectus relating to the Meeting and in the documents, listed below, that are incorporated by reference into this SAI.

Supplemental Financial Information

The Acquiring Fund shall be the corporate survivor and the accounting and performance survivor of the Reorganization.

A table showing the fees and expenses of the Acquiring Fund and Acquired Fund and the fees and expenses of the Acquiring Fund on a pro forma basis after giving effect to the proposed Reorganization is included in the section titled “COMPARISON OF THE FUNDS - Fees and Expenses” of the Proxy Statement/Prospectus.

The Reorganization is not expected to result in a material change to the Acquired Fund’s investment portfolio due to the investment restrictions of the Acquiring Fund.  Accordingly, a schedule of investments of the Acquired Fund modified to reflect such change is not included.

Additionally, there are no material differences in accounting policies of the Acquired Fund as compared to those of the Acquiring Fund.

The Reorganization will be accounted for under the asset acquisition method of accounting under ASC 805-50. Under ASC 805-50-25-2, the entity that receives the net assets initially recognizes the assets and liabilities transferred at the date of transfer (i.e., the fair value of the assets acquired). Under ASC 805-50-30-3, the cost of a group of assets acquired in an asset acquisition is allocated to individual assets acquired or liabilities assumed based on their relative fair values and does not give rise to goodwill. There is no anticipated day one gain or loss. Any direct transaction costs associated with the transfer of the assets will be capitalized as a component of the costs of the assets acquired allocated on relative fair value basis. For purposes of measuring realized and unrealized gain or loss presented in the Acquiring Fund’s financial statements, the Acquiring Fund intends to carry forward the historical cost basis of the assets and liabilities transferred to the Acquiring Fund in the Reorganization in order to more closely align the subsequent reporting of realized gains by the Combined Fund with tax-basis gains distributable to stockholders.

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Incorporation by Reference of Documents into the SAI

The Acquiring Fund is permitted to “incorporate by reference” into this SAI certain information that it and the Acquired Fund file with the SEC, which means that the Acquiring Fund and Acquired Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this SAI. This SAI incorporates by reference the following documents, which have each been filed with the Securities and Exchange Commission and will be sent to any shareholder requesting this SAI:

ACQUIRING FUND

1.	Statement of Additional Information dated January 28, 2026, for the Acquiring Fund (filed via EDGAR on January 28, 2026, Accession No. 0001398344-26-001494); and

2.	The audited financial statements and related report of the independent registered public accounting firm included in the Acquiring Fund’s N-CSR for the fiscal year ended September 30, 2025 (filed via EDGAR on December 5, 2025, Accession No. 0001398344-25-022053).

3.	The unaudited financial statements included in the Acquiring Fund’s N-CSR for the fiscal period ended March 31, 2026 (filed via EDGAR on June 9, 2026, Accession No. 0001398344-26-010621).

ACQUIRED FUND

4.	Statement of Additional Information dated April 30, 2026, for the Acquired Fund (filed via EDGAR on April 29, 2025, Accession No. 0001104659-26-053168);

5.	Supplement dated April 30, 2026 to the Acquired Fund Prospectus and Statement of Additional Information (filed via EDGAR on April 30, 2026, Accession No. 0001104659-26-053180);

6.	The audited financial statements and related report of the independent public accounting firm included in the Acquired Fund’s N-CSR for the fiscal year ended December 31, 2025 (filed via EDGAR on March 11, 2026, Accession No. 0001104659-26-026190).

Additional Information

The Proxy Statement/Prospectus and this SAI do not contain all of the information set forth in the registration statement of which this SAI forms a part, including any exhibits and schedules thereto. For further information with respect to the Fund and the common shares, reference is made to the Fund’s registration statement. Statements contained in the Proxy Statement/Prospectus and this SAI as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. Copies of the registration statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

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